UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Raytheon Technologies

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Notice of 2021 Annual Meeting of Shareowners and Proxy Statement

About Our New Company

By combining United Technologies Corporation’s aerospace businesses and Raytheon Company to form Raytheon Technologies—a leader in aerospace and defense—we’ve established a new industry standard.

We have merged our advanced technology platforms, state-of-the-art research and development capabilities, our product portfolios and our highly skilled workforces.

Our teams have the expertise and ingenuity to meet our customers’ most pressing challenges and fulfill our vision for a safer, more connected world.

By the Numbers

181,000	46,000+

employees	patents

60,000+	180+ years

engineers and scientists	of combined innovation and industry leadership

Our history of industry-changing accomplishments is just the starting point as we continue to define the future of aerospace and defense.

We draw on more than 180 years of experience in aerospace and defense, with a legacy of innovation that includes the first airborne radio, the aircraft engine that powered the Golden Age of Flight, the megatron that revolutionized radar and helped the Allies win World War II, the navigation to the Moon and the first transmission from its surface, the first email, the first satellite photo, the first GPS signal and the highest resolution image of Earth ever captured.

First steps on the Moon Photo: NASA

March 12, 2021

Notice of 2021 Annual Meeting of Shareowners

2021 ANNUAL MEETING OF SHAREOWNERS TO BE HELD VIRTUALLY:

Due to on-going health concerns related to the COVID-19 pandemic, our 2021 Annual Meeting will be held solely by remote communication via the internet at: www.virtualshareholdermeeting.com/RTX2021

DATE AND TIME:

April 26, 2021

8:00 a.m. Eastern Time

Your vote is very important. Please submit your proxy card or voting instructions form as soon as possible.

Who may vote:

If you owned shares of RTX Common Stock at the close of business on March 2, 2021, you are entitled to receive this Notice of the 2021 Annual Meeting and to vote at the meeting, either during the virtual meeting or by proxy.

How to attend:

To be admitted to the 2021 Annual Meeting via the website, enter the 16-digit voting control number found on your proxy card, voting instruction form, notice of internet availability of proxy materials, or email notification. You can find detailed instructions on pages 107-108 of this Proxy Statement.

Please review this Proxy Statement and vote in one of the four ways described here under “Voting Methods Available to You.”

By Order of the Board of Directors.

Dana Ng

Corporate Vice President & Secretary

AGENDA

1	Election of the Fourteen Director Nominees Listed in this Proxy Statement

2	Advisory Vote to Approve Executive Compensation

3	Appoint PricewaterhouseCoopers LLP to Serve as Independent Auditor for 2021

4	Approve the Raytheon Technologies Corporation Executive Annual Incentive Plan

5	Approve an Amendment to the Raytheon Technologies Corporation 2018 Long-Term Incentive Plan

6	Shareowner Proposal to Amend Proxy Access Bylaw

7	Other Business, if Properly Presented

VOTING METHODS AVAILABLE TO YOU

The Internet Visit the website identified in your proxy card, voting instruction form or electronic communications.

By Telephone Call the telephone number identified in your proxy card, voting instruction form or electronic communications.

By Mail Sign, date and return your proxy card or voting instruction form in the enclosed envelope.

During the Meeting Attend the 2021 Annual Meeting online. See pages 107-108 for instructions on how to attend and vote online.

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    i

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareowners to be held on April 26, 2021. This Notice of the 2021 Annual Meeting of Shareowners and Proxy Statement, as well as RTX’s 2020 Annual Report are available free of charge at www.proxyvote.com or at www.rtx.com/proxy. References in either document to our website are for the convenience of readers, and information available at or through our website is not a part of nor is it incorporated by reference in the Proxy Statement or Annual Report.

The Board of Directors of Raytheon Technologies Corporation (“RTX,” the “Company” or the “Corporation”) is soliciting proxies to be voted at our 2021 Annual Meeting of Shareowners on April 26, 2021, and at any postponed or reconvened meeting. We expect that the Proxy materials or a notice of internet availability will be mailed and made available to shareowners beginning on or about March 12, 2021. At the meeting, votes will be taken on the matters listed in the Notice of 2021 Annual Meeting of Shareowners.

ii    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

Proxy Summary

The summary below highlights selected information in this Proxy Statement. Please review the entire Proxy Statement and our 2020 Annual Report before voting your shares.

Annual Meeting Agenda

		Board recommendation	Page numbers
Proposal 1:	Election of Directors	FOR each director nominee	10–20
Proposal 2:	Advisory Vote to Approve Executive Compensation	FOR	40–41
Proposal 3:	Appoint PricewaterhouseCoopers LLP to Serve as Independent Auditor for 2021	FOR	94–95
Proposal 4:	Approve the Raytheon Technologies Corporation Executive Annual Incentive Plan	FOR	96–97
Proposal 5:	Approve an Amendment to the Raytheon Technologies Corporation 2018 Long-Term Incentive Plan	FOR	98–104
Proposal 6:	Shareowner Proposal to Amend Proxy Access Bylaw	AGAINST	105–106

2020 Overview

2020 was a transformational year for our company.

On April 3, 2020, we completed the separation of Carrier and Otis into two separate publicly traded companies (the “Spinoffs”). On the same day, we consummated the largest aerospace and defense merger in history—the “merger of equals” combination of Raytheon Company (“RTN”) and United Technologies Corporation’s (“UTC”) aerospace businesses (the “Merger”)—to form Raytheon Technologies Corporation (“RTX”).

These extraordinary events all occurred against the backdrop of the COVID-19 pandemic, which has had an unprecedented impact on the aerospace industry and driven significant global economic uncertainty.

“The long-term business fundamentals and earnings power of Raytheon Technologies are strong with our balanced portfolio, leading businesses and advanced technologies that combine the best of commercial aerospace and defense.”
Gregory J. Hayes, President & Chief Executive Officer

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    1

PROXY SUMMARY | 2020 OVERVIEW

2020 presented unique challenges for our Board, senior management team and employees; and we met them head-on. We are especially proud of the following achievements:

OUR COMPREHENSIVE COVID-19 RESPONSE

Our first priority is the health and safety of our employees. During the pandemic, we have taken extraordinary measures to protect our workforce, including enabling approximately 100,000 employees to work from home and implementing social distancing, testing and deep cleaning protocols at our facilities for our essential employees continuing to work onsite. We also recognized our responsibility to our suppliers, partners and communities. We donated over 1.3 million pieces of personal protective equipment (“PPE”), manufactured 25,000 face shields, and provided crucial assistance to our suppliers through advanced payments and adjusted payment terms. We also donated $5 million to Feeding America and sponsored employee-led events to pack or distribute food for the organization.

PROGRESS IN POST-MERGER INTEGRATION

We believe that the Merger and Spinoffs have created and will continue to create significant shareowner value. RTX is now one of the largest aerospace and defense companies in the world. Our balanced and diversified portfolio of industry-leading commercial aerospace and defense businesses are resilient across business and economic cycles. While the sharp decrease in air travel during the COVID-19 pandemic reduced near-term demand for our commercial aerospace products and services, our defense businesses continue to generate strong earnings, free cash flow and bookings.

We made substantial progress in 2020 on the integration of the Merger—from aligning our culture and values, to harmonizing processes and systems. We achieved a total of $240 million in combined cost synergies and remain on track to achieve our goal of $1 billion of annual gross run-rate cost synergies within four years of the Merger. We also remain on track to achieve our $600 million annual gross run-rate cost synergy goal for the Rockwell Collins acquisition, with $470 million total synergies captured since the November 2018 acquisition. We are also excited by our pipeline of significant technology and revenue synergy opportunities, as we leverage the collaboration among our more than 60,000 engineers and scientists, and our cutting-edge technologies in areas such as safer, more connected flight, smarter defense systems and intelligent space technologies.

COMMITMENT TO DIVERSITY, EQUITY AND INCLUSION

In 2020, we reaffirmed our commitment to diversity, equity and inclusion (“DE&I”). We believe that by bringing people of different backgrounds and experiences together, we foster broad perspectives and the creative problem-solving required to generate innovative solutions for our customers. To advance this long-standing commitment, we rolled out an enterprise-wide, long-term plan built on four key Pillars for Action: public policy, workforce diversity, community engagement and supplier diversity. And to drive greater management accountability in these areas, we have incorporated DE&I objectives into our 2021 executive annual incentive program, along with environmental sustainability and safety objectives.

COST REDUCTIONS AND CASH CONSERVATION

In response to COVID-19, our team worked together to manage the impacts of the pandemic on our businesses. We achieved more than $2 billion in cost reductions and $4.7 billion in cash savings, which exceeded our goal of $4 billion. We continue to look for ways to further improve our cost structure and increase productivity through greater automation, manufacturing facility efficiency and real estate footprint reductions across the enterprise. We believe these actions will position us for strong growth and greater market share during the expected recovery and beyond.

To learn more about our commitment to corporate responsibility—including how we are working to promote employee well-being; diversity, equity and inclusion; and our environmental sustainability and community service initiatives—see pages 30-35. For information on the new Corporate Responsibility Scorecard in our 2021 executive annual incentive program, see page 53.

2    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

PROXY SUMMARY | PERFORMANCE HIGHLIGHTS

Performance Highlights(1)

In 2020, we exceeded all key financial measures in our post-Merger operating plan, including sales, net income and diluted earnings per share (all on a non-GAAP and a continuing operations basis). We also achieved better-than-expected free cash flow for the year driven by our cost reduction, cash conservation and cash collection efforts. In spite of the challenges of 2020, we performed well, taking significant actions to address these rapidly evolving challenges while also positioning the Company for accelerated growth in the coming years.

Our defense businesses helped offset the impact the COVID-19 pandemic had on our commercial aerospace businesses. Raytheon Intelligence & Space (“RI&S”) and Raytheon Missiles & Defense (“RMD”) had solid financial results in 2020, as demonstrated by their robust backlogs as of year-end of $18.7 billion and $29.6 billion, respectively. RI&S reported post-Merger operating profit of $1.0 billion, and RMD achieved operating profit of $890 million (GAAP) and $1.4 billion (non-GAAP). RI&S and RMD are well-positioned for continued growth across their franchises both domestically and internationally. Collins Aerospace and Pratt & Whitney’s defense sales also continued to be very strong in 2020 with organic defense sales growing 9% and 13%, respectively. We believe our defense and military businesses are resilient and strongly aligned with the U.S. National Defense Strategy’s priorities.

Our commercial aerospace businesses took significant actions to “right size” their businesses while meeting their commitments and focusing on future growth opportunities. Pratt & Whitney continued to deliver Geared Turbofan (“GTF”) engines, which now power more than 900 aircraft across 50 airlines around the world and reached over 7.6 million engine revenue hours. We estimate that GTF engines have collectively saved customers over 400 million gallons of fuel, while avoiding over 3.8 million metric tonnes of carbon emissions. Collins Aerospace was at the forefront of efforts to make the airline boarding and in-flight experience healthier and more efficient during the COVID-19 pandemic. This includes Collins Aerospace’s airport biometric technology for self-service kiosks and boarding gates that minimize physical contact, and its new enhanced sanitation measures that can be used with existing products, and technologies to facilitate touchless experiences onboard.

We continued to execute a disciplined capital allocation strategy to optimize our financial resources and focused on maintaining a solid balance sheet and retaining ample liquidity to support our needs. While we had originally anticipated returning more capital to our shareowners in 2020, we continued our 84-year tradition of paying a dividend to shareowners, even in the midst of a pandemic. We remain committed to our goal of returning significant capital to our shareowners over the four years following the Merger.

Other highlights include:

•	The divestitures of military GPS, airborne radio and space ISR businesses in connection with the Merger in 2020, as well as the divestiture of our Forcepoint business, which closed in January 2021, resulting in combined net proceeds of over $3 billion.
•	Our continued investments in key technologies and innovation for both our defense and aerospace businesses, as demonstrated by our company- and customer-funded research and development expenditures of $6.7 billion. We also acquired Blue Canyon Technologies, a leading provider of small satellites and spacecraft systems components, a key market for our RI&S business. We believe these strategic investments will enable us to deliver a broader range of solutions to support our customers.

(1)	See Appendix A on pages 117-118 for more information regarding non-GAAP financial measures.
(2)	Reflects continuing operations for the legacy UTC businesses for full-year 2020 and legacy RTN results from April 3, 2020 (the Merger date) through December 31, 2020.
(3)	GAAP cash flow is cash flow from operating activities of continuing operations, while non-GAAP cash flow is free cash flow from continuing operations.

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    3

PROXY SUMMARY | EXECUTIVE COMPENSATION OVERVIEW

Executive Compensation Overview

HOW THE EVENTS OF 2020 AFFECTED PAYOUTS AND AWARDS

With the Spinoffs of Carrier and Otis and the Merger of UTC and RTN, 2020 marked a significant transformation of our business portfolio. This, coupled with the unpredictable economic environment resulting from the COVID-19 pandemic, led the Compensation Committee of the Board of Directors (the “Committee”) to temporarily change the design of our executive compensation programs for 2020.

These changes to our program were made to accommodate the unique challenges associated with these extraordinary events, and do not reflect permanent structural changes to our compensation philosophy. As we move towards a fully integrated Raytheon Technologies, the Committee will ensure that our executive compensation program aligns with our ultimate goal of rewarding strong financial performance and strategic leadership that drives long-term, sustainable shareowner value. This goal underlies the design decisions made by the Committee for 2021 and beyond, as detailed on pages 5-6.

2020 Base Salary

In connection with the COVID-19 pandemic, merit increases for legacy UTC employees (which would have been effective in April 2020) were cancelled; and the Company instituted a temporary 10% pay reduction for all Corporate, Pratt & Whitney and Collins Aerospace employees for the period between June and December 2020. At the request of our President & CEO, Mr. Gregory J. Hayes, and our Executive Chairman, Mr. Thomas A. Kennedy, the Committee reduced their base salaries for the same period by 20%.

2020 Annual Incentive Awards

Prior to the Merger. The compensation committees of the Boards of both legacy UTC and RTN set performance goals for the first quarter of 2020 under each company’s annual incentive program. Performance results for this quarter were measured relative to these goals, and a pre-Merger performance factor was then used to fund 25% of the annual incentive pool for 2020 for each company’s legacy employees.

Following the Merger. The Committee established performance goals and corresponding funding levels for the combined company for the remainder of 2020. In setting the design and performance goals following the Merger, the Committee considered the unpredictable and challenging environment due to the unprecedented impact of COVID-19 on the aerospace industry, and took the following actions:

•	Incorporated the COVID-19 pandemic’s expected impact in establishing performance goals for Collins Aerospace, Pratt & Whitney and Corporate, aligning these goals with the post-Merger operating plan of the Company.
•	To balance performance goals that incorporated the pandemic’s impact, the Committee also reduced funding levels for Collins Aerospace, Pratt & Whitney and Corporate so that the achievement of threshold-, target-, and maximum-level performance would generate lower payouts. Funding for achieving target-level performance was set at 75% of target instead of 100%. Funding for threshold-level performance was reduced from 50% to 25% of target, while funding for maximum-level performance decreased from 200% to 125% of target. Funding levels for our RI&S and RMD businesses remained unchanged.
•	To underscore the importance of cash generation for the Company during the pandemic, the Committee also increased the weighting of the free cash flow metric from 40% prior to the Merger to 60% and decreased the earnings metric weighting from 60% to 40% for all businesses.

The Committee believes these design adjustments appropriately balanced the impact of the pandemic and the need to continue leadership’s focus on the successful integration of the two legacy companies.

2020 Results. The Committee used its discretionary authority to reduce the calculated Corporate annual incentive performance factors of 129% for legacy UTC executives and 132% for legacy RTN executives to a factor of 100% of target. At the time the post-Merger performance goals were set, the unprecedented uncertainty surrounding the impact of COVID-19 on the Company and the broader aerospace industry made setting realistic, yet challenging, performance goals extremely difficult.

Given the challenges in target setting, the Committee believes this reduction effectively balanced the impact COVID-19 has had on our Company and shareowners, while recognizing the substantial and important work that has been done to ensure the successful execution of the Spinoffs and Merger, and continued progress on integration activities. Further, in light of the impact the pandemic has had on our employees, shareowners and communities, our CEO Mr. Hayes requested that the Committee further reduce his annual incentive award to approximately 81% of target and consider donating the forgone amount ($600,000) to charities impacted by COVID-19.

For additional details, please see the “Annual Incentive Awards” section on pages 48-53.

4    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

PROXY SUMMARY | EXECUTIVE COMPENSATION OVERVIEW

2020 Long-Term Incentives (“LTI”)

The legacy UTC Compensation Committee could not follow its usual practice of setting three-year performance goals for Performance Share Units (“PSUs”) in early 2020 due to the structural changes to our business that would occur upon the Spinoffs and Merger a few months later. As a result, the 2020 LTI awards granted in February 2020 to our legacy UTC Named Executive Officers (“NEOs”) did not include PSUs and instead consisted of Stock Appreciation Rights (“SARs”) and Restricted Stock Units (“RSUs”), each weighted at 50%. As detailed on pages 6 and 56, the Committee returned to granting PSUs in 2021.

2020 PAY DECISIONS

In making annual pay decisions, the Committee employs a measure called “total direct compensation,” which includes base salary, annual and long-term incentives. Total direct compensation reflects how an executive’s pay relates to the Committee’s assessment of Company, business unit and individual performance for the year. For this reason, 2020 total direct compensation includes the LTI grant values approved by the Committee in February 2021 (which were based on its assessment of 2020 performance) rather than the February 2020 LTI award values shown in the Summary Compensation Table on page 71 (which were based on 2019 performance and the accounting grant value at the time). Importantly, while total direct compensation provides a useful picture of the Committee’s 2020 pay decisions, the actual value an executive earns from LTI awards will ultimately depend on the Company’s stock price and future performance against pre-established goals. Additional details on how we define total direct compensation can be found on page 58.

The following chart shows the 2020 total direct compensation for each of our NEOs who remained employed by the Company at the end of 2020.

2020 NEO TOTAL DIRECT COMPENSATION

	Base Salary ($K)(1)	Annual Incentive ($K)	LTI ($K)(2)	Total ($K)
Gregory J. Hayes	$1,600	$2,500	$14,500	$18,600
Anthony F. O’Brien III	$900	$1,000	$4,000	$5,900
Robert K. Ortberg	$1,210	$1,600	$0(3)	$2,810
Michael R. Dumais	$850	$900	$3,500	$5,250
Stephen J. Timm	$675	$600	$3,500	$4,775
Neil G. Mitchill, Jr.	$650	$500	$1,500	$2,650
(1)	Reflects the base salary in effect for each NEO as of December 31, 2020. Values above differ from those in the Summary Compensation Table on page 71, since they do not reflect the temporary pay reduction associated with the COVID-19 pandemic and mid-year salary adjustments (if any).
(2)	Reflects values approved by the Committee for the LTI award granted on February 8, 2021. These values differ from the values that will be reported in the Summary Compensation Table in 2022, which will be calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation.
(3)	Mr. Ortberg retired as an employee of the Company on February 28, 2021, and therefore, did not receive an LTI award in February 2021. He remains on the RTX Board of Directors.

COMPENSATION DESIGN FOR 2021 AND BEYOND

Since the close of the Spinoffs and Merger in April, the Committee has begun its evaluation of the design of the legacy companies’ programs and has already made some modifications that are effective for 2021 and beyond, as detailed in the chart on the next page. We expect, however, that full integration of our programs will take multiple years; and as a result, our NEOs will continue to participate in some of their legacy company’s programs until integration is complete.

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    5

PROXY SUMMARY | GOVERNANCE AND BOARD OVERVIEW

WHAT WE CHANGED	WHY WE CHANGED IT

We added a Corporate Responsibility Scorecard to our annual incentive program.

Beginning in 2021, our annual incentive program incorporates a scorecard with objectives within two categories: “People & Culture” and “Sustainability & Safety.” Each scorecard category will be weighted at 10%, with our financial metrics – earnings and free cash flow (“FCF”) – each weighted at 40%.

RTX is committed to building a company that embraces diversity, equity and inclusion, where employees can be themselves and share ideas openly. We also believe that our operations should not compromise the environmental or economic health of future generations. The Committee believes that incorporating these objectives into our annual incentive awards will advance our efforts in these important areas of focus for the Company.

We adopted a balanced annual incentive funding formula for our business unit executives.

Beginning in 2021, funding for business unit executives will be based 50% on business unit performance and 50% on RTX’s overall performance.

The Committee believes that giving equal weight to business unit and Company-wide metrics effectively balances our goals of delivering on customer commitments while also promoting collaboration and the leveraging of expertise and resources across the Company to advance technology synergies and innovation.

We rebalanced our portfolio of LTI vehicles and increased the portion we deliver in PSUs.

Beginning with the 2021 grants, senior officers received annual LTI awards as a mix of Performance Share Units (60%), Stock Appreciation Rights (20%), and Restricted Stock Units (20%). This new mix increases the total portion of LTI we have historically delivered in PSUs from 50% to 60%.

The Committee believes in a market-competitive, balanced approach to long-term incentives. Each component of our program serves a specific objective with an overall goal of ensuring effectiveness in all operating environments:

•   PSUs encourage the achievement of important financial goals and align payouts with the shareowner experience

•   SARs motivate decision-making that drives share price appreciation

•   RSUs enhance our ability to retain talent, and mitigate the impact of short-term volatility on the effectiveness of other LTI vehicles

We changed the performance metrics used in our PSUs.

Beginning with the 2021 grants, we now use two relative total shareowner return (“TSR”) metrics in our PSU awards—TSR vs. the S&P 500 companies, and TSR vs. aerospace and defense peers, with each metric weighted at 25%. Our other PSU metrics – earnings per share (“EPS”) and return on invested capital (“ROIC”) – are also each weighted at 25%.	Since we now operate solely within the aerospace and defense industry, the Committee finds it appropriate to evaluate our TSR performance relative to our industry peers, as well as to the broader S&P 500 companies.

We modified the performance period for the EPS and ROIC goals and increased the portion of our 2021 PSUs that vest subject to TSR performance.

Our 2021 PSUs have one-year EPS and ROIC goals, followed by a two-year, time-based vesting period. Relative TSR performance vs. the aerospace and defense peers and the S&P 500 companies will maintain a three-year performance period. To balance this change to our EPS and ROIC goals, the Committee increased the total portion of our PSUs vesting subject to TSR performance from 30% to 50%.

The economic environment caused by the COVID-19 pandemic made setting long-term financial performance goals in early 2021 challenging, especially given the impact on the aerospace industry and the uncertainty around the timing of the expected recovery of commercial aviation. The Committee therefore believes this change was appropriate to avoid potential compensation windfalls or deficits attributable to the uncertain operating environment. The Committee intends to revert back to three-year financial performance goals in 2022 once setting long-term goals becomes more viable, and revisit weightings of the metrics to ensure continued alignment with our long-term strategic plan.

We enhanced our Clawback Policy.

We enhanced our Clawback Policy to enable the Company to recoup annual and long-term incentive awards in the event of a financial restatement when there is no misconduct involved.

Over the years, the Committee has strengthened our Clawback Policy several times in response to shareowner feedback and to ensure it continues to meet the evolving needs of the Company. However, prior to the Merger, the Company could recoup compensation in the event of a financial restatement only when misconduct was involved. The Committee believes the enhanced Clawback Policy will help align executives and shareowners and promote continued prudent financial management.

See Appendix B on pages 119-120 for definitions of the financial metrics referenced in this chart.

Governance and Board Overview

RTX is committed to sound corporate governance practices that promote high standards of oversight, accountability, integrity and ethics and enhance long-term shareowner value. Major elements of our governance profile are summarized below. For more detail, see pages 21-29.

6    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

PROXY SUMMARY | GOVERNANCE AND BOARD OVERVIEW

GOVERNANCE STRUCTURE FOLLOWING THE MERGER

•	The composition of the Board reflects the “merger of equals” transaction through which RTX was formed. The current seven UTC continuing directors and seven RTN continuing directors have a wide range of skills and expertise, and together they provide crucial insights, advice and independent oversight. Eleven of our fourteen directors are independent, including all members of the Audit, Governance and Public Policy, and Compensation Committees. The terms of the Merger transaction, as approved by shareowners, also established an equal balance between UTC continuing directors and RTN continuing directors in the composition and leadership of the five standing committees of the Board. The Board expects to fill the vacancy created by the January 22, 2021 resignation of Lloyd J. Austin III, a former UTC continuing director. For more information, see “Board Composition After the Merger” on page 12.
•	Under the leadership structure of the Board established in connection with the Merger, Mr. Kennedy serves as the Executive Chairman, Mr. Hayes serves as the Chief Executive Officer, and Mr. Paliwal serves as the independent Lead Director with a robust set of responsibilities set forth in our Corporate Governance Guidelines. The Board believes this leadership structure represents an appropriate balance of roles during the transitional period following the Merger.

Governance Highlights

•	In 2020, the Board approved a new RTX Code of Conduct, building on the legacy companies’ codes and emphasizing integrity in business conduct, respect for human rights, and the means to raise concerns without fear of reprisal.
•	The Board also strengthened the Governance Guidelines by adopting certain legacy RTN governance practices. These included limiting directors to serving on four public company boards, including RTX (or two boards if the director is an executive officer of a public company); updating processes for review and approval of directors’ outside engagements and directorships; and enhancing practices related to director refreshment and development.
•	In addition, the Board created a new Special Activities Committee to provide oversight of RTX’s classified business, critical technologies, and cybersecurity risks, which are key areas of focus for RTX following the Merger.

GOVERNANCE BEST PRACTICES

•	Annual election of all directors
•	Majority voting for directors in uncontested elections
•	Limits on outside public company board service
•	Robust Lead Director role with explicit responsibilities
•	Annual Board evaluation of CEO and Executive Chair performance
•	Proxy access
•	Shareowners can act by written consent
•	Shareowners holding 15% of voting stock can call special meetings
•	Independent directors meet regularly without management
•	Regular Board review of strategic direction and priorities
•	Regular Board review of significant risks, including cybersecurity risks
•	Regular Board review of government relations activities
•	Annual advisory vote on executive compensation
•	Rigorous share ownership requirements for directors and senior management
•	No hedging, short sales or pledging of RTX securities
•	Robust Clawback Policy
•	Annual Board, committee and director evaluations
•	Planning for Board leadership succession
•	Periodic review of continued tenure of directors based on Board composition and needs
•	Active and ongoing shareowner engagement

BOARD ENGAGEMENT

98%	99%	100%	100%

overall attendance by directors at the 8 Board meetings during 2020	overall attendance by directors at Committee meetings during 2020	overall attendance by directors at Board and Committee meetings in 2020 following the Merger	overall attendance by directors at the 2020 Annual Meeting

In addition to formal Board and committee meetings, our directors also participated in numerous briefings and reviews after the Merger to help the directors who had served on one legacy company’s board gain a deeper understanding of the other legacy company’s businesses and strategic focus.

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    7

PROXY SUMMARY | GOVERNANCE AND BOARD OVERVIEW

BOARD NOMINEES

			Skills and Expertise
	Director Since*	Other Public Boards	Financial	Government	International	Experience in Industry	Risk Management/ Oversight	Senior Leadership	Technology and Innovation
TRACY A. ATKINSON Retired Executive Vice President & Chief Administrative Officer, State Street Corporation	2020 (2014)	2	■				■	■
GREGORY J. HAYES President & Chief Executive Officer, Raytheon Technologies Corporation	2014	0	■		■	■	■	■
THOMAS A. KENNEDY Executive Chairman, Raytheon Technologies Corporation	2020 (2014)	0			■	■	■	■	■
MARSHALL O. LARSEN Retired Chairman, President & Chief Executive Officer, Goodrich Corporation	2012	2	■		■	■	■	■
GEORGE R. OLIVER Chairman & Chief Executive Officer, Johnson Controls International plc	2020 (2013)	1			■	■	■	■	■
ROBERT K. (KELLY) ORTBERG Retired Chairman, President & Chief Executive Officer, Rockwell Collins, Inc.	2020	1			■	■	■	■	■
MARGARET L. O’SULLIVAN Professor, Harvard University Kennedy School	2017	0		■	■		■	■
DINESH C. PALIWAL Retired Chairman, President & Chief Executive Officer, Harman International Inc.	2020 (2016)	2			■		■	■	■
ELLEN M. PAWLIKOWSKI General U.S. Air Force (Retired) and Former Commander, Air Force Materiel Command	2020 (2018)	1		■	■	■	■	■	■
DENISE L. RAMOS Retired Chief Executive Officer & President, ITT, Inc.	2018	2	■		■	■	■	■
FREDRIC G. REYNOLDS Retired Executive Vice President & Chief Financial Officer, CBS Corporation	2016	2	■		■		■	■
BRIAN C. ROGERS Retired Chairman, T. Rowe Price Group, Inc.	2016	1	■				■	■
JAMES A. WINNEFELD, JR. Admiral U.S. Navy (Retired) and Former Vice Chairman of the Joint Chiefs of Staff	2020 (2017)	1		■	■	■	■	■	■
ROBERT O. WORK Retired Deputy Secretary of Defense, U.S. Department of Defense	2020 (2017)	0		■	■	■	■	■	■
*	For the former RTN directors who became members of the Company’s board of directors upon the Merger closing on April 3, 2020, the start of their service as RTN directors is indicated in parentheses.

8    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

PROXY SUMMARY | GOVERNANCE AND BOARD OVERVIEW

NOMINEE HIGHLIGHTS

CORPORATE RESPONSIBILITY AND SHAREOWNER ENGAGEMENT

Through transformative investments, we are committed to dedicating resources and talent to help meet the needs of our communities and to build a better future together. We demonstrated this commitment by taking on significant challenges in 2020 and making a difference through our COVID-19 response and DE&I initiatives.

We also believe that regular, transparent and open communication with investors benefits the Company. We seek to engage with our shareowners twice a year: shortly after our Proxy Statement is filed, and again outside of proxy season. These discussions may cover matters such as executive compensation, corporate governance, corporate social responsibility, DE&I and sustainability, among other topics.

In 2020, outside of proxy season, we engaged with investors on sustainability practices and related disclosure, including reporting in conformity with the Sustainability Accounting Standards Board (SASB) framework for our industry. We also engaged separately on RTX’s executive compensation program. Together, these two outreach efforts involved representatives of shareowners holding, in the aggregate, over 35% of our shares.

To learn more about our commitment to corporate responsibility—including how we are working to promote employee well-being, DE&I and sustainability—see pages 30-35.

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    9

Proposal 1: Election of Directors

What am I voting on?	We are seeking your support for the election of the fourteen individuals nominated to serve on the Board of Directors until the 2022 Annual Meeting of Shareowners. Seven nominees are RTN continuing directors who became RTX Board members upon the Merger. The remaining seven are UTC continuing directors. We believe these nominees have the right experience and perspective to guide the combined company, provide effective oversight of our strategy and business plans, and help us realize the benefits of the Merger. These nominees are also well qualified to serve as directors of a large aerospace and defense company that competes in government and commercial markets worldwide. See “Board Composition After the Merger” below for more detail on the composition of our Board.

Criteria for Board Membership

The Board and the Committee on Governance and Public Policy (the “Governance Committee”) believe that there are general attributes all directors must exhibit, and that other key skills and expertise should be represented on the Board as a whole, but not necessarily by each director.

The following attributes are essential for all RTX directors, and we believe that our current directors exhibit these attributes:

•	Objectivity and independence in making informed business decisions
•	Extensive knowledge, experience and judgment
•	Highest integrity
•	Diversity of perspective
•	Willingness to devote the extensive time necessary to fulfill a director’s duties
•	Appreciation for the role of a corporation in society
•	Loyalty to the interests of RTX and its shareowners

While we do not have a formal policy on Board diversity, we believe a director’s ability to contribute to the diversity of perspectives necessary in Board deliberations is an attribute that is critical to the Company’s long-term success.

10    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS  |  CRITERIA FOR BOARD MEMBERSHIP

KEY SKILLS AND EXPERTISE

The Board and the Governance Committee have identified the following skills and expertise as important for effective oversight in light of the Company’s businesses and strategy:

Senior Leadership

Extensive leadership experience with a significant enterprise, resulting in a practical understanding of organizations, processes and strategic planning, along with demonstrated strengths in developing talent, succession planning, and driving change and long-term growth.

International

Experience conducting business or operations outside of the United States or working on international policy and related issues, resulting in international business, political and cultural perspectives and insights that are invaluable to a global company with operations and sales around the world.

Experience in Industry

Experience in the aerospace and defense markets in which RTX operates, whether acquired through service as a senior leader of an organization in those markets or as a government or military customer.

Technology and Innovation

Background in or experience leading organizations focused on research and development, engineering, science, software, cybersecurity or technology, which would benefit the Company as a leader in the development of advanced technologies and innovative solutions.

Financial

Leadership of a financial firm, management of an enterprise’s finance function or P&L responsibility for a large organization, resulting in proficiency in complex financial management, financial reporting processes, capital allocation, capital markets, and mergers and acquisitions—representing the importance we place on accurate financial reporting and robust financial controls and compliance.

Government

Service in senior government or military service roles, which provide constructive insights about how significant government policies and regulations as well as public policy issues may affect our Company and how to respond effectively to those matters.

Risk Management/Oversight

Experience in, and knowledge and understanding of, managing major risk exposures for complex, large organizations, including significant financial, operational, compliance, reputational, strategic, international, political and cybersecurity risks, which are critical to the Board’s important risk oversight role.

The graphic above illustrates the diverse set of key skills and areas of expertise represented on our Board. Each director’s biography on the following pages highlights the three key skills and areas of expertise upon which the Board particularly relies, in addition to describing each director’s significant work experience and service.

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    11

PROPOSAL 1: ELECTION OF DIRECTORS  |  BOARD COMPOSITION AFTER THE MERGER

Board Composition After the Merger

Under the terms of the Merger, our Board must maintain a specified composition for two years following the transaction. Among other purposes, this is designed to ensure that our directors, as a group, have strong experience with both legacy companies and with all aspects of RTX’s transformed portfolio. This structure, as previously approved by our shareowners, is as follows:

Until April 3, 2022, the Board will continue to have 15 members	8 members are UTC continuing directors: Mr. Hayes (our CEO) and seven others designated by the UTC Board at the time of the Merger	7 members are RTN continuing directors: Mr. Kennedy (our Executive Chairman) and six others designated by the RTN board at the time of the Merger

During this period, the above structure can be altered only by the vote of 75% of the full RTX Board, and any vacancy in either category of directors (UTC continuing or RTN continuing) would be filled by an individual proposed by the remaining directors in that category.

The Board currently has 7 UTC continuing directors due to the resignation of Lloyd J. Austin III, effective January 22, 2021, upon his confirmation by the U.S. Senate to serve as the U.S. Secretary of Defense. The Board expects to fill the resulting vacancy with an independent director.

The Board believes its composition is appropriate and that the directors have the experience and perspective to guide the combined company and provide effective oversight of our strategy and business plans as well as the realization of synergies and other benefits of the Merger.

Notwithstanding these requirements, the Governance Committee will continue to regularly review the key skills and expertise that are most important in selecting candidates to serve as directors, taking into account the Company’s operations and the mix of capabilities and experience already represented on the Board.

Nominating Process

The Governance Committee considers candidates who are recommended by directors or shareowners, and who satisfy the qualifications we seek in our directors. A shareowner may recommend a director candidate by writing to the RTX Corporate Secretary (see page 112 for contact information). The Governance Committee also may engage search firms to assist in identifying and evaluating qualified candidates, and to ensure that the Committee is considering a large and diverse pool of potential candidates.

Board Refreshment and Director Tenure and Retirement

To help ensure that the Board reflects an appropriate mix of attributes, experiences, qualifications and skills, the Governance Committee considers director tenure and succession. The Board also relies on its self-evaluation process, including individual director evaluations, to inform its decisions about nomination and refreshment (see page 23 for more detail on the annual self-evaluation process).

The Governance Guidelines and Bylaws do not impose term limits on directors. The Committee believes that RTX benefits from the deep Company knowledge and continuity of longer-tenured directors complemented by the fresh perspectives of newer directors. In 2020, the Board changed the Governance Guidelines to require the Governance Committee to periodically review the tenure of our directors, especially those who have served for 15 or more years.

Our Governance Guidelines require that directors retire at the first annual meeting after they reach age 72, unless the Board makes an exception in light of special circumstances. In 2021, the Board made an exception to the retirement age for Marshall Larsen, who otherwise would be required to retire at the 2021 Annual Meeting. Due to the Board’s significant refreshment efforts over the past few years and the changes to the Board resulting from the Spinoffs and the Merger, the Board believes Mr. Larsen’s extensive aerospace and defense experience and historical knowledge of legacy UTC would continue to serve the Board well for an additional year in its oversight of the combined company.

12    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS  |  NOMINEES

Nominees

The Board, upon the recommendation of the Governance Committee, has nominated for election the fourteen individuals listed in this Proxy Statement. All are current directors of RTX, and seven were elected by the shareowners at the 2020 Annual Meeting. The other seven current directors were legacy RTN directors appointed by the UTC Board, effective upon completion of the Merger, to serve on the Board until the 2021 Annual Meeting.

The Board of Directors unanimously recommends a vote FOR each of the following nominees:

Tracy A. Atkinson
INDEPENDENT DIRECTOR Retired Executive Vice President & Chief Administrative Officer, State Street Corporation	AGE 56 DIRECTOR SINCE 2020 BOARD COMMITTEES Compensation (Chair), Audit, Finance
Key Skills and Expertise FINANCIAL SENIOR LEADERSHIP RISK MANAGEMENT/OVERSIGHT

Qualifications

Ms. Atkinson provides the Board with significant experience in finance, risk management and compliance matters as well as executive leadership experience developed through her senior finance and compliance leadership roles at State Street and MFS Investment Management. She also brings valuable accounting expertise derived from her experience as a Certified Public Accountant and a partner at PricewaterhouseCoopers LLP.

Experience

•	Chief Administrative Officer, State Street Corporation (financial services firm), 2019-2020
•	Executive Vice President & Chief Compliance Officer, State Street Corporation, 2017-2019
•	Executive Vice President, Finance, State Street Corporation, 2010-2017
•	Treasurer, State Street Corporation, 2016-2017
•	Executive Vice President, Chief Compliance Officer, State Street Corporation, 2009-2010
•	Executive Vice President, Chief Compliance Officer, State Street Global Advisors, 2008-2009
•	Senior positions with MFS Investment Management and PricewaterhouseCoopers LLP, 1999-2008

Other Current Directorships

•	United States Steel Corporation, since 2020
•	Affiliated Managers Group, since 2020

Former Public Company Directorships

•	Raytheon Company, 2014-2020

Other Leadership Experience and Service

•	Director and Past President, The Arc of Massachusetts

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    13

PROPOSAL 1: ELECTION OF DIRECTORS  |  NOMINEES

Gregory J. Hayes
President & Chief Executive Officer, Raytheon Technologies Corporation Key Skills and Expertise	AGE 60 DIRECTOR SINCE 2014 COMMITTEES Finance, Special Activities
SENIOR LEADERSHIP FINANCIAL EXPERIENCE IN INDUSTRY

Qualifications

Mr. Hayes has substantial experience in executive leadership, finance, strategic planning, mergers and acquisitions, business development, and global operations and management. He has a deep knowledge of the aerospace and defense industry and the Company’s business, strategy, operations and global markets gained through his CEO and other senior leadership roles at Raytheon Technologies and affiliated companies. He brings a track record of successfully managing complex businesses and developing people. He also provides public company board leadership gained through his service as the Chairman of the UTC Board.

Experience

•	President, Chief Executive Officer and Director, Raytheon Technologies Corporation, since April 2020
•	Chairman & Chief Executive Officer, United Technologies Corporation, 2016-April 2020
•	President, Chief Executive Officer and Director, United Technologies Corporation, 2014-2016
•	Senior Vice President & Chief Financial Officer, United Technologies Corporation, 2008-2014
•	Various senior positions since joining UTC in 1999 through the merger with Sundstrand Corporation, including Vice President, Accounting and Finance, and responsibility for UTC’s Corporate Strategy function

Former Public Company Directorships

•	Nucor Corporation, 2014-2018

Thomas A. Kennedy
Executive Chairman, Raytheon Technologies Corporation	AGE 65 DIRECTOR SINCE 2020 BOARD COMMITTEES Finance, Special Activities
Key Skills and Expertise EXPERIENCE IN INDUSTRY SENIOR LEADERSHIP TECHNOLOGY AND INNOVATION

Qualifications

Mr. Kennedy has substantial defense industry expertise and business experience gained through his CEO and other senior leadership roles at RTN, as well as in-depth knowledge of RTN’s business, technologies, operations and global markets. He brings public company board leadership and governance experience gained through his service as the Chairman of the RTN Board. He also has significant experience in strategic planning, cybersecurity, engineering and technology, and risk management.

Experience

•	Executive Chairman, Raytheon Technologies Corporation, since April 2020
•	Chairman & Chief Executive Officer, Raytheon Company (defense and intelligence systems & services), 2014 to April 2020
•	Executive Vice President and Chief Operating Officer, Raytheon Company, 2013-2014
•	Vice President and President of the Integrated Defense Systems business unit, Raytheon Company, 2010-2013
•	Vice President of the Tactical Airborne Systems product line within the Space and Airborne Systems business unit, Raytheon Company, 2007-2010
•	Various other leadership positions since joining Raytheon Company in 1983

Former Public Company Directorships

•	Raytheon Company, 2014-2020

Other Leadership Experience and Service

•	Board of Trustees, Fidelity Equity and High Income Funds
•	Rutgers University School of Engineering Industry Advisory Board
•	UCLA School of Engineering Advisory Board
•	Massachusetts Institute of Technology Industry Advisory Board

14    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS  |  NOMINEES

Marshall O. Larsen
INDEPENDENT DIRECTOR Retired Chairman, President & Chief Executive Officer, Goodrich Corporation	AGE 72 DIRECTOR SINCE 2012 BOARD COMMITTEES Governance and Public Policy, Finance
Key Skills and Expertise EXPERIENCE IN INDUSTRY SENIOR LEADERSHIP FINANCIAL

Qualifications

Mr. Larsen brings to the Board significant aerospace industry expertise and executive leadership experience developed through his CEO and other senior leadership roles at Goodrich Corporation. He has extensive financial, strategic management and global operational experience. He also brings his experience and insights from his current and past service on boards of other public companies in a range of industries.

Experience

•	Chairman, President & Chief Executive Officer, Goodrich Corporation (aerospace and defense systems & services), 2003-2012
•	President, Chief Operating Officer and Director, Goodrich Corporation, 2002-2003
•	Executive Vice President, Goodrich Corporation, and President & Chief Operating Officer, Goodrich Aerospace, 1995-2002

Other Current Directorships

•	Air Lease Corporation, since 2014
•	Becton, Dickinson and Company, since 2007

Former Public Company Directorships

•	Lowe’s Companies, Inc., 2004-2019

Other Leadership Experience and Service

•	Dean’s Advisory Council, Krannert School of Management, Purdue University

George R. Oliver
INDEPENDENT DIRECTOR Chairman & Chief Executive Officer, Johnson Controls International plc	AGE 60 DIRECTOR SINCE 2020 BOARD COMMITTEES Governance and Public Policy, Finance
Key Skills and Expertise INTERNATIONAL SENIOR LEADERSHIP TECHNOLOGY AND INNOVATION

Qualifications

Mr. Oliver provides the Board with executive leadership and substantial global operational and management experience gained through his CEO and other leadership roles at global industrial and technology companies Johnson Controls, Tyco International and General Electric. He also has significant experience in strategic planning, mergers and acquisitions, finance, risk management and technology.

Experience

•	Chairman of the Board & Chief Executive Officer, Johnson Controls International plc (diversified technology and multi-industrial company), since 2017
•	President & Chief Operating Officer, Johnson Controls International plc, 2016-2017
•	Chief Executive Officer, Tyco International Ltd., 2012-2016
•	President, Tyco International Ltd., 2011-2012
•	President, Tyco Electrical and Metal Products, 2007-2010
•	President, Tyco Safety Products, 2006-2010
•	Various leadership roles of increasing responsibility at several General Electric divisions, culminating as President of GE Water and Process Technologies, until 2006

Other Current Directorships

•	Johnson Controls International plc, since 2016

Former Public Company Directorships

•	Raytheon Company, 2013-2020
•	Tyco International Ltd., 2012-2016

Other Leadership Experience and Service

•	Worcester Polytechnic Institute Board of Trustees
•	Pro Football Hall of Fame Board of Trustees
•	United Way of Greater Milwaukee Board of Directors
•	Metropolitan Milwaukee Association of Commerce Board of Directors
•	Business Roundtable Board of Directors
•	The Greater Milwaukee Committee Board of Directors

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    15

PROPOSAL 1: ELECTION OF DIRECTORS  |  NOMINEES

Robert K. (Kelly) Ortberg
Retired Chairman, President & Chief Executive Officer, Rockwell Collins, Inc.	AGE 60 DIRECTOR SINCE 2020 BOARD COMMITTEES Finance, Special Activities
Key Skills and Expertise EXPERIENCE IN INDUSTRY SENIOR LEADERSHIP TECHNOLOGY AND INNOVATION

Qualifications

Mr. Ortberg has significant aerospace and defense industry expertise and business experience gained through his CEO and other senior leadership roles at Rockwell Collins. Through these roles, he also brings executive leadership, as well as significant experience in global management and operations, engineering, technology and innovation.

Experience

•	Special Advisor to the Office of the CEO, Raytheon Technologies Corporation, 2020-February 2021
•	Chief Executive Officer, Collins Aerospace Systems, United Technologies Corporation, 2018-2020
•	Chairman, President & CEO, Rockwell Collins, Inc. (aerospace and defense systems & services), 2015-2018
•	President & CEO, Rockwell Collins, Inc., 2013-2015
•	President, Rockwell Collins, Inc., 2012-2013
•	Various senior positions since joining Rockwell Collins in 1987

Other Current Directorships

•	Aptiv PLC, since 2018

Former Public Company Directorships

•	Rockwell Collins, Inc., 2013-2018

Other Leadership Experience and Service

•	Chairman, Board of Governors, Aerospace Industries Association
•	Co-Chairman, FIRST® Board of Directors
•	University of Iowa Engineering Advisory Board

Margaret L. O’Sullivan
INDEPENDENT DIRECTOR Professor, Harvard University Kennedy School	AGE 51 DIRECTOR SINCE 2017 BOARD COMMITTEES Governance and Public Policy, Special Activities
Key Skills and Expertise INTERNATIONAL GOVERNMENT RISK MANAGEMENT/OVERSIGHT

Qualifications

Dr. O’Sullivan brings to the Board substantial international public policy, national security and strategic planning experience developed through her numerous leadership positions in the U.S. government, which include service as the Deputy National Security Advisor for Iraq and Afghanistan, and her current role as the Jeane Kirkpatrick Professor of the Practice of International Affairs at Harvard University’s Kennedy School. Through this experience, combined with her advisory roles with numerous public policy and other organizations, she provides critical insights on public policy and security matters as well as international affairs.

Experience

•	Jeane Kirkpatrick Professor of the Practice of International Affairs, Harvard University Kennedy School (higher education), since 2009
•	North America Chair, The Trilateral Commission, since 2018
•	Vice Chair of All Party Talks in Northern Ireland, 2013
•	Director of the Geopolitics of Energy Project, Harvard University Kennedy School, since 2011
•	Lecturer and Senior Fellow, Harvard University Kennedy School, 2008-2009
•	Deputy National Security Advisor for Iraq and Afghanistan, National Security Council, 2005-2007
•	Special Assistant to the President, National Security Council, 2004-2007
•	Deputy Director (Governance), Iraq Coalition Provisional Authority, 2003-2004
•	Principal Advisor to the President’s Special Envoy to the Northern Ireland Peace Process, U.S. Department of State, 2001-2003
•	Fellow, The Brookings Institution, 1997-2001

Other Leadership Experience and Service

•	Board of Directors, The Council on Foreign Relations
•	Board of Trustees, The German Marshall Fund of the United States
•	Board of Trustees, The International Crisis Group
•	Board of Directors, The Mission Continues, a veterans organization
•	International Advisory Board, Linklaters LLP
•	Steering Committee, The Leadership Council for Women in National Security
•	Advisory Board, Columbia University’s Center on Global Energy Policy
•	Advisory Council, George W. Bush Institute Women’s Initiative
•	Advisory Board, Klein and Company
•	Senior Advisor, WestExec Advisors
•	Member of Aspen Strategy Group

16    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS  |  NOMINEES

Dinesh C. Paliwal
INDEPENDENT LEAD DIRECTOR Retired Chairman, President & Chief Executive Officer, Harman International Inc.	AGE 63 DIRECTOR SINCE 2020 BOARD COMMITTEES Governance and Public Policy, Compensation
Key Skills and Expertise TECHNOLOGY AND INNOVATION INTERNATIONAL SENIOR LEADERSHIP

Qualifications

Mr. Paliwal brings to the Board executive leadership experience and global management and operational expertise developed through his CEO and other senior leadership roles at Harman International and the ABB Group and his current and past director roles on the boards of other large, complex global commercial companies. He has significant experience in technology innovation, product development, strategic planning, finance, mergers and acquisitions, and risk management.

Experience

•	President & Chief Executive Officer, Harman International Inc. (connected products and solutions for automakers, consumers and enterprises), 2017-2020
•	Chairman, CEO & President, Harman International (NYSE: HAR), 2007-2017 (Samsung acquired Harman in 2017)
•	President, ABB Ltd. Switzerland, 2006-2007
•	Chairman and CEO, ABB Inc. USA, 2004-2007
•	President, ABB Automation, 2002-2005

Other Current Directorships

•	Nestle S.A., since 2019
•	Bristol-Myers Squibb, since 2013

Former Public Company Directorships

•	Raytheon Company, 2016-2020
•	Harman International Inc., 2007-2017
•	ADT Corporation, 2012-2014
•	Tyco International Ltd., 2010-2012
•	Embarq Corporation (Telecom), 2006-2009
•	ABB India Ltd. 2003-2007

Other Leadership Experience and Service

•	Board of Visitors, Farmer School of Business, Miami University, Ohio
•	Director of the US-India Business Council

Ellen M. Pawlikowski
INDEPENDENT DIRECTOR General, U.S. Air Force (Retired) and Former Commander, Air Force Materiel Command	AGE 64 DIRECTOR SINCE 2020 BOARD COMMITTEES Audit, Special Activities
Key Skills and Expertise GOVERNMENT SENIOR LEADERSHIP EXPERIENCE IN INDUSTRY

Qualifications

General Pawlikowski delivers deep defense industry-specific expertise, senior leadership experience, and understanding of leading-edge science and technology through her extensive military service, including as Commander, U.S. Air Force Materiel Command. She provides the Board with important insights regarding warfighter critical mission needs, advanced weapons systems management, and acquisition and national security policy.

Experience

•	Judge Widney Professor of Systems Architecting and Engineering, University of Southern California (higher education), since 2019
•	Commander, Air Force Materiel Command (military leadership), 2015-2018
•	Various positions of increasing responsibility during a 36-year career in the U.S. Air Force, including Military Deputy for the Assistant
Secretary for Acquisition; Commander/Program Executive Officer, Space and Missile Systems Center; Commander, Air Force Research Laboratory; Deputy Director and Chief Operating Officer, National Reconnaissance Office

Other Current Directorships

•	Intelsat S.A., since 2019
•	Applied Research Associates (non-public)
•	SRI International (non-public)

Former Public Company Directorships

•	Raytheon Company, 2018-2020

Other Leadership Experience and Service

•	Fellow, American Institute of Aeronautics and Astronautics
•	Member, National Academy of Engineers
•	Board of Advisors, National Security Space Association

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    17

PROPOSAL 1: ELECTION OF DIRECTORS  |  NOMINEES

Denise L. Ramos
INDEPENDENT DIRECTOR Retired Chief Executive Officer & President, ITT Inc.	AGE 64 DIRECTOR SINCE 2018 BOARD COMMITTEES Audit, Compensation
Key Skills and Expertise EXPERIENCE IN INDUSTRY SENIOR LEADERSHIP FINANCIAL

Qualifications

Ms. Ramos provides the Board with executive leadership and substantial global operational and management experience gained through her CEO and other leadership roles at ITT Inc. She has extensive financial expertise and experience in strategic planning and mergers and acquisitions, having served as the Chief Financial Officer at ITT and other large global companies. She also brings her experience and insights from her current and past service on boards of other public companies in a range of industries.

Experience

•	Chief Executive Officer & President, ITT Inc. (formerly ITT Corporation—diversified manufacturer), 2011-2018
•	Senior Vice President & Chief Financial Officer, ITT Corporation, 2007-2011
•	Chief Financial Officer, Furniture Brands International (home furnishings), 2005-2007
•	Senior Vice President & Corporate Treasurer, Yum! Brands, Inc., and Chief Financial Officer, KFC Corporation (U.S. Division), 2000-2005

Other Current Directorships

•	Bank of America Corp., since 2019
•	Phillips 66 Company, since 2016

Former Public Company Directorships

•	ITT Inc., 2011-2018
•	Praxair, Inc., 2014-2016

Fredric G. Reynolds
INDEPENDENT DIRECTOR Retired Executive Vice President & Chief Financial Officer, CBS Corporation	AGE 70 DIRECTOR SINCE 2016 BOARD COMMITTEES Audit (Chair), Governance and Public Policy, Compensation
Key Skills and Expertise FINANCIAL RISK MANAGEMENT/OVERSIGHT SENIOR LEADERSHIP

Qualifications

Mr. Reynolds brings to the Board substantial financial and risk management expertise as well as executive leadership and strategic planning experience gained through his Chief Financial Officer and other leadership roles at large global companies CBS, Viacom and PepsiCo. He also brings his experience and insights from his current and past service on boards of other public companies in a range of industries.

Experience

•	Executive Vice President & Chief Financial Officer, CBS Corporation (media), 2005-2009
•	President & Chief Executive Officer, Viacom Television Stations Group (CBS predecessor), 2001-2005
•	Executive Vice President & Chief Financial Officer, Viacom, Inc., 2000-2001
•	Executive Vice President & Chief Financial Officer, Westinghouse Electric Corporation, 1994-2000
•	Various positions at PepsiCo, Inc., 1982-1994

Other Current Directorships

•	Mondelēz International, Inc., since 2007
•	Pinterest, Inc., since 2017
•	MGM Holdings, Inc. (non-public)

Former Public Company Directorships

•	AOL, Inc., 2009-2015
•	Hess Corporation, 2013-2019

18    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS  |  NOMINEES

Brian C. Rogers
INDEPENDENT DIRECTOR Retired Chairman, T. Rowe Price Group, Inc.	AGE 65 DIRECTOR SINCE 2016 BOARD COMMITTEES Finance (Chair), Compensation
Key Skills and Expertise FINANCIAL RISK MANAGEMENT/OVERSIGHT SENIOR LEADERSHIP

Qualifications

Mr. Rogers provides the Board with extensive financial and investment expertise and risk management experience through his Chief Investment Officer and other investment management roles at T. Rowe Price, as well as significant executive leadership and governance experience gained through his service as the Chairman of the Board of T. Rowe Price. Mr. Rogers also provides the Board with important insights into the perspectives of institutional investors.

Experience

•	Chairman of the Board of Directors, T. Rowe Price Group, Inc. (investment management), 2007-2017
•	Chief Investment Officer, T. Rowe Price Group, Inc., 2004-2017
•	Various other senior leadership roles since joining T. Rowe Price Group, Inc., in 1982

Other Current Directorships

•	Lowe’s Companies, Inc., since 2018

Former Public Company Directorships

•	Chairman of the Board (non-executive), T. Rowe Price Group, Inc., 2017-2019

Other Leadership Experience and Service

•	Trustee, Brookings Institution
•	Board of Directors, Harvard Management Company
•	Trustee, Johns Hopkins Medicine

James A. Winnefeld, Jr.
INDEPENDENT DIRECTOR Admiral, U.S. Navy (Retired) and Former Vice Chairman of the Joint Chiefs of Staff	AGE 64 DIRECTOR SINCE 2020 BOARD COMMITTEES Special Activities (Chair), Compensation, Finance
Key Skills and Expertise GOVERNMENT EXPERIENCE IN INDUSTRY RISK MANAGEMENT/OVERSIGHT

Qualifications

Admiral Winnefeld brings extensive senior leadership, strategic planning and management experience developed through his various roles of increasing responsibility in the U.S. military, culminating in his service as the Ninth Vice Chairman of the Joint Chiefs of Staff.

He provides the Board with deep defense industry-specific domain knowledge and expertise in the global security environment and our core defense customers.

Experience

•	Vice Chairman of the Joint Chiefs of Staff (military leadership), 2011-2015
•	Various positions of increasing responsibility during a 37-year career in the U.S. Navy, including Commander, U.S. Northern Command (USNORTHCOM); Commander, North American Aerospace Defense Command (NORAD); Commander, U.S. Sixth Fleet; and Commander, Allied Joint Command Lisbon

Other Current Directorships

•	Molson Coors Beverage Company, since 2020
•	Alliance Laundry Systems LLC (non-public)
•	Cytec Defense Materials (non-public)
•	Enterprise Holdings, Inc. (non-public)

Former Public Company Directorships

•	Raytheon Company, 2017-2020

Other Leadership Experience and Service

•	Board of Advisors, Georgia Institute of Technology
•	Co-founder and Co-chair, SAFE Project

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    19

PROPOSAL 1: ELECTION OF DIRECTORS  |  NOMINEES

Robert O. Work
INDEPENDENT DIRECTOR Retired Deputy Secretary of Defense, U.S. Department of Defense	AGE 68 DIRECTOR SINCE 2020 BOARD COMMITTEES Governance and Public Policy (Chair), Audit, Special Activities
Key Skills and Expertise GOVERNMENT EXPERIENCE IN INDUSTRY RISK MANAGEMENT/OVERSIGHT

Qualifications

Mr. Work provides the Board with significant insight into customer needs acquired through his command, leadership and management positions, including as an officer in the U.S. Marine Corps, Undersecretary of the Navy and Deputy Secretary of Defense. He has broad expertise in global security matters, including in the areas of defense strategy, advanced technologies, international studies and acquisition reform.

Experience

•	U.S. Deputy Secretary of Defense (executive department leadership), 2014-2017
•	Chief Executive Officer, Center for a New American Security, 2013-2014
•	Undersecretary of the U.S. Navy, 2009-2013
•	Positions with the Center for Strategic and Budgetary Assessments: Serving in positions of increasing responsibility from 2002 to 2009, culminating in service as Vice President for Strategic Studies
•	Various positions of increasing responsibility during a 27-year career in the U.S. Marine Corps, including artillery battery commander; battalion commander; Base Commander, Camp Fuji, Japan; and Senior Aide to the Secretary of the Navy

Other Current Directorships

•	BlackLynx (non-public)
•	Hensoldt U.S., Chairman (non-public)
•	System High (non-public)
•	Govini, Chairman (non-public)
•	SparkCognition Government Services, Chairman (non-public)

Former Public Company Directorships

•	Raytheon Company, 2017-2020

Other Leadership Experience and Service

•	Senior Counselor for Defense, Center for a New American Security
•	Consultant, Deloitte (defense practice)
•	Senior Counselor, Telemus Group
•	Senior Fellow, Johns Hopkins Applied Physics Laboratory
•	Visiting Fellow, MITRE Corporation
•	Board of Advisors, U.S. Chamber of Commerce, Defense and Aerospace Export Council
•	Vice Chairman, U.S. National Security Commission on Artificial Intelligence
•	Principal, WestExec Advisors
•	Chair, U.S. Naval Institute Board of Directors
•	Member, Council on Foreign Relations
•	Member, International Institute for Strategic Studies
•	Senior Advisor, Blackstone
•	Senior Advisor, SparkCognition

20    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

Corporate Governance

Our Continuing Commitment to Sound Corporate Governance

RTX is committed to strong corporate governance practices that are designed to maintain high standards of oversight, accountability, integrity and ethics and go beyond legal and regulatory requirements. The Board believes this commitment promotes long-term shareowner value. As a company formed through the “merger of equals” transaction between UTC and RTN, we have governance standards that incorporate the values and leading practices of both legacy companies. This is reflected in strong Board engagement on diversity, equity and inclusion as well as sustainability disclosure, and a commitment to transparent financial reporting and strong internal controls. Our new Code of Conduct and amended Governance Guidelines also reflect these high standards.

The new Code of Conduct, adopted by the Board in 2020, harmonizes the legacy companies’ codes based on RTX’s values of Trust, Respect, Accountability, Collaboration and Innovation. Among other things, it emphasizes conducting our business with integrity, respecting and protecting human rights, and reporting violations without fear of retaliation.

The Board also amended the RTX Governance Guidelines to incorporate the following governance practices of legacy RTN:

•	Stricter overboarding limits: Reflecting its expectations regarding a director’s commitment of time and attention to RTX, the Board lowered the number of public company boards on which a director may serve from five to four (including RTX), and to two for any director who serves as executive officer of a public company.
•	Approval of outside engagements: The Board clarified its approval process for outside directorships and formalized the review of paid consulting/advisory engagements that could potentially raise conflicts of interest for a director.
•	Board refreshment and development: The Board instituted a periodic review of director tenure, with special attention to directors who have served for 15 or more years. It also clarified its practices regarding appropriate attributes and experiences for the role of each committee chair, and made it a goal to rotate committee chairs and members at least every five years.

Elements of the current RTX governance structure, including the composition and leadership of the Board and its committees, were established in connection with the Merger and approved by the respective legacy companies’ shareowners. The Board believes the RTX governance structure is sound and enables it to provide advice, insight and strong independent oversight that will advance the interests of the combined company, our shareowners, and other stakeholders.

We encourage you to visit the Corporate Governance section of our website (www.rtx.com) where you can access information about corporate governance at RTX, including:

• Code of Conduct • Governance Guidelines • Board Committee Charters • Certificate of Incorporation and Bylaws • Director Independence Policy • Clawback Policy

•   Related Person Transactions Policy

•   Information about our Ombuds Program, which allows RTX’s employees and other stakeholders to raise questions confidentially and outside the usual management channels

•   Information about how to communicate concerns to the Board of Directors

Shareowner Engagement

The Board and management believe in transparent and open communication with investors. Over the years, these engagements have improved our corporate governance practices, increased shareowner rights, enhanced the Board’s composition, and improved the design and disclosure of our executive compensation program.

We strive to engage with investors at least twice a year: in the spring, after our Proxy Statement is filed, and in the late summer/fall. Outside of proxy season, we solicit feedback from our largest shareowners on possible changes to our executive compensation program and corporate governance practices. The engagement sessions also include discussions regarding leadership structure and corporate social responsibility, including RTX’s diversity and sustainability initiatives.

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CORPORATE GOVERNANCE  |  BOARD LEADERSHIP STRUCTURE

In the summer and fall of 2020, we engaged with investors on environmental, social and governance (“ESG”) matters with emphasis on sustainability practices and related disclosure, including use of the Sustainability Accounting Standards Board (“SASB”) reporting elements. We also separately engaged with investors on the Company’s executive compensation program. During the course of these outreach efforts, we engaged with representatives of shareowners that hold, in the aggregate, over 35% of our shares.

In 2020, we engaged with institutional investors holding RTX Common Stock representing over 35% of our shares outstanding on ESG and compensation matters.

Board Leadership Structure

The Board believes the current leadership structure, established at the time of the Merger, is the most effective leadership structure for RTX at this time. It provides the appropriate balance among an empowered independent Lead Director with well-defined responsibilities, a CEO with day-to-day management responsibilities, and an Executive Chairman with significant experience and insight to lead the newly-constituted Board and assist the CEO for a transitional period following the Merger.

EXECUTIVE CHAIRMAN AND CEO

In connection with the Merger, Mr. Hayes became the Chief Executive Officer and Mr. Kennedy was appointed to serve as the Executive Chairman for two years from the Merger (April 3, 2022), after which Mr. Hayes will take on the role of Chairman in addition to serving as the CEO. As the Executive Chairman, Mr. Kennedy presides over Board meetings (other than private sessions of the independent directors), collaborates with the CEO and Lead Director to plan and set the agenda for Board meetings, and assists the CEO in, among other things, setting the Company’s long-term strategy.

The Governance Committee regularly reviews our board leadership structure. Under our Corporate Governance Guidelines, the Board does not have a set policy on whether a CEO may also serve as Chairman of the Board. Instead, the Board selects the structure that it believes will provide the most effective leadership and oversight for the Company in the circumstances. In making this decision, the Board considers a range of factors, including: the Company’s operating and financial performance; any recent or anticipated changes in the CEO role; the effectiveness of the processes and structures for Board interaction with and oversight of management; and the importance of maintaining a single voice in leadership communications and Board oversight, both internally and with investors and customers.

LEAD DIRECTOR

The Board has designated Mr. Paliwal to serve as the Lead Director. Until April 3, 2022, the Lead Director must be one of the RTN continuing independent directors (unless 75% of the full RTX Board votes to change this arrangement).

Our Corporate Governance Guidelines set forth the roles and responsibilities of the Lead Director, which are designed to promote strong, independent oversight of RTX’s management and affairs.

•   May call and preside over private sessions of the independent directors

•   Serves as a liaison between the independent directors and the Executive Chairman

•   Engages with significant constituencies, as requested

•   Collaborates with the Executive Chairman and the CEO to plan and set the agenda for Board meetings

•   Oversees the performance evaluation and compensation for our CEO and Executive Chair

•   Facilitates succession planning and management development

•   Works jointly with the Chair of the Governance Committee to lead the Board’s annual self-evaluation process and review any director’s request to accept a new outside directorship or other paid engagement per the Governance Guidelines

•   Authorizes retention of outside advisors and consultants who report to the Board on board-wide issues

RTX’s independent directors meet in private sessions without management. These sessions are held on a regular schedule, and the Lead Director may call extra sessions as needed.

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CORPORATE GOVERNANCE  |  BOARD SELF-EVALUATION

Board Self-Evaluation

The Board appreciates that robust and constructive self-evaluation is an essential element of good corporate governance, Board effectiveness and continuous improvement. To this end, the Board annually evaluates its own performance and the performance of the standing committees and each individual director.

•	The Governance Committee is responsible for and oversees the design and the manner in which the annual self-evaluation is completed.	•	The Lead Director and the Governance Committee Chair jointly lead the self-evaluation process.
The self-evaluation informs the Board’s consideration of:
• Board roles • Board effectiveness and priorities • Committee performance		• Refreshment objectives, including composition and diversity • Succession planning

In 2020, the evaluation process placed a strong emphasis on directors’ views about the functioning of the Board after the Merger and their understanding of the roles of the Executive Chairman, Lead Director and CEO.

In accordance with the self-evaluation process established by the Governance Committee, each of our independent directors conferred with Mr. Paliwal, our Lead Director, or Mr. Work, the Chair of the Governance Committee, to provide feedback and to allow for the candid assessment of peer contributions and performance. Messrs. Paliwal and Work then provided to the full Board a summary of the results of the self-evaluation process, and facilitated a Board discussion about potential areas of improvement and actions that might be taken.

The self-evaluation process has generated improvements in recent years to our corporate governance practices and the Board’s effectiveness, including:

•	Allocating more time to private sessions of the independent directors
•	Restructuring the standing committees and their responsibilities in order to free up additional time at Board meetings for strategy and other discussions
•	Improving the Board’s self-evaluation process itself

Director Orientation and Education

New directors participate in orientation sessions to familiarize them with the roles and responsibilities of the Board, including topics tailored to their committee assignments. They also learn about the Company’s strategy, our business units, our compliance programs, our financial statements, and any significant financial, accounting and risk management issues.

In 2020, after the completion of the Merger and the change in the composition of the Board, we organized numerous briefings and reviews to help the directors that had served with one legacy company gain a deeper understanding of the other legacy company’s businesses and strategic focus. Directors also met and interacted with key executives.

As part of our directors’ continuing education, the Board strives to visit at least one of the Company’s business units each year. This gives directors a first-hand understanding of that unit’s operations, and provides the opportunity to interact with employees and key executives. Unfortunately, because of travel restrictions and employee health and safety considerations arising from the COVID-19 pandemic, the Board did not visit a business unit in 2020. We expect to resume this practice in 2021 as soon as it is safe to do so.

Directors also are encouraged to attend outside continuing education programs at the Company’s expense. Additional presentations and materials, including updates on business developments and other important topics, are provided from time to time to certain directors or to all directors, as appropriate.

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CORPORATE GOVERNANCE  |  BOARD COMMITTEES

Board Committees

Under the terms of the Merger, our Board must maintain a prescribed committee structure for two years following the transaction:

•	Until April 3, 2022, the Board will have the following standing committees: the Audit Committee, the Compensation Committee, the Committee on Governance and Public Policy, the Finance Committee and the Special Activities Committee.
•	The Special Activities Committee, the Compensation Committee and the Committee on Governance and Public Policy are chaired by RTN continuing directors, while the Audit Committee and the Finance Committee are chaired by UTC continuing directors.
•	The membership of each committee has an equal number of RTN continuing directors and UTC continuing directors.

During this period, this structure can be altered only by a 75% vote of the full RTX Board.

The Audit, Governance and Public Policy, and Compensation Committees are each composed exclusively of independent directors. Our Executive Chairman, our CEO and our recently retired Special Advisor to the Office of the CEO serve on the Finance and Special Activities Committees (which are not required committees under New York Stock Exchange (“NYSE”) or Securities and Exchange Commission (“SEC”) rules), because the Board believes these individuals bring particular insights on topics within these committees’ responsibilities. Each standing committee has the authority to retain independent advisors, to approve the fees paid to those advisors, and to terminate their engagements.

Each committee operates under a charter that it reviews annually. These charters are available on the Corporate Governance section of our website (www.rtx.com).

Audit Fredric G. Reynolds (Chair)

2020 MEETINGS: 7 COMMITTEE MEMBERS Tracy A. Atkinson Ellen M. Pawlikowski Denise L. Ramos Robert O. Work

•   Assists the Board in overseeing: the integrity of RTX’s financial statements; the independence, qualifications and performance of RTX’s internal and external auditors; the Company’s compliance with its policies and procedures, internal controls, Code of Conduct, and applicable laws and regulations; and policies and procedures relating to risk assessment and management

•   Nominates, for appointment by shareowners, an accounting firm to serve as RTX’s independent auditor and maintains responsibility for compensation, retention and oversight of the auditor

•   Pre-approves all auditing services and permitted non-audit services to be performed for RTX by its independent auditor

•   Reviews and approves the appointment and replacement of the senior Internal Audit executive

The Board has determined that Mr. Reynolds, Ms. Atkinson and Ms. Ramos each are “audit committee financial experts,” as that term is defined in the SEC rules.

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CORPORATE GOVERNANCE  |  BOARD COMMITTEES

Governance and Public Policy Robert O. Work (Chair)

2020 MEETINGS: 6 COMMITTEE MEMBERS Marshall O. Larsen George R. Oliver Margaret L. O’Sullivan Dinesh C. Paliwal Fredric G. Reynolds

•   Identifies and recommends qualified candidates for election to the Board

•   Develops and recommends appropriate corporate governance guidelines

•   Oversees the design and conduct of the annual self-evaluation of the Board, its committees and individual directors

•   Recommends to the Board appropriate compensation of non-employee directors

•   Submits to the Board recommendations for committee assignments

•   Reviews and monitors the orientation of new Board members and the continuing education of all directors

•   Reviews and oversees RTX’s positions on significant public issues and corporate social responsibility, including diversity, the environment and safety

Compensation Tracy A. Atkinson (Chair)

2020 MEETINGS: 5 COMMITTEE MEMBERS Dinesh C. Paliwal Denise L. Ramos Fredric G. Reynolds Brian C. Rogers James A. Winnefeld, Jr.

•   Reviews RTX’s executive compensation policies and practices to ensure that they adequately and appropriately align executive and shareowner interests

•   Reviews and approves the design of, and sets performance goals for, the annual and long-term incentive programs for executives

•   Evaluates the performance of RTX, the business units and the NEOs relative to the performance goals set by the Committee for the annual and long-term incentive programs

•   Reviews and approves compensation for the Executive Chairman, the CEO and other executive officers of the Company

•   Reviews a risk assessment of RTX’s compensation policies, plans and practices

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CORPORATE GOVERNANCE  |  BOARD COMMITTEES

Finance Brian C. Rogers (Chair)

2020 MEETINGS: 5 COMMITTEE MEMBERS Tracy A. Atkinson Gregory J. Hayes Thomas A. Kennedy Marshall O. Larsen George R. Oliver Robert K. Ortberg James A. Winnefeld, Jr.

•   Reviews and monitors the management of RTX’s financial resources and financial risks

•   Considers plans for significant acquisitions and divestitures

•   Monitors progress on pending and completed acquisitions and divestitures

•   Reviews significant financing programs in support of business objectives

•   Reviews significant capital appropriations

•   Reviews policies and programs related to: dividends and share repurchases; financing, working and long-term capital requirements; managing foreign exchange exposure, interest rates and raw material prices; investment of pension assets; and insurance and risk management

Special Activities James A. Winnefeld, Jr. (Chair)

2020 MEETINGS: 5 COMMITTEE MEMBERS Gregory J. Hayes Thomas A. Kennedy Robert K. Ortberg Margaret L. O’Sullivan Ellen M. Pawlikowski Robert O. Work

•   Reviews and monitors activities involving classified business of RTX

•   Reviews policies, processes and internal controls applicable to classified business

•   Reviews RTX’s cyber risk exposure and management’s efforts to manage that exposure

•   Assists other committees of the Board with their activities and oversight related to enterprise risk management and development of technical talent

•   Monitors critical technology gaps and reviews the investments, talent development and other efforts by management to address those gaps

The Board created the Special Activities Committee to assist it in providing oversight of RTX’s classified business, critical technologies and cybersecurity risks. The Committee’s role reflects the growth in RTX’s classified business as a result of the Merger, the importance of advanced technologies in the Company’s growth strategy, and the benefits of members with security clearances and defense backgrounds in reviewing cybersecurity risks.

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CORPORATE GOVERNANCE  |  DIRECTOR INDEPENDENCE

Director Independence

Under RTX’s Director Independence Policy and the NYSE listing standards, a majority of our directors must be independent, meaning that the director does not have a direct or indirect material relationship with RTX (other than as a director). The Director Independence Policy guides the independence determination and defines certain categories of relationships that the Board has determined not to be material relationships that would impair a director’s independence. The policy is available on the Corporate Governance section of our website (www.rtx.com).

Before joining the Board and each year thereafter, each director or nominee completes a questionnaire about relationships and transactions that may require disclosure, may affect the independence determination for that individual, or may affect our ability to meet the heightened independence standards for members of the Audit and Compensation Committees. The Governance Committee’s assessment of independence considers all known relevant facts and circumstances about the relationships bearing on the independence of a director or nominee. The assessment also considers sales and purchases of products and services, in the ordinary course of business, between RTX (including its subsidiaries) and other companies or charitable organizations where a director or a nominee (or immediate family members) may have relationships pertinent to the independence determination.

In accordance with the Director Independence Policy and the NYSE listing standards, the Board has determined that, other than Messrs. Kennedy and Hayes (who are current employees of RTX) and Mr. Ortberg (who is a former employee of RTX), none of the nominees for election at the 2021 Annual Meeting has, directly or indirectly, a material relationship with RTX, or any direct or indirect material interest in any transaction involving RTX. Other than Messrs. Kennedy, Hayes and Ortberg, each nominee satisfies our independence criteria.

The Board’s Role in Risk Oversight

OUR RISK MANAGEMENT FRAMEWORK

Our risk management program covers the full range of significant risks to RTX, including legal, compliance, financial, operational, strategic and reputational risks. Within these broad categories, specific risks include human capital, market conditions, the overall political climate, cybersecurity, and the impact of disruptive events such as pandemics and natural disasters.

To manage these risks, RTX has a comprehensive enterprise risk management (“ERM”) program that conforms to the Enterprise Risk—Management Integrated Framework established by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).

Under our ERM program, each business unit president is responsible for identifying and reporting the following:

•	Notable business and compliance risks that could affect the business unit’s operating plan and strategic initiatives
•	Assessment of the likelihood and potential impact of the most significant risks
•	Plans to mitigate the most significant risks

In addition, functional leaders are responsible for identifying and reporting notable business and compliance risks related to their areas of responsibility. Senior management then reviews and prioritizes the business unit and functional area risks, including identifying the most significant risks on an enterprise-wide basis.

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CORPORATE GOVERNANCE  |  THE BOARD’S ROLE IN RISK OVERSIGHT

THE BOARD’S ROLE IN RISK MANAGEMENT

The full Board is responsible for overseeing RTX’s risk management process and structure, while the Audit Committee oversees RTX’s overall policies and practices for ERM. Following the Merger and the changes to the standing committees of the Board, including the establishment of the Special Activities Committee, the Board re-allocated risk oversight responsibilities among the Committees as follows:

In accordance with our ERM program, our CEO, Chief Financial Officer and General Counsel report to the Board at least annually on business unit risks, functional risks and the associated mitigation plans. In addition, management regularly reviews with the Board and the committees and provides updates on significant risks through annual long-range planning and strategic reviews, regular reviews of annual operating plans, financial performance, market environment updates, and presentations on specific risks. For instance, management regularly briefs the Special Activities Committee regarding cybersecurity risks relating to the Company’s information and operational technology systems, suppliers and partners, as well as our products and services.

COMPENSATION RISK AND MITIGATION

The Compensation Committee believes that executive compensation payouts must: align with the Company’s financial performance; be earned in a manner consistent with RTX’s Code of Conduct; promote long-term, sustainable value for shareowners; and strike a balance between appropriate levels of financial opportunity and risk. Through RTX’s ERM framework, the Committee identifies, monitors and mitigates compensation risk in the following ways:

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CORPORATE GOVERNANCE | PUBLIC POLICY ENGAGEMENT

Sound Incentive Plan Design	Our annual and long-term incentive plans utilize complementary performance metrics that are essential indicators of the financial health of our Company. The Committee establishes performance goals that are challenging, yet realistic, and maintains the ability to use its discretion to adjust payouts under our annual incentive plan, to the extent it believes the calculated results do not accurately reflect the overall quality of performance for the year. Further, payouts for both annual incentive awards and PSUs are capped at 200% of target.
Emphasis on Long-Term Performance	Long-term incentives are the cornerstone of RTX’s executive compensation program. Our LTI program incorporates long-term financial performance metrics that are designed to align executive interests with shareowner interests.
Rigorous Share Ownership Requirements	RTX maintains significant share ownership requirements for our senior executives and directors. These requirements are intended to reduce risk by aligning the economic interests of executives and directors with those of our shareowners. A significant stake in future performance discourages the pursuit of short-term opportunities that can create excessive risk. See page 38 for more information.
Prohibition on Short Sales, Pledging and Hedging of RTX Securities	RTX prohibits directors, officers and employees from entering into transactions involving short sales of our securities. Directors and executive officers are also prohibited from pledging or assigning RTX stock, stock options or other equity interests as collateral for a loan. Transactions in put options, call options or other derivative securities that have the effect of hedging the value of RTX securities also are prohibited, whether or not those securities were granted to or held, directly or indirectly, by a director, officer or employee.
Clawback Policy	RTX maintains a comprehensive policy on recoupment of both annual and long-term incentive compensation (see page 69 for more details). The policy allows RTX to clawback compensation in a number of circumstances, including financial restatements, compensation earned as a result of financial miscalculations, violations of RTX’s Code of Conduct, and violations of post-employment restrictive covenants.
Post-Employment Covenants	Members of the Company’s Executive Leadership Group (“ELG”), which includes each of our NEOs, may not engage in post-employment activities detrimental to RTX, such as disclosing proprietary information, soliciting RTX employees or engaging in competitive activities (see pages 66-67).

Public Policy Engagement

RTX’s government relations initiatives are intended to educate and inform officials and the public on a broad range of public policy issues that are important to our businesses. These initiatives are based on the Company’s interests and needs—not based on the personal agendas of individual directors, officers or employees—and are conducted in accordance with our Code of Conduct. We also have in place a Government Relations Policy relating to lobbying, political activities and contributions that is intended to promote compliance with all relevant federal, state and/or local laws, as well as our own governance processes and procedures.

The Board reviews and monitors the Company’s government relations activities, including activities of the Employees of Raytheon Technologies Corporation Political Action Committee (“RAYPAC”), which was formed through the combination of the employee political action committees of UTC and RTN. RAYPAC is nonpartisan and supports candidates for federal, state and local office and the national political organizations of both major parties—thus giving employees, regardless of their political affiliations, a way to speak with a unified voice on issues important to RTX. RAYPAC operates in accordance with all applicable laws and regulations, and its contributions are reflected in public filings with the Federal Election Commission.

RTX does not contribute to candidates for federal, state and local office or to state and local party committees. We also do not make contributions to initiatives that expressly advocate the election or defeat of a federal, state and local candidate, nor do we provide funding to support or oppose ballot measures.

We publicly disclose our federal lobbying activities and expenditures through reports we file with Congress. RTX’s state lobbying activities are limited and involve issues such as certain business activities, economic development and regulatory matters.

In the ordinary course of business, RTX also contributes to non-profit trade associations that help us stay abreast of technical issues, emerging industry standards, and other trends relevant to our business, and that also engage in public advocacy and education on behalf of their membership.

Additional information on RTX’s public activities, including links to the Code of Conduct, the Government Relations Policy, PAC filings, lobbying reports and association payments (including the portions, if any, used for lobbying) can be found on our website at www.rtx.com under the heading “Our Company/Corporate Governance/Public Activities.”

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    29

Corporate Responsibility

The merger of RTN and UTC’s aerospace businesses created one of the largest aerospace and defense companies in the world—and a company that believes it has the responsibility to change the world for the better.

From improving the fuel efficiency and safety of commercial airline travel, to building smarter defense systems to counter sophisticated security threats, we owe it to our industry, our customers and all end users of our technology to address these tough challenges.

This responsibility also extends far beyond our business operations. We are committed to dedicating our resources and our talent to help meet the needs of our communities and to build a better future together.

Rarely was that need felt more acutely than in 2020. We’re proud of our efforts to live up to this commitment in the past year, particularly in the following areas:

Responding to the COVID-19 pandemic	Ensuring employee health and safety	Supporting environmental sustainability

Driving diversity, equity and inclusion	Promoting technical education	Supporting veterans and military families

For more information on what we do and how we are shaping the future of aerospace and defense, please visit our website at www.rtx.com/future.

Our Commitment to Ongoing ESG Shareowner Engagement and Transparency

Raytheon Technologies continues to benefit from shareowner input as we shape our practices and disclosure related to environmental, social and governance (“ESG”) matters. During the summer and fall of 2020, we communicated about ESG matters with shareowners representing over 35% of the Company’s shares.

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CORPORATE RESPONSIBILITY | RESPONSE TO COVID-19

Response to COVID-19

Faced with unprecedented challenges posed by COVID-19, we responded with speed, commitment and compassion.

PROTECTING EMPLOYEES

•	We implemented a comprehensive program to create a safe working environment for our thousands of manufacturing, lab and other essential employees who have continued to report to work on-site to ensure that we are able to meet our commitments to customers.

•	We also developed and provided tools and resources for approximately 100,000 of our employees to safely and effectively work from home, including significant enhancements to our IT infrastructure.

ASSISTING SUPPLIERS AND PARTNERS

We proactively provided assistance to our suppliers and partners, a number of which are small and/or diverse businesses that faced significant challenges from COVID-19; more than 700 applied for CARES Act support during 2020. These businesses are essential to us and their economies and communities. We took a number of significant measures to support them, including flowing through $2.2 billion in accelerated payments.

ADDRESSING COMMUNITY NEEDS

We also sought to support the COVID-19 needs of the communities where we live and work.

We donated more than 1.3 million items of personal protective equipment (“PPE”) to frontline health care workers and first responders globally.	Across more than 50 RTX locations, we produced and distributed 25,000 face shields, which were sent to relief organizations and hospitals.	We collaborated with medical device companies on the rapid development of ventilators, including providing more than 500,000 component parts to ventilator manufacturers.	We manufactured medical scrubs by repurposing tools and materials customarily used to create airplane seats.	We made a $5 million donation to Feeding America and sponsored 15 employee-led events across nine states to pack or distribute 675,000 pounds of food for the organization.

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CORPORATE RESPONSIBILITY | OUR COMMITMENT TO ENVIRONMENT, HEALTH & SAFETY (“EH&S”)

Our Commitment to Environment, Health & Safety (“EH&S”)

Building on our legacy companies’ history of EH&S excellence, we will not be satisfied until our workplace is safe from hazards, our employees are injury-free, and our record in protecting the natural environment is unmatched. We have established an EH&S Management System that organizes, relates and coordinates all elements of our EH&S programs into an efficient mechanism for continual compliance and improvement. This system provides tools for identifying and systematically managing the EH&S impact of our activities, products and services.

SUSTAINABILITY PERFORMANCE AND GOALS

Both UTC and RTN historically took a metrics-based, goals-driven approach to EH&S management, including with respect to environmental sustainability. As a combined company, RTX is continuing this legacy.

FIVE-YEAR ENVIRONMENTAL SUSTAINABILITY HIGHLIGHTS

Taking into account the five-year performance of both legacy companies, including the consolidated company since the Merger, we have achieved significant reductions in our environmental impact.

Since 2015, we have achieved:*

-18% greenhouse gas emissions	-23% water consumption	-22% hazardous waste

*The percentage reductions are adjusted to reflect the Merger, the Spinoffs of Otis and Carrier, and the acquisition of Rockwell Collins.

2025 ENVIRONMENTAL SUSTAINABILITY GOALS

Building on our past achievements, we’ve set the following 2025 environmental sustainability goals:**

-10% greenhouse gas emissions	-10% water consumption	-10% waste sent to landfill and incineration	100% water, waste & energy/greenhouse gas best management practices

**Relative to 2019 baseline year.

SUSTAINABILITY ACCOUNTING STANDARDS BOARD (“SASB”) REPORTING

In addition to setting performance goals, we recently engaged in an enterprisewide initiative to begin monitoring, assessing and disclosing our performance against a broader range of sustainability reporting elements for the aerospace and defense industry established by the SASB. We believe this initiative promotes greater transparency and accountability in areas that are important to us, our shareowners and other stakeholders. To review our disclosure on our 2020 sustainability performance, please visit our website at www.rtx.com/sustainability.

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CORPORATE RESPONSIBILITY  |  DIVERSITY, EQUITY & INCLUSION (“DE&I”)

Diversity, Equity & Inclusion (“DE&I”)

Both UTC and RTN had long-standing commitments to advance diversity by recognizing the value in unique viewpoints, experiences and backgrounds. Both championed inclusion by bringing in different voices to foster joint learning and inspire action. As a unified company, we are now building upon this rich legacy by having a dedicated DE&I department spearheaded by a Chief Diversity Officer that reports directly to the CEO. By elevating DE&I, we are committed to addressing equity as a business and social imperative.

We believe that by embracing DE&I, we fuel opportunities for our employees, customers, suppliers and communities. When we bring together people of different backgrounds and experiences, we benefit from broad perspectives, creative problem-solving and better decision-making. When our employees feel included, respected and empowered, they turn their passion and creativity into innovation, which helps us push the limits of known science and redefine how we connect and protect our world.

LONG-TERM DE&I PLANNING

Our multi-year action plan is aimed at creating meaningful and measurable progress to advance DE&I across the Company and beyond. Our long-term plan is built on four key Pillars for Action:

PUBLIC POLICY	COMMUNITY ENGAGEMENT
We are seeking to advance initiatives in the areas of education, social justice reform and economic policy to support equality in the communities where we live and work. In 2020, we expanded our support for the Faith & Politics Institute and established fellowships with the Congressional Black Caucus Foundation.	We are making a lasting impact in our communities through employee giving and volunteerism. We have committed $25 million over five years to non-profits that address education and food insecurity in racially and ethnically marginalized communities. We also created a fund to support racial justice with a two-for-one employee match for donations to the NAACP Legal Defense and Education Fund, the National Urban League and the Equal Justice Initiative.

WORKFORCE DIVERSITY	SUPPLIER DIVERSITY
To achieve a more diverse workforce, we are committing resources to the effort and instituting deeper talent inclusion initiatives. We are dedicated to achieving gender parity in leadership roles by 2030 through our commitment to the Paradigm for Parity coalition. Our strategies and initiatives in this area include advocacy and sponsorship of high-performing women to support career advancement. We also support inclusive leadership and conscious inclusion training for managers and employees. Our investments in the Simmons University Institute for Inclusive Leadership, the Executive Leadership Council and the Hispanic Association on Corporate Responsibility reflect the importance we place on development and peer support for career advancement.	We are committed to addressing economic equality by increasing strategic investments with small and diverse- owned businesses in our supply chain, and with financial institutions. We were recognized by the National Veteran Small Business Coalition, the Women’s Business Enterprise Hall of Fame, and the Greater New England Minority Supplier Development Council for our advocacy and support for small and diverse businesses. In addition, we are launching a mentoring and development initiative to help some small and diverse companies increase the amount of business they do with us. We supported more than 100 U.S. Small Business Innovation Research pursuits, enabling small businesses to explore their technological potential. We also earned, alongside Kord Technologies, a Nunn-Perry Award from the U.S. Department of Defense (“DoD”) recognizing excellence in the DoD Mentor-Protégé Program.

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    33

CORPORATE RESPONSIBILITY  |  COMMUNITY INITIATIVES

RECOGNITION FOR DIVERSITY, EQUITY & INCLUSION IN 2020

Among the best places to work for LGBTQ+ equality	Among the best places to work for executive women
We received a 100% rating from the Human Rights Campaign’s Corporate Equity Index.	We were included among Working Mother’s top companies for executive women, a list that captures women’s progress in moving into leadership roles.

Among the best places to work for Hispanic employees	Among the best places to work for disability inclusion

The Hispanic Association on Corporate Responsibility Corporate Inclusion Index gave RTX five stars in the categories of governance and employment.	Both legacy RTN and UTC were recognized by the Disability Equity Index (“DEI”), a joint initiative between Disability: IN and the American Association of People with Disabilities, as a 2020 DEI Best Place to Work for Disability Inclusion.

Among the most inclusive places to work in America

OMNIKAL, one of the nation’s largest inclusive business organizations, ranked us seventh on its Omni50 list of most inclusive corporations in America.

Community Initiatives

PROMOTING STEM EDUCATION

We are deeply invested in building the next generation of engineers and scientists, especially in traditionally underserved communities. To support this effort, we have forged partnerships with many organizations dedicated to advancing science, technology, engineering and math (“STEM”) education. In 2020, we were the presenting sponsor of the Invention Convention, an annual event in which students from kindergarten through the 12th grade design, build and present prototypes to solve problems they have encountered in their own lives. We also helped conduct a two-week virtual summer camp with Girls Who Code, an international organization that seeks to build a pipeline of women in technology roles with the goal of closing the gender gap in entry-level technology jobs by 2027. In addition, we continued both legacy companies’ support of FIRST Robotics through team grants, employee mentors and scholarships, and remained the presenting sponsor of the FIRST Tech Challenge program.

In 2020, we also announced a multi-million dollar national partnership with NAF (formerly National Academy Foundation) to expand NAF Academies of Engineering to under-resourced public high schools in communities across the U.S. and Puerto Rico. We also made a major investment in establishing the Alabama School of Cyber Technology & Engineering while continuing to serve as presenting sponsor of the National Collegiate Cyber Defense Competition.

34    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

CORPORATE RESPONSIBILITY  |  EMPLOYEE SCHOLAR PROGRAM

SUPPORTING VETERANS AND MILITARY FAMILIES

We invest in organizations serving veterans and military families. For example, in partnership with Boys and Girls Club of America (“BGCA”), we helped establish Centers of Innovation at BGCA-affiliated youth centers on U.S. military installations that serve military families. In addition, we have a scholarship program for student veterans, designed to help returning soldiers achieve educational goals that lead to success in their civilian life. We continued our commitment as a Department of Defense Military Spouse Employment Partner to recruit, hire and retain military spouses. We also continued our partnership with Home Base, an organization dedicated to healing the invisible wounds of veterans, service members, military families and families of the fallen.

ENGINEERS WITHOUT BORDERS PARTNERSHIP

We have a growing partnership with Engineers Without Borders (“EWB”). RTX volunteers from multiple states established 10 professional EWB-USA Chapters, bringing their knowledge and expertise to help build more resilient communities through sustainable infrastructure projects in the United States and abroad. These projects include everything from designing a deep-water well in Canton Oram, Guatemala, to a commitment to design and install a workspace shelter for GrowGood in the Los Angeles area.

Employee Scholar Program

We support a culture of life-long learning and encourage our employees to expand their knowledge and capabilities to maintain their competitive edge in an ever-changing world. Our goal is to maintain a highly educated workforce capable of the innovation required at our technology-driven company.

Legacy UTC’s Employee Scholar Program had been in place for more than 20 years, and has helped our employees earn more than 42,000 degrees. In 2020, we announced that, starting in 2021, we will expand this program to all RTX employees and enhance some of its benefits.

42,000+		$1.4+ billion	5,300+	14
degrees earned since 1996	‘	invested since 1996	employees participated in 2020	countries with participating employees in 2020

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    35

Compensation of Directors

Pay Structure

ANNUAL RETAINER

Under the terms of the Raytheon Technologies Corporation Board of Directors Deferred Stock Unit Plan (“RTX Director DSU Plan”), annual retainers for non-employee directors are payable 40% in cash and 60% in deferred stock units (“DSUs”). Directors also may elect to receive 100% of the director’s annual retainer in DSUs. The annual retainer paid to non-employee directors for the April 2020 to April 2021 Board cycle is dependent upon the role each director holds, as follows:

Role	Cash ($)	Deferred Stock Units ($)	Total ($)
All Directors (base retainer)	$124,000	$186,000	$310,000
Additional Compensation for Services as*:
Lead Director	$32,000	$48,000	$80,000
Audit Committee Chair	$16,000	$24,000	$40,000
Audit Committee Member	$12,000	$18,000	$30,000
Compensation Committee Chair	$10,000	$15,000	$25,000
Finance Committee Chair	$10,000	$15,000	$25,000
Governance and Public Policy Committee Chair	$10,000	$15,000	$25,000
Special Activities Committee Chair	$10,000	$15,000	$25,000

*Directors serving in multiple leadership roles receive incremental compensation for each role.

Annual retainers are paid each year following the Annual Meeting. New directors joining the Board between the Annual Meeting and the end of September receive 100% of the annual retainer. Directors joining the Board between October and the next Annual Meeting receive 50% of the annual retainer. DSUs are 100% vested at the time of grant, but distribution does not occur until after a non-employee director leaves the Board (see “Plan Distributions” on page 37).

Directors do not receive additional compensation for attending regularly scheduled Board or committee meetings, but they do receive an additional $5,000 cash payment for attending any special, unscheduled meeting.

DEFERRED RESTRICTED STOCK UNITS

Directors appointed to the Board before October 2019 received a one-time deferred RSU award. This award vests in equal portions over five years but is not distributed until a director separates from the Board.

DIVIDEND TREATMENT

When RTX pays a dividend on Common Stock, directors are credited with additional DSUs and deferred RSUs equal in value to the dividend paid on the corresponding number of shares of RTX Common Stock.

COVID-19 IMPACT ON DIRECTOR COMPENSATION

The COVID-19 pandemic had a substantial impact on our industry, our Company and our employees during 2020. As a result, the Committee on Governance and Public Policy instituted a reduction to non-employee director compensation equal to 20% of the annual base cash retainer (i.e., $24,800). This adjustment was proportionately applied to each director’s base cash retainer and base annual DSU award. If a director elected to receive DSUs in lieu of the director’s cash retainer, the value of DSUs awarded was reduced by this same amount.

36    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

COMPENSATION OF DIRECTORS  |  2020 DIRECTOR COMPENSATION

CONVERSION OF CERTAIN RSUs AND DSUs IN 2020

Upon the Spinoffs of Carrier and Otis, vested DSUs and deferred RSUs held by the legacy UTC directors (i.e., Mr. Austin, Mr. Larsen, Ms. O’Sullivan, Ms. Ramos, Mr. Reynolds, and Mr. Rogers) were adjusted and converted into vested DSUs and deferred RSUs of all three companies—RTX, Carrier and Otis. Any unvested deferred RSUs at the time of the Spinoffs were instead converted entirely into unvested RTX deferred RSUs.

PLAN DISTRIBUTIONS

DSUs and deferred RSUs are not distributed to directors until they retire from the Board. Upon retirement, RTX DSUs and deferred RSUs are converted into shares of RTX Common Stock, and Carrier and Otis DSUs and deferred RSUs (if any) are distributed in cash. Distributions can either be in a lump-sum or in 10- or 15-year installments, depending on how a director has elected to receive them.

2020 Director Compensation

Name(1)(2)	Fees Earned or Paid in Cash ($)(3)	Stock Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Tracy A. Atkinson	$136,080	$204,120	$25,000	$365,200
Lloyd J. Austin III	$126,080	$189,120	$1,799	$316,999
Marshall O. Larsen	$114,080	$171,120	$1,799	$286,999
George R. Oliver	$114,080	$171,120	$25,000	$310,200
Margaret L. O’Sullivan	$114,080	$171,120	$17,560	$302,760
Dinesh C. Paliwal	$0	$365,200	$0	$365,200
Ellen M. Pawlikowski	$126,080	$189,120	$0	$315,200
Denise L. Ramos	$0	$315,200	$1,799	$316,999
Fredric G. Reynolds	$130,080	$195,120	$16,799	$341,999
Brian C. Rogers	$0	$310,200	$26,799	$336,999
James A. Winnefeld, Jr.	$0	$310,200	$33,750	$343,950
Robert O. Work	$136,080	$204,120	$5,000	$345,200

(1)	Mr. Kennedy received $5,977,640 in total compensation for his service as Executive Chair (and an executive officer) of the Company for the period between the Merger date (April 3, 2020) and December 31, 2020. This total compensation includes his base salary, annual incentive award, change in pension value and all other compensation, calculated in accordance with the rules applicable to the Summary Compensation Table. However, Mr. Kennedy was not a Named Executive Officer ("NEO") in 2020 because under SEC rules, the change in pension value is excluded from compensation for the purposes of determining NEOs. As detailed on page 4, in connection with the COVID-19 pandemic, the Company instituted a 10% salary reduction for Corporate, Pratt & Whitney and Collins Aerospace employees for the period between June and December. At Mr. Kennedy’s request, the Committee reduced his base salary for the same period by 20%. He received no additional compensation for his service as an employee director of the Company.
(2)	Former directors Diane Bryant, John Faraci, Jean-Pierre Garnier, Christopher Kearney, Ellen Kullman, and Harold McGraw III each served on the Board prior to the Merger. However, all compensation for 2020 Board service prior to the Merger was paid to directors in April 2019, and as a result, is not included in the table above.
(3)	Reflects the portion of the directors' annual retainer paid in cash. Messrs. Paliwal, Rogers and Winnefeld, Jr., and Ms. Ramos elected to receive their annual cash retainer in DSUs, as detailed in footnote (4). Amounts shown include the COVID-19 reduction in pay instituted for non-employee directors for the cash portion of the retainer (if applicable).
(4)	Reflects the grant date fair value of DSU awards credited to the director’s account, including any portion of the annual cash retainer that the director elected to receive as DSUs. The value of DSU awards is calculated in accordance with FASB ASC Topic 718 using assumptions described in Note 21: Stock Based Compensation, to the Consolidated Financial Statements in RTX’s 2020 Annual Report on Form 10-K. The number of units credited to each director in 2020 was calculated by dividing the value of the award by $65.07, the NYSE closing price per share of RTX Common Stock on April 27, 2020, which was the date of the 2020 Annual Meeting. Amounts shown include the COVID-19 reduction in pay instituted for non-employee directors for the DSU portion of the retainer. Since DSU awards vest on the grant date, but are not distributed until the director leaves the Board, the only unvested units as of December 31, 2020, are the following unvested portions of the deferred RSU awards received by those directors who joined the Board before October 2019: Mr. Austin III, 275 units; Ms. O’Sullivan, 487 units; and Ms. Ramos, 731 units. The aggregate number of shares underlying awards outstanding for each director can be found in the table on page 38.
(5)	Amounts in this column include incidental benefits and matching contributions to eligible non-profit organizations under the Company’s matching gift program that covers non-employee directors as well as Company employees. The Company’s matching gifts in 2020 were as follows: Ms. Atkinson, $25,000; Mr. Oliver, $25,000; Ms. O’Sullivan, $16,000; Mr. Reynolds, $15,000; Mr. Rogers, $25,000; Mr. Winnefeld, Jr., $33,750; and Mr. Work, $5,000.

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    37

Share Ownership

Share Ownership Requirements

Our rigorous share ownership requirements, shown below, promote and strengthen the alignment of our non-employee directors and management with the interests of our shareowners.

6x	5x	4x	3x
base salary for the President & CEO	annual base cash retainer for non-employee directors	base salary for the CFO and business unit presidents	base salary for other ELG members

Non-employee directors must achieve their required ownership level within five years of joining the Board, and ELG members (including the NEOs) must achieve theirs within five years of appointment to the ELG. If ownership requirements are not met after this five-year period, the individual is not permitted to sell RTX shares until achieving the required ownership level. All directors and ELG members currently comply with their respective ownership requirements or are on track to meet them within the five-year period.

Beneficial Share Ownership of Directors and Executive Officers

The following table shows the beneficial ownership of RTX Common Stock as of February 23, 2021 for: (i) each director and nominee; (ii) each NEO; and (iii) the directors and executive officers as a group. None of these individuals or the group as a whole beneficially owned more than 1% of RTX Common Stock as of that date. Unless otherwise noted, each person named in the table has sole voting power and sole investment power.

Name of Beneficial Owner	SARs Exercisable within 60 days(1)	RSUs and RSAs Convertible to Shares within 60 days(2)	DSUs Convertible to Shares within 60 days(3)	Total Shares Beneficially Owned(4)
Each director and nominee for director, including CEO
T. Atkinson	-	-	3,206	15,426
G. Hayes	9,051	-	-	353,807(5)
T. Kennedy	-	-	-	455,735(6)
M. Larsen	-	1,311	19,083	25,826(7)
G. Oliver	-	-	2,688	18,954
R. Ortberg	-	-	-	125,501
M. O’Sullivan	-	531	6,728	7,259
D. Paliwal	-	-	5,736	25,817(7)
E. Pawlikowski	-	-	2,970	6,169
D. Ramos	-	357	8,315	8,672
F. Reynolds	-	1,111	10,140	33,476
B. Rogers	-	1,111	15,779	21,890(7)
J. Winnefeld, Jr.	-	-	4,872	12,372
R. Work	-	-	3,206	8,175
CFO and other NEOs who are not also directors
M. Dumais	8,105	-	-	61,971(7)
C. Gill, Jr.	14,781	-	-	103,972(5)
N. Mitchill, Jr.	453	-	-	15,509
A. O’Brien III	-	-	-	116,436
S. Timm	-	-	-	3,731(5)
All directors, nominees and executive officers as a group (24 in total)(8)				1,612,073

38    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

SHARE OWNERSHIP  |  CERTAIN BENEFICIAL OWNERS

(1)	The SARs in the table reflect the net number of shares of RTX Common Stock that would be issued to the executive officers if their vested SARs were exercised within 60 days of February 23, 2021. Once vested, each SAR can be exercised for the number of shares of RTX Common Stock having a value equal to the difference between the market price on the exercise date and the exercise price of the SAR. The estimated net number of shares of RTX Common Stock was calculated using $73.99 per share, which was the NYSE closing price on February 23, 2021.
(2)	The non-employee director RSUs vest in equal portions over five years and are distributed in shares of RTX Common Stock when the director leaves the Board. The table reflects the vested portion of the RSUs, which are the number of shares in which the director and nominee has the right to acquire beneficial ownership at any time within 60 days of February 23, 2021, following the director’s separation from the Board.
(3)	Previously accrued portion of the non-employee director's annual retainer earned in DSUs, which are vested on the grant date but are not converted into RTX Common Stock and distributed until termination of service. The table reflects the number of shares in which the director and nominee has the right to acquire beneficial ownership at any time within 60 days of February 23, 2021, following the director’s separation from the Board.
(4)	Reflects holdings by directors and officers of all shares beneficially owned and awards convertible to shares within 60 days of February 23, 2021. Does not include stock units credited to the executive officer under the UTC Savings Restoration Plan (“SRP”) that are converted into shares of RTX Common Stock following retirement or separation of employment as the officer does not have the right to acquire beneficial ownership of the shares underlying such units within 60 days of February 23, 2021. As of February 23, 2021, officers held the following stock units in their SRP accounts: G. Hayes (19,208 units); M. Dumais (6,715 units); N. Mitchill, Jr. (1,945 units); and R. Ortberg (1,613 units).
(5)	Includes shares for which a spouse holds sole voting and investment power: G. Hayes (2,244 shares); S. Timm (385 shares); and C. Gill (1,545 shares).
(6)	Includes 33,511 shares vesting in the next 60 days pursuant to restricted stock unit awards granted under the legacy RTN 2019 and 2010 Stock Plans to retirement-eligible employees who have attained the age of 60 with at least ten years of service with the Company (and from which shares will be withheld to satisfy taxes upon vesting).
(7)	Includes shares for which voting and investment power is jointly held by the director or NEO: M. Larsen (5,432 shares); D. Paliwal (20,801 shares); B. Rogers (5,000 shares); and M. Dumais (7,301 shares).
(8)	Holdings, as of February 23, 2021, of the directors and executive officers who are listed in the Company’s 2020 Annual Report on Form 10-K.

Certain Beneficial Owners

The following table shows all holders known to RTX to be beneficial owners of more than 5% of the outstanding shares of RTX Common Stock as of December 31, 2020.

Name and Address	Shares	Percent of Class
The Vanguard Group(1) 100 Vanguard Boulevard Malvern, PA 19355	127,888,312	8.4%
State Street Corporation(2) State Street Financial Center One Lincoln Street Boston, MA 02111	120,418,446	7.9%
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	99,675,695	6.6%

(1)	The Vanguard Group reported in an SEC filing that, as of December 31, 2020, it held sole voting power with respect to zero shares of RTX Common Stock, shared voting power with respect to 2,334,094 shares of RTX Common Stock, sole dispositive power with respect to 121,452,716 shares of RTX Common Stock and shared dispositive power with respect to 6,435,596 shares of RTX Common Stock.
(2)	State Street Corporation reported in an SEC filing that, as of December 31, 2020, it held sole voting power with respect to zero shares of RTX Common Stock, shared voting power with respect to 114,540,764 shares of RTX Common Stock, sole dispositive power with respect to zero shares of RTX Common Stock and shared dispositive power with respect to 120,401,724 shares of RTX Common Stock.
(3)	BlackRock, Inc. reported in an SEC filing that, as of December 31, 2020, it held sole power to vote or to direct the vote of 89,389,703 shares of RTX Common Stock and sole power to dispose or direct the disposition of 99,675,695 shares of RTX Common Stock.

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    39

Proposal 2: Advisory Vote to Approve Executive Compensation

What am I voting on?	Each year we ask shareowners to approve, on an advisory basis, the compensation of our Named Executive Officers (“NEOs”). Before voting, we encourage you to read and consider the Compensation Discussion and Analysis on pages 42-69, along with the compensation tables on pages 71-90.

How Is Shareowner Feedback Considered?

RTX values and considers shareowner opinions when making executive compensation decisions. Over the years, shareowner input has substantially contributed to our executive compensation program’s Guiding Principles (described on page 43 of this Proxy Statement). Each year we engage with investors to solicit their views on executive compensation, and the Compensation Committee uses this feedback in its evaluation and management of our program. Shareowner feedback also is reflected in our ongoing effort to make the compensation information in our proxy statements clearer and more transparent.

Why Should I Vote for This Proposal?

While the extraordinary events of 2020 (the Spinoffs, Merger and the COVID-19 pandemic) have temporarily impacted the design of our 2020 executive compensation programs, the RTX Compensation Committee remains committed to an executive compensation program that is structured to advance our fundamental objective: aligning our executives’ compensation with the long-term interests of our shareowners.

In its ongoing efforts to fully integrate our executive compensation programs over the next few years, the Committee’s primary goal is to design a program that rewards financial and operating performance and effective strategic leadership, which are the key elements in building sustainable shareowner value.

The post-Merger design decisions already made by the RTX Compensation Committee (summarized on page 6) utilize performance metrics that align with shareowner interests by correlating the timing and amount of actual payouts to our short-, medium- and long-term performance. Further, compensation opportunities under these programs have been structured to:

•	reward the appropriate balance of financial, strategic and operational business results;
•	align executives’ pay with Company performance and the shareowner experience;
•	facilitate the retention of highly talented executives who are critical to our long-term success; and
•	require ethical and responsible conduct in pursuit of these goals.

40    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

PROPOSAL 2: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION  |  WHY SHOULD I VOTE FOR THIS PROPOSAL?

Accordingly, the Board recommends that shareowners vote FOR the following resolution:

“RESOLVED, that the compensation of RTX’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and related information provided in this Proxy Statement, is hereby APPROVED on an advisory basis.”

As a matter of law, the approval or disapproval of this Proposal 2 may not be construed as overruling any decision by RTX or the Board, or as imposing any duty or obligation on RTX, the Board or any individual director.

The Board of Directors unanimously recommends a vote FOR this proposal.

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    41

Compensation Discussion and Analysis

What’s in this section?

In this section, we discuss our compensation philosophy and explain how our executive compensation program is structured to advance our fundamental objective of aligning our executives’ compensation with the long-term interests of RTX shareowners. We also explain how the Compensation Committee of the Board (the “Committee”) determined compensation for our NEOs listed below, as well as the Committee’s rationale for specific 2020 pay decisions.

How the Merger affects this section: From a legal perspective, legacy UTC is the parent company of RTN following the Merger. As a result, this section discusses decisions made by the UTC Compensation Committee prior to the Merger and the RTX Compensation Committee after the Merger.*

Executive Summary	43

How We Make Pay Decisions and Assess Our Programs	45

2020 Principal Elements of Compensation	48

2020 CEO Pay Decisions	56

2020 Pay Decisions for Other NEOs	59

Other Compensation Elements	64

Other Executive Compensation Policies and Practices	68
2020 NAMED EXECUTIVE OFFICERS (NEOs)

Gregory J. Hayes(1)

President & CEO

Anthony F. O’Brien III(2)

Executive Vice President & Chief Financial Officer

Robert K. Ortberg(1)

Special Advisor to the Office of the CEO

Michael R. Dumais(1)

Executive Vice President, Chief Transformation Officer

Stephen J. Timm(1)

President, Collins Aerospace

Neil G. Mitchill, Jr.(1) (3)

Corporate Vice President, Financial Planning & Analysis & Investor Relations

Charles D. Gill, Jr.(1)

Former Executive Vice President & General Counsel

(1) Legacy UTC executive

(2) Legacy RTN executive

(3) Mr. Mitchill served as Acting Chief Financial Officer of UTC prior to the Merger

*	Decisions made by legacy RTN’s compensation committee prior to the Merger are discussed only to the extent they affected our one legacy RTN NEO, Mr. O’Brien. Also, in accordance with SEC rules, the Compensation Tables on pages 71-90 reflect amounts earned, accrued or granted to Mr. O’Brien only for the period between April 3, 2020 (the Merger date) and December 31, 2020 (as opposed to full-year 2020 compensation for the other NEOs).

42    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS  |  EXECUTIVE SUMMARY

Executive Summary

Investor Engagement

SHAREOWNER OUTREACH

We actively seek and highly value feedback from shareowners and their advisors. The Committee annually considers this feedback as part of its ongoing assessment of our program’s effectiveness.

RESPONSE TO OUR 2020 SAY-ON-PAY VOTE

Each year, we consider the results of our advisory vote on executive compensation (“say-on-pay”) from the prior year. In 2020, approximately 94% of the votes cast were in favor of the Committee’s 2019 executive compensation decisions. We interpreted this as an endorsement of our compensation program’s design and direction.

2020 SHAREOWNER FEEDBACK

Over the past year, shareowners have expressed support for the changes made to our executive compensation program in light of our portfolio transformation and the COVID-19 pandemic. These changes are discussed in the Proxy Summary on page 6.

For more information on our shareowner engagement, see pages 21-22.

Our Executive Compensation Philosophy

The Committee believes that there must be a meaningful link between the compensation paid to our executives and our goal of long-term, sustainable growth for our shareowners. This core philosophy is embedded in the following principles that guide all aspects of our compensation program:

GUIDING PRINCIPLES FOR EXECUTIVE COMPENSATION

Competitiveness	Long-Term Focus	Balance
Total compensation should be sufficiently competitive to attract, retain and motivate a leadership team capable of maximizing RTX’s performance. Each element should be benchmarked relative to peers.	For our most senior executives, long-term, stock-based compensation opportunities should significantly outweigh short-term, cash-based opportunities. Annual objectives should complement sustainable, long-term performance.	The portion of total compensation contingent on performance should increase with an executive’s level of responsibility. Annual and long-term incentive opportunities should reward the appropriate balance of short-, medium- and long-term financial, strategic and operational business results.

Pay-for-Performance	Responsibility	Shareowner Alignment
A substantial portion of compensation should be variable, contingent and directly linked to Company, business unit and individual performance.	A complete commitment to ethical and corporate responsibility is fundamental to our compensation program. Compensation should take into account each executive’s responsibility to act at all times in accordance with our Code of Conduct and our environmental, health and safety objectives. Financial, strategic and operational performance must not compromise these values.	The financial interests of executives should be aligned with the long-term interests of our shareowners through stock-based compensation and performance metrics that correlate with long-term shareowner value.

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    43

COMPENSATION DISCUSSION AND ANALYSIS  |  EXECUTIVE SUMMARY

2020 Performance Overview

2020 was an extraordinary and transformational year for our Company. On April 3, 2020, we completed the separation of Carrier and Otis into two separate publicly traded companies (the “Spinoffs”) and the historic combination of Raytheon Company (“RTN”) and United Technologies Corporation’s (“UTC”) aerospace businesses to form Raytheon Technologies (“RTX”) (the “Merger”).

We believe the strategic and financial benefits of the Spinoffs and Merger collectively have created a diversified and balanced, platform-agnostic, aerospace and defense company that is resilient to business cycles and will continue to produce significant value for our shareowners.

This resilience was front and center in 2020, with the Spinoffs and Merger occurring against the backdrop of the COVID-19 pandemic, which has caused unprecedented economic uncertainty in the aerospace industry and the world. This challenge was met with a call to action by our senior leadership team and our approximately 181,000 employees worldwide.

Though the pandemic has resulted in a substantial decrease in air travel that reduced demand for our commercial aerospace products and services, our commercial businesses focused on adaptability and sought ways to reduce structural cost. Meanwhile, our defense business generated strong earnings, free cash flow and bookings, finishing 2020 with a backlog of $67.3 billion. Further, to ensure we maintain our position of financial strength and market leadership and emerge from this crisis stronger and more agile, we took the difficult but necessary steps to reduce costs by over $2 billion and conserve $4.7 billion in cash. We expect our continued focus on our customers, our commitment to innovation, our deployment of sustainable cost reduction programs, and our robust backlog to drive long-term earnings and cash flow well beyond the recovery of the commercial aerospace industry.

2020 FINANCIAL AND STRATEGIC HIGHLIGHTS(1)

In 2020, we performed well in light of the challenges posed by the COVID-19 pandemic and its direct impact on our business and operations. Sales, diluted earnings per share and free cash flow all exceeded our operating plan established following the Merger. We made substantial progress towards our goal of $1 billion of annual gross run-rate cost synergies within four years of the Merger, and remain on track to achieve our $600 million synergy goal for the Rockwell Collins acquisition, with $470 million total synergies captured since the November 2018 transaction.

We remained laser-focused on our disciplined capital allocation strategy, while also delivering value to our shareowners. In 2020, this strategy included:

•	Maintaining a strong balance sheet and liquidity position.
We completed the divestitures of military GPS, airborne radio, and space ISR businesses in connection with the Merger, as well as the divestiture of our Forcepoint business, which closed in January 2021, resulting in combined net proceeds of over $3 billion.

•	Investing in key technologies and innovations.
To enable us to deliver a broader range of solutions to our customers, we continued to make strategic investments in both our commercial aerospace and defense businesses. Our 2020 company- and customer-funded research and development expenditures totaled $6.7 billion. We also completed the acquisition of Blue Canyon Technologies, a leading provider of small satellites and spacecraft systems components, a key market for our RI&S business.

•	Maintaining our strong history of paying dividends to shareowners.
We continued our 84-year tradition of paying a dividend to shareowners, even in the midst of a global pandemic when many other companies reduced or suspended their dividends.

(1)	Reflects continuing operations for the legacy UTC businesses for full-year 2020 and legacy RTN results from April 3, 2020 (the Merger date) through December 31, 2020.
(2)	See Appendix A on pages 117-118 for more information regarding non-GAAP financial measures.
(3)	GAAP cash flow is cash flow from operating activities of continuing operations, while non-GAAP cash flow is free cash flow from continuing operations.

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COMPENSATION DISCUSSION AND ANALYSIS  |  HOW WE MAKE PAY DECISIONS AND ASSESS OUR PROGRAMS

How We Make Pay Decisions and Assess Our Programs

Role and Responsibilities

Compensation Committee

Oversees our programs

•	Sets financial, strategic and operational goals and objectives for the Company, our business units, the CEO and Executive Chairman as they relate to the Company’s annual and long-term incentive programs.
•	Assesses Company, business unit and NEO performance relative to the pre-established goals and objectives set for the year.
•	Approves CEO and Executive Chairman pay adjustments based on its assessment of their performance.
•	Reviews the CEO’s recommendations for pay changes for executive officers and makes adjustments as appropriate.
•	Evaluates the competitiveness of executive officers’ compensation.
•	Approves the design of the Company’s Executive Leadership Group (“ELG”) program and appoints executives into the ELG.
•	Approves all executive compensation program design changes, including severance, change-in-control and supplemental benefit arrangements.
•	Reviews risk assessments as they relate to RTX’s compensation plans, policies and practices.
•	Considers shareowner input regarding executive compensation decisions and policies.
•	All decisions are subject to review by the other independent directors.

CEO

Provides selective input to the Committee

•	Presents the Committee with recommendations for each principal element of compensation for our executive officers, except for himself and the Executive Chairman.
•	Considers the performance of each executive officer, his or her business unit and/or function, market benchmarks, internal equity and retention risk when making such recommendations.
•	Has no role in the Committee’s determination of his or the Executive Chairman’s compensation or performance evaluation.

Management and the Independent Consultant

Provide insight and assistance

The Executive Vice President & Chief Human Resources Officer, along with RTX’s Human Resources staff and the independent compensation consultant, provide insight on program design and gather compensation market data to assist the Committee with its decision-making process. Management also has responsibility for executive compensation plan administration for employees who are not executive officers of the Company, a function delegated to it by the Committee.

Shareowners

Provide feedback on our programs

In assessing our programs each year, the Committee reviews the feedback received from shareowners. This feedback, together with other factors, helps the Committee in its decision process and its ongoing assessment of the effectiveness of our program.

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COMPENSATION DISCUSSION AND ANALYSIS  |  HOW WE MAKE PAY DECISIONS AND ASSESS OUR PROGRAMS

Independent Compensation Consultant

The Committee retained Pearl Meyer & Partners (“Pearl Meyer”) to serve as its executive compensation consultant for the portion of the year prior to the Spinoffs and Merger. Upon the Merger, the Committee engaged Frederic W. Cook & Co., (“FW Cook”), the consultant for legacy RTN, as the Committee’s consultant for the remaining portion of the year.

During 2020, these consulting firms advised the Committee on a variety of subjects, including compensation plan design and trends, pay-for-performance analytics, benchmarking data and related matters.

Prior to engaging each firm, the Committee reviewed the firm’s qualifications, independence and any potential conflicts of interest. Neither firm performed other services for or received other fees from the Company. The Committee therefore determined that both Pearl Meyer and FW Cook qualified as independent consultants.

The Committee has the sole authority to modify or approve a consultant’s compensation, determine the nature and scope of its services, evaluate its performance, terminate the engagement, and hire a replacement or additional consultant at any time. The consultant reports directly to the Committee, participates in meetings as requested and communicates with the Committee Chair between meetings as necessary. During 2020, a Pearl Meyer representative attended one Committee meeting and FW Cook representatives attended four Committee meetings.

The Committee also obtains market data from other compensation consulting firms for benchmarking and other purposes. Generally, such data is also available to other consulting clients of these firms. No other consulting firm made recommendations to the Committee on RTX’s peer group composition or on the form, amount or design of executive compensation in 2020.

Our Compensation Peer Group

How We Use Peer Group Data. The Committee believes that to keep our executive compensation program sufficiently competitive, the target value of each principal element of compensation should approximate the market median of the companies RTX views as competitors for senior executive talent. For this reason, we compare our executive compensation program to the programs of companies in our Compensation Peer Group (“CPG”). In addition, we use data from the aerospace & defense sector, the Fortune 100 and a broad group of industrial companies to gain insight into general compensation trends and to supplement CPG data when the Committee finds this necessary or appropriate. The Committee annually evaluates each compensation element relative to the market for each officer’s role and makes adjustments as necessary. However, individual compensation may vary from market median benchmarks based on the Committee’s assessment of other factors that it determines to be relevant, including Company/business unit, function, and individual performance, job scope, retention risk, internal pay equity and tenure.

How Our Compensation Peer Group is Constructed. The CPG’s composition reflects a mix of industry and non-industry peers. Following the Spinoffs and Merger, the Committee evaluated the CPG and made adjustments it felt were necessary in light of the Company’s transformed business portfolio, which altered the markets in which we compete for talent:

Companies Added	Companies Removed
+ L3Harris Technologies	– DuPont	– Johnson & Johnson
+ HP	– Eaton	– Pfizer
+ Intel	– Emerson Electric	– Procter & Gamble
+ UPS	– Johnson Controls	– Raytheon Company

The Committee believes the 20 companies that now make up the CPG provide a relevant comparison based on their similarity to RTX in size, geographic footprint and operational complexity, taking into account factors such as revenue, market capitalization, global scope of operations, manufacturing footprint, research and development activities, and technology and engineering focus. The CPG is solely for the purpose of benchmarking executive compensation; we do not use the relative financial performance of the CPG as a performance metric in our incentive compensation programs.

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COMPENSATION DISCUSSION AND ANALYSIS  |  HOW WE MAKE PAY DECISIONS AND ASSESS OUR PROGRAMS

OUR COMPENSATION PEER GROUP

Aerospace & Defense	Equipment & Machinery	Technology/Communications	Oil & Gas
Boeing	3M	AT&T	Chevron
General Dynamics	Caterpillar	Cisco
L3Harris Technologies	Deere	HP
Lockheed Martin		IBM
Northrop Grumman		Intel
Verizon

Chemicals	Diversified Industrials	Automotive	Freight & Logistics
Dow	General Electric	General Motors	UPS
Honeywell

PEER GROUP DATA*

	Net Sales (in billions)	Market Capitalization (in billions)	Employees
25th percentile	$37.6	$57.4	79,875
50th percentile	$57.4	$100.1	99,000
75th percentile	$80.9	$152.6	127,650
RTX	$56.6	$108.7	181,000
RTX Rank (%ile)	47.3%	56.2%	88.9%

*	Peer company data is provided by S&P Capital IQ. Net sales and employee data reflect the most recent publicly available information as of February 19, 2021. Net sales are based on continuing operations, as reported in accordance with U.S. GAAP financial reporting standards. Market capitalization for peer companies is calculated based on publicly available shares outstanding as of December 31, 2020.

TIMELINE FOR COMPENSATION DECISIONS

The Committee followed the process shown below in making 2020 annual pay decisions for each principal component of compensation included in 2020 total direct compensation, which includes the 2021 LTI awards. Total direct compensation for each of our NEOs is shown on page 5.

February 2020	June 2020	December 2020	February 2021	1st Quarter of 2021
Approved 2020 base salary merit adjustments.* Approved annual incentive performance goals for the pre-Merger portion of 2020.	Approved annual incentive performance goals for the post-Merger portion of 2020.	Reviewed preliminary 2020 Company and business unit performance.

Reviewed final 2020 Company, business unit and individual NEO performance.

Approved performance factors and individual payout levels for 2020 annual incentive awards.

Approved and granted 2021 LTI awards reflective of 2020 performance.

Payout of 2020 annual incentive awards.

*	However, as a result of the COVID-19 pandemic, for legacy UTC employees (including each of our legacy UTC NEOs), merit increases that would have otherwise been effective in April 2020 were canceled.

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COMPENSATION DISCUSSION AND ANALYSIS | 2020 PRINCIPAL ELEMENTS OF COMPENSATION

2020 Principal Elements of Compensation

Impact of Spinoffs, Merger and Pandemic on our 2020 Executive Compensation Programs

In April, we spun-off Carrier and Otis into standalone, publicly traded companies; and at the same time, we completed the merger of RTN and UTC’s aerospace businesses. This significant evolution of our business portfolio occurred against the backdrop of the COVID-19 pandemic, which presented unprecedented uncertainty for the economy, our industry, our Company, our customers and our employees.

As detailed below, this significant transformation, coupled with the unpredictable and challenging economic environment resulting from COVID-19, substantially impacted the design, target setting and performance results of our executive compensation programs in 2020. We do not consider the changes made to accommodate these extraordinary events to be permanent structural changes to our program or our compensation philosophy. As we move towards a fully integrated Raytheon Technologies, the Committee will ensure our executive compensation program rewards strong financial performance and strategic leadership that drives long-term, sustainable shareowner value. While we expect the integration of our programs to take multiple years, this philosophy has already shaped the design decisions made by the Compensation Committee for 2021 (see “What’s Happening with Annual Incentives for 2021?” and “What’s Happening with Long-Term Incentives for 2021?” on pages 53 and 56, respectively, for additional details).

Base Salary

To attract and retain talented and qualified executives, we provide competitive base salaries, which we target at the market median. Each year, the Committee reviews the CEO’s recommendations for base salary merit adjustments for executive officers relative to peer market data for similar roles. The Committee has complete discretion to modify or approve the CEO’s recommendations, and the CEO has no involvement in the Committee’s determination of his own base salary or that of the Executive Chairman. Actual salaries may vary from market medians based on factors such as job scope and responsibilities, experience, tenure, individual performance, retention risk and internal pay equity.

In connection with the COVID-19 pandemic, merit increases for our legacy UTC employees, including our legacy UTC NEOs, (that would have been effective in April 2020) were canceled. The Company also instituted a 10% salary reduction for our Collins Aerospace, Pratt & Whitney, and Corporate employees (which includes each of our NEOs) for the period between June and December of 2020. At Mr. Hayes’ request, the Committee reduced his base salary for the same period by 20%.

Annual Incentive Awards

HOW ANNUAL INCENTIVE AWARDS ARE DETERMINED

The following formula is the basis for determining annual incentive awards for our NEOs.

However, the Committee retains the right to make discretionary adjustments to the performance factors if it determines that performance measured by the financial metrics does not accurately reflect the overall quality of performance for the year. Further, the Committee may make discretionary adjustments to reflect its assessment of individual performance. See “Committee’s Use of Discretion” and “Individual Performance Adjustments” on page 51 for additional details.

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COMPENSATION DISCUSSION AND ANALYSIS | 2020 PRINCIPAL ELEMENTS OF COMPENSATION

ANNUAL INCENTIVE TARGETS

Each NEO has an annual incentive target that is expressed as a percentage of base salary. Annual incentive targets are based on relevant market data for each NEO’s role and generally are set to approximate the median of the CPG.

2020 ANNUAL INCENTIVE TARGETS

Below are the 2020 annual incentive target percentages for each of our NEOs, including any changes that occurred during 2020. Annual incentive targets are pro-rated for the year in the case of mid-year adjustments.

NEO	Target % at the beginning of 2020	Target % at the end of 2020	Effective Date of Adjustment
Gregory J. Hayes	175%	200%	April 3
Anthony F. O’Brien III	100%	110%	April 3
Robert K. Ortberg	125%	125%	n/a
Michael R. Dumais	90%	90%	n/a
Stephen J. Timm	80%	100%	February 15
Neil G. Mitchill, Jr.	70%	70%	n/a

Messrs. Hayes, O’Brien and Timm had changes to their annual incentive target percentage during 2020 for the following reasons:

•	As detailed on pages 83-84, the Company entered into an employment agreement with Mr. Hayes that became effective upon the Merger. In accordance with this agreement, his annual incentive target was increased at the time of the Merger to be equivalent to Mr. Kennedy’s pre-Merger target.
•	Following the Merger, the RTX Compensation Committee increased Mr. O’Brien’s target percentage to better align his target opportunity with the median of the new RTX CPG.
•	In connection with his appointment as President of Collins Aerospace, Mr. Timm’s annual incentive target percentage was increased to better align with the median of the CPG for his new role.

These target percentages are multiplied by each NEOs’ base salary on December 1 to arrive at the annual incentive target in dollars. While the Company reduced base salaries by 10% (and 20% for Mr. Hayes) in connection with COVID-19 (as discussed on the prior page), the Company did not adjust base salaries for the purposes of determining annual incentive target dollar values for 2020.

PERFORMANCE FACTORS

The Committee establishes annual financial performance goals at threshold, target and maximum levels for each business unit and the Company. Performance relative to these goals determines the performance factors used to fund the annual incentive pool for Corporate employees and for employees of each business unit.

Threshold, target and maximum performance levels each have a corresponding funding level percentage, and each metric is measured and funded independently. Performance below the threshold level will result in 0% funding, while performance above the maximum level cannot exceed the maximum funding level. Performance that falls between the threshold, target and maximum levels results in funding between the applicable levels.

2020 Performance Factors

Since full-year performance goals would not be measurable or relevant following the Spinoffs and Merger, which were expected to occur following the first quarter (Q1) of the year, the compensation committees of legacy UTC and legacy RTN separately set company performance goals for Q1 for their respective annual incentive programs in early 2020. Performance goals set prior to the Spinoffs and Merger were then measured at the time of the Spinoffs and Merger, and new goals were set for the combined company for the remainder of 2020 by the RTX Compensation Committee.

Pre-Merger Performance Factors. Performance results for Q1 2020 were measured relative to the pre-established goals, and pre-Merger performance factors were calculated for each legacy company, as shown in the following two tables.

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COMPENSATION DISCUSSION AND ANALYSIS | 2020 PRINCIPAL ELEMENTS OF COMPENSATION

PRE-MERGER PERFORMANCE GOALS, RESULTS AND PERFORMANCE FACTORS FOR LEGACY UTC CORPORATE EXECUTIVES

Metric(1)	Weight	Threshold (50% funding)	Target (100% funding)	Maximum (200% funding)	Actual Results	Factor
Net Income ($M)	60%	$915	$1,525	$2,135	$1,645	120%
Free Cash Flow ($M)	40%	($65)	$185	$435	$470	200%
				Pre-Merger UTC Performance Factor		152%

(1)	Reflects goals established pre-Merger for UTC Corporate executives. Performance goals, results and factors are based on non-GAAP financial measures. See Appendix B on pages 119-120 for more information.

PRE-MERGER PERFORMANCE GOALS, RESULTS AND PERFORMANCE FACTORS FOR LEGACY RTN EXECUTIVES

Metric(2)	Weight	Threshold (50% funding)	Target (100% funding)	Maximum (200% funding)	Actual Results	Factor
Bookings ($M)	20%	$4,950	$5,500	$6,600	$8,203	200%
Net Sales ($M)	30%	$6,152	$6,836	$7,520	$7,068	134%
Operating Income ($M)	30%	$567	$630	$757	$819	200%
Free Cash Flow ($M)	20%	($888)	($688)	($313)	($631)	115%
				Pre-Merger RTN Performance Factor		163%

(2)	Reflects goals established pre-Merger for RTN executives. Operating income and free cash flow performance goals, results and factors are based on non-GAAP financial measures. See Appendix B on pages 119-120 for more information.

These pre-Merger performance factors were used to fund 25% of the 2020 annual incentive pool for each legacy company’s executives.

Post-Merger Performance Factor. Following the Merger, the RTX Compensation Committee established performance goals for the remainder of the year for Corporate, Raytheon Missiles & Defense (“RMD”) and Raytheon Intelligence & Space (“RI&S”). For Pratt & Whitney and Collins Aerospace, full-year targets, established by the UTC Compensation Committee prior to the Merger, were re-established to account for the impact of the COVID-19 pandemic and the various divestitures that occurred in connection with the Merger. The goals were set to align with the post-Merger operating plan for the combined company.

Since the Committee considered the significant impact of COVID-19 on the Company when establishing performance goals following the Merger, the Committee reduced the funding levels for Corporate and our commercial aerospace business units. For these businesses, the achievement of target-level performance would result in funding of 75% rather than 100%. Threshold-level funding was also reduced from 50% to 25% and maximum-level funding was reduced from 200% to 125%. The Committee believed these adjustments appropriately balanced the impact of the pandemic and the need to continue leadership’s focus on the successful integration of the two legacy companies. Since the pandemic was not expected to have a significant impact on the operating plans for RMD and RI&S, the post-Merger performance goals and funding levels for those businesses remained unchanged for the remainder of 2020.

POST-MERGER PERFORMANCE GOALS, RESULTS AND PERFORMANCE FACTOR FOR RTX CORPORATE EXECUTIVES

Metric(3)	Weight	Threshold (25% funding)	Target (75% funding)	Maximum (125% funding)	Actual Results	Factor
Net Income ($M)	40%	$1,395	$1,860	$2,325	$2,467	125%
Free Cash Flow ($M)	60%	$780	$1,280	$3,280	$3,070	120%
				Post-Merger RTX Performance Factor		122%

(3)	Reflects goals established post-Merger for RTX Corporate. Earnings and free cash flow goals for each of the business units were established separately. Performance goals, results and factors are based on non-GAAP financial measures. See Appendix B on pages 119-120 for more information.

This post-Merger performance factor was used to fund 75% of the 2020 annual incentive pool for RTX Corporate executives.

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COMPENSATION DISCUSSION AND ANALYSIS | 2020 PRINCIPAL ELEMENTS OF COMPENSATION

Committee’s Use of Discretion. Our annual incentive program is designed to closely align individual payouts with performance relative to pre-established financial goals. However, the Committee retains the authority to make upward or downward adjustments to the calculated performance factors if it determines that Company and/or business unit performance measured by these metrics does not accurately reflect the overall quality of performance for the year. Although the achievement of financial performance goals remains the primary basis for determining annual incentive payouts, in the past the Committee has made both positive and negative adjustments to performance factors. Examples of situations that could result in discretionary adjustments include:

•	Material, unforeseen circumstances beyond management’s control that affected financial performance results relative to the established goals, including certain non-recurring charges and credits unrelated to operating performance;
•	Tax or accounting rule adjustments that positively or negatively impact performance; and
•	Changes to the Company’s capital structure.

FULL-YEAR PERFORMANCE FACTORS AND ADJUSTED PAYOUTS

For 2020, the Committee used its discretionary authority to reduce the final full-year Corporate calculated performance factors of 129% for legacy UTC and 132% for legacy RTN to a factor of 100% of target.

At the time the post-Merger performance goals were set, the unprecedented uncertainty surrounding the impact of COVID-19 on the Company and the broader aerospace industry made setting realistic yet challenging, performance goals extremely difficult. Given these challenges, the Committee believes this reduction was appropriate and effectively balanced the impact of COVID-19 on our Company and shareowners while recognizing the substantial and important work that has been done to ensure the successful execution of the Spinoffs and Merger and continued focus on integration activities.

The table below shows how the pre- and post-Merger performance factors were pro-rated to create a full-year performance factor for each legacy company’s Corporate employees. It also shows how the Committee’s discretionary adjustment affected the final Corporate performance factor.

	Pre-Merger (25% Weight)(1)		Post-Merger (75% Weight)(1)		Full-Year Results(1)
	Unweighted Performance Factor	Weighted Performance Factor	Unweighted Performance Factor	Weighted Performance Factor	Calculated Performance Factor	Final Performance Factor Approved by Committee
Legacy UTC(2)	152%	38%	122%	91%	129%	100%
Legacy RTN(2)	163%	41%	122%	91%	132%	100%

(1)	Reflects results for Corporate only; results for each of the business units differ.
(2)	Rounding has been applied to performance factors above.

As discussed in detail on page 57, due to the substantial impact of the COVID-19 pandemic on our employees, shareowners and the communities in which we live and work, Mr. Hayes requested that the Committee further reduce his award to approximately 81% of target and consider donating the forgone amount ($600,000) to charities impacted by COVID-19.

POOL FUNDING AND ALLOCATION

Annual incentive funding pools are calculated by first multiplying each eligible executive’s annual incentive target dollar value (base salary x target percentage) by the applicable performance factor (Corporate or a specific business unit) approved by the Committee. These amounts are then aggregated to determine award pools for Corporate and each business unit and are subsequently allocated among eligible executives within each business based on individual performance.

INDIVIDUAL PERFORMANCE ADJUSTMENTS

Our NEOs begin the year with individual financial, strategic and/or operational objectives. Based on the CEO’s assessment of each NEO’s performance, he may recommend that the Committee make a discretionary adjustment to increase or decrease the annual incentive award calculated using the performance factor approved by the Committee. The Committee considers these recommendations and makes adjustments it deems appropriate. Mr. Hayes has no role in the Committee’s determination of his annual incentive award.

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COMPENSATION DISCUSSION AND ANALYSIS | 2020 PRINCIPAL ELEMENTS OF COMPENSATION

ADDITIONAL DETAILS ON PERFORMANCE GOALS AND RESULTS SET POST-MERGER

As discussed on page 50, following the Merger, the Committee set performance goals for the post-Merger portion of the year for RI&S, RMD and Corporate and re-established full-year performance goals for Pratt & Whitney and Collins Aerospace. Below are additional details on performance goals and results established following the Merger, and how these results were combined with the pre-Merger results to determine the full-year performance factors.

	RTX Earnings	RTX FCF	Business Unit Earnings	Business Unit FCF
How were performance metrics defined for annual incentive purposes post-Merger?	RTX’s net income, adjusted for restructuring, acquisition accounting adjustments, non-recurring and other significant, non-operational items.(1)	RTX FCF, adjusted for certain restructuring, non-recurring and other significant, non-operational items.(1)	Business unit operating income, adjusted for certain restructuring, non-recurring and other significant, non- operational items and the impact of acquisitions and divestitures.(1)	Business unit FCF, adjusted for certain restructuring, non-recurring and other significant, non-operational items.(1)
Why did the Committee select these metrics?	The Committee believes that adjusted net income is an appropriate RTX-wide earnings goal because it includes the impact of items such as tax, interest and foreign exchange fluctuations, which are managed at the Corporate level and thus relevant to assessing RTX’s overall performance.	The Committee believes that FCF performance is a relevant measure of our ability to generate cash to fund our operations and key business investments and to return capital to shareowners.	The Committee believes that operating earnings growth, exclusive of tax, interest and foreign exchange exposure, should be the focus of business unit performance.	The Committee believes that FCF performance is a relevant measure of the business units’ ability to generate cash to fund their operations and key business investments and to return capital to shareowners.
Why does the Company use non-GAAP financial performance goals for annual incentive purposes?	The Committee believes annual incentives should not be positively or negatively impacted by short-term decisions made in the best interest of RTX’s long-term business strategies. Using non-GAAP performance measures encourages decision-making that considers long-term value creation that does not conflict with short-term incentive metrics. Adjustments for restructuring, non-recurring and other significant, non-operational items and for acquisitions and divestures provide a more relevant assessment of business performance and align compensation opportunities with the non-GAAP financial expectations we communicate to shareowners.
What goals did the Committee set post-Merger?	$1,860 million adjusted net income goal.	$1,280 million FCF goal.	Adjusted operating income goals ranged from $280 million to $1,480 million for our business units.	FCF goals ranged from -$925 million to $2,150 million for our business units.
What financial results were used to determine post-Merger performance factors?	RTX’s post-Merger adjusted net income was $2,467 million.	RTX’s post-Merger FCF of $1,732 million was adjusted to $3,070 million for annual incentive purposes to exclude certain restructuring, non- recurring and other significant, non-operational items.	Adjusted business unit operating income ranged from $287 million to $1,423 million.	FCF results for our business units ranged from -$784 million to $3,016 million.
What were the resulting performance factors for each financial goal set post-Merger?	125% of target.	120% of target.	Ranged from 74% to 125% of target.	Ranged from 89% to 200% of target.
What were the weighted post-Merger performance factors?	The weighted earnings and FCF factors resulted in a blended RTX post-Merger performance factor of 122% of target.		The weighted earnings and FCF factors resulted in blended performance factors for our business units ranging from 84% to 153% of target.
What were the full-year performance factors when incorporating the pre-Merger portion of the year?	The full-year performance factor when incorporating the pre-Merger portion of the year resulted in a 129% factor for legacy UTC Corporate employees and a 132% factor for legacy RTN Corporate employees.		The full-year performance factors when incorporating the pre- Merger portion of the year ranged from 84% to 156% for our business units.
Did the Committee make any discretionary adjustments to the final full-year performance factors?	The Committee reduced the calculated performance factor for both legacy UTC and legacy RTN Corporate employees from 129% and 132%, respectively, to 100%. This adjustment was made in consideration of the impact of COVID-19 on our business, while recognizing the substantial efforts by our Corporate employees in the successful completion of the Spinoffs and Merger and ongoing integration efforts.		The Committee reduced some of the business units’ calculated performance factors in consideration of the impact of COVID-19 on our business. After these adjustments, the final performance factors ranged from 75% to 156%.

(1)	See Appendix B on pages 119-120 for details on how we calculate earnings and FCF for the purposes of determining the RTX and business unit performance factors.

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COMPENSATION DISCUSSION AND ANALYSIS | 2020 PRINCIPAL ELEMENTS OF COMPENSATION

WHAT’S HAPPENING WITH ANNUAL INCENTIVES FOR 2021?	RTX is committed to building a company that embraces diversity, equity and inclusion, ensuring our operations do not compromise the environmental health of future generations, and creating a safe workplace for our employees.

As a result, beginning in 2021, our annual incentive program incorporates a Corporate Responsibility Scorecard with various qualitative objectives in two categories: “People & Culture” and “Sustainability & Safety.” The Committee believes that incorporating these objectives into annual incentive awards will advance our efforts toward achieving our longer-term goals in these important areas.

These qualitative objectives will each be weighted at 10%, while our financial metrics — earnings and free cash flow — will each be weighted at 40%. Following the end of the performance year, the Committee will evaluate progress towards these qualitative objectives and use its discretion to assign a funding percentage for each category.

For our Corporate executives, performance will be measured on a Company-wide basis for the two financial metrics and two qualitative categories. At the business unit level, the Committee believes our annual incentive program should balance the importance of delivering on customer commitments while also leveraging expertise and resources across the Company to advance technology and innovation and to drive progress towards our corporate responsibility goals. As a result, awards for business unit executives will be funded 50% based on business unit performance and 50% based on Company-wide performance, in each case relative to the four metrics described above.

Long-Term Incentive Awards (“LTI”)

COMPOSITION OF 2020 GRANTS

The Committee annually reviews the design of our LTI awards to ensure consistency with our program’s fundamental objective of aligning the interests of executives and shareowners while attracting and retaining talented senior leaders.

The Committee expected the Spinoffs and Merger to occur on or around the end of the first quarter of 2020. Since these transactions would significantly transform our business portfolio, it was not practical for the Committee to establish three-year performance goals for Performance Share Units (“PSUs”) granted in early 2020, as it normally would. Instead, the 2020 LTI awards granted in February 2020 to our legacy UTC NEOs (except for Mr. Gill, who retired from the Company following the Spinoffs and Merger) consisted of Stock Appreciation Rights (“SARs”) and Restricted Stock Units (“RSUs”), each weighted at 50%. The Committee did not intend for this LTI mix to be a permanent structural change to our program or compensation philosophy.

ABOUT OUR 2020 LTI VEHICLES

Stock Appreciation Rights. SARs entitle the award recipient to receive, upon exercise, shares of RTX Common Stock with a market value equal to the difference between the market price of RTX Common Stock on the date the SARs are exercised and the exercise price that was set at the grant date (i.e., the closing price of RTX Common Stock on the date of grant). SARs vest and become exercisable three years from the grant date if the recipient is still employed by the Company at that time (with exceptions for death, disability, retirement, change-in-control and certain involuntary terminations) and expire 10 years from the grant date.

To align shareowner and executive interests, SAR awards directly link NEO compensation to share price appreciation. The Committee believes the 10-year term of these awards incentivizes decision-making that drives long-term shareowner value creation.

Restricted Stock Units. RSUs entitle the award recipient to receive shares of RTX Common Stock upon vesting. RSUs vest three years from the grant date if the recipient is still employed by the Company at that time (with exceptions for death, disability, retirement, change-in-control and certain involuntary terminations). During the vesting period, RSUs earn dividend equivalents that are reinvested as additional RSUs each time the Company pays a dividend to shareowners. These additional RSUs vest on the same date as the underlying RSUs.

The Committee believes this time-based vesting vehicle has enhanced senior executive retention during periods of significant business investment and market volatility. RSUs have less upside potential than SARs but have a stabilizing effect on the value of LTI awards.

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COMPENSATION DISCUSSION AND ANALYSIS | 2020 PRINCIPAL ELEMENTS OF COMPENSATION

How the Spinoffs and Merger Affected Outstanding LTI Awards

The Spinoffs and Merger impacted the outstanding LTI awards held by both legacy UTC and RTN executives, as detailed below.

LEGACY UTC

Impact on SARs

Vested SARs held by our legacy UTC NEOs were adjusted and converted into vested SARs of RTX, Carrier and Otis to recognize our executives’ contributions to UTC’s success as a combined company prior to the Spinoffs.

Unvested SARs held by our legacy UTC NEOs were adjusted and converted entirely into unvested RTX SARs to directly link executive compensation to future RTX share price appreciation.

Impact on RSUs Unvested RSUs held by our legacy UTC NEOs were adjusted and converted entirely into unvested RTX RSUs to enable our executives to share in the future success of RTX.

Impact on PSUs

Since the 2018 and 2019 PSUs had been designed to vest based on UTC-wide performance goals that would no longer be measurable after the Spinoffs, the unvested PSU awards held by our legacy UTC NEOs were converted entirely into time-based unvested RTX RSUs upon the Spinoffs to enable these executives to share in the future success of RTX. The conversion formula recognized UTC’s performance for the period up to the Spinoffs and assumed target-level performance for the remaining portion of the performance period. Following the Spinoffs, these RTX RSUs have vested or remain eligible to vest on their original vesting dates, subject to the executive’s continued employment.

The two tables below show how performance goals and results were used to determine the number of 2018 and 2019 UTC PSUs that were converted to unvested RTX RSUs upon the Spinoffs.

2018 UTC PSUs

UTC Metric(1)	Weight	Threshold	Target	Maximum	Actual	Performance Factor
EPS Growth(2)(3)	35%	4.1%	9.5%	14.9%	11.4%	136%
ROIC(2)(4)	35%	7.5%	8.9%	10.2%	9.3%	131%
TSR vs. the S&P 500(2)	30%	25th %ile	50th %ile	75th %ile	51.8th %ile	107%
			Pre-Spinoff Performance Factor			126%

Performance Period	Performance Factor	Portion of Performance Period	Weighted Performance Factor
Pre-Spinoff	126%	75%	94%
Post-Spinoff	100%(5)	25%	25%
Final 2018 Performance Factor (percentage of PSUs converted to RSUs)			119%

The resulting 2018 RSU awards vested for qualifying executives in early 2021.

(1)	Performance goals, results and factors are based on non-GAAP financial measures. Rounding has been applied to the performance factors above. See Appendix B on pages 119-120 for more information.
(2)	EPS (used for purposes of calculating EPS growth) and ROIC performance were measured based on the last audited financial quarter as of the date of the Spinoffs (i.e., the fourth quarter of 2019) and TSR performance was measured through April 2, 2020 (the day prior to the Spinoffs).
(3)	For performance measurement purposes, GAAP diluted EPS was adjusted to account for the impact of non-recurring and non-operational charges. This adjustment is in accordance with plan provisions and was made to maintain the integrity of the original goals which did not reflect these significant events.
(4)	ROIC threshold, target and maximum performance goals were adjusted to reflect the pre-Spinoff portion of the performance period, so that performance measured as of the Spinoffs was relative to performance goals for that same time period. This adjustment is in accordance with plan provisions and was made to maintain the integrity of the original goals which did not reflect these significant events.
(5)	Target performance assumed for the post-Spinoff portion of the performance period.

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COMPENSATION DISCUSSION AND ANALYSIS | 2020 PRINCIPAL ELEMENTS OF COMPENSATION

2019 UTC PSUs

UTC Metric(1)	Weight	Threshold	Target	Maximum	Actual	Performance Factor
EPS Growth(2)(3)	35%	1.8%	3.8%	5.8%	8.5%	200%
ROIC(2)(4)	35%	6.5%	7.9%	9.3%	8.7%	157%
TSR vs. the S&P 500(2)	30%	25th %ile	50th %ile	75th %ile	47.5th %ile	93%
			Pre-Spinoff Performance Factor			153%

Performance Period	Performance Factor	Portion of Performance Period	Weighted Performance Factor
Pre-Spinoff	153%	42%	64%
Post-Spinoff	100%(5)	58%	58%
Final 2019 Performance Factor (percentage of PSUs converted to RSUs)			122%

The resulting 2019 RSU awards are eligible to vest for qualifying executives in early 2022.

(1)	Performance goals, results and factors are based on non-GAAP financial measures. Rounding has been applied to the performance factors above. See Appendix B on pages 119-120 for more information.
(2)	EPS (used for purposes of calculating EPS growth) and ROIC performance were measured based on the last audited financial quarter as of the date of the Spinoffs (i.e., the fourth quarter of 2019) and TSR performance was measured through April 2, 2020 (the day prior to the Spinoffs).
(3)	For performance measurement purposes, GAAP diluted EPS was adjusted to account for the impact of non-recurring and non-operational charges. This adjustment is in accordance with plan provisions and was made to maintain the integrity of the original goals which did not reflect these significant events.
(4)	ROIC threshold, target and maximum performance goals were adjusted to reflect the pre-Spinoff portion of the performance period, so that performance measured as of the Spinoffs was relative to performance goals for that same time period. This adjustment is in accordance with plan provisions and was made to maintain the integrity of the original goals which did not reflect these significant events.
(5)	Target performance assumed for the post-Spinoff portion of the performance period.

LEGACY RTN

Under the legacy RTN 2019 Stock Plan and 2010 Stock Plan, the Merger was a change-in-control event. As a result, awards granted prior to May 24, 2017, which carried single trigger terms, vested immediately upon the Merger. Awards granted on or after May 24, 2017 had double trigger terms and accordingly were converted into RTX awards using the Merger exchange ratio. Legacy RTN unvested restricted stock awards (“RSAs”) and RSUs were converted into unvested RTX RSAs and RSUs, respectively. For RTN PSUs, performance was measured upon the Merger and awards were converted into unvested RTX RSUs, which remain eligible to vest on the award’s original vesting date, subject to the executive’s continued employment.

2018 RTN PSUs

RTN Metric(1)	Weight	Threshold	Target	Maximum	Actual	Performance Factor
ROIC(2)	50%	11.22%	12.73%	14.29%	13.62%	157.4%
Cumulative Free Cash Flow ($M)(2)	25%	$6,103	$7,603	$9,103	$9,167	200%
TSR vs. RTN Peer Group(2)	25%	8th	5th	2nd	7th	66.8%
Final 2018 Performance Factor (percentage of PSUs converted to RSUs)						145.4%

The resulting RSU awards vested for qualifying executives in the first quarter of 2021.

(1)	Performance goals, results and factors are based on non-GAAP financial measures. See Appendix B on pages 119-120 for more information.
(2)	ROIC and Cumulative Free Cash Flow performance were measured based on the last audited financial quarter as of the date of the Merger (i.e., the fourth quarter of 2019) and TSR performance was measured through April 2, 2020 (the day prior to the Merger).

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COMPENSATION DISCUSSION AND ANALYSIS | 2020 CEO PAY DECISIONS

2019 RTN PSUs

RTN Metric(1)	Weight	Threshold	Target	Maximum	Actual	Performance Factor
ROIC(2)	50%	12.14%	13.75%	15.43%	13.93%	110.6%
Cumulative Free Cash Flow ($M)(2)	25%	$7,039	$8,539	$10,039	$9,462	161.6%
TSR vs. RTN Peer Group(2)	25%	8th	5th	2nd	7th	66.8%
Final 2019 Performance Factor (percentage of PSUs converted to RSUs)						112.4%

The resulting RSU awards are eligible to vest for qualifying executives in the first quarter of 2022.

(1)	Performance goals, results and factors are based on non-GAAP financial measures. See Appendix B on pages 119-120 for more information.
(2)	ROIC and Cumulative Free Cash Flow performance were measured based on the last audited financial quarter as of the date of the Merger (i.e., the fourth quarter of 2019) and TSR performance was measured through April 2, 2020 (the day prior to the Merger).

2020 RTN PSUs

RTN PSUs granted in March of 2020 were converted to unvested RTX RSUs upon the Merger using an assumption of target-level performance and the Merger exchange ratio. The resulting RSU awards are eligible to vest in the first quarter of 2023.

WHAT’S HAPPENING WITH LONG-TERM INCENTIVES FOR 2021?

The Committee believes in a market-competitive, balanced approach to long-term incentives. As a result, beginning with the 2021 grants, senior officers received LTI awards as a mix of Performance Share Units (60%), Stock Appreciation Rights (20%), and Restricted Stock Units (20%). This increases the portion we have historically delivered in PSUs from 50% to 60%.

Further, since we now operate solely in the aerospace and defense industry, the Committee felt it appropriate to add an additional relative total shareowner return (“TSR”) metric. Our 2021 PSUs now have two TSR metrics—TSR vs. the S&P 500 companies, and TSR vs. aerospace and defense peers, with each metric weighted at 25%.

2020 CEO Pay Decisions

The Committee assessed Mr. Hayes’ 2020 performance favorably. Under his leadership, the Company successfully spun-off Carrier and Otis into two publicly traded companies, completed the Merger to form Raytheon Technologies, and navigated the unprecedented industry and business challenges of the COVID-19 pandemic. The Committee’s compensation decisions, as outlined on the following pages, reflect his ability to lead these complex and transformational initiatives, while positioning the Company for future long-term sustainable growth. As discussed in detail on pages 83-84, certain aspects of Mr. Hayes’ 2020 compensation were set by the fixed-term employment agreement he entered into with the Company in connection with the Merger. However, notwithstanding his employment agreement, Mr. Hayes also requested a reduced base salary and annual incentive award in light of the impact the COVID-19 pandemic has had on our employees and shareowners.

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COMPENSATION DISCUSSION AND ANALYSIS | 2020 CEO PAY DECISIONS

Gregory J. Hayes President & Chief Executive Officer AGE 60 RTX EXPERIENCE 31 YEARS

COMPENSATION OVERVIEW

Base Salary. During the Committee’s annual compensation review in February 2020, it determined Mr. Hayes’ $1.6 million base salary to approximate the peer group market median and as a result did not make any adjustments.

However, in connection with the COVID-19 pandemic, for the period between June and December 2020, Mr. Hayes requested that the Committee reduce his base salary by 20% after the Company instituted a 10% salary reduction for all Corporate, Pratt & Whitney and Collins Aerospace employees.

Annual Incentive Award. When UTC and RTN agreed to merge in 2019, UTC entered into employment agreements with the CEOs of each Company that became effective upon the completion of the Merger. These agreements outlined the leadership succession plan for the combined company and further aligned Mr. Hayes’ and Mr. Kennedy’s compensation opportunities (refer to pages 83-84 for additional details on Mr. Hayes’ employment agreement). Upon the completion of the Merger, Mr. Hayes’ annual incentive target increased to be equivalent to Mr. Kennedy’s pre-Merger target of 200% of base salary. As a result, Mr. Hayes’ 2020 annual incentive target was pro-rated with his pre-Merger target (175%) applied to the portion of the year prior to the Merger and his post-Merger target (200%) applied to the portion of the year following the Merger.

The performance for the pre-Merger portion of the year for legacy UTC executives was measured relative to UTC’s pre-Merger performance goals. RTX performance for the post-Merger portion of the year was measured relative to the RTX performance goals set by the RTX Compensation Committee following the Merger.

Combined, the pre- and post-Merger performance factors resulted in a full-year performance factor of 129% for legacy UTC Corporate executives, including Mr. Hayes. This factor would have resulted in a $4 million annual incentive award for Mr. Hayes.

However, the Committee then used its discretionary authority to adjust the final Corporate performance factor to 100%, as discussed on page 51. The Committee believes this adjustment was appropriate, taking into account the impact of COVID-19 on our Company and shareowners while recognizing the substantial and important work that has been done to ensure the successful execution of the Spinoffs and Merger, and post-Merger integration activities.

*	Mr. Hayes’ $1.6 million base salary does not reflect the 20% reduction discussed in this overview.

The Committee considered this factor, Mr. Hayes’ effective leadership of the Company, and the individual performance considerations noted on the following page and planned to award Mr. Hayes a $3.1 million award, an amount which aligns with this reduced factor.

However, with the substantial impact of the COVID-19 pandemic on the Company’s employees, shareowners and the communities in which we live and work, Mr. Hayes requested that the Committee further reduce his award to an amount equivalent to a factor of approximately 81% of target, which resulted in an award of $2.5 million. Mr. Hayes also requested that the Committee consider donating the forgone amount ($600,000) to charities impacted by the COVID-19 pandemic.

LTI. In consideration of Mr. Hayes’ strong performance, the Committee approved a 2021 long-term incentive award of $14.5 million, an amount which is moderately above the CPG median for his role.

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COMPENSATION DISCUSSION AND ANALYSIS | 2020 CEO PAY DECISIONS

INDIVIDUAL PERFORMANCE HIGHLIGHTS

•	Successfully led the completion of the largest aerospace and defense merger in history while simultaneously spinning off Carrier and Otis into standalone, publicly traded companies.
•	Achieved key Merger integration milestones and captured $240 million in synergies during 2020, exceeding the synergy goal we communicated to shareowners for the year.
•	Exceeded all key financial goals set for the post-Merger operating plan, including sales, net income and free cash flow.
•	Successfully maintained ample liquidity and cash flow during the pandemic, enabling RTX to distribute dividends to shareowners during the year, while many other companies reduced or suspended their dividends.
•	Effectively led the organization in its efforts to achieve a “best-in-class” diverse, equal and inclusive culture, including the development of RTX’s multi-year action plan aimed at making meaningful DE&I progress both inside and outside the Company.
•	Effectively navigated the unprecedented industry and business challenges of the COVID-19 pandemic, including instituting over $2 billion in cost cutting and $4.7 billion in cash conservation measures.
•	Led the Company’s efforts in supporting the global response to the COVID-19 pandemic, whether through our donation of 25,000 face shields, 1.3 million items of personal protective equipment or the 500,000 component parts to ventilators manufactured at our facilities.

What is “total direct compensation?”
In contrast to the Summary Compensation Table (on page 71), the sections on CEO and NEO pay decisions on pages 57-63 use a measure called “total direct compensation.” The Committee believes that total direct compensation provides a more accurate and up-to-date reflection of its annual pay decisions since it reflects its most recent assessment of Company/business unit and individual performance.

For example, 2020 total direct compensation includes the values approved by the Committee for LTI awards granted in February 2021 because these awards reflect its assessment of 2020 performance. The Summary Compensation Table, however, shows the grant date fair value of the LTI awards granted in February 2020, reflecting the Committee’s assessment of 2019 performance. In addition, the 2021 LTI award value approved by the Committee and included in total direct compensation differs from the value that will be reported in the Summary Compensation Table in 2022 due to the valuation methodology used for accounting purposes and for determining the number of shares granted. Certain elements included in the Summary Compensation Table, such as changes in pension values and other formulaic compensation components, are also excluded from total direct compensation because they do not relate to performance and fall outside the scope of the Committee’s annual pay decisions.

CEO TOTAL DIRECT COMPENSATION: THREE-YEAR COMPARISON

As shown in the chart below, and as discussed in our Guiding Principles on page 43, the Committee believes that a substantial portion of total direct compensation should be variable, contingent and directly linked to Company and individual performance. In 2020, 91% of Mr. Hayes’ total direct compensation was “at risk” variable compensation.

(1)	Does not reflect Mr. Hayes’ 20% base salary reduction associated with the COVID-19 pandemic for the period between June and December of 2020; however, does reflect the reduced annual incentive award that Mr. Hayes requested (discussed in detail on page 57).
(2)	Reflects annual LTI award values approved by the Committee. These values differ from the values reported in the Summary Compensation Table, which are calculated in accordance with FASB ASC Topic 718.

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COMPENSATION DISCUSSION AND ANALYSIS | 2020 PAY DECISIONS FOR OTHER NEOS

2020 Pay Decisions for Other NEOs

The Committee makes annual compensation decisions for our NEOs based on their individual performance and the overall performance of the Company (and business unit/function, where applicable). The following pages show each NEO’s 2020 total direct compensation values, which is defined on the prior page. We also provide individual performance highlights that contributed to the Committee’s pay decisions for each NEO.

Anthony F. O’Brien III Executive Vice President & Chief Financial Officer AGE 56 RTX EXPERIENCE 34 YEARS*

COMPENSATION OVERVIEW

Effective upon the Merger, Mr. O’Brien was appointed Executive Vice President & Chief Financial Officer of RTX, a position he held at RTN prior to the Merger.

Base Salary. The Committee made a market adjustment commensurate with Mr. O’Brien’s new role, increasing his base salary from $873,447 to $900,016, effective upon the Merger. However, in connection with the COVID-19 pandemic, the Company instituted a 10% base salary reduction for all Corporate employees for the period between June and December.

Annual Incentive Award. In connection with his appointment as RTX’s CFO, the Committee also increased Mr. O’Brien’s annual incentive target from 100% to 110% of base salary to better align it with the CPG median for his role.

The Corporate performance factor approved by the Committee was 100% (as discussed on page 51). In determining Mr. O’Brien’s 2020 annual incentive award, the Committee considered this factor, Mr. O’Brien’s effective leadership of RTX’s Finance function and the individual performance considerations noted here, and awarded him a $1 million annual incentive award for 2020. This amount aligns with the Corporate performance factor of 100%.

LTI. In consideration of Mr. O’Brien’s strong 2020 performance, the Committee approved a $4 million 2021 LTI award, an increased value from the award granted to Mr. O’Brien by legacy RTN before the Merger but a value below the CPG median for his new role.

Other Compensation Elements. In connection with his appointment to the ELG, the Committee granted Mr. O’Brien a $2 million ELG RSU award (see pages 66-67 for additional details on the ELG program).

INDIVIDUAL PERFORMANCE HIGHLIGHTS

•	Effective management of RTX’s Finance function, including:
	–	Leadership in completing the Merger and meeting our net debt commitments.
	–	Accomplishing timely SEC filings (e.g., for the Merger, discontinued operations and debt offerings).

**	The base salary shown here does not reflect the 10% COVID-19 pay reduction discussed in this overview.

	–	Execution of RTX’s financing strategies, ensuring ample liquidity for the Company (i.e., $2 billion bond financing, $8 billion debt exchange and $7 billion in credit facilities).
	–	Exceeding all key post-Merger financial commitments while ensuring compliance and strong internal controls.
•	Leadership in driving RTX’s disciplined capital allocation strategy, including:
	–	Our investments of $6.7 billion in company- and customer-funded research and development.
	–	The acquisition of Blue Canyon Technologies, a strategically important small satellite company, which combined with RI&S will provide fully integrated small satellite solutions.
	–	Consolidation of over $50 billion in pension assets.

*Includes years of service with RTN prior to the Merger on April 3, 2020.

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COMPENSATION DISCUSSION AND ANALYSIS | 2020 PAY DECISIONS FOR OTHER NEOS

Robert K. Ortberg Special Advisor to the Office of the CEO AGE 60 RTX EXPERIENCE 33 YEARS*

COMPENSATION OVERVIEW

Mr. Ortberg served as Chief Executive Officer of Collins Aerospace until February 7, 2020, when he transitioned to the role of Special Advisor to the Office of the CEO. Effective immediately prior to the Merger, Mr. Ortberg was appointed to the Board of Directors. However, he did not receive additional compensation for his Board service during 2020. Mr. Ortberg retired as an employee from the Company on February 28, 2021, but he will continue to serve on our Board.

Base Salary. Mr. Ortberg did not receive a merit increase to his base salary of $1,210,000 in 2020. In connection with the COVID-19 pandemic, the Company instituted a 10% base salary reduction for all Corporate employees for the period between June and December.

Annual Incentive Award. Since Mr. Ortberg spent a portion of the year at Collins Aerospace and the remainder of the year at Corporate, his performance factor was blended based on the time he served at each business. The Committee-approved performance factors for Collins Aerospace and Corporate were 75% and 100%, respectively, resulting in a blended performance factor for Mr. Ortberg of 98%. The Committee considered this blended performance factor and Mr. Ortberg’s effective leadership and awarded him a $1.6 million annual incentive award for 2020, an amount slightly above the blended performance factor of 98%.

LTI. Mr. Ortberg retired as an employee of the Company on February 28, 2021, and as a result, he did not receive an LTI award in 2021.

INDIVIDUAL PERFORMANCE HIGHLIGHTS

•	Leadership in setting the strategic direction of RTX’s technological innovation roadmap aimed at achieving revenue and technology synergies.
•	Successfully implemented the seamless Collins Aerospace leadership transition in early 2020.

**	The base salary shown here does not reflect the 10% COVID-19 salary reduction discussed in this overview.

•	Chaired the Aerospace Industry Association (AIA), the leading industry association for Aerospace and Defense.
•	Worked with the CEO to develop and implement the Raytheon Management System for the newly merged company.
•	Provided executive oversight and sponsorship to the Merger integration effort, including the leadership of the revenue synergy process, which identified more than 300 technology opportunities.
•	Worked with the RTX integration team to implement best practices learned from the successful Rockwell Collins integration.

*Includes years of service while at Rockwell Collins, which was acquired by the Company in 2018.

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COMPENSATION DISCUSSION AND ANALYSIS | 2020 PAY DECISIONS FOR OTHER NEOS

Michael R. Dumais Executive Vice President, Chief Transformation Officer AGE 54 RTX EXPERIENCE 22 YEARS

COMPENSATION OVERVIEW

During 2020, Mr. Dumais served as Executive Vice President, Operations & Strategy until the Merger in April, at which point he transitioned to the role of Executive Vice President, Corporate Strategy & Development. On January 11, 2021, Mr. Dumais was appointed to the role of Executive Vice President, Chief Transformation Officer.

Base Salary. Mr. Dumais did not receive a merit increase to his base salary of $850,000 during 2020. In connection with the COVID-19 pandemic, the Company instituted a 10% base salary reduction for all Corporate employees for the period between June and December.

Annual Incentive Award. The Committee-approved Corporate performance factor was 100% (as discussed on page 51). The Committee considered this performance factor, Mr. Dumais’ effective leadership of the Operations and Corporate Strategy functions and the individual performance considerations noted here and awarded him a $900,000 annual incentive award for 2020. This amount is moderately above the Corporate performance factor of 100%.

LTI. In consideration of Mr. Dumais’ strong 2020 performance, the Committee approved a $3.5 million 2021 LTI award, an amount above the market median for his role.

INDIVIDUAL PERFORMANCE HIGHLIGHTS

•	Led the successful completion of all operational and legal entity separation activities, financing and SEC requirements for the Spinoffs of Carrier and Otis.
•	Assured all closing conditions were met to support the completion of the Merger.

*	The base salary shown here does not reflect the 10% COVID-19 salary reduction discussed in this overview.

•	Oversaw the required regulatory divestitures associated with the Merger, including the sale of military GPS, airborne radio and space ISR businesses.
•	Developed the strategic rationale for the divestiture of our Forcepoint cybersecurity software business, negotiated the transaction and successfully completed the sale in January 2021.
•	Negotiated the acquisition of Blue Canyon Technologies.
•	Completed the portfolio review of various RTX business lines to establish go-forward investment and merger, acquisition and divestiture priorities.

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COMPENSATION DISCUSSION AND ANALYSIS | 2020 PAY DECISIONS FOR OTHER NEOS

Stephen J. Timm President, Collins Aerospace AGE 52 RTX EXPERIENCE 24 YEARS*

COMPENSATION OVERVIEW

Mr. Timm served as President of Collin Aerospace’s Avionics division from January until February 15, 2020, at which time he was appointed to the role of President, Collins Aerospace.

Base Salary. To align Mr. Timm’s base salary more closely with the market median for his new role, the Committee adjusted it from $490,000 to $675,000, effective February 15, 2020. However, in connection with the COVID-19 pandemic, the Company instituted a 10% base salary reduction for all Collins Aerospace employees for the period between June and December.

Annual Incentive Award. In connection with his appointment to the role of President of Collins Aerospace, the Committee increased Mr. Timm’s target annual incentive award from 80% to 100% of base salary to better align his annual incentive opportunities with the CPG median for his role.

The Committee-approved performance factor for Collins Aerospace was 75%. The Committee considered this performance factor, Mr. Timm’s effective leadership of Collins Aerospace and the individual performance considerations noted here and awarded him a $600,000 annual incentive award for 2020. This amount is moderately above the Collins Aerospace performance factor of 75%.

LTI. In consideration of Mr. Timm’s strong 2020 performance, the Committee approved a $3.5 million 2021 LTI award, an amount slightly above the market median for his role.

Other Compensation Elements. In connection with his appointment to the ELG, the Committee granted Mr. Timm a $1 million ELG RSU award (see pages 66-67 for additional details on the ELG program).

INDIVIDUAL PERFORMANCE HIGHLIGHTS

•	Collins Aerospace achieved several key “wins” during 2020, including:
	–	Selected by the U.S. Army to provide its Mounted Assured Positioning, Navigation and Timing System (MAPS Gen II) for manned and unmanned ground vehicles.

**	The base salary shown here does not reflect the 10% COVID-19 salary reduction discussed in this overview.

	–	Awarded a $700 million U.S. Air Force contract for its next-generation ejection seat, ACES 5.
	–	Selected by Northrop Grumman to play a key role in the modernization of America’s Intercontinental Ballistic Missile System under the Air Force Ground Based Strategic Deterrent program.
•	Introduced several new products to make the travel experience healthier and more efficient during COVID-19, including Kiosk Connect, which provides the first end-to-end contactless airport journey – eliminating the need to touch any screen during airport check-in or baggage drop.

*Includes years of service while at Rockwell Collins, which was acquired by the Company in 2018.

62    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS | 2020 PAY DECISIONS FOR OTHER NEOS

Neil G. Mitchill, Jr. Corporate Vice President, Financial Planning & Analysis & Investor Relations AGE 45 RTX EXPERIENCE 6 YEARS

COMPENSATION OVERVIEW

During 2020, Mr. Mitchill served as Acting Senior Vice President & Chief Financial Officer of UTC until the Merger, when he was appointed to the role of Corporate Vice President, Financial Planning & Analysis and Investor Relations of RTX.

Base Salary. Mr. Mitchill did not receive a merit increase to his base salary of $650,000 during 2020. Further, in connection with the COVID-19 pandemic, the Company instituted a 10% base salary reduction for all Corporate employees for the period between June and December.

Annual Incentive Award. The Committee-approved Corporate performance factor was 100% (as discussed on page 51). The Committee considered this performance factor, Mr. Mitchill’s effective leadership of the Finance function prior to the Merger and the Financial Planning & Analysis (“FP&A”) and Investor Relations organizations after the Merger, and the individual performance considerations noted here and awarded him a $500,000 annual incentive award for 2020. This amount is slightly above the Corporate performance factor of 100%.

LTI. In consideration of Mr. Mitchill’s strong 2020 performance, the Committee approved a $1.5 million 2021 LTI award, an amount above the market for his role.

INDIVIDUAL PERFORMANCE HIGHLIGHTS

•	Strong and effective leadership of UTC’s Finance function prior to the Merger and RTX’s FP&A and Investor Relations organizations following the Merger, including:
	–	Critical support from the UTC Finance function in preparation for the Spinoffs and Merger.
	–	Led the development of RTX’s post-Merger operating plan.
	–	Effective communication to our investor community, along with leading our robust shareowner outreach efforts, which included

*	The base salary shown here does not reflect the 10% COVID-19 salary reduction discussed in this overview.

meeting with 21 of our top 25 investors during the year.
–	Oversight of RTX’s COVID-19 cost reduction and cash conservation efforts, which included the achievement of over $2 billion in cost reduction and $4.7 billion in cash conservation, an amount that exceeded our $4 billion cash conservation commitment for the year.
–	Managed RTX’s Merger-related synergies and structural cost actions that resulted in combined run rate savings exceeding our expectations for 2020 by approximately $90 million.

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COMPENSATION DISCUSSION AND ANALYSIS | OTHER COMPENSATION ELEMENTS

Other Compensation Elements

Retirement and Deferred Compensation Benefits

Our retirement and deferred compensation plans play an important role within our overall executive compensation program by providing an element of financial security that helps RTX attract and retain talented executives. Over the years, these programs have been modified to maintain a competitive position within an evolving market. We believe the overall design of our retirement and deferred compensation programs is consistent with compensation practices in the marketplace. We expect the integration of the legacy UTC and RTN retirement and deferred compensation plans to take multiple years. As a result, each of our NEOs is eligible to participate in the retirement and deferred compensation plans of his legacy company only.

Below are brief descriptions of each of our retirement and deferred compensation arrangements. See the Pension Benefits and the Nonqualified Deferred Compensation sections on pages 78-83 for more details.

LEGACY UTC

Each of our 2020 NEOs, except for Mr. O’Brien, is or has been eligible to participate in some or all of the legacy UTC plans below.

Plan	Description
UTC Pension Plan (formerly known as the UTC Employee Retirement Plan)	A tax-qualified, defined benefit pension plan that provides retirement benefits to legacy UTC employees hired prior to January 1, 2010. Effective December 31, 2014, participants hired prior to July 1, 2002, who had been covered by the final average earnings (“FAE”) formula of this plan, transitioned to a Cash Balance formula, which was already in effect for participants hired on or after July 1, 2002. Under the Cash Balance formula, participants earned two types of credits: pay credits and interest credits. See pages 78-79 for additional details on these formulas. Effective December 31, 2019, this plan was frozen, other than with respect to continued interest credits on Cash Balance accounts in the plan. Active participants who were previously eligible for Cash Balance benefits under this plan became eligible for equivalent age-based contributions under the UTC Employee Savings Plan beginning January 1, 2020.
UTC Pension Preservation Plan	An unfunded, nonqualified defined benefit pension plan that mirrors the benefit formulas, compensation recognition, retirement eligibility and vesting provisions of the tax-qualified UTC Pension Plan. For legacy UTC employees hired prior to January 1, 2010, it provides pension benefits not provided under the tax-qualified pension plan because of Internal Revenue Code (“IRC”) compensation and benefit limits. Effective December 31, 2019, this plan was frozen, other than with respect to continued interest credits on Cash Balance accounts in the plan. Active participants who were previously eligible for Cash Balance benefits under this plan became eligible for equivalent age-based contributions under the UTC Company Automatic Contribution Excess Plan beginning January 1, 2020.
UTC Employee Savings Plan	A tax-qualified, defined contribution plan (401(k) plan) where legacy UTC employees receive a matching contribution in the form of Company stock units with a value equal to 60% of the first 6% of pay (consisting of base salary plus annual incentive awards) contributed by the employee. Salaried legacy UTC employees hired on or after January 1, 2010, receive an additional age-based Company contribution (ranging from 3% to 5.5% of earnings) to their UTC Employee Savings Plan account. Effective January 1, 2020, salaried legacy UTC employees hired prior to January 1, 2010, who previously participated in the UTC Pension Plan, now receive additional age-based Company contributions (ranging from 3% to 8% of earnings), an amount equivalent to the Cash Balance benefits previously provided under the UTC Pension Plan.
UTC Savings Restoration Plan	An unfunded, nonqualified plan that permits eligible legacy UTC employees to defer up to 6% of their compensation to the extent such compensation exceeds the U.S. Internal Revenue Code (“IRC”) compensation limit applicable to the qualified UTC Employee Savings Plan. The Company provides matching contributions in the form of RTX stock units at the same rate (60% of the first 6% of pay) that would have been provided in the UTC Employee Savings Plan, if not for the IRC compensation limit.
UTC Company Automatic Contribution Excess Plan	An unfunded, nonqualified plan in which eligible legacy UTC employees may receive an age-based Company automatic contribution for amounts above the IRC limits applicable to the qualified UTC Employee Savings Plan. For employees hired on or after January 1, 2010, these age-based contributions range from 3% to 5.5% of earnings. Beginning January 1, 2020, legacy UTC employees hired prior to January 1, 2010, who previously participated in the UTC Pension Plan, receive Company contributions ranging from 3% to 8% of earnings. The plan also provides missed matching contributions for employees whose contributions to the UTC Employee Savings Plan are limited by the IRC contribution limit.

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COMPENSATION DISCUSSION AND ANALYSIS | OTHER COMPENSATION ELEMENTS

Plan	Description
UTC Deferred Compensation Plan	An unfunded, nonqualified plan that allows legacy UTC executives to defer up to 50% of base salary and up to 70% of annual incentive awards.
UTC LTIP Performance Share Unit Deferral Plan	An unfunded, nonqualified plan that allows legacy UTC executives to defer between 10% and 100% of their vested PSU awards. Upon vesting, the deferred portion of each PSU award is converted into deferred stock units that accrue dividend equivalents.

LEGACY RTN

Legacy RTN executives, including Mr. O’Brien, are eligible to participate in some or all of the legacy RTN plans below.

Plan	Description
Raytheon Company Pension Plan for Salaried Employees	A tax-qualified, defined benefit pension plan in which legacy RTN employees hired prior to January 1, 2007, are eligible to participate. The plan is company-funded and since 1981 has not permitted employee contributions. Benefits under the plan are based on a final average earnings (“FAE”) formula of 1.8% for each of the first 20 years of credited service and 1.2% for each year of credited service thereafter, reduced by the same percentage of the employee’s estimated primary Social Security benefit. FAE is defined as the average of the 60 highest consecutive months of compensation in the final 120 months of employment and includes base salary and annual incentive awards.
Raytheon Company Parity Pension Plan	An unfunded, nonqualified excess pension plan that provides benefits that would have been provided to legacy RTN participants under the tax-qualified pension plan but for IRC compensation and benefit limits. The plan features are generally the same as the features of the qualified RTN pension plan, except that the forms of payment under the Parity Pension Plan are subject to certain IRC restrictions.
Raytheon Company Supplemental Executive Retirement Plan	An unfunded, nonqualified pension plan for eligible legacy RTN senior executives, including Mr. O’Brien, designed to replicate, but not exceed, the retirement benefit that a mid-career person joining the Company would have achieved under the qualified and excess RTN pension plans had such person begun his or her career with the Company. The plan provides a pension of 35% of FAE after ten years of service and age 55, increasing by 3% of FAE for every additional year of service up to a maximum of 50% of FAE. Amounts payable under this plan will be offset by amounts payable under other legacy RTN pension plans, any prior employer plan and Social Security benefits.
Raytheon Company Savings and Investment Plan	A tax-qualified, defined contribution plan (401(k) plan) in which legacy RTN executive officers are eligible to participate in the same manner as substantially all other employees. Employees receive a matching contribution with a value equal to 100% of the first 3% for the first 5 years or 4% of pay thereafter (consisting of base salary plus annual incentives) contributed by the employee. Under the Retirement Income Savings Program (“RISP”) within this plan, employees hired on or after January 1, 2007, who are not eligible to participate in the legacy RTN pension plans, receive an additional contribution (ranging from 2.5% to 7% of earnings for most eligible employees) based on age at hire and years of service. Employees hired in 2007-2009 are eligible for a slightly higher employer contribution of between 3% and 9% based on age and years of service. Mr. O’Brien is not currently eligible to participate in the RISP.
Raytheon Company Deferred Compensation Plan	An unfunded, nonqualified plan that permits legacy RTN employees who are projected to reach the IRC compensation limit to defer between 3% and 50% of their base salary in excess of that limit and between 3% and 90% of their annual incentive awards, and to receive tax-deferred returns on those deferrals. The Company also matches up to 4% of deferrable compensation on amounts above the IRC limits.

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COMPENSATION DISCUSSION AND ANALYSIS | OTHER COMPENSATION ELEMENTS

Perquisites and Other Benefits

We provide our senior executives with the following benefits, which the Committee believes contribute to recruitment and retention and are consistent with market practice. The perquisites and other benefits provided to each NEO are dependent on the NEO’s legacy company (UTC or RTN).

Perquisite/Benefit*	Description
Life and Excess Liability Insurance	Legacy RTN NEOs, including Mr. O’Brien, receive an executive life and excess liability insurance benefit for which premiums are paid by the Company. Legacy RTN executive life is a split dollar policy with benefits up to four times base salary (capped at $3 million during employment). Following retirement, coverage reduces by 12.5% annually for five years and after five years, the benefit equals 100% of final base salary.
Legacy UTC prospectively eliminated executive life insurance benefits for ELG members appointed after January 31, 2015. Under this legacy benefit, an ELG member received company-funded life insurance coverage up to three times their base salary at age 62 (projected or actual). Once vested (age 55 or older with three years of service as an ELG member), the Company funds the policy and maintains coverage following retirement.
Long-Term Disability	Legacy UTC NEOs are provided the ELG long-term disability benefit, which provides an annual benefit only upon disability, equal to 80% of the sum of the executive’s base salary and target annual incentive award at the time of disability.
Healthcare	All NEOs are eligible to participate in the same healthcare benefits offered to other employees of their legacy company.
Executive Physical	All NEOs are eligible for a comprehensive annual executive physical.
Company Car	Legacy UTC NEOs receive an annual allowance toward the cost of a leased vehicle and ancillary vehicle benefits. The value of the allowance varies by ELG appointment date. Lease payments above the annual allowance are paid directly by the executive. For security reasons, our CEO and Executive Chair have access to a company-provided car and driver when needed, which is primarily used for business purposes.
Financial Planning	All NEOs are eligible to receive an annual financial planning benefit.
Personal Aircraft Usage	RTX’s policy allows only our CEO and Executive Chair to use the corporate aircraft for personal use, unless a special exception is approved for extraordinary circumstances. The Committee believes this helps our CEO and Executive Chair use their time more effectively, as well as being essential for security and personal safety.
Security Arrangements	Our CEO and Executive Chair are eligible to receive a security system monitoring at their residences.

*See footnote (6) of the Summary Compensation Table on pages 72-73 for more details on these perquisites/benefits.

Severance and Change-in-Control Arrangements

As a result of the Merger of UTC and RTN that closed on April 3, 2020, and the Rockwell Collins acquisition that closed on November 26, 2018, benefits provided to most of our NEOs upon separation from the Company vary depending upon each NEO’s legacy company (UTC, RTN or Rockwell Collins) and generally expire within two to three years following the relevant transaction. Details of each NEO’s individual severance and change-in-control arrangements as of year-end can be found on pages 83-90.

While most of our NEOs have specific fixed-term, Merger-related severance coverage, the RTX Compensation Committee has decided to maintain legacy UTC’s Executive Leadership Group (“ELG”) program on a go-forward basis.

The ELG program has been in place since 1989 and currently covers approximately 40 of the Company’s most senior leaders and key executives who are potential successors to senior leadership roles. Over the years, the program has been modified a number of times to align with market best practices and to serve the evolving needs of the Company.

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COMPENSATION DISCUSSION AND ANALYSIS | OTHER COMPENSATION ELEMENTS

While earlier versions of the program provided cash severance benefits (see below), the current program includes an RSU award granted to executives upon their appointment to the ELG that vests only upon a qualifying separation; and the executive entering into an agreement containing the restrictive covenants noted below.

The ELG RSU award acts as a cash severance replacement tool, which the Committee believes more closely aligns our executives with shareowners’ interests.

Under the terms of the ELG agreement, a “qualifying separation” generally occurs upon:

•	A mutually agreeable separation from the Company due to an ELG member’s position being eliminated or diminished by a divestiture, restructuring, shift in priorities or similar event following three years of ELG membership;
•	Retirement on or after age 62 following three years of ELG membership; or
•	Involuntary (not for cause) or voluntary (for good reason) terminations within two years of a change-in-control event.

The changes to the ELG separation benefit over the years have been applied prospectively due to existing contractual commitments. Therefore, benefit eligibility depends on when the executive was appointed to the ELG, as shown in the table below.

ELG Appointment Date
	Prior to January 2006	Between January 2006 and April 2013	On or after May 2013
ELG Cash Separation Benefit	2.5x base salary	2.5x base salary if a qualifying separation occurs prior to age 62	No cash benefit
ELG RSU Award(1)	No award granted	RSU award with a grant value equal to 2x base salary that vests if a qualifying separation occurs on or after age 62	RSU award with a grant value up to $2 million depending on role, that vests upon a qualifying separation
NEO Participation(2)	Gregory J. Hayes	Michael R. Dumais	Anthony F. O’Brien III(3) Stephen J. Timm Neil G. Mitchill, Jr.

(1)	ELG RSUs earn dividend equivalents during the vesting period that are reinvested as additional RSUs and are subject to the same vesting conditions as the underlying award.
(2)	While Mr. Ortberg was appointed to the ELG, he does not participate in the ELG severance program due to the special employment agreement he entered into with UTC in connection with the acquisition of Rockwell Collins in 2018 (see page 87 for additional details).
(3)	Upon the Merger, Mr. O’Brien, who is a legacy RTN executive, was appointed to the ELG.

Mr. Hayes and Mr. Dumais are the only ELG members who remain eligible for the ELG program’s former cash severance benefit. During the three-year term of Mr. Hayes’ post-Merger employment agreement (see pages 83-84) and the two-year term of the UTC Merger Severance Plan for Corporate Office Executives and Other Key Employees (see page 88), in which Mr. Dumais is a participant, they are not eligible to receive the ELG cash severance. However, following the expiration of the agreement and plan, both Mr. Hayes and Mr. Dumais would resume eligibility for the ELG cash severance benefits. Upon the Merger, Mr. O’Brien, who is a legacy RTN executive, was appointed to the ELG. However, he will not become eligible for separation benefits under the ELG program until he has been in the ELG for three years, at which point he would no longer be covered by his legacy RTN change-in-control benefits (detailed on pages 85-86).

Regardless of the changes made to the program over the years, all ELG separation benefits include enhanced post-employment restrictive covenants designed to protect the Company’s interests, including (i) non-competition; (ii) employee non-solicitation; (iii) non-disparagement; (iv) protection of confidential, sensitive and proprietary information; and (v) post-termination cooperation.

ELG members appointed on or after May 2013 are subject to a one-year, post-termination, non-competition covenant regardless of whether they vest in their ELG RSU award, and if the ELG RSU award does vest, these ELG members are subject to an additional one-year non-competition agreement.

The ELG separation benefit is not treated as compensation for purposes of determining benefits under the pension plans or any other benefit programs. Distributions are subject to certain restrictions imposed by IRC Section 409A.

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COMPENSATION DISCUSSION AND ANALYSIS | OTHER EXECUTIVE COMPENSATION POLICIES AND PRACTICES

RAYTHEON TECHNOLOGIES CORPORATION 2018 LONG-TERM INCENTIVE PLAN

Since legacy UTC is the surviving company of the Merger, the Merger did not trigger a change-in-control event under the United Technologies Corporation 2018 Long-Term Incentive Plan, which has since been renamed the Raytheon Technologies Corporation 2018 Long-Term Incentive Plan (“RTX LTIP”). However, should a future RTX change-in-control event occur, upon a qualifying termination (i.e., involuntary (not for cause) or good reason termination) within two years of a change-in-control event, the vesting of outstanding LTI awards granted under this plan would accelerate. For performance awards, performance goals would be deemed achieved at the greater of actual or target performance levels.

A change-in-control as defined in the Plan would generally occur upon:

•	The acquisition of 20% of RTX’s outstanding shares by a person or a group;
•	Incumbent directors no longer constituting a majority of the Board;
•	A merger or similar event where RTX shareowners own less than 50% of the voting shares of the new organization; or
•	A complete liquidation or dissolution is approved by RTX’s shareowners.

LEGACY UTC SENIOR EXECUTIVE SEVERANCE PLAN

Change-in-control severance protection under our legacy UTC Senior Executive Severance Plan (“SESP”) was designed to ensure continuity of management in potential change-in-control situations. In response to changing market practices, legacy UTC closed this program to new participants effective June 2009. Accordingly, Mr. Hayes is the only executive who remains eligible for the SESP benefit. All other ELG members were appointed to the ELG on or after June 2009 and instead are covered by the ELG RSU award which would vest in the event of a qualifying termination within two years of a change-in-control event.

While the Merger of UTC and RTN was executed as a “merger of equals,” as a legal matter, a change-in-control (as defined in the Plan) under the SESP was not triggered. However, should an RTX change-in-control event occur after the three-year term of Mr. Hayes’ employment agreement (as described in detail on pages 83-84), Mr. Hayes would then be eligible to receive a cash severance benefit under the SESP.

The SESP cash severance is equal to 2.99x the sum of base salary and Mr. Hayes’ target annual incentive award for the year in which termination occurs, subject to various restrictive covenants. The SESP benefit would be reduced by 1/36th for each month that termination occurs after age 62 and, accordingly, is completely phased out at age 65. Benefits under the SESP are subject to a “double trigger” where benefits are provided only if a change-in-control is followed by an involuntary termination or termination by the executive for “good reason” within two years following a change-in-control. “Good reason” generally includes material adverse changes in an executive’s compensation, responsibilities, authority, reporting relationship or work location.

Other Executive Compensation Policies and Practices

Employment Agreements

As a general matter, the Committee does not believe that fixed-term executive employment contracts that guarantee minimum levels of compensation over multiple years enhance shareowner value. Accordingly, the vast majority of our U.S.-based executives do not have such contracts. However, in rare cases involving mergers and acquisitions, the Committee has found such contracts to be in the Company’s best interests.

Upon the signing of the Merger agreement between UTC and RTN in 2019, the Company executed limited-duration employment agreements with Mr. Hayes and Mr. Kennedy that became effective upon the Merger in April 2020. These agreements outline the leadership succession plan for RTX following the Merger (as described on pages 83-84). Mr. Hayes’ agreement expires on the third anniversary of the Merger, while Mr. Kennedy’s agreement expires on the second anniversary of the Merger.

Mr. Ortberg also has an employment contract with the Company, relating to legacy UTC’s acquisition of Rockwell Collins in 2018. This agreement provided the Company with certain restrictive covenants that the Committee felt were important for the Company to obtain following the acquisition (see page 87 for details).

We also enter into employment agreements with executives based outside the United States when local regulations and practices require such contracts.

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COMPENSATION DISCUSSION AND ANALYSIS | OTHER EXECUTIVE COMPENSATION POLICIES AND PRACTICES

Post-Employment Restrictive Covenants

ELG members may not engage in activities after termination or retirement that are detrimental to RTX, such as disclosing proprietary information, soliciting RTX employees or engaging in competitive activities. Violations can result in a clawback of annual and long-term incentive awards.

Succession Planning

Each year, the President & CEO and the Executive Vice President & Chief Human Resources Officer provide the Board with information about succession planning for key senior leadership roles, including the CEO. The Board’s views are incorporated into succession plans, which are updated annually based on this feedback. Succession plans include readiness assessments, biographical information and career development plans.

Clawback Policy

RTX has a comprehensive policy on recoupment (“clawback”) of compensation, which we have enhanced several times over the years (including this past year, see page 6 for details) in response to shareowner feedback and to ensure that our policy continues to meet the evolving needs of the Company.

In the event of a financial restatement (whether or not this involves misconduct on the part of the employee) or a recalculation of a financial metric affecting an award, the Company has the right to recover from any employee (including our NEOs) annual incentive payments and gains realized from vested long-term incentive awards.

Clawbacks of annual and long-term incentive awards and compensation realized from prior awards also may be triggered by violations of our Code of Conduct, failure to meet employee health and safety standards, violations of post-employment restrictive covenants or the exposure of RTX to excessive risk as determined under our Enterprise Risk Management program (for details on this program refer to pages 27-28). In addition, the Company has the right to recover compensation when an executive’s negligence (including negligent supervision of a subordinate) causes significant harm to RTX. If required or otherwise appropriate, the Company may publicly disclose the circumstances surrounding the Committee’s decision to seek recoupment. Our Clawback Policy can be found in the Corporate Governance section of our website at www.rtx.com/our-company/corporate-governance#Governance-Documents-and-Policies.

Prohibitions on Certain Transactions Involving RTX Stock

RTX does not allow its directors, officers or executives to enter into short sales of RTX Common Stock. Similarly, directors and executive officers may not pledge or assign an interest in RTX Common Stock or other equity interests as collateral for a loan. Transactions in put options, call options or other derivative securities that have the effect of hedging the value of RTX securities are also prohibited, whether or not those securities were granted to or held, directly or indirectly, by the director, officer or employee. RTX’s LTIP generally prohibits buyouts/repricing of underwater stock options and stock appreciation rights without shareowner approval.

Tax Deductibility of Incentive Compensation

As a general matter, while the Committee considers tax deductibility as one of several relevant factors in determining compensation, it retains the flexibility to design and maintain executive compensation arrangements that it believes will attract and retain executive talent, even if such compensation is not deductible by the Company for federal income tax purposes. For 2020, Internal Revenue Code Section 162(m) limited RTX’s deduction to $1 million for annual compensation paid to our NEOs, as defined in Section 162(m).

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Report of the Compensation Committee

The Compensation Committee establishes and oversees the design and function of RTX’s executive compensation program. We have reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company and have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in RTX’s Proxy Statement for the 2021 Annual Meeting.

Compensation Committee
Tracy A. Atkinson, Chair	Denise L. Ramos	Brian C. Rogers
Dinesh C. Paliwal	Fredric G. Reynolds	James A. Winnefeld, Jr.

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Compensation Tables

Summary Compensation Table

Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)	Total Without Change in Pension Value ($)

Gregory J. Hayes President & Chief Executive Officer
2020	$1,413,333	$2,500,000(7)	$7,417,686	$7,178,289	$1,573,784	$887,798	$20,970,890	$19,407,572
2019	$1,600,000	$4,200,000	$6,816,740	$6,535,560	$2,071,748	$314,799	$21,538,847	$19,478,590
2018	$1,575,000	$3,500,000	$8,878,810	$3,165,260	$829,344	$469,901	$18,418,315	$17,599,694

Anthony F. O’Brien III Executive Vice President & Chief Financial Officer(8)
2020	$609,139	$1,000,000	$2,049,975	$0	$2,418,992	$73,380	$6,151,486	$3,732,494

Robert K. Ortberg Special Advisor to the Office of the CEO(9)
2020	$1,140,192	$1,600,000	$3,082,632	$2,978,911	$208,385	$374,562	$9,384,682	$9,176,297
2019	$1,210,000	$2,200,000	$3,149,804	$3,013,280	$231,486	$356,873	$10,161,443	$9,929,957
2018	$112,240	$140,300	$9,875,022	$0	$30,107	$147,381	$10,305,050	$10,274,943

Michael R. Dumais Executive Vice President, Chief Transformation Officer(10)
2020	$800,417	$900,000	$1,723,436	$1,663,314	$524,320	$660,402	$6,271,889	$5,747,569

Stephen J. Timm President, Collins Aerospace(11)
2020	$613,447	$600,000	$2,358,302	$1,282,991	$55,427	$435,300	$5,345,467	$5,290,040

Neil G. Mitchill, Jr. Corporate Vice President, Financial, Planning & Analysis & Investor Relations(12)
2020	$612,083	$500,000	$886,283	$841,522	$0	$159,526	$2,999,414	$2,999,414
2019	$591,667	$700,000	$1,588,229	$559,900	$0	$145,664	$3,585,460	$3,585,460

Charles D. Gill, Jr. Former Executive Vice President & General Counsel(13)
2020	$343,125	$0	$101,363	$203,110	$2,994,959	$5,809,962	$9,452,519	$6,457,560
(1)	Salary. Incorporates the 10% temporary base salary reduction the Company instituted for the period between June and December for Collins Aerospace, Pratt & Whitney and for Corporate in connection with the COVID-19 pandemic. Mr. Hayes requested the Committee reduce his base salary by 20% for the same period.
(2)	Bonus. Annual incentive awards provided under the Raytheon Technologies Corporation Annual Executive Incentive Compensation Plan (formerly the UTC Annual Executive Incentive Compensation Plan) are primarily based on measured performance against pre-established goals (as detailed on pages 48-52). However, the Committee retains discretion to adjust annual incentive award amounts based on its assessment of overall performance. Consequently, we report annual incentive awards in the Bonus column rather than in the Non-Equity Incentive Plan Compensation column.
(3)	Stock Awards. Amounts shown include the grant date fair value of RSUs granted in 2020 under the Raytheon Technologies Corporation 2018 Long-Term Incentive Plan (the “RTX LTIP”), formerly the UTC 2018 Long-Term Incentive Plan. Additionally, amounts shown also include the incremental fair value resulting from the conversion of outstanding unvested UTC RSUs and PSUs into unvested RTX RSUs upon the Spinoffs of Carrier and Otis, and for Mr. O’Brien, the incremental fair value resulting from the conversion of outstanding unvested RTN restricted stock awards (“RSAs”) and PSUs into RTX RSAs and RSUs, respectively, upon the Merger. Pursuant to accounting guidance prescribed under FASB ASC Topic 718, the conversion resulted in a grant modification, which in accordance with SEC rules is reportable as compensation. The incremental fair value is determined by comparing the aggregate fair value of the outstanding awards immediately before and after the modification. The assumptions made in calculating the fair value of these awards are set forth in Note 21: Stock Based Compensation, to the Consolidated Financial Statements in RTX’s 2020 Annual Report on Form 10-K (“2020 Form 10-K”). The following table separates the grant date fair value of RSUs granted during 2020 and the incremental fair value attributable to the conversion of stock awards upon the Spinoffs and Merger, both calculated in accordance with FASB ASC Topic 718, but excluding the effect of estimated forfeitures.

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COMPENSATION TABLES | SUMMARY COMPENSATION TABLE

Name	Grant Date Fair Value of Stock Awards Granted in 2020	Incremental Fair Value of All Unvested Stock Awards from the Spinoffs or Merger Conversions
Gregory J. Hayes	$7,038,000	$379,686
Anthony F. O’Brien III	$1,932,912	$117,063
Robert K. Ortberg	$3,014,100	$68,532
Michael R. Dumais	$1,626,676	$96,760
Stephen J. Timm	$2,355,847	$2,455
Neil G. Mitchill, Jr.	$856,800	$29,483
Charles D. Gill, Jr.	$0	$101,363
(4)	Option Awards. Amounts shown include the grant date fair value of SARs granted under the RTX LTIP during 2020 to legacy UTC NEOs. Additionally, the amounts shown also include the incremental fair value resulting from the conversion of outstanding unvested UTC SARs into unvested RTX SARs upon the Spinoffs of Carrier and Otis. Pursuant to accounting guidance prescribed under FASB ASC Topic 718, the conversion resulted in a grant modification, which in accordance with SEC rules is reportable as compensation. The incremental fair value for unvested SARs is determined by comparing the aggregate fair value of the SARs immediately before and after the modification. The assumptions made in the valuation of these awards are set forth in Note 21: Stock Based Compensation, to the Consolidated Financial Statements in RTX’s 2020 Form 10-K. The following table separates the grant date fair value of SARs granted during 2020 and the incremental fair value attributable to the conversion of SARs upon the Spinoffs, calculated in accordance with FASB ASC Topic 718, but excluding the effect of estimated forfeitures.

Name	Grant Date Fair Value of Option Awards Granted in 2020	Incremental Fair Value of All Unvested Option Awards from the Spinoff Conversion
Gregory J. Hayes	$5,974,650	$1,203,639
Anthony F. O’Brien III	$0	$0
Robert K. Ortberg	$2,553,870	$425,041
Michael R. Dumais	$1,386,500	$276,814
Stephen J. Timm	$1,171,500	$111,491
Neil G. Mitchill, Jr.	$726,330	$115,192
Charles D. Gill, Jr.	$0	$203,110
(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings. The amounts in this column reflect the change (if any) in the year-over-year actuarial present value of each NEO’s accrued benefit under the Company’s defined benefit plans and above-market earnings (if any) under the Company’s deferred compensation plans. In accordance with SEC rules, values shown for Mr. O’Brien represent the change in actuarial present value of pension benefits from April 3, 2020 (the date of the Merger) to the end of the year. The legacy UTC pension plans were closed to new participants on January 1, 2010 and were frozen for all participants effective December 31, 2019. As a result, for the legacy UTC NEOs, the change in pension value is entirely attributable to year-over-year changes in pension plan assumptions. The legacy RTN pension plans were closed to new participants on January 1, 2007; since Mr. O’Brien was hired prior to this date, he continues to accrue benefits under these pension plans. Actuarial value computations are based on the assumptions established in accordance with FASB ASC Topic 715 and discussed in Note 11: Employee Benefit Plans, to the Consolidated Financial Statements in RTX’s 2020 Form 10-K. RTX’s deferred compensation plans do not provide above-market rates of return. However, an above-market interest rate is paid under the frozen Sundstrand Corporation Deferred Compensation Plan, which was assumed by the Company upon its acquisition of Sundstrand Corporation in 1999. Mr. Hayes accrued $10,466 in above-market earnings under this plan in 2020.
(6)	All Other Compensation. The 2020 amounts in this column consist of the following items:

				Company
	Personal			Contributions
	Use of			to Defined					Cash from
	Corporate	Leased	Insurance	Contribution		Relocation	Financial	Health	Equity	Spousal
Name	Aircraft(a)	Vehicle(b)	Premiums(c)	Plans(d)	Severance(e)	Benefits(f)	Planning(g)	Benefits(h)	Conversion(i)	Travel(j)	Misc.(k)	Total
G. Hayes	$143,436	$34,281	$0	$672,800	$0	$0	$0	$17,408	$16,977	$348	$2,548	$887,798
A. O’Brien III	$0	$0	$18,045	$27,652	$0	$0	$6,014	$19,940	$0	$0	$1,729	$73,380
R. Ortberg	$0	$22,544	$0	$314,545	$0	$0	$16,000	$15,896	$3,726	$83	$1,768	$374,562
M. Dumais	$0	$27,840	$71,867	$237,800	$0	$283,334	$16,000	$16,807	$4,475	$720	$1,559	$660,402
S. Timm	$0	$7,108	$0	$67,470	$0	$342,830	$437	$14,504	$803	$173	$1,975	$435,300
N. Mitchill, Jr.	$0	$20,421	$0	$116,100	$0	$0	$0	$19,807	$1,420	$218	$1,560	$159,526
C. Gill, Jr.	$0	$21,306	$18,206	$190,603	$5,521,500	$0	$16,000	$20,881	$4,882	$15,025	$1,559	$5,809,962
(a)	Incremental variable operating costs incurred for personal air travel, which includes fuel (calculated on the basis of aircraft-specific average consumption rates and fleet average fuel costs), fleet average landing and handling fees, additional crew lodging and meal allowances, and catering and hourly maintenance contract charges, when applicable. Because fleet-wide aircraft utilization is primarily for business purposes, capital and other fixed expenditures are not treated as an incremental cost.
(b)	Annual costs incurred by the Company in connection with a leased vehicle provided to the executive. For Mr. Hayes, this also includes personal use of a company-provided car and driver.
(c)	Reflects premiums paid on behalf of Messrs. O’Brien, Dumais and Gill on executive life insurance policies. Legacy UTC eliminated this benefit prospectively for ELG members appointed after January 31, 2015; however, Mr. Dumais and Mr. Gill still maintain policies. For Mr. O’Brien, amounts represent Company-paid insurance premiums for senior executive life and excess liability insurance policies.

72    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

COMPENSATION TABLES | GRANTS OF PLAN-BASED AWARDS

(d)	Amounts represent the total Company contributions to qualified 401(k) and nonqualified defined contribution plans applicable to each NEO. As the legacy UTC pension plans were closed to new participants on January 1, 2010 and were frozen for all participants effective December 31, 2019, our legacy UTC NEOs accrue new retirement benefits only under the legacy UTC defined contribution plans. For further details on the legacy UTC and RTN qualified and nonqualified defined contribution plans, refer to pages 64-65 of this Proxy Statement.
(e)	Reflects severance payment made to Mr. Gill in connection with his May 15, 2020 separation from the Company and in accordance with the United Technologies Corporation Merger Severance Plan for Corporate Office Executives and Other Key Employees.
(f)	Costs associated with relocation, including tax reimbursement payments of $50,702 for Mr. Timm.
(g)	Costs associated with a financial planning benefit available to our NEOs.
(h)	Costs associated with annual executive physicals and Company-covered healthcare benefits.
(i)	Reflects cash payments made in connection with the conversion of LTI awards upon the Spinoffs of Carrier and Otis to compensate employees for any lost intrinsic value due to rounding, in accordance with the terms of the Employee Matters Agreement, as amended.
(j)	Travel costs associated with an NEO’s spouse attending Company-related events at the Company’s request.
(k)	Costs related to home security monitoring, employee gifts as well as other miscellaneous items, including a tax reimbursement payment of $656 for Mr. O’Brien.
(7)	Reflects Mr. Hayes’ request that the Committee reduce his annual incentive award to approximately 81% of target and consider donating the forgone amount ($600,000) to charities impacted by COVID-19. For further details, refer to page 57.
(8)	Mr. O’Brien was appointed Executive Vice President & Chief Financial Officer, and an executive officer of the Company, upon the Merger on April 3, 2020. In accordance with SEC rules, all compensation shown reflects amounts earned, accrued or granted between April 3, 2020 and December 31, 2020.
(9)	Mr. Ortberg served in the role of Chief Executive Officer of Collins Aerospace until February 7, 2020 at which point he transitioned to the role of Special Advisor to the Office of the CEO. Upon the Merger, Mr. Ortberg was appointed to the Company’s Board of Directors. Effective February 28, 2021, Mr. Ortberg retired as an employee of the Company, but he continues to serve on the Company’s Board of Directors.
(10)	Mr. Dumais served in the role of Executive Vice President, Operations & Strategy until the Merger, at which point he transitioned to the role of Executive Vice President, Corporate Strategy & Development. On January 11, 2021, Mr. Dumais was appointed Executive Vice President, Chief Transformation Officer.
(11)	Mr. Timm served as President of Collins Aerospace’s Avionics division until February 15, 2020, at which point he was appointed to the role of President, Collins Aerospace.
(12)	Mr. Mitchill served in the role of Acting Senior Vice President & Chief Financial Officer (and an executive officer) until the Merger, at which point he transitioned to the role of Corporate Vice President, Financial Planning & Analysis and Investor Relations.
(13)	Mr. Gill served as Executive Vice President & General Counsel of UTC until the Merger. Mr. Gill separated from the Company on May 15, 2020.

Grants of Plan-Based Awards

			All Other
		All Other	Option Awards:
		Stock Awards:	Number of		Grant Date Fair
		Number of	Securities	Exercise or Base	Value of Stock
		Shares of Stock	Underlying	Price of Option	and Option
Grant Date	Approval Date	or Units (#)(1)	Options (#)(2)	Awards ($/Sh)(3)	Awards ($)(4)

G. Hayes
2/4/2020	1/31/20	-	255,000	$153.00	$5,974,650
2/4/2020	1/31/20	46,000	-	-	$7,038,000
4/3/2020(5)	-	-	-	-	$1,203,639
4/3/2020(6)	-	-	-	-	$379,686

A. O’Brien III
4/3/2020(6)	-	-	-	-	$117,063
12/16/2020(7)	12/6/20	27,390	-	-	$1,932,912

R. Ortberg
2/4/2020	1/31/20	-	109,000	$153.00	$2,553,870
2/4/2020	1/31/20	19,700	-	-	$3,014,100
4/3/2020(5)	-	-	-	-	$425,041
4/3/2020(6)	-	-	-	-	$68,532

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    73

COMPENSATION TABLES | GRANTS OF PLAN-BASED AWARDS

			All Other
		All Other	Option Awards:
		Stock Awards:	Number of		Grant Date Fair
		Number of	Securities	Exercise or Base	Value of Stock
		Shares of Stock	Underlying	Price of Option	and Option
Grant Date	Approval Date	or Units (#)(1)	Options (#)(2)	Awards ($/Sh)(3)	Awards ($)(4)

M. Dumais
2/14/2020	1/31/20	-	59,000	$153.46	$1,386,500
2/14/2020	1/31/20	10,600	-	-	$1,626,676
4/3/2020(5)	-	-	-	-	$276,814
4/3/2020(6)	-	-	-	-	$96,760

S. Timm
2/4/2020	1/31/20	-	50,000	$153.00	$1,171,500
2/4/2020	1/31/20	9,000	-	-	$1,377,000
2/20/2020(7)	1/31/20	6,530	-	-	$978,847
4/3/2020(5)	-	-	-	-	$111,491
4/3/2020(6)	-	-	-	-	$2,455

N. Mitchill, Jr.
2/4/2020	1/31/20	-	31,000	$153.00	$726,330
2/4/2020	1/31/20	5,600	-	-	$856,800
4/3/2020(5)	-	-	-	-	$115,192
4/3/2020(6)	-	-	-	-	$29,483

C. Gill, Jr.
4/3/2020(5)	-	-	-	-	$203,110
4/3/2020(6)	-	-	-	-	$101,363
(1)	Reflects the number of RSUs granted under the RTX LTIP during 2020. RSUs (except ELG RSUs as detailed in footnote (7) below) vest three years from the grant date, subject to the executive’s continued employment, or in the case of death, disability, qualifying separation within two years of a change-in-control, retirement and certain involuntary terminations. Each RSU corresponds to one share of the Company’s Common Stock. When RTX pays a dividend to shareowners, RSUs earn dividend equivalents that are reinvested as additional RSUs during the vesting period. The reinvested RSUs vest on the same date as the underlying RSUs. For the legacy UTC NEOs, the amounts shown in this table reflect the original RSU awards granted prior to the Spinoffs of Carrier and Otis that occurred on April 3, 2020. Upon the Spinoffs, these unvested UTC RSUs were adjusted and converted into unvested RTX RSUs. As a result, following the Spinoff conversion, the following 2020 RSU awards are held by legacy UTC NEOs: Mr. Hayes (77,577), Mr. Ortberg (33,223), Mr. Dumais (17,876), Mr. Timm (26,189) and Mr. Mitchill (9,444). For additional information about the Spinoff conversion, refer to pages 54-55 and 71-72.
(2)	Reflects the number of SARs granted under the RTX LTIP during 2020, which vest and become exercisable three years from the grant date, subject to the executive’s continued employment, except in the case of death, disability, qualifying separation within two years of a change-in-control, retirement and certain involuntary terminations. The amounts shown in this table reflect the original SAR awards granted prior to the Spinoffs of Carrier and Otis that occurred on April 3, 2020. Upon the Spinoffs, these unvested UTC SARs were adjusted and converted into unvested RTX SARs. As a result, following the conversion, the following 2020 SAR awards are held by legacy UTC NEOs: Mr. Hayes (430,050), Mr. Ortberg (183,825), Mr. Dumais (99,501), Mr. Timm (84,323) and Mr. Mitchill (52,280). Exercise prices were also adjusted, as detailed in footnote (3). For additional information about the Spinoff conversion, refer to pages 54-55 and 72.
(3)	The SAR exercise price equals the NYSE closing price of Common Stock on the grant date. The post-Spinoff adjusted exercise prices are $90.73 and $91.00 for the SAR awards granted on February 4, 2020 and February 14, 2020, respectively.
(4)	Reflects the grant date fair value of awards granted in 2020, calculated in accordance with FASB ASC Topic 718, but excluding the effect of estimated forfeitures, as well as the incremental fair value associated with the equity conversion associated with the Spinoffs and Merger, as detailed in footnotes (5) and (6) below and in footnotes (3) and (4) of the Summary Compensation Table on pages 71-72.
(5)	Reflects the incremental fair value associated with the conversion of unvested UTC SARs into unvested RTX SARs upon the Spinoffs of Carrier and Otis, as described in detail in footnote (4) of the Summary Compensation Table on page 72.
(6)	Reflects the incremental fair value associated with the conversion of outstanding UTC RSUs and UTC PSUs into RTX RSUs upon the Spinoffs of Carrier and Otis, and the incremental fair value associated with the conversion of RTN RSAs and RTN PSUs into RTX RSAs and RTX RSUs, respectively, upon the Merger. The effect of the Spinoff and Merger conversion on stock awards is described in footnote (3) of the Summary Compensation Table on pages 71-72.
(7)	Reflects ELG RSU awards granted to Mr. O’Brien and Mr. Timm in connection with their appointment to the ELG during the year. These awards vest in the event of a qualifying separation (as defined under the ELG program and as detailed on pages 66-67), death or disability.

74    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

COMPENSATION TABLES  |  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Grant Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

G. Hayes
2/4/2020	-	430,050(3)	$90.73	2/3/2030	79,768(5)	$5,704,210
2/5/2019	-	541,357(3)	$71.62	2/4/2029	114,320(6)	$8,175,023
1/2/2018	-	-	-	-	93,244(6)	$6,667,878
1/2/2018	-	271,521(4)	$76.00	1/1/2028	35,341(5)	$2,527,235
1/3/2017	128,541	-	$82.35	1/2/2027	-	-
1/4/2016	224,734	-	$71.01	1/3/2026	-	-
1/2/2015	140,884	-	$85.47	1/1/2025	-	-
1/2/2014	60,865	-	$83.58	1/1/2024	-	-

A. O’Brien III
12/16/2020	-	-	-	-	27,390(7)	$1,958,659
3/25/2020	-	-	-	-	20,964(8)	$1,499,136
1/29/2020	-	-	-	-	19,413(9)	$1,388,224
3/20/2019	-	-	-	-	16,860(8)	$1,205,659
1/30/2019	-	-	-	-	29,487(9)	$2,108,615
3/21/2018	-	-	-	-	10,936(8)	$782,033
1/24/2018	-	-	-	-	27,310(9)	$1,952,938

R. Ortberg
2/4/2020	-	183,825(3)	$90.73	2/3/2030	34,161(5)	$2,442,853
2/5/2019	-	249,597(3)	$71.62	2/4/2029	53,083(6)	$3,795,965
12/3/2018	-	-	-	-	136,389(10)	$9,753,177

M. Dumais
2/14/2020	-	99,501(3)	$91.00	2/13/2030	18,381(5)	$1,314,425
2/5/2019	-	124,798(3)	$71.62	2/4/2029	26,410(6)	$1,888,579
2/5/2019	-	-	-	-	14,687(11)	$1,050,267
1/2/2018	-	73,361(4)	$76.00	1/1/2028	25,184(6)	$1,800,908
1/2/2018	-	-	-	-	9,604(5)	$686,782
5/1/2017	-	-	-	-	7,755(12)	$554,560
1/3/2017	35,327		$82.35	1/2/2027	-	-
1/4/2016	67,250	-	$71.01	1/3/2026	-	-
1/2/2015	31,496		$85.47	1/1/2025	-	-
1/2/2014	26,814	-	$83.58	1/1/2024	-	-
1/2/2013	34,476	-	$62.41	1/1/2023	-	-
8/15/2012	-	-	-	-	27,479(7)	$1,965,023

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    75

COMPENSATION TABLES  |  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Grant Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)

S. Timm
2/20/2020	-	-	-	-	11,253(7)	$804,702
2/4/2020	-	84,323(3)	$90.73	2/3/2030	15,605(5)	$1,115,914
7/2/2019	-	21,249(13)	$78.25	7/1/2029	-	-
2/5/2019	-	7,420(3)	$71.62	2/4/2029	2,538(5)	$181,492
2/5/2019	-	-	-	-	1,895(6)	$135,511

N. Mitchill, Jr.
2/4/2020	-	52,280(3)	$90.73	2/3/2030	9,709(5)	$694,291
2/5/2019	-	46,377(3)	$71.62	2/4/2029	10,287(6)	$735,623
2/5/2019	-	-	-	-	14,687(11)	$1,050,267
1/2/2018	-	19,394(4)	$76.00	1/1/2028	7,024(6)	$502,286
1/2/2018	-	-	-	-	2,536(5)	$181,349
2/13/2017	-	-	-	-	16,752(7)	$1,197,936
1/3/2017	8,938		$82.35	1/2/2027	-	-
1/4/2016	11,236	-	$71.01	1/3/2026	-	-
1/2/2015	5,873	-	$85.47	1/1/2025	-	-
9/2/2014	9,023	-	$81.02	9/1/2024	-	-

C. Gill, Jr.
2/5/2019	141,663	-	$71.62	2/4/2029	29,960(6)	$2,142,440
1/2/2018	73,361	-	$76.00	1/1/2028	25,186(6)	$1,801,051
1/3/2017	35,327	-	$82.35	1/2/2027	-	-
1/4/2016	73,209	-	$71.01	1/3/2026	-	-
1/2/2015	54,906	-	$85.47	1/1/2025	-	-
1/2/2014	42,989	-	$83.58	1/1/2024	-	-
1/2/2013	46,606	-	$62.41	1/1/2023	-	-

(1)	The exercise price of each SAR is set equal to the NYSE closing price of RTX Common Stock on the grant date. However, for SARs granted prior to April 3, 2020, exercise prices shown were adjusted upon the Spinoffs of Carrier and Otis, in accordance with plan rules and the Employee Matters Agreement, as amended.
(2)	Calculated by multiplying the number of unvested RSUs and RSAs by $71.51, the NYSE closing price of RTX Common Stock on the last trading day of 2020.
(3)	Reflects SARs scheduled to vest on the third anniversary of the grant date, subject to the executive’s continued employment, except in the case of death, disability, qualifying separation within two years of a change-in-control, retirement and certain involuntary terminations.
(4)	Reflects SARs that vested on January 2, 2021.
(5)	Reflects RSUs scheduled to vest on the third anniversary of the grant date, subject to the executive’s continued employment, except in the case of death, disability, qualifying separation within two years of a change-in-control, retirement and certain involuntary terminations. Each time the Company pays a dividend to shareowners, dividend equivalents are reinvested as additional RSUs. The reinvested RSUs vest on the same date as the underlying RSUs. RSUs granted on January 2, 2018 vested on January 2, 2021.
(6)	2019 and 2018 UTC PSUs that converted to RTX RSUs upon the Spinoffs of Carrier and Otis on April 3, 2020. Performance was measured upon the Spinoffs and a performance factor was applied to the pre-Spinoff portion of the award, with target performance applied to the post-Spinoff portion of each award in calculating the conversion. These awards will remain eligible to vest on the original vesting date, subject to the executive’s continued employment. Legacy UTC awards granted on January 2, 2018 vested on January 2, 2021.

76    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

COMPENSATION TABLES  |  Outstanding Equity Awards at Fiscal Year-End

(7)	ELG RSUs granted upon the executive’s appointment to the ELG, which vest in the event of a qualifying separation (as defined under the ELG program and detailed on pages 66-67), death or disability. Each time the Company pays a dividend to shareowners, dividend equivalents are reinvested as additional RSUs. The reinvested RSUs vest on the same date as the underlying RSUs.
(8)	RTN RSAs that were converted to RTX RSAs on April 3, 2020 (the closing date of the Merger), in accordance with the terms of the Merger Agreement. These RSA awards vest in three annual installments on the second, third and fourth anniversaries of their grant dates, subject to continued employment, except in the case of death, disability, qualifying separation within two years of a change-in-control and certain involuntary terminations. RSAs pay cash dividends during the vesting period.
(9)	RTN PSUs originally granted under the legacy RTN 2019 and 2010 Stock Plans that were converted to RTX RSUs on April 3, 2020 (the closing date of the Merger), in accordance with the terms of the Merger Agreement. For the 2019 and 2018 legacy RTN PSUs, performance was measured upon the Merger and a performance factor was applied prior to their conversion into RTX RSUs. For the 2020 RTN PSUs, target performance was applied prior to the conversion into RTX RSUs. These RSUs will vest on the third anniversary of their grant date, subject to continued employment, except in the case of death, disability, qualifying separation within two years of a change-in-control and certain involuntary terminations.
(10)	Retention RSU award granted to Mr. Ortberg in accordance with his agreement to waive his rights and benefits under his Rockwell Collins change-in-control agreement and to assume certain post-employment restrictive covenants. This award will vest on February 5, 2022, subject to continued employment or upon death, disability, retirement or qualifying separation within two years of a change-in-control. Each time the Company pays a dividend to shareowners, dividend equivalents are reinvested as additional RSUs. The reinvested RSUs vest on the same date as the underlying RSUs.
(11)	Retention RSU award that will vest on February 5, 2022, subject to continued employment or upon death, disability or qualifying separation within two years of a change-in-control. Each time the Company pays a dividend to shareowners, dividend equivalents are reinvested as additional RSUs. The reinvested RSUs vest on the same date as the underlying RSUs.
(12)	Retention RSU awards that will vest on May 1, 2021, subject to continued employment or upon death, disability or qualifying separation within two years of a change-in-control. Each time the Company pays a dividend to shareowners, dividend equivalents are reinvested as additional RSUs. The reinvested RSUs vest on the same date as the underlying RSUs.
(13)	Retention SAR award that will vest on July 2, 2022, subject to continued employment or upon death, disability or qualifying separation within two years of a change-in-control.

Upon the Spinoffs of Carrier and Otis that occurred on April 3, 2020, vested UTC SARs were adjusted and converted into vested SARs of RTX (as shown in the Outstanding Equity Awards at Fiscal Year-End table on pages 75-76), Carrier and Otis. Both the number of outstanding SARs and the exercise price of each award were adjusted at the time of the Spinoffs to reflect the post-Spinoff stock prices of the three companies. The table below shows the outstanding Carrier and Otis SARs held by our legacy UTC NEOs as of fiscal year-end.

	Carrier SARs			Otis SARs
Grant Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Option Exercise Price ($)	Option Expiration Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Option Exercise Price ($)	Option Expiration Date

G. Hayes
1/3/2017	128,541	$18.53	1/2/2027	64,270	$58.66	1/2/2027
1/4/2016	224,734	$15.98	1/3/2026	112,367	$50.58	1/3/2026
1/2/2015	140,884	$19.24	1/1/2025	70,442	$60.88	1/1/2025
1/2/2014	60,865	$18.81	1/1/2024	30,432	$59.53	1/1/2024

M. Dumais
1/3/2017	35,327	$18.53	1/2/2027	17,663	$58.66	1/2/2027
1/4/2016	67,250	$15.98	1/3/2026	33,625	$50.58	1/3/2026
1/2/2015	31,496	$19.24	1/1/2025	15,748	$60.88	1/1/2025
1/2/2014	-	-	-	13,407	$59.53	1/1/2024

N. Mitchill, Jr.
1/3/2017	8,938	$18.53	1/2/2027	4,469	$58.66	1/2/2027
1/4/2016	11,236	$15.98	2/3/2026	5,618	$50.58	2/3/2026
1/2/2015	5,873	$19.24	1/1/2025	2,936	$60.88	1/1/2025
9/2/2014	9,023	$18.23	9/1/2024	4,511	$57.71	9/1/2024

C. Gill, Jr.
1/3/2017	35,327	$18.53	1/2/2027	17,663	$58.66	1/2/2027
1/4/2016	73,209	$15.98	1/3/2026	36,604	$50.58	1/3/2026
1/2/2015	54,906	$19.24	1/1/2025	27,453	$60.88	1/1/2025
1/2/2014	42,989	$18.81	1/1/2024	21,494	$59.53	1/1/2024
1/2/2013	-	-	-	23,303	$44.46	1/1/2023

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    77

COMPENSATION TABLES | OPTIONS EXERCISED AND STOCK VESTED

Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
G. Hayes	107,000	$7,543,617	88,606	$12,898,972
A. O’Brien III	-	-	9,624	$519,295
R. Ortberg	-	-	75,531	$4,670,772
M. Dumais	19,956	$1,587,798	23,768	$3,477,514
S. Timm	-	-	2,885	$175,817
N. Mitchill, Jr.	-	-	5,487	$854,199
C. Gill, Jr.	-	-	53,059	$5,110,745

(1)	RTX SARs exercised during 2020.
(2)	Calculated by multiplying the number of RTX SARs exercised by the difference between the market price of RTX Common Stock on the exercise date and the exercise price of the award. In connection with the Spinoffs of Carrier and Otis that occurred on April 3, 2020, vested UTC SARs were adjusted and converted into vested SARs of RTX, Carrier and Otis for the legacy UTC NEOs. During 2020, Mr. Dumais exercised 17,238 Otis SARs for a gain of $328,749 and 61,290 Carrier SARs for a gain of $1,118,556. Mr. Gill exercised 46,606 Carrier SARs for a gain of $838,836. These values are not included in the table above.
(3)	PSUs and RSUs that vested in 2020, including shares vested to cover FICA taxes due during the year as a result of the executive meeting retirement eligible status under the RTX LTIP. UTC PSUs granted on January 3, 2017 vested at 114% of target on February 10, 2020, based on UTC’s performance through December 31, 2019.
(4)	Calculated by multiplying the number of vested RTX PSUs and RSUs by the market price of RTX Common Stock on the vesting date.

Pension Benefits

LEGACY UTC PENSION BENEFITS

Overview of Plans. Legacy UTC maintained the following frozen pension plans:

•	UTC Pension Plan: A tax-qualified, defined benefit plan subject to IRC provisions that recognized pay and annual retirement benefits up to IRC limits through the plan freeze date of December 31, 2019. This plan was formerly known as the UTC Employee Retirement Plan.
•	UTC Pension Preservation Plan (“PPP”): An unfunded, nonqualified defined benefit plan that mirrors the benefit formula, retirement eligibility and vesting provisions of the UTC Pension Plan, but provides benefits that could not be accrued under the UTC Pension Plan due to IRC limits.

Eligibility and Pension Formulas. Over the years, as the competitive market has evolved, the eligible employee population and the pension benefit formula used under these plans have changed. Benefit accruals earned under the UTC Pension Plan and PPP are therefore dependent upon when the employee was hired and which pension formula—the Final Average Earnings (“FAE”) or the Cash Balance formula—was applicable at the time of the accrual. See page 79 for an explanation of each formula.

Both plans were frozen to new participants hired on or after January 1, 2010. For employees hired prior to January 1, 2010, effective December 31, 2014, the FAE formula was frozen and these employees transitioned to a Cash Balance formula. This formula was then frozen on December 31, 2019, other than with respect to interest credits on Cash Balance accounts. Beginning January 1, 2020, actively employed pension plan participants became eligible for equivalent age-based contributions into legacy UTC’s defined contribution plans (i.e., the qualified UTC Employee Savings Plan and the nonqualified UTC Company Automatic Contribution Excess Plan).

78    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

COMPENSATION TABLES | PENSION BENEFITS

The table below summarizes the status of accruals earned under the legacy UTC pension plans:

Accruals Earned under Legacy UTC’s Pension Plans
Eligible Employees	Prior to 2015	Between 2015 and 2019	2020 and later
Hired prior to July 1, 2002	FAE formula	Cash Balance formula	No further Cash Balance pay credits, defined contribution plan benefits only
Hired on or after July 1, 2002 and prior to January 1, 2010	Cash Balance formula	Cash Balance formula	No further Cash Balance pay credits, defined contribution plan benefits only
Hired on or after January 1, 2010	No pension benefit, defined contribution plan benefits only	No pension benefit, defined contribution plan benefits only	No pension benefit, defined contribution plan benefits only

•	FAE formula: Under this formula, the legacy UTC pension plans provided an annual benefit equal to 2% of an employee’s earnings (defined below) for each year of service up to a maximum of 20 years, plus 1% of earnings for each year of service thereafter, minus 1.5% of the employee’s Social Security benefit for each year of service (up to a maximum 50% offset of the annual Social Security benefit). Earnings recognized under this formula consisted of the highest average annual base salary and annual incentive awards received over any consecutive five-calendar-year period ending on or before December 31, 2014. The FAE formula does not recognize long-term incentive compensation.
•	Cash Balance formula: The Cash Balance formula credited a participant’s account with two types of credits—pay credits and interest credits. Pay credits ranged from 3% to 8% of base salary and annual incentives, depending on the participant’s age. Interest credits are based on 30-year U.S. Treasury bond yields and are subject to annual adjustments but cannot fall below 3.8%.

Other formulas used: For Mr. Hayes, benefits shown in the table on page 80 also include amounts accrued under a different formula used in a predecessor Sundstrand pension plan that was merged into legacy UTC’s pension plans, upon the acquisition of Sundstrand Corporation in 1999. Benefits shown for Mr. Ortberg and Mr. Timm are based on the formula under the frozen Rockwell Collins qualified and nonqualified pension plans which merged into the UTC Pension Plan and PPP, respectively, as of December 31, 2018.

Distribution Options. Plan participants may elect the following distribution options:

Plan	FAE Benefit Formula		Cash Balance Benefit Formula
UTC Pension Plan	•	Lump-sum payment	•	Lump-sum payment
	•	Annuity payments	•	Annuity payments
UTC Pension Preservation Plan	•	Lump-sum* payment	•	Lump-sum* payment
	•	Annuity payments	•	Annuity payments
	•	Two- to 10-year annual installments	•	Two- to 10-year annual installments

*	Uses a discount rate equal to the Barclay’s Capital Municipal Bond Index averaged over five years (currently 1.992%). This non-taxable investment index is intended to yield an after-tax income stream on the net after-tax proceeds reinvested in tax-free bonds that are comparable to a more tax-efficient annuity distribution.

Retirement. The normal retirement age under both the FAE and the Cash Balance benefit formulas is 65. Early retirement benefits are available under the FAE formula beginning at age 55 with at least 10 years of service. The value of the Cash Balance account is not impacted by an employee’s age at retirement. As of December 31, 2020, Messrs. Hayes, Ortberg and Dumais were eligible for early retirement under the FAE formula.

LEGACY RTN PENSION BENEFITS

Overview of Plans. Legacy RTN maintained the following pension plans, under which employees hired prior to January 1, 2007 still accrue benefits:

•	Raytheon Company Pension Plan for Salaried Employees (“RTN Qualified Pension Plan”): A tax-qualified, defined benefit pension plan subject to IRC provisions that, as of December 31, 2020, limit recognized annual compensation to $285,000 and annual retirement benefits to $230,000.

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COMPENSATION TABLES | PENSION BENEFITS

•	Raytheon Company Parity Pension Plan (“RTN Parity Pension Plan”): An unfunded, nonqualified excess pension plan that provides benefits that would have been provided to a participant under the tax-qualified pension plan but for compensation and benefit limits imposed by the IRC. The plan features are generally the same as the features of the qualified plan, except that benefits are offset by the qualified plan benefit, and the forms of payment are subject to certain IRC restrictions.
•	Raytheon Company Supplemental Executive Retirement Plan (“RTN SERP”): An unfunded, nonqualified pension plan for eligible senior executives, including Mr. O’Brien, designed to replicate, but not exceed, the retirement benefit that a mid-career person joining the Company would have achieved under the qualified and excess pension plans had such person begun his or her career with the Company.

Eligibility. Employees hired prior to January 1, 2007 remain eligible to participate in the RTN Qualified Pension Plan and the RTN Parity Pension Plan.

Pension Formulas. Under the RTN Qualified Pension Plan and the RTN Parity Pension Plan, benefits are based on a final average earnings (“FAE”) formula of 1.8% for each of the first 20 years of credited service and 1.2% for each year of credited service thereafter, reduced by the same percentage of the employee’s estimated primary Social Security benefit. FAE is defined as the average of the 60 highest consecutive months of compensation in the final 120 months of employment and includes base salary and annual incentive awards. Benefits under the RTN SERP provide a pension of 35% of the FAE after 10 years of service and age 55, increasing by 3% of FAE for every additional year of service up to a maximum of 50% of the FAE. Amounts payable under this plan are offset by amounts payable under other Company pension plans, any prior employer plan, and Social Security.

Distribution Options. The standard form of benefit for married participants is a 50% joint and survivor annuity. The standard form of benefit for single participants is a single-life annuity. Both married and single participants can elect actuarially equivalent alternative forms of payment, including a 10-year certain and continuous benefit and joint and survivor annuities of 50%, 66-2/3%, 75% and 100%.

Retirement. The normal retirement age under the legacy RTN pension plans is 65. Employees who are at least age 55 and have at least 10 years of service can retire with reduced benefits. There is no reduction for employees who retire at age 60 or older with at least 10 years of service. Mr. O’Brien is currently eligible for an early retirement benefit and a reduced benefit payable under the plans.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
G. Hayes(1)	UTC Pension Plan	30	$1,891,545	-
	UTC Pension Preservation Plan	30	$13,614,261	-
	Total	-	$15,505,806	-
A. O’Brien III(2)	RTN Pension Plan for Salaried Employees	33	$1,796,900	-
	RTN Parity Pension Plan	33	$11,140,495	-
	RTN Supplemental Executive Retirement Plan	34	$10,063
	Total	-	$12,947,458	-
R. Ortberg(3)	UTC Pension Plan	19	$983,420	-
	UTC Pension Preservation Plan	19	$555,572	-
	Total	-	$1,538,992	-
M. Dumais(1)	UTC Pension Plan	21	$1,150,561	-
	UTC Pension Preservation Plan	21	$3,062,688	-
	Total	-	$4,213,249	-
S. Timm(3)	UTC Pension Plan	10	$303,526	-
	UTC Pension Preservation Plan	10	-	-
	Total	-	$303,526	-

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COMPENSATION TABLES | NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
N. Mitchill, Jr.(4)	UTC Pension Plan	-	-	-
	UTC Pension Preservation Plan	-	-	-
	Total	-	-	-
C. Gill, Jr.(5)	UTC Pension Plan	25	$1,862,326	$43,713
	UTC Pension Preservation Plan	25	$0	$7,773,098
	Total	-	$1,862,326	$7,816,811

(1)	The assumptions used to determine the present value of the accumulated pension benefit under the legacy UTC pension plans are described in the pension expense assumptions of Note 11: Employee Benefit Plans, to the Consolidated Financial Statements in RTX’s 2020 Form 10-K. The following additional assumptions are also used: (i) the NEOs are assumed to retire at age 62 for FAE benefits, the earliest date they can retire without a reduction of benefits due to age, and age 65 for Cash Balance benefits; (ii) projected lump-sum payments under the PPP are calculated using a lump-sum interest rate of 2.5% for Mr. Hayes (age 62 in 2022) and 4.0% for Mr. Dumais; (iii) unless an NEO elected another form of benefit payment, the amounts shown assume the following form of payment: (a) 70% in a monthly annuity and 30% in a lump-sum payment for benefits accrued under the FAE formula of the UTC Pension Plan; (b) a lump-sum payment for benefits accrued under the Cash Balance formula of the UTC Pension Plan; and (c) a lump-sum payment for benefits accrued under the PPP. With respect to (ii) above, the PPP lump-sum interest rate used for Mr. Hayes differs from the rate used for Mr. Dumais because the current low-interest rate environment will still have an influence on his rate. Mr. Dumais, who will receive PPP lump-sum payments, will not reach age 62 until after 2025, by which time it is assumed the PPP lump-sum interest rate will return to the historic norm of 4.0%.
(2)	The assumptions used to determine the present value of the accumulated pension benefit under the legacy RTN pension plans are described in the pension expense assumptions of Note 11: Employee Benefit Plans, to the Consolidated Financial Statements in RTX’s 2020 Form 10-K. Benefits are valued assuming retirement at age 60, the earliest date Mr. O'Brien can retire without a reduction of benefits due to age, discounted to his current age with interest and based upon current levels of compensation. In addition, there is no assumed incidence of pre-retirement mortality, disability or termination. A life annuity form of payment is assumed.
(3)	The present value of the accumulated benefits shown for Mr. Ortberg and Mr. Timm is based on benefits earned under the legacy Rockwell Collins qualified and nonqualified defined benefit pension plans, which were frozen in 2006 and have since merged into the equivalent legacy UTC pension plans. The number of years of credited service reflects the years of service they each had when the plans were frozen. Benefit calculations are based on age, years of service, and average annual base salary and annual incentives. Payments to Mr. Ortberg from the legacy Rockwell Collins nonqualified pension plan are payable upon separation of service as a monthly life annuity. A portion of Mr. Ortberg’s accrued nonqualified pension and all of Mr. Timm’s nonqualified pension benefits were previously distributed to them upon UTC’s acquisition of Rockwell Collins in a lump-sum payment in accordance with the change-in-control provisions in that plan. The following additional assumptions are also used: (i) retirement at age 62, the earliest date the NEOs can retire without a reduction of benefits due to age; (ii) 100% life annuity for benefits under the UTC Pension Plan; and (iii) for the PPP benefit for Mr. Ortberg, a monthly 75% Joint and Survivor annuity, consistent with his election.
(4)	Mr. Mitchill was hired after January 1, 2010, and therefore does not participate in the legacy UTC pension plans.
(5)	Mr. Gill was eligible for early retirement when he separated from the Company on May 15, 2020 and began receiving benefit payments under the legacy UTC pension plans.

Nonqualified Deferred Compensation

RTX offers various nonqualified deferred compensation plans, as shown below. Eligibility to participate in these plans depends on the NEO’s legacy company. Further, some of our NEOs have account balances in plans from companies we have previously acquired; these balances have since been frozen to future contributions.

Plan Name	Description
UTC Savings Restoration Plan (“SRP”)	An unfunded, nonqualified deferred compensation arrangement that offers legacy UTC participants the opportunity to defer up to 6% of pay (base salary plus annual incentives) above the annual IRC compensation limit ($285,000 in 2020) applicable to the tax-qualified UTC Employee Savings Plan. Using the UTC Employee Savings Plan’s matching contribution formula, the SRP credits matching contributions equal to 60% of the amount deferred by the executive in the form of RTX deferred stock units. Participants are vested in their own deferrals and vest in the Company match upon the earlier of three years of service or two years in the Plan. SRP balances may be distributed at the election of the participant in a lump-sum payment or in annual installments over periods ranging from two to 15 years. Employee deferrals are distributed in cash and the Company match is distributed in shares of RTX Common Stock.

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COMPENSATION TABLES | NONQUALIFIED DEFERRED COMPENSATION

UTC Company Automatic Contribution Excess Plan (“CACEP”)	An unfunded, nonqualified deferred compensation arrangement that provides legacy UTC participants with age-based Company automatic contributions (ranging from 3% to 5.5% of salary and annual incentives) on compensation that exceeds the IRC limit applicable to the tax-qualified UTC Employee Savings Plan. Participants are vested in Company contributions upon the earlier of three years of service or two years in the Plan. CACEP balances are distributed in cash, in a lump-sum payment or in annual installments over periods ranging from two to 15 years per the participant’s election. The plan also provides missed matching contributions for employees whose compensation has not reached the annual IRC compensation limit, but whose contributions to the UTC Employee Savings Plan are limited by the IRC’s annual contributions limit ($57,000 in 2020).

Effective January 1, 2020, employees hired prior to January 1, 2010, no longer accrue pay credits into legacy UTC pension plans and instead are eligible for an age-based Company automatic contribution (ranging from 3% to 8% of salary and annual incentives) into the CACEP for amounts above the IRC limits applicable to the qualified UTC Savings Plan.
UTC Deferred Compensation Plan (“UTC DCP”)	An unfunded, nonqualified deferred compensation arrangement that offers legacy UTC participants the opportunity to defer up to 50% of base salary and up to 70% of annual incentives until retirement or a future date selected by the executive (which may be no earlier than five years from the date the election was made). All distributions are made in cash, either in a lump-sum or in two to 15 annual installments per the participant’s election. If a participant’s employment terminates before he or she attains age 50, all balances are paid as a lump-sum in the April following termination.
UTC LTIP PSU Deferral Plan	An unfunded, nonqualified deferred compensation arrangement that allows legacy UTC executives to defer between 10% and 100% of their vested PSU awards that would otherwise be settled in unrestricted shares of RTX Common Stock. The deferred portion of the PSU award is converted into deferred stock units that accrue dividend equivalents. Distributions from the plan are made in a lump-sum or in two to 15 annual installments, either upon retirement or at a future date selected by the executive (which may be no earlier than five years from the year the PSUs are deferred). Distributions are made in whole shares of RTX Common Stock with any fractional units paid in cash.
Raytheon Company Deferred Compensation Plan	An unfunded, nonqualified plan that that allows legacy RTN employees, who are projected to reach the IRC compensation limit, the ability to defer between 3% and 50% of their base salary and between 3% and 90% of their annual incentive awards, in excess of the IRC limit, and receive tax-deferred returns on those deferrals. The Company also matches up to 4% of deferrable compensation.

Name	Plan	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE ($)(4)
G. Hayes	UTC Company Automatic Contribution Excess Plan	$0	$441,200	$50,811	$0	$492,011
	UTC Deferred Compensation Plan	$0	$0	-$192,915	$0	$928,949
	UTC Savings Restoration Plan	$330,900	$198,540	$325,567	$0	$4,885,401
	Sundstrand Corporation Deferred Compensation Plan(5)	$0	$0	$29,155	$0	$639,274
A. O’Brien III	RTN Deferred Compensation Plan	$27,652	$27,652	$40,550	$0	$1,002,764
R. Ortberg	Rockwell Collins Deferred Compensation Plan(6)	$0	$0	$126,543	$0	$922,166
	Rockwell Collins Non-Qualified Savings Plan(7)	$0	$0	$15,038	$0	$266,460
	UTC Company Automatic Contribution Excess Plan	$0	$174,435	$4,130	$0	$178,565
	UTC Savings Restoration Plan	$190,292	$114,176	$5,692	$0	$310,160
M. Dumais	UTC Company Automatic Contribution Excess Plan	$0	$145,010	$10,507	$0	$155,517
	UTC Savings Restoration Plan	$105,900	$63,540	-$60,626	$0	$1,354,862
S. Timm	Rockwell Collins Non-Qualified Savings Plan(7)	$0	$0	$2,331	$0	$39,778
	UTC Company Automatic Contribution Excess Plan	$0	$41,535	$3,055	$0	$44,590
N. Mitchill, Jr.	UTC Company Automatic Contribution Excess Plan	$0	$53,250	$5,799	$0	$195,580
	UTC Savings Restoration Plan	$63,900	$38,340	$26,086	$0	$454,099
C. Gill, Jr.	UTC Company Automatic Contribution Excess Plan	$0	$108,650	$3,031	$0	$111,681
	UTC Savings Restoration Plan	$81,488	$48,893	-$303,902	$0	$1,581,861

(1)	Amounts shown in this column are included in the Salary and Bonus columns of the Summary Compensation Table on page 71.
(2)	Amounts shown in this column are included in the All Other Compensation column of the Summary Compensation Table on page 71.

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COMPENSATION TABLES | POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL

(3)	Amounts shown reflect hypothetical investment returns to accounts based on fixed income, bond and equity indices selected by the participant. Participants also may elect stock units with dividend reinvestments (except for the CACEP, the Rockwell Collins Deferred Compensation Plan, and the Sundstrand Corporation Deferred Compensation Plan). These returns do not constitute above-market earnings, except for $10,466 credited to Mr. Hayes under the frozen Sundstrand Corporation Deferred Compensation Plan. This amount is included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table on page 71.
(4)	The sum of contributions (by both the executive and RTX) and credited earnings on those deferrals, less withdrawals. Of these totals, the following amounts have been included in the Summary Compensation Table in prior years: $2,810,231 (Mr. Hayes); $225,349 (Mr. Ortberg); $114,445 (Mr. Mitchill); and $222,360 (Mr. Gill).
(5)	Mr. Hayes maintains an account balance in the frozen Sundstrand Corporation Deferred Compensation Plan, which was assumed by the Company upon the acquisition of Sundstrand Corporation in 1999.
(6)	Mr. Ortberg maintains an account balance in the legacy Rockwell Collins Deferred Compensation Plan, which was frozen effective January 1, 2020.
(7)	Mr. Ortberg and Mr. Timm maintain an account balance in the legacy Rockwell Collins Non-Qualified Savings Plan, which was frozen effective January 1, 2020.

Potential Payments on Termination or Change-in-Control

As a result of the Merger of UTC and RTN that closed on April 3, 2020 and the Rockwell Collins acquisition that closed on November 26, 2018, benefits provided to most of our NEOs upon separation from the Company vary depending upon each NEO’s legacy company. The table below outlines the plans and/or agreements that apply to each NEO as of year-end and the periods for which they are in effect.

NEO	Plan or Agreement	Expiration Date
G. Hayes	Employment agreement (as amended) between the Company and Mr. Hayes	April 3, 2023 (3 years from the Merger)
A. O’Brien III	Raytheon Company Change-in-Control Agreement and Raytheon Company Enhanced Severance Plan for Senior Leadership Team Members	April 3, 2022 (2 years from the Merger)
R. Ortberg	Employment agreement between the Company and Mr. Ortberg	No expiration date
M. Dumais	UTC Merger Severance Plan for Corporate Office Executives and Other Key Employees	April 3, 2022 (2 years from the Merger)
S. Timm	Standard RTX Executive Leadership Group agreement	No expiration date
N. Mitchill, Jr.	UTC Merger Severance Plan for Corporate Office Executives and Other Key Employees	April 3, 2022 (2 years from the Merger)

Following the expiration of the agreements and plans applicable to them, Messrs. Hayes, O’Brien, Dumais and Mitchill will resume coverage under the Company’s standard ELG separation benefits and in the case of Mr. Hayes, the legacy UTC Senior Executive Severance Plan would also apply in the case of a future change-in-control event. These programs are described in detail on pages 66-68.

GREGORY J. HAYES

Employment Agreement. When UTC and RTN agreed to an all-stock “merger of equals” (with UTC as the surviving company for legal purposes), UTC entered into an employment agreement with Mr. Hayes. This agreement became effective upon the Merger and will expire on its third anniversary or an earlier termination of employment.

Under this agreement, Mr. Hayes initially serves as President & CEO of RTX and a member of the RTX board. On the second anniversary of the Merger, he will succeed Mr. Kennedy as Chairman of the RTX Board. If Mr. Kennedy ceases to serve as Chairman before the second anniversary of the Merger, Mr. Hayes will become Chairman at that time.

During the term of the agreement, Mr. Hayes will receive an annual base salary of no less than $1.6 million (which may be increased from time to time for merit adjustments), and a target annual incentive opportunity of 200% of base salary (equal to Mr. Kennedy's target prior to the Merger).

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COMPENSATION TABLES | POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL

Under the agreement, Mr. Hayes also is subject to a permanent confidentiality covenant, a one-year non-competition covenant, and a two-year customer and employee non-solicitation covenant. In the event of Mr. Hayes’ termination of employment during the term of the agreement by the Company without cause or by Mr. Hayes for good reason (both terms are defined in the agreement, as amended), he will be entitled to receive (subject to execution of a release of claims in favor of the Company):

•	A lump-sum cash severance payment equal to three times the sum of (a) his annual base salary, and (b) the greater of his 2019 annual incentive award or his target annual incentive award for the year of termination;
•	A pro-rated target annual incentive award for the year of termination;
•	Treatment of his termination as a retirement for purposes of his outstanding LTI awards, and a waiver of any minimum holding period that would otherwise be a condition to vesting upon retirement; and
•	Up to one year of health and welfare benefit coverage continuation, with premiums paid by the Company.

If Mr. Hayes separates from the Company during the three-year term of this agreement, he will receive severance benefits under this agreement but no severance benefits under his ELG agreement or under the legacy UTC Senior Executive Severance Plan (in the event of a “change-in-control” of RTX). If he separates after this agreement has expired, he will be eligible for severance benefits under his ELG agreement (as detailed on page 67) or his legacy UTC Senior Executive Severance Plan (in the case of an RTX change-in-control, as detailed on page 68).

The table below shows the estimated value of payments and benefits that Mr. Hayes would have been entitled to receive had his employment terminated on December 31, 2020, under various hypothetical circumstances.

	Involuntary Separation (for Cause)(1)	Involuntary Separation (without Cause)(2)	Voluntary Separation (without Good Reason)(3)	Voluntary Separation (with Good Reason)(2)	Separation following a Change-in-Control(4)

Severance
Cash Payment	$0	$17,400,000	$0	$17,400,000	$17,400,000

Benefits
Pension(5)	$14,819,257	$14,819,257	$14,819,257	$14,819,257	$14,819,257
Health & Welfare Continuation(6)	$0	$25,406	$0	$25,406	$25,406
Financial Planning	$0	$0	$0	$0	$0
Outplacement	$0	$0	$0	$0	$0

Long-Term Incentives(7)
Option Awards	$0	$0	$0	$0	$0
Stock Awards	$0	$23,074,346	$17,370,137	$23,074,346	$23,074,346
Total	$14,819,257	$55,319,009	$32,189,394	$55,319,009	$55,319,009

(1)	All outstanding long-term incentive awards would have forfeited upon involuntary termination for cause.
(2)	In accordance with Mr. Hayes’ employment agreement (as amended), which expires three years from the Merger date, outstanding long-term incentive awards would have vested upon involuntary termination (without cause) or voluntary separation (with good reason).
(3)	As of December 31, 2020, Mr. Hayes had attained retirement eligibility status under the terms of the RTX LTIP. As a result, in the event of a voluntary separation (without good reason) from the Company, his annual LTIP awards would have received beneficial treatment reserved for retirement eligible employees. These awards, if outstanding for more than one year, would have been treated as follows: (1) unvested SAR and RSU awards would vest; and (2) PSUs (that converted to RSUs upon the Spinoffs of Carrier and Otis) would remain eligible to vest on the original vesting date. Awards outstanding for less than one year would have forfeited in the case of a voluntary separation (without good reason) from the Company.
(4)	During the term of Mr. Hayes’ employment agreement (as amended), in the event of a qualifying termination following an RTX change-in-control, Mr. Hayes would receive the same severance, benefits and long-term incentive treatment that he would receive upon an involuntary separation (without cause) or a voluntary separation (with good reason).
(5)	Estimated lump-sum value of the nonqualified portion of the retirement benefits accrued under the legacy UTC pension plans, assuming retirement or termination on December 31, 2020, payable as of such date, based on the plan’s 2021 lump-sum basis. The present value of benefits payable under the qualified pension plan is shown in the Pension Benefits table on pages 80-81.
(6)	In accordance with Mr. Hayes’ employment agreement (as amended), which expires three years from the Merger date, amounts shown reflect the estimated cost of 12 months of health and welfare benefit continuation based on his current elections, in addition to the estimated cost for an executive physical.
(7)	Reflects the value of unvested LTI awards that would vest following a separation from the Company, calculated using the closing stock price of RTX on the last trading day of 2020 ($71.51). Mr. Hayes’ unvested SAR awards were underwater as of year-end.

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COMPENSATION TABLES | POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL

ANTHONY F. O’BRIEN III

Raytheon Company Change-in-Control Agreements. Prior to the Merger announcement, RTN had change-in-control agreements in place with certain senior executives, including Mr. O’Brien. These agreements were intended to ensure that senior executives would maintain their full attention and dedication to shareowners’ interests despite a potential or pending change-in-control, and to encourage executives to stay with the Company until any such transaction was complete. Under the terms of these agreements, the Merger with UTC constituted a change-in-control event. However, since the agreements have a “double trigger,” benefits are paid only in the event of a qualifying termination within two years of the Merger. A qualifying termination generally occurs when an executive separates from the Company without “cause” or resigns due to “good reason” (both terms are defined in the agreements).

The RTN change-in-control agreements provide a severance benefit based on a multiple of an executive’s base salary and annual incentive award at the time of separation. In Mr. O’Brien’s case, the following payments and benefits would apply:

•	A lump-sum cash severance payment equal to one times the sum of base salary and the greater of Mr. O'Brien's annual incentive target or his prior year’s annual incentive award;
•	A pro-rated target annual incentive award for the year in which termination occurs;
•	One year of additional credited service under the Company’s supplemental retirement plans; and
•	One-year continuation of health and welfare benefits.

The RTN change-in-control agreements do not provide for any gross-up of excise taxes imposed by Section 280G of the Internal Revenue Code.

RTN Enhanced Severance Plan for Senior Leadership Team Members. Certain senior RTN leaders, including Mr. O’Brien, are eligible to participate in the RTN Enhanced Severance Plan for Senior Leadership Team Members (the “RTN Severance Plan”). The purpose of the RTN Severance Plan, which pre-dates the Merger Agreement, is to ensure that participants receive benefits comparable to those received by most legacy RTN officers and commensurate with market-competitive benefit levels for these leadership positions.

Benefits under this plan are payable only in the event of a qualifying termination (defined consistent with the RTN change-in-control agreements described above) within two years of the Merger. The plan provides the following payments and benefits:

•	A lump-sum cash severance benefit paid six months following separation, equal to the sum of base salary and annual incentive target for the year in which the separation occurs; and
•	One-year continuation of health and welfare benefits.

To receive benefits under the Raytheon Severance Plan, participants must execute a release of claims in favor of the Company.

The RTN Severance Plan provides that in the event a payment were subject to excise taxes under Section 280G of the Internal Revenue Code, the payment would either be delivered in full or in such amount that no portion of the payment would be subject to the excise tax, whichever results in a greater benefit to the participant on an after-tax basis.

RTN 2019 Stock Plan and RTN 2010 Stock Plan (“legacy RTN Stock Plans”). The Merger of UTC and RTN triggered a change-in-control event under the legacy RTN Stock Plans. Therefore, if Mr. O’Brien were to have a qualifying termination within two years of the Merger, his outstanding LTI awards granted prior to the Merger would vest. Awards granted to him following the Merger under the Raytheon Technologies Corporation 2018 Long-Term Incentive Plan (formerly the UTC 2018 LTIP), however, would receive that plan’s standard post-termination treatment.

RTX 2018 Long-Term Incentive Plan. In the case of a qualifying termination within two years following an RTX change-in-control event (as defined in the plan), Mr. O’Brien’s outstanding LTI awards granted under the plan following the Merger would vest.

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COMPENSATION TABLES | POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL

The table below shows the estimated value of payments and benefits that Mr. O’Brien would have been entitled to receive had his employment terminated on December 31, 2020, under various hypothetical circumstances.

	Involuntary Separation (for Cause)(1)	Involuntary Separation (without Cause)(2)	Voluntary Separation (without Good Reason)(1)	Voluntary Separation (with Good Reason)(2)	Separation following a Change-in-Control(3)

Severance
Cash Payment	$0	$4,132,450	$0	$4,132,450	$4,132,450

Benefits
Pension(4)	$12,947,458	$14,649,770	$12,947,458	$14,649,770	$14,649,770
Health & Welfare Continuation(5)	$0	$62,196	$0	$62,196	$62,196
Financial Planning	$0	$0	$0	$0	$0
Outplacement	$0	$0	$0	$0	$0

Long-Term Incentives(6)
Option Awards	$0	$0	$0	$0	$0
Stock Awards	$0	$8,936,605	$0	$8,936,605	$10,895,264
Total	$12,947,458	$27,781,021	$12,947,458	$27,781,021	$29,739,680

(1)	In accordance with both the legacy RTN Stock Plans and the RTX LTIP, outstanding long-term incentive awards would have forfeited upon involuntary termination (for cause) or upon voluntary separation (without good reason).
(2)	In accordance with the legacy RTN Stock Plans, outstanding long-term incentive awards granted prior to the Merger would have vested upon an involuntary termination (without cause) or a voluntary separation (with good reason) within two years of the Merger. However, Mr. O’Brien’s ELG RSU award, which was granted following the Merger under the RTX LTIP, would have forfeited in the event of an involuntary termination (without cause) or voluntary separation (with good reason).
(3)	During the two-year coverage period of his RTN change-in-control agreement, the RTN Severance Plan and the legacy RTN Stock Plans, Mr. O'Brien would receive the same severance, benefits and long-term incentive treatment (for awards granted prior to the Merger) as he would receive upon an involuntary separation (without cause) or a voluntary separation (with good reason). In addition, in the event of a qualifying termination within two years of an RTX change-in-control, Mr. O'Brien would also vest in the ELG RSU award granted to him post-Merger, in accordance with the RTX LTIP.
(4)	Values shown assume Mr. O’Brien commenced benefits as soon as possible following separation of service at year-end under the legacy RTN qualified and nonqualified pension plans. Benefits assume a 2.71% discount rate for the RTN Pension Plan for Salaried Employees and a 2.53% discount rate for the RTN Parity Pension Plan and the RTN Supplemental Executive Retirement Plan.
(5)	Amounts shown reflect the estimated cost of two year continuation of health and welfare benefits based on Mr. O’Brien’s current elections.
(6)	Reflects the value of unvested LTI awards that would vest following a separation from the Company, calculated using the closing stock price of RTX on the last trading day of 2020 ($71.51).

86    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

COMPENSATION TABLES | POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL

ROBERT K. ORTBERG

Employment Agreement. Mr. Ortberg has an employment agreement with the Company that originated with the acquisition of Rockwell Collins in November 2018. Mr. Ortberg, who at the time was the Chairman, President & CEO of Rockwell Collins, agreed to waive his rights and benefits under his Rockwell Collins change-in-control agreement. To help retain Mr. Ortberg, the Company granted him a one-time retention RSU award that vests three years from the acquisition date, subject to Mr. Ortberg’s continued employment with the Company under the terms specified in the agreement, including post-termination restrictive covenants that protect the Company from competitive activities, customer and employee solicitation and disclosure of Company information and intellectual property. Under the terms of his RSU award, vesting will accelerate in the event of an adverse change to the terms and conditions of Mr. Ortberg’s employment or upon retirement. The employment agreement defines “good reason” as it was defined in Mr. Ortberg’s Rockwell Collins change-in-control agreement.

Mr. Ortberg was appointed to the ELG upon the close of the Rockwell Collins acquisition. However, he did not receive an ELG RSU award in connection with his appointment. His retention RSU award includes restrictive covenants substantially similar to those applicable to the ELG RSU award. Mr. Ortberg is not eligible to receive any cash severance payments upon separation from the Company.

RTX 2018 Long-Term Incentive Plan. In the case of a qualifying termination within two years following an RTX change-in-control event (as defined in the plan), the vesting of Mr. Ortberg’s outstanding equity awards would accelerate.

The table below shows the estimated value of payments and benefits that Mr. Ortberg would have been entitled to receive had his employment terminated on December 31, 2020, under various hypothetical circumstances.

	Involuntary Separation (for Cause)(1)	Involuntary Separation (without Cause)(2)	Voluntary Separation (without Good Reason)(2)	Voluntary Separation (with Good Reason)(2)	Separation following a Change-in-Control(3)

Severance
Cash Payment	$0	$0	$0	$0	$0

Benefits
Pension(4)	$651,159	$651,159	$651,159	$651,159	$651,159
Health & Welfare Continuation	$0	$0	$0	$0	$0
Financial Planning	$0	$0	$0	$0	$0
Outplacement	$0	$0	$0	$0	$0

Long-Term Incentives(5)
Option Awards	$0	$0	$0	$0	$0
Stock Awards	$0	$13,549,143	$13,549,143	$13,549,143	$15,991,996
Total	$651,159	$14,200,302	$14,200,302	$14,200,302	$16,643,155

(1)	All outstanding LTI awards would have forfeited upon involuntary termination for cause.
(2)	As of December 31, 2020, Mr. Ortberg had attained retirement eligibility status under the terms of the RTX LTIP. As a result, in the event of an involuntary separation (without cause) or a voluntary separation (with or without good reason) from the Company, his annual LTIP awards and the special RSU award granted to him in connection with the waiving of his benefits under his Rockwell Collins change-in-control agreements would have received beneficial treatment reserved for retirement eligible employees. These awards, if outstanding for more than one year, would have been treated as follows: (1) SAR and RSU awards outstanding would have vested; and (2) PSUs (that converted to RSUs upon the Spinoffs of Carrier and Otis) would have remained eligible to vest on the original vesting date. Awards outstanding for less than one year would have forfeited.
(3)	In the event of a qualifying termination following an RTX change-in-control, the RTX LTIP provides for the accelerated vesting of all outstanding long-term incentive awards (see page 68 for additional details).
(4)	Estimated lump-sum value of the nonqualified portion of the retirement benefits accrued under the legacy UTC pension plans, assuming retirement or termination on December 31, 2020, payable as of such date, based on the plan’s 2021 lump-sum basis. The present value of benefits payable under the qualified pension plan is shown in the Pension Benefits table on pages 80-81.
(5)	Reflects the value of unvested LTI awards that would vest following a separation from the Company, calculated using the closing stock price of RTX on the last trading day of 2020 ($71.51). Mr. Ortberg’s unvested SAR awards were underwater as of year-end.

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    87

COMPENSATION TABLES | POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL

MICHAEL R. DUMAIS AND NEIL G. MITCHILL, JR.

UTC Merger Severance Plan for Corporate Office Executives and Other Key Employees. While the Merger was implemented as a "merger of equals," as a legal matter, it did not constitute a change-in-control event under legacy UTC’s severance and long-term incentive plans. However, prior to the execution of the Merger Agreement, the legacy UTC Compensation Committee determined that continuity of management and continued focus on business performance would be imperative to ensure the successful execution of the Spinoff and Merger transactions as well as the post-Merger integration work. To help ensure that Corporate executives remained with the Company and retained this focus, the Committee adopted the United Technologies Corporation Merger Severance Plan for Corporate Office Executives and Other Key Employees (the “UTC Merger Severance Plan”). This plan became effective on April 3, 2020 (the Merger close date) and will expire on the second anniversary of the Merger. It provides severance protections for Corporate executives who may be impacted by job loss, diminution of duty or reduction in compensation as a result of the Merger.

Mr. Dumais and Mr. Mitchill both participate in this plan. Under the terms of the plan, eligible executives whose employment is terminated without “cause” or who resigns for “good reason” (both terms are defined in the plan) within two years of the Merger will be entitled to receive:

•	A lump-sum cash severance payment equal to two times the sum of the executive officer’s annual base salary and target annual incentive award;
•	A pro-rated target annual incentive award for the year in which termination occurs;
•	Full vesting of outstanding LTI awards (with PSUs remaining eligible to vest, subject to performance results) and continued exercisability for vested SARs;
•	One year of health and welfare benefit coverage continuation, with premiums paid by the Company;
•	One year of outplacement services; and
•	One-year continuation of financial planning services for participating executives.

To receive benefits under this plan, executives must execute a release of claims in favor of RTX, a one-year non-competition covenant and a two-year employee and customer non-solicitation covenant.

The table below shows the estimated value of payments and benefits that Mr. Dumais would have been entitled to receive had his employment terminated on December 31, 2020, under various hypothetical circumstances.

	Involuntary Separation (for Cause)(1)	Involuntary Separation (without Cause)(2)	Voluntary Separation (without Good Reason)(3)	Voluntary Separation (with Good Reason)(2)	Separation following a Change-in-Control(4)

Severance
Cash Payment	$0	$3,230,000	$0	$3,230,000	$3,230,000

Benefits
Pension(5)	$4,091,912	$4,091,912	$4,091,912	$4,091,912	$4,091,912
Health & Welfare Continuation(6)	$0	$37,847	$0	$37,847	$37,847
Financial Planning(6)	$0	$16,000	$0	$16,000	$16,000
Outplacement(6)	$0	$5,500	$0	$5,500	$5,500

Long-Term Incentives(7)
Option Awards	$0	$0	$0	$0	$0
Stock Awards	$0	$9,260,545	$4,376,269	$9,260,545	$9,260,545
Total	$4,091,912	$16,641,804	$8,468,181	$16,641,804	$16,641,804

(1)	All outstanding LTI awards would have forfeited upon involuntary termination for cause.
(2)	In accordance with the UTC Merger Severance Plan, outstanding LTI awards would have vested upon involuntary termination (without cause) or voluntary separation (with good reason).

88    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

COMPENSATION TABLES | POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL

(3)	As of December 31, 2020, Mr. Dumais had attained retirement eligibility status under the terms of the RTX LTIP. As a result, in the event of a voluntary separation (without good reason) from the Company, his annual LTI awards would have received the beneficial treatment reserved for retirement eligible employees. These awards, if outstanding for more than one year, would have been treated as follows: (1) SAR and RSU awards outstanding would vest; and (2) PSUs (that converted to RSUs upon the Spinoffs of Carrier and Otis) would have remained eligible to vest on the original vesting date. Awards outstanding for less than one year would have been forfeited in the case of a voluntary separation (without good reason) from the Company.
(4)	In the event of a qualifying termination following an RTX change-in-control, Mr. Dumais would have received the same severance, benefits and long-term incentive treatment he would have received upon an involuntary separation (without cause) or a voluntary separation (with good reason), pursuant to the UTC Merger Severance Plan.
(5)	Estimated lump-sum value of the nonqualified portion of the retirement benefits accrued under the legacy UTC pension plans, assuming retirement or termination on December 31, 2020, payable at age 55; if later, based on the plan’s 2021 lump-sum basis. The present value of benefits payable under the qualified pension plan is shown in the Pension Benefits table on pages 80-81.
(6)	In accordance with the UTC Merger Severance Plan, amounts shown reflect the estimated cost for one-year continuation of health and welfare benefits based on current elections, an annual executive physical, financial planning and outplacement services.
(7)	Reflects the value of unvested LTI awards that would vest following a separation from the Company, calculated using the closing stock price of RTX on the last trading day of 2020 ($71.51). Mr. Dumais’ unvested SAR awards were underwater as of year-end.

The table below shows the estimated value of payments and benefits that Mr. Mitchill would have been entitled to receive had his employment terminated on December 31, 2020, under various hypothetical circumstances.

	Involuntary Separation (for Cause)(1)	Involuntary Separation (without Cause)(2)	Voluntary Separation (without Good Reason)(3)	Voluntary Separation (with Good Reason)(2)	Separation following a Change-in-Control(4)

Severance
Cash Payment	$0	$2,210,000	$0	$2,210,000	$2,210,000

Benefits
Pension(5)	$0	$0	$0	$0	$0
Health & Welfare Continuation(6)	$0	$27,205	$0	$27,205	$27,205
Financial Planning(6)	$0	$16,000	$0	$16,000	$16,000
Outplacement(6)	$0	$5,500	$0	$5,500	$5,500

Long-Term Incentives(7)
Option Awards	$0	$0	$0	$0	$0
Stock Awards	$0	$4,361,752	$0	$4,361,752	$4,361,752
Total	$0	$6,620,457	$0	$6,620,457	$6,620,457

(1)	All outstanding LTI awards would have forfeited upon involuntary termination for cause.
(2)	In accordance with the UTC Merger Severance Plan, outstanding LTI awards would have vested upon involuntary termination (without cause) or voluntary separation (with good reason).
(3)	As of December 31, 2020, Mr. Mitchill had not attained retirement eligibility status under the terms of the RTX LTIP. As a result, in the event of a voluntary separation (without good reason) from the Company, all unvested awards would have forfeited, and vested SARs would have remained exercisable for up to 90 days following separation.
(4)	In the event of a qualifying termination following an RTX change-in-control, Mr. Mitchill would have received the same severance, benefits and long-term incentive treatment he would have received upon an involuntary separation (without cause) or a voluntary separation (with good reason), pursuant to the UTC Merger Severance Plan.
(5)	Mr. Mitchill does not participate in the Company’s pension plans.
(6)	In accordance with the UTC Merger Severance Plan, amounts shown reflect the estimated cost for one-year continuation of health and welfare benefits based on current elections, an annual executive physical, financial planning and outplacement services.
(7)	Reflects the value of unvested LTI awards that would vest following a separation from the Company, calculated using the closing stock price of RTX on the last trading day of 2020 ($71.51). Mr. Mitchill’s unvested SAR awards were underwater as of year-end.

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    89

COMPENSATION TABLES | POTENTIAL PAYMENTS ON TERMINATION OR CHANGE-IN-CONTROL

STEPHEN J. TIMM

ELG RSU Award. Upon Mr. Timm’s appointment to the Executive Leadership Group (“ELG”) in 2020, he was granted an ELG RSU award that will vest only upon a qualifying separation (as defined under the ELG program and detailed on pages 66-67), and Mr. Timm’s execution of an agreement containing post-employment restrictive covenants designed to protect the Company’s interests, including (i) non-competition; (ii) employee non-solicitation; (iii) non-disparagement; (iv) protection of confidential, sensitive, and proprietary information; and (v) post-termination cooperation.

RTX 2018 Long-Term Incentive Plan. In the case of a qualifying termination within two years following an RTX change-in-control event (as defined in the plan), Mr. Timm’s outstanding LTI awards (including his ELG RSU) would vest.

The table below shows the estimated value of payments and benefits that Mr. Timm would have been entitled to receive had his employment terminated on December 31, 2020, under various hypothetical circumstances.

	Involuntary Separation (for Cause)(1)	Involuntary Separation (without Cause)(2)	Voluntary Separation (without Good Reason)(2)	Voluntary Separation (with Good Reason)(2)	Separation following a Change-in-Control(3)

Severance
Cash Payment	$0	$0	$0	$0	$0

Benefits
Pension(4)	$0	$0	$0	$0	$0
Health & Welfare Continuation	$0	$0	$0	$0	$0
Financial Planning	$0	$0	$0	$0	$0
Outplacement	$0	$0	$0	$0	$0

Long-Term Incentives(5)
Option Awards	$0	$0	$0	$0	$0
Stock Awards	$0	$317,004	$317,004	$317,004	$2,237,619
Total	$0	$317,004	$317,004	$317,004	$2,237,619

(1)	Outstanding LTI awards would have forfeited upon involuntary termination for cause.
(2)	As of December 31, 2020, Mr. Timm had attained retirement eligibility status under the terms of the RTX LTIP. As a result, in the event of an involuntary separation (without cause) or voluntary separation (with or without good reason), his annual LTIP awards would have received the beneficial treatment reserved for retirement eligible employees. These awards, if outstanding for more than one year, would be treated as follows: (1) SARs and RSUs would have vested; and (2) PSUs (that converted to RSUs upon the Spinoffs of Carrier and Otis) would remain eligible to vest on the original vesting date. Annual LTIP awards outstanding for less than one year, and Mr. Timm’s ELG RSU award which does not carry beneficial retirement treatment, would have forfeited in the case of involuntary (without cause) or voluntary (with or without good reason) separation from the Company.
(3)	In the event of a qualifying termination following an RTX change-in-control, the RTX LTIP provides for the accelerated vesting of all outstanding LTI awards (see page 68 for additional details).
(4)	Mr. Timm’s accrued nonqualified pension benefits were previously distributed to him upon UTC’s acquisition of Rockwell Collins in a lump-sum payment in accordance with the change-in-control provisions of the legacy Rockwell Collins plan. The present value of benefits payable under the qualified plan is shown in the Pension Benefits table on pages 80-81.
(5)	Reflects the value of unvested LTI awards that would vest following a separation from the Company, calculated using the closing stock price of RTX on the last trading day of 2020 ($71.51). Mr. Timm’s unvested SAR awards were underwater as of year-end.

90    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

CEO Pay Ratio

Background

Under SEC rules, we are required each year to disclose the ratio of the median employee’s total annual compensation to the total annual compensation of the CEO. Below we explain the methodology that we used, in accordance with the SEC rules, to identify the median employee and to calculate the 2020 ratio.

Identifying the Median Employee

The Company used the following parameters to identify the employee whose pay was at the median of all RTX employees globally.

CONSISTENTLY APPLIED COMPENSATION MEASURE

The compensation measure we used to identify the median employee was gross cash compensation paid to employees from October 1, 2019 to September 30, 2020. Gross cash compensation varies by country and is based on local pay practices, but generally includes:

•	Base salary (including any local allowances)
•	Incentive pay (including cash bonuses, sales incentives and other variable pay programs)
•	Any other cash awards or payments(1)

EMPLOYEES INCLUDED

For the purposes of identifying the median employee, we included all active RTX employees (excluding the CEO) on October 1, 2020, located in 13 countries in which RTX has operations. RTX’s employee population in these 13 countries represents approximately 95% (or 175,600) of our 184,711 active employees on that date. As of October 1, 2020, our global population consisted of 128,887 U.S. employees and 55,824 non-U.S. employees.

EMPLOYEES EXCLUDED

We excluded 9,111 employees from 58 countries under the SEC’s de minimis exemption.(2)

METHODOLOGY AND MATERIAL ASSUMPTIONS

Annualized pay. Pay was annualized for employees who worked a partial year between October 1, 2019 and September 30, 2020. Partial-year employees include mid-year hires, employees on paid or unpaid leave, and employees on active military duty.

Foreign exchange rates. Foreign currencies were converted into U.S. dollars as of October 1, 2020, based on the average daily spot rates during September 2020.

(1)	In some countries, due to differences in payroll systems and local laws and regulations, gains realized on the vesting and/or exercise of equity awards, as well as Company contributions to government-sponsored benefit plans, may be included.
(2)	The countries and approximate number of RTX employees excluded from the calculation are as follows: Afghanistan (104), Algeria (4), Austria (1), Bahrain (2), Belgium (18), Brazil (240), Cayman Islands (1), Chile (18), Colombia (26), Costa Rica (2), Cyprus (7), Czechia (54), Denmark (4), Djibouti (1), Egypt (12), El Salvador (1), Finland (113), Greece (6), Greenland (6), Hong Kong (106), Hungary (2), Indonesia (440), Iraq (15), Israel (1,608), Italy (723), Japan (239), Jordan (7), Kenya (9), Kuwait (151), Luxembourg (2), Malaysia (132), Marshall Islands (4), Mexico (1,960), Morocco (99), Netherlands (303), New Zealand (401), Norway (19), Oman (6), Panama (13), Peru (2), Portugal (1), Qatar (153), Romania (19), Russia (515), Saudi Arabia (275), Slovakia (5), South Africa (16), South Korea (149), Spain (84), Sweden (13), Switzerland (46), Taiwan (102), Thailand (10), Turkey (507), Ukraine (25), United Arab Emirates (318), Vietnam (11) and Yemen (1).

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    91

CEO PAY RATIO | CALCULATING THE RATIO

Calculating the Ratio

METHODOLOGY

Once we identified the median employee using gross cash compensation as our compensation measure, we then calculated the 2020 total compensation for our CEO and the median employee for the full year using the same methodology required by the SEC for reporting in the Summary Compensation Table (see page 71). Under this methodology, compensation includes employee fringe benefits such as Company contributions to healthcare and retirement plans.

RESULTS

The 2020 total annual compensation value for Mr. Hayes was $20,970,890 and for RTX’s global median employee was $108,914, resulting in a ratio of 193:1.

With approximately 30% of our employees located outside the United States, RTX has operations in almost half of the countries in the world. We believe paying competitive wages targeted at the median of local labor markets within our industry is essential to ensuring a productive, engaged workforce and a sustainable business. Consequently, a global ratio may not be particularly informative without any context for foreign labor markets and the diversity in the roles of RTX’s employees around the world.

Comparing RTX’s Ratio to Other Companies

A number of factors unrelated to compensation significantly impact this calculation and are particularly important when comparing RTX’s ratio to ratios at other companies. These factors include industry-specific pay differentials, company and organizational structure (e.g., outsourcing versus insourcing) and the geographic location of employee populations.

92    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

Audit Committee Report

The Audit Committee assists the Board of Directors in its oversight responsibilities relating to: the integrity of RTX’s financial statements; the independence, qualifications and performance of RTX’s internal and external auditors; the Company’s compliance with its policies and procedures, internal controls, Code of Conduct and applicable laws and regulations; policies and procedures with respect to risk assessment and management; and such other responsibilities as delegated by the Board from time to time. The Committee’s specific responsibilities and duties are set forth in the Audit Committee Charter adopted by the Board, which is available on the Company’s website. The Committee is composed entirely of independent directors who meet the independence and financial literacy requirements of the NYSE and the SEC.

Management has the primary responsibility for the financial statements and the financial reporting processes, including the system of internal accounting controls. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent auditor, is responsible for auditing the financial statements prepared by management and expressing an opinion on (i) the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles; and (ii) the effectiveness of the Company’s internal control over financial reporting. PwC is also responsible for discussing any issues they believe should be raised by us.

In performing its oversight responsibilities, the Committee reviewed and discussed with management and PwC RTX’s audited financial statements for the year ending on December 31, 2020 and RTX’s internal control over financial reporting. The Committee also discussed with RTX’s internal auditors and PwC the overall scope and plans for their respective audits. The Committee also met with the internal auditors and PwC, with and without management present, to discuss the results of their examinations, the evaluation of RTX’s internal controls, management’s representations regarding internal control over financial reporting, and the overall quality of RTX’s financial reporting.

The Committee has discussed with PwC the matters required by the Public Company Accounting and Oversight Board’s (“PCAOB”) Auditing Standard No. 1301 Communications with Audit Committees. It has also discussed with PwC its independence from RTX and its management, including communications from PwC required by the PCAOB’s Rule 3526, Communication with Audit Committees Concerning Independence.

The Committee pre-approves all audit and non-audit services to be provided by PwC, and the related fees for those services. The Committee has concluded that PwC’s provision of non-audit services as described in the table on page 94 does not impair PwC’s independence as the external auditor.

PwC has represented to the Committee that RTX’s audited financial statements were fairly presented in accordance with U.S. generally accepted accounting principles. The Committee reviewed (i) management’s assessment and report on the effectiveness of RTX’s internal control over financial reporting; and (ii) PwC’s audit report on the effectiveness of RTX’s internal control over financial reporting, the latter of which is included in RTX’s Annual Report on Form 10-K for the fiscal year ending on December 31, 2020. Based on the reviews and discussions referred to above, the Committee has recommended to the Board of Directors that the audited financial statements be included in RTX’s Annual Report on Form 10-K for the year ending on December 31, 2020 for filing with the SEC.

The Committee has nominated PwC for appointment by the shareowners at the 2021 Annual Meeting to serve as RTX’s independent auditor for 2021.

Audit Committee

Fredric G. Reynolds, Chair	Ellen M. Pawlikowski	Robert O. Work
Tracy A. Atkinson	Denise L. Ramos

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    93

Proposal 3: Appoint PwC LLP to Serve as Independent Auditor for 2021

What am I voting on?	As required by our Bylaws, we are asking shareowners to vote on a proposal to appoint a firm of independent registered public accountants to serve as the Company’s independent auditor until the next annual meeting. PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, served as RTX’s independent auditor in 2020. It also served as the independent auditor of UTC and Raytheon Company before the Merger that formed RTX in 2020. For 2021, the Audit Committee has again nominated PwC to be our independent auditor, and the Board of Directors has approved the firm for appointment by the shareowners to serve until the next Annual Meeting in 2022.

Frequently Asked Questions About the Auditor

HOW IS THE AUDITOR REVIEWED BY THE COMPANY?

The Audit Committee is directly responsible for the nomination, compensation, retention and oversight of the Company’s independent auditor. To fulfill this responsibility, the Committee engages in an annual evaluation of the independent auditor’s qualifications, performance and independence, and periodically considers the advisability of selecting a different independent registered public accounting firm to serve in that capacity. PwC, or one of its predecessor firms, has been retained as RTX’s independent audit firm continuously since 1947.

IS THE AUDIT PARTNER ROTATED?

In accordance with SEC rules and PwC policies, audit partners are subject to rotation requirements that limit the number of consecutive years an individual partner may provide service to RTX. For lead and concurring audit partners, the limit is five years. The selection process for the lead audit partner includes a meeting between the Chair of the Audit Committee and the candidate, as well as consideration of the candidate by the full Committee with input from management.

WILL THE AUDITOR ATTEND THE ANNUAL MEETING?

Representatives of PwC will attend the 2021 Annual Meeting. The representatives may make a statement and will be available to respond to appropriate questions from shareowners.

WHAT WERE THE AUDITOR’S FEES IN 2020 AND 2019?

(in thousands)	Audit	Audit-Related	Tax	All Other Fees	Total
2019	$44,960	$32,710	$35,071	$1,787	$114,528
2020	$37,737	$2,969	$27,250	$900	$68,856

Fees in 2020 include fees relating to Raytheon Company post-Merger.

94    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

PROPOSAL 3: APPOINT PWC LLP TO SERVE AS INDEPENDENT AUDITOR FOR 2021

Audit Fees. Audit fees in both years consisted of fees for the audit of RTX’s consolidated annual financial statements and the effectiveness of its internal control over financial reporting, the review of interim financial statements in RTX’s quarterly reports on Form 10-Q and the performance of audits in accordance with statutory requirements. Audit fees for statutory audits were approximately $12,017,000 in 2020 and $17,700,000 in 2019. In 2020 and 2019, audit fees also included fees associated with various SEC filings, as well as non-recurring integrated audit fees resulting from the separations of Carrier and Otis, and the Merger. In 2020, audit fees also included non-recurring integrated audit fees resulting from COVID-19, and 2019 audit fees included non-recurring audit fees related to the acquisition of Rockwell Collins.

Audit-Related Fees. Audit-related fees in both years included fees for employee benefit plan audits, advice regarding the application of generally accepted accounting principles for proposed transactions, special reports pursuant to agreed-upon procedures, contractually required audits and compliance assessments. Audit-related fees in 2019 also included approximately $31,000,000 of fees associated with carve-out audits for the separations of Carrier and Otis.

Tax Fees. Tax fees in 2020 and 2019 consisted of approximately $11,208,000 and $10,237,000, respectively, for U.S. and non-U.S. tax compliance, related planning and assistance with tax refund claims and expatriate tax services, and approximately $16,042,000 and $24,834,000, respectively, for tax consulting and advisory services that included fees associated with the separations of Carrier and Otis, and the Merger.

All Other Fees. All other fees in both years primarily related to accounting research software, government compliance, cybersecurity risk assessment, and proxy consulting services.

HOW DOES THE COMMITTEE MONITOR AND CONTROL NON-AUDIT SERVICES?

The Audit Committee has established procedures requiring its review and advance approval of all engagements for non-audit services provided by PwC. The Committee Chair has the delegated authority to pre-approve non-audit services with certain limitations and must notify the Committee at its next meeting of each particular service approved by delegation. The Committee approved all of the engagements and fees for 2020 and 2019. The Committee reviews with PwC whether the non-audit services to be provided are compatible with maintaining the firm’s independence. In addition, the Committee monitors the fees paid to PwC for non-audit services in relation to the aggregate fees paid for audit and audit-related services to ensure fees paid in any year to PwC for non-audit services do not exceed the fees paid for audit and audit-related services. Non-audit services consist of those described above, as included in the tax fees and all other fees categories.

WHY SHOULD I VOTE FOR THIS PROPOSAL?

Through its review process, the Audit Committee determined that PwC has acquired extensive knowledge of the Company’s operations, performance and development through its previous service as the independent auditor for UTC and Raytheon Company. The Audit Committee and the Board of Directors believe that the continued retention of PwC as our independent auditor is in the best interest of the Company and our shareowners.

The Board of Directors unanimously recommends a vote FOR the appointment of PwC to serve as the Company’s Independent Auditor for 2021.

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    95

Proposal 4:
Approve the Raytheon Technologies Corporation Executive Annual Incentive Plan

What am I voting on?	We are asking shareowners to approve the Raytheon Technologies Corporation Executive Annual Incentive Plan (the “Plan”). Shareowner approval of the Plan is required by the Company’s Bylaws.

If Proposal 4 is approved by shareowners, the Plan will enable the Company to:

	•	Attract, retain and motivate executives who are key to the success of the Company;
	•	Promote the achievement of annual performance goals that we wish to reinforce; and
	•	Ensure a strong linkage of pay to performance.

Key features of the Plan are summarized below. The full text of the Plan can be found in Appendix C to this Proxy Statement on pages 121-125.

Frequently Asked Questions About the Plan

IS THIS A NEW BENEFIT FOR EXECUTIVES?

No. The Plan will replace and supersede the Company’s prior executive annual incentive plan, the Raytheon Technologies Annual Executive Incentive Compensation Plan (formerly the United Technologies Corporation Annual Executive Incentive Compensation Plan).

As of the date of this Proxy Statement, no awards have been granted under the Plan. All awards to be made under the Plan are subject to the future exercise of discretion by the Committee or its delegates, and accordingly are not presently determinable.

WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

Any employee who has been designated by the Company as an executive and who is on the active salaried payroll of the Company (or an affiliate), at any time during the performance period. As of December 31, 2020, there were approximately 1,300 employees of RTX and its subsidiaries and affiliates who would be eligible to participate in the Plan.

WHO IS ELIGIBLE TO RECEIVE AN AWARD UNDER THE PLAN?

A participant must be employed on the last day of the performance period to be eligible to receive an award. However, the actual receipt of an award is dependent upon Company, business unit and/or individual performance.

WHAT TYPE OF PERFORMANCE GOALS MAY BE USED UNDER THE PLAN?

Performance goals may consist of:

•	Financial, operational and/or strategic performance measures for the Company, an affiliated entity or any business or functional unit;
•	Individual performance goals; or
•	Any other goals as may be determined by the Compensation Committee of the Board.

96    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

PROPOSAL 4: APPROVE THE RAYTHEON TECHNOLOGIES CORPORATION EXECUTIVE ANNUAL INCENTIVE PLAN

HOW ARE AWARDS DISTRIBUTED UNDER THE PLAN?

Awards under the Plan will be paid in a lump sum in cash.

DOES A CLAWBACK POLICY APPLY TO AWARDS UNDER THE PLAN?

Yes. RTX has a comprehensive Clawback Policy that can be found on the Corporate Governance section of our website at: www.rtx.com/our-company/corporate-governance#Governance-Documents-and-Policies. This policy allows the Company to recoup annual incentive awards in several circumstances, including in the event of a financial restatement (whether or not this involves misconduct), a recalculation of a financial metric affecting an award, violation of our Code of Conduct, failure to meet employee health and safety standards, violation of post-employment restrictive covenants, exposure of the Company to excessive risk as determined under our Enterprise Risk Management program or employee negligence (including negligent supervision of a subordinate), if such negligence causes significant harm to the Company.

WHAT HAPPENS IN THE CASE OF A CHANGE-IN-CONTROL?

Upon a change-in-control, the Plan will terminate. Each eligible employee will be entitled to receive a pro-rated target award for the portion of the current performance period through the change-in-control date (the “Stub Period”).

WHO IS THE PLAN ADMINISTRATOR?

The Plan will be administered by the Compensation Committee of the Board or its delegate. The Committee has the authority in its sole discretion to administer the Plan and to exercise all the powers and authorities that are granted to it under the Plan or are necessary or advisable for the administration of the Plan.

HOW IS THE PLAN AMENDED OR TERMINATED?

The Board or the Committee will have the right at any time to amend, suspend, discontinue or terminate the Plan, in whole or in part. However, no amendment may annul or reduce an outstanding award without the consent of the employee (except in the case of a recoupment of awards in connection with our Clawback Policy). In addition, no amendment adopted in connection with or in anticipation of a change-in-control may adversely affect an employee’s entitlement to a pro-rated award for the Stub Period.

The Board of Directors unanimously recommends a vote FOR this proposal.

RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT    97

Proposal 5: Approve an Amendment to the Raytheon Technologies Corporation 2018 Long-Term Incentive Plan

What am I voting on?	We are asking shareowners to approve an amendment to the Raytheon Technologies Corporation 2018 Long-Term Incentive Plan (the “Plan”). Our Board of Directors (the “Board”) approved this amendment on February 6, 2021, subject to shareowner approval as required by the NYSE.

If shareowners approve Proposal 5, the Plan will be amended to:

• Authorize 75 million additional shares for future issuance under the Plan. Approximately 24.3 million shares previously approved by shareowners for issuance under the Plan will also remain available.
• Extend the term of the Plan to April 26, 2031, the 10th anniversary of the 2021 Annual Meeting. If the amendment is not approved by shareowners, the Plan will remain in full force and effect through April 30, 2028. Awards outstanding under the Plan on the termination date will not be impacted by the termination.

Key features of the Plan are summarized below. The full text of the Plan can be found in Appendix D to this Proxy Statement on pages 126-138.

Background on the Plan

The Plan was originally approved by shareowners at UTC’s 2018 Annual Meeting and was called the United Technologies Corporation 2018 Long-Term Incentive Plan. At that time, a total of 35 million shares were authorized for future issuance, and approximately 24.8 million shares that had been issued under the previous UTC long-term incentive plan became issuable under the Plan.

Following the Merger of UTC and RTN in 2020, the Plan’s name was changed to the Raytheon Technologies Corporation 2018 Long-Term Incentive Plan. In accordance with the terms of the Plan, upon the Spinoffs of Carrier and Otis on April 3, 2020, shares remaining for future issuance under the Plan were adjusted using the same conversion ratio used to adjust and convert UTC stock awards into RTX stock awards, as outlined in the Employee Matters Agreement, as amended. This resulted in an increase in the number of RTX shares available for future issuance under the Plan.

Awards based on RTX Common Stock are granted exclusively under this Plan.

Why Should I Vote for This Proposal?

RTX believes that the authorization of an additional 75 million shares, in addition to the shares remaining available under the Plan (approximately 24.3 million shares as of February 23, 2021, excluding shares attributable to outstanding awards), is necessary because the Merger will increase the number of participants who will receive awards under the Plan, and any remaining shares under the Raytheon Company 2019 Stock Plan cannot be used for future RTX equity awards. Further, as a result of the Spinoffs and Merger that occurred in April 2020, the Company has undergone a substantial change to its capitalization structure, for which we expect will result in the Company requiring additional shares.

98    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

PROPOSAL 5: APPROVE AN AMENDMENT TO THE RAYTHEON TECHNOLOGIES CORPORATION 2018 LONG-TERM INCENTIVE PLAN

The Board strongly believes that the Plan benefits our shareowners. It has served, and will continue to serve, its intended purposes, which are:

•	To align shareowner and management interests. The Plan enables RTX to create equity-based compensation opportunities that correlate with shareowner value.
•	To drive long-term, sustainable growth. The Board believes that equity incentive award opportunities focus management on long-term, sustainable performance and have helped RTX achieve a 96% cumulative total shareowner return over the 10-year period ending on December 31, 2020.
•	To enable RTX to benefit from top talent. The Plan supports RTX’s ability to attract, retain and motivate a qualified and talented employees, which has enabled us to maintain our competitive advantage.

For a discussion of the role of equity-based awards in RTX’s executive compensation program, please refer to the Compensation Discussion and Analysis (“CD&A”) beginning on page 42 of this Proxy Statement.

HOW DOES THE PLAN PROTECT SHAREOWNERS?

The following features have been incorporated into the Plan to protect shareowners’ interests and mitigate potential risk:

•  No assignment or transfer of awards for value

•  No repricing of SARs or stock options without shareowner approval

•  No discounting or underwater buyouts of SARs or stock options

•  No evergreen provisions

•  Awards do not automatically vest upon a change-in-control

•  No liberal share recycling

•  Plan payouts are subject to RTX’s robust Clawback Policy (which can be found on the Corporate Governance section of our website)

•  Award terms include post-termination restrictive covenants

•  No dividends or dividend equivalents can be issued before an award has vested

•  No option reload feature

•  Minimum vesting requirements

The Plan also sets grant limits. In any calendar year, the limit for a participating employee is:

• 1 million shares for stock appreciation rights and stock options • $10 million for cash-denominated awards	• 500,000 shares for restricted stock, restricted stock units or performance shares or any other type of “full-value award”

For non-employee directors, awards under the Plan, when combined with any cash retainer fees, may not exceed $1.5 million during a calendar year.

In addition, RTX’s policy prohibits our executives and directors from hedging or pledging RTX shares (see page 29 for details).

HOW MUCH HAS THE PLAN DILUTED RTX OUTSTANDING SHARES?

Since the adoption of the Plan in 2018, the number of shares subject to awards, as a percentage of the number of shares outstanding, has averaged approximately 8% per year. If shareowners approve the proposed increase in shares available for Plan awards, RTX expects that the annual dilution attributable to the Plan will approximate 7% to 8% on average. This level of dilution facilitates the Plan’s objectives of aligning compensation opportunity with shareowner value and maintaining a competitive compensation program.

Overhang Rate. This measures the extent to which long-term incentives awarded to employees and non-employee directors dilute the Company’s outstanding shares. The higher the overhang rate, the greater the dilutive impact.

OVERHANG* IS CALCULATED BY:	RTX HISTORICAL OVERHANG RATE (%)

*	Data is based on: (1) shares available for future issuance under the Plan, as reported in Item 12 of RTX’s Form 10-K or Proxy Statement for the applicable year; (2) shares outstanding as of fiscal year-end under the Plan and the legacy RTN and Rockwell Collins plans assumed by the Company upon the Merger and acquisition, respectively, and as reported in RTX’s Form 10-K for the applicable year; and (3) basic common stock issued and outstanding as of the record date of the Proxy Statement for the applicable fiscal year.

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PROPOSAL 5: APPROVE AN AMENDMENT TO THE RAYTHEON TECHNOLOGIES CORPORATION 2018 LONG-TERM INCENTIVE PLAN

HOW LONG WILL THE SHARES AUTHORIZED UNDER THE PLAN LAST?

The authorized reserve consisting of (i) 75 million shares of Common Stock, plus (ii) the number of shares currently available for new awards under the Plan as of the Effective Date of the Plan (approximately 24.3 million shares), is expected to be sufficient for Plan awards for approximately three to four years (based on our share counting methodology described below). After utilization of these shares, continued grants of awards under the Plan would require additional shareowner approval.

Below is information about the rate at which shares have been used in recent years, our methodology for counting shares, the number of shares that are currently allocated to outstanding awards, as well as the number available for future issuance.

BURN RATE

Burn Rate. This is a measure of how quickly RTX is using the shares available under the Plan. The higher the burn rate, the more quickly shares are being used.

BURN RATE* IS CALCULATED BY:	RTX HISTORICAL BURN RATE (%)

*	Data for the above calculation—SARs, stock options and other units (other than PSUs) granted during the year, PSUs earned during the year, and weighted average basic shares outstanding—can be found in RTX’s Form 10-K for the applicable year. The burn rate is calculated by using 4.03 shares for every full-value award granted (other than PSUs) and each PSU earned during the applicable year, and 1 share for each SAR or stock option granted during the applicable year, as required by the Plan.

HOW SHARES ARE COUNTED

The following chart provides details on how awards granted under the Plan reduce the share pool available for future grants.

Action	Impact on shares available for awards
Grant of restricted stock, restricted stock units, performance share units and any other award that is not a SAR or stock option (i.e., full-value awards).	Number of shares available for future awards is reduced by 4.03 for each share granted.
Grant of SARs and stock options.	Number of shares available for future awards is reduced by 1 for each share granted.
Award forfeits, terminates, expires or lapses instead of vesting or being exercised.	Shares are made available for future awards under the Plan, based on the same number of shares originally removed from the Plan at the time of grant.
Shares tendered or withheld to pay the exercise price of SARs or stock options or to satisfy tax withholding obligations.	Shares are not made available for future awards under the Plan.
Shares tendered or withheld on full-value awards to satisfy tax withholding obligations.	Shares are not made available for future awards under the Plan.
Settlement in cash of awards valued by reference to shares.	Awards settled in cash do not count as shares issued under the Plan.

100    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

PROPOSAL 5: APPROVE AN AMENDMENT TO THE RAYTHEON TECHNOLOGIES CORPORATION 2018 LONG-TERM INCENTIVE PLAN

OUTSTANDING AWARDS AND SHARES AVAILABLE FOR ISSUANCE

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights ($/share) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

As of December 31, 2020:
Equity compensation plans approved by shareowners	6,965,951(1)	$77.93	47,688,000(3)
Equity compensation plans not approved by shareowners	1,645,146(2)	-	-

As of February 23, 2021:
Equity compensation plans approved by shareowners	12,015,074(4)	$77.58	24,322,000(3)
Equity compensation plans not approved by shareowners	1,379,179(2)(4)	-	-

(1)	Consists of the following issuable shares of Common Stock awarded under the Raytheon Technologies Corporation 2018 Long-Term Incentive Plan (the “2018 LTIP”) and its predecessor plan, the United Technologies Corporation Long-Term Incentive Plan, as amended (together with the 2018 LTIP, the “RTX LTIPs”): (i) shares of Common Stock issuable upon the exercise of outstanding non-qualified stock options; (ii) shares of Common Stock issuable upon the exercise of outstanding SARs; (iii) shares of Common Stock issuable pursuant to outstanding RSUs awards; and (iv) shares of Common Stock issuable upon the settlement of outstanding deferred stock units and RSUs awarded under the Raytheon Technologies Corporation Board of Directors Deferred Stock Unit Plan, as amended and restated effective January 1, 2020. Under the RTX LTIPs, each SAR referred to in clause (ii) is exercisable for a number of shares of Common Stock having a value equal to the difference between the market price of RTX on the exercise date and the exercise price. For purposes of determining the total number of shares to be issued in respect of outstanding SARs as reflected in column (a) above, we have used the NYSE closing price for a share of Common Stock on December 31, 2020 of $71.51. The weighted-average exercise price of outstanding options, warrants and rights shown in column (b) takes into account only the shares identified in clauses (i) and (ii).
(2)	Consists of shares of Common Stock issuable pursuant to outstanding RSUs awards granted under the Raytheon Company 2019 Stock Plan and the Raytheon Company 2010 Stock Plan, as amended (“RTN Stock Plans”), that were assumed upon the Merger of UTC and RTN and the Rockwell Collins, Inc. 2015 Long-Term Incentives Plan (“RC LTIP”) that was assumed upon the acquisition of Rockwell Collins.
(3)	Represents the maximum number of shares of Common Stock available to be awarded under the Plan as of December 31, 2020 and February 23, 2021, respectively. RSUs and PSUs (full-value awards) will result in a reduction in the number of shares of Common Stock available for delivery under the Plan in an amount equal to 4.03 times the number of shares subject to the awards. SARs and stock options are not full-value awards and will result in a reduction in the number of shares of Common Stock available for delivery under the Plan on a one-for-one basis.
(4)	Reflects 2021 grants of stock options, SARs, PSUs and RSUs awarded under the 2018 LTIP since December 31, 2020, as well as exercises, vestings and cancellations under the RTX LTIPs, the RTN Stock Plans and the RC LTIP since December 31, 2020. For purposes of determining the number of SARs to be issued, the RTX Common Stock price on February 23, 2021, of $73.99 was used. PSUs included in the table reflect target-level performance. Up to an additional 1,323,165 PSUs could be issued if performance goals are achieved at maximum performance.

As of February 23, 2021, the following awards were outstanding:

Award Type	Weighted average exercise price ($/share)	Weighted average remaining term (years)	Shares
SARs and Stock Options	$77.93	6.38	37,413,368
PSUs, RSUs and RSAs	-	-	9,656,741

Frequently Asked Questions About the Plan

WHO ADMINISTERS THE PLAN?

The Board has authority to administer the Plan or to designate the Compensation Committee or any other Board committee (including, with respect to awards to non-employee directors, the Committee on Governance and Public Policy) to act as an administrator. All references in this Proposal 5 to the “Committee” refers to the Board as a whole or the applicable committee designated by the Board. Subject to applicable law, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members or other persons it selects, provided that no delegation of authority will be permitted that would cause a transaction pursuant to the Plan to be subject to (and not exempt from) Section 16(b) of the Securities Exchange Act of 1934, as amended.

Subject to the terms and conditions of the Plan, the Committee will have absolute authority to administer the Plan, including the authority to determine who is eligible to receive awards, the types of awards, the number of shares to be granted and the terms and conditions of awards. The Committee also has authority to adopt procedures or sub-plans as necessary or advisable for award administration, or to comply with foreign legal or regulatory provisions for awards granted to participants outside of the United States.

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PROPOSAL 5: APPROVE AN AMENDMENT TO THE RAYTHEON TECHNOLOGIES CORPORATION 2018 LONG-TERM INCENTIVE PLAN

New Plan Benefits. As of the date of this Proxy Statement, no awards have been granted under the proposed amended and restated Plan. All awards to be made under the amended and restated Plan are subject to the future exercise of discretion by the Committee or its delegates, and accordingly are not presently determinable. Refer to the Directors Compensation and the Beneficial Share Ownership of Directors and Executive Officers tables on pages 37-38 and the Outstanding Equity at Fiscal Year-End table on pages 75-76 for details on the awards previously granted and outstanding under the 2018 LTIP as of December 31, 2020 for our non-employee director and NEOs, respectively. The closing price of shares of RTX Common Stock on the New York Stock Exchange on March 2, 2021, was $74.67.

WHO IS ELIGIBLE TO RECEIVE AWARDS?

Directors, officers and employees of RTX and its subsidiaries and affiliates, as well as prospective directors, officers and employees who have accepted offers of employment or consultancy from RTX and its subsidiaries and affiliates, are eligible to receive awards under the Plan. As of December 31, 2020, there were 15 directors and approximately 181,000 employees of RTX and its subsidiaries and affiliates.

WHICH TYPES OF AWARDS CAN BE GRANTED?

Stock Appreciation Rights and Stock Options. Stock appreciation rights and stock options create compensation opportunities that reflect increases in the value of RTX stock. They entitle the recipient to receive cash or shares with a value equal to the difference between the fair market value of one share on a specified future date (the “exercise date”) less the fair market value of one share on the grant date (the “spread”), multiplied by the number of stock appreciation rights or stock options that are exercised. Stock options granted under the Plan may either be incentive stock options (“ISOs”), which are intended to qualify for favorable tax treatment for the recipient under U.S. federal tax law, or nonqualified stock options, which do not qualify for favorable U.S. tax treatment. The exercise price is determined by the Committee and included in the applicable award agreement, and may not be less than the fair market value (as defined in the Plan) on the grant date. The term of each stock appreciation right and stock option is fixed by the Committee, but cannot be longer than 10 years from the grant date. The effect of a participant’s termination of service on any award held by the participant is described in the applicable award agreement.

Once granted under this Plan, unless shareowners approve such action, a stock appreciation right or stock option may not be amended to decrease the exercise price; canceled in exchange for cash or other awards or for the grant of any new stock appreciation right or stock option with a lower exercise price; or made subject to any action that would be treated, under stock exchange listing standards or for accounting purposes, as a “repricing.” Exceptions apply in limited circumstances such as corporate transactions, as described on page 103 under “Plan and Award Adjustments.”

A stock option that is intended to qualify as an ISO may not be granted to any individual who, on the grant date, owns more than 10% of the total combined voting power of all classes of stock of RTX, unless at the time the exercise price of such ISO is at least 110% of the fair market value of a share and the ISO is not exercisable after the fifth anniversary of the grant date. In addition, the aggregate fair market value of the shares at grant for which ISOs become exercisable by a participant during any calendar year may not exceed $100,000.

Restricted Stock and Restricted Stock Units. Shares of restricted stock are actual shares of Common Stock issued to a participant; however, such shares are subject to conditions that must be met before the holder can exercise the right to sell the stock. The Committee determines who is eligible to receive restricted stock and the number of shares to be awarded, and sets terms and conditions for each award, such as the requirements for vesting and when the award may be subject to forfeiture. A participant holding restricted stock has all the rights of a shareowner of RTX holding shares of Common Stock (except the right to sell), including, if applicable, the right to vote the shares and the right to receive any dividends (except as otherwise noted under the question “Can Equity Awards Earn Dividends or Dividend Equivalents under the Plan?” below).

Restricted stock units, which include deferred stock units and performance share units, are awards denominated in shares that are settled, subject to an award’s terms and conditions, either in a specified number of shares of Common Stock or in cash equal to the fair market value of a specified number of shares. The Committee may require that restricted stock units vest based on the continued service of the participant, the attainment of performance goals or a combination of both. Restricted stock units are settled upon vesting, or at a later time if permitted pursuant to a deferred compensation arrangement. Certain restricted stock unit awards may be eligible for dividends or dividend equivalents.

Performance Awards. The grant or vesting of awards under the Plan may be conditioned on the achievement of performance goals established by the Committee, which may be based on attainment of specified levels of one or more of the following measures, or of any other measures determined by the Committee in its discretion including: stock price, total shareowner return, earnings (whether based on earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization),

102    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

PROPOSAL 5: APPROVE AN AMENDMENT TO THE RAYTHEON TECHNOLOGIES CORPORATION 2018 LONG-TERM INCENTIVE PLAN

earnings per share, return on equity, return on sales, return on assets or operating or net assets, market share, objective customer service measures or indices, pre- or after-tax income, net income, cash flow (before or after dividends or other adjustments), free cash flow, cash flow per share (before or after dividends or other adjustments), gross margin, working capital and gross inventory turnover, risk-based capital, revenue, revenue growth, return on capital (whether based on return on total capital or return on invested capital), cost control, gross profit, operating profit, unit volume or sales, in each case with respect to the Corporation or any one or more subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).

Other Stock-Based Awards. The Committee may also grant other stock-based awards, not specifically described in the Plan, that are valued by reference to, or otherwise relate to, shares of Common Stock. Such awards are granted subject to terms and conditions consistent with the terms of the Plan, as determined by the Committee.

Cash Awards. Cash awards are denominated and payable in cash, subject to terms and conditions consistent with the terms of the Plan, as determined by the Committee.

CAN EQUITY AWARDS EARN DIVIDENDS OR DIVIDEND EQUIVALENTS UNDER THE PLAN?

Equity awards, excluding SARs and stock options, may allow for dividend or dividend equivalent payments on the underlying shares, as specified in the award agreement or the schedule of terms applicable to such award. Any dividends or dividend equivalents credited will be subject to the same time- and/or performance-based vesting conditions that apply to such award and will, if vested, be delivered or paid at the same time as the award.

WHAT IS THE MINIMUM VESTING PERIOD FOR AWARDS?

The Committee may not grant awards with a designated vesting period of less than one year, except for a maximum of 5% of the authorized share reserve under the Plan.

Additional Information About the Plan

PLAN AND AWARD ADJUSTMENTS

The Committee has discretion to make adjustments to the Plan and outstanding awards in limited circumstances, as described below.

Corporate Transactions and Other Corporate Events. In the event of a: (i) merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of an equity interest in a subsidiary or affiliate, or similar event affecting RTX or any of its subsidiaries; or (ii) stock dividend, stock split, reverse stock split, reorganization, share combination or recapitalization or similar event affecting the capital structure of RTX, or a disaffiliation, separation or spinoff or other extraordinary dividend, the Committee may in its discretion, in the case of events described in clause (i) and (ii), make such substitutions or adjustments as it deems appropriate and equitable to: (A) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the Plan; (B) the various maximum limitations on the grants to individuals of certain types of awards; (C) the number and kind of shares or other securities subject to outstanding awards; (D) the financial goals or results relating to a performance goal; and (E) the exercise price of outstanding awards. In the case of certain corporate transactions, such an adjustment may involve cancelling outstanding awards in exchange for payments of cash, property or a combination of both, having an aggregate value equal to the value of such awards, which in the case of an option may be the excess, if any, of the deal consideration per share over the per share exercise price.

Change-in-Control. Upon a change-in-control of RTX, participants will be granted replacement awards by the acquiring or surviving company that are of the same type held prior to the change-in-control. However, performance awards will be converted into replacement time-based awards for the remainder of the performance period (or a shorter period as determined by the Committee), with the number of underlying shares determined based on the greater of target performance or actual performance through the latest practicable date prior to the change-in-control. Replacement awards will generally continue to vest on the same schedule as the original awards, but will vest in full if, within the 24 months following the change-in-control, the Company terminates the participant’s employment (other than for cause) or the participant terminates for “good reason.” In the event an acquiring or surviving company refuses to issue replacement awards, or is not a publicly held company, then all awards will become vested in full, with performance awards vesting at the greater of target performance or actual performance through the latest practicable date prior to the change-in-control. The terms “cause,” “good reason” and “change-in-control” are defined in the Plan.

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PROPOSAL 5: APPROVE AN AMENDMENT TO THE RAYTHEON TECHNOLOGIES CORPORATION 2018 LONG-TERM INCENTIVE PLAN

Plan and Award Amendments. The Committee may amend, alter or discontinue the Plan at any time, subject to two limitations. First, no amendment, alteration or discontinuance may materially impair the rights of a participant with respect to a previously granted award without the participant’s consent (unless the amendment is required to comply with applicable law, stock exchange rules, tax rules or accounting rules). Second, an amendment must receive approval of shareowners, if required by applicable law or stock exchange listing standards.

The Committee may also unilaterally amend the terms of any outstanding award, but may not materially impair the rights of the participant with respect to such award without the participant’s consent (unless the amendment is necessary to comply with applicable law, stock exchange listing standards, tax rules or accounting rules).

CLAWBACK PROVISIONS

Awards granted under the Plan are subject to the Raytheon Technologies Corporation Clawback Policy, which can be found on the Corporate Governance section of our website at: www.rtx.com/our-company/corporate-governance#Governance-Documents-and-Policies. Under the terms of the Clawback Policy, the Committee has the authority, in the event of certain types of misconduct or upon the occurrence of specified events, to cancel awards, including vested awards, and to recoup gains realized by participants from previous awards (see page 69 for additional details).

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the material U.S. Federal income tax rules that are generally relevant to Plan awards as of the date of this Proxy Statement. The laws governing the tax aspects of awards are highly technical and may change at any time. This discussion does not address state, local or non-U.S. income tax rules applicable to awards under the Plan.

SARs and Stock Options. Upon the exercise of a SAR or a nonqualified stock option, an award recipient will recognize ordinary income equal to the spread. RTX will generally be entitled to a corresponding federal income tax deduction equal to the amount of ordinary income recognized by the recipient. Upon the sale of RTX Common Stock acquired upon exercise, the recipient will generally recognize a long- or short-term capital gain or loss, depending on whether the recipient held the share for more than one year from the date of exercise. With respect to ISOs, a recipient generally will not recognize taxable income when the ISO is exercised, unless the recipient is subject to the alternative minimum tax. If the recipient sells the shares more than two years after the ISO was granted and more than one year after the ISO was exercised, the recipient will recognize a long-term capital gain or loss, measured by the difference between the sale price and the exercise price of the shares. RTX will not receive a tax deduction with respect to the exercise of an ISO if the ISO holding period is satisfied. Award recipients do not recognize any taxable income, and RTX is not entitled to a deduction, upon the grant of a SAR, a nonqualified stock option or an ISO.

Other Awards. A recipient of restricted stock, restricted stock units, other stock-based awards or cash awards will generally not recognize taxable income at the time of grant as long as the award is subject to a substantial risk of forfeiture as a result of performance-based and/or service-based vesting requirements. The recipient will generally recognize ordinary income when the conditions for vesting have been satisfied; or in the case of an award other than restricted stock for which the payout of cash or shares under the award is deferred beyond the vesting date, when the payout is received. RTX will generally be entitled to a corresponding deduction equal to the amount of income the recipient recognizes. If the recipient holds shares received upon settlement of an award for more than one year, the recipient will recognize long-term capital gain or loss when the shares are sold.

IRC Section162(m). In general, Section 162(m) of the U.S. tax code limits RTX’s compensation deduction to $1 million paid in any tax year to any “covered employee” as defined under Section 162(m). Section 162(m) may result in all or a portion of the awards granted under the Plan to “covered employees” failing to be deductible to RTX for federal income tax purposes.

The Board of Directors unanimously recommends a vote FOR this proposal.

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Proposal 6: Shareowner Proposal to Amend Proxy Access Bylaw

What am I voting on?	Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the beneficial owner of 100 shares of RTX’s Common Stock, has submitted the proposal and supporting statement set forth below for inclusion in the Proxy Statement for the 2021 Annual Meeting:

Proposal 6—Improve Our Catch-22 Proxy Access

Shareholders request that our board of directors take the steps necessary to enable as many shareholders as may be needed to aggregate their shares to equal 3% of our stock owned continuously for 3-years in order to enable shareholder proxy access.

The current arbitrary ration of 20 shareholders to initiate shareholder proxy access can be called Catch-22 Proxy Access. To assemble 20 shareholders, who have owned 3% of company stock for an unbroken 3-years, one would reasonably need to start with 60 activist shareholders who own 9% of company stock for an unbroken 3-years because initiating proxy access is a complicated process that is easily susceptible to errors. It is also highly susceptible to dropouts.

The 60 activist shareholders could then be whittled down to 40 shareholders because some shareholders would be unable to timely meet all the paper chase requirements. After the 40 shareholders submit their paperwork to management—then management might arbitrarily claim that 10 shareholders do not meet the requirements figuring that shareholders do not want a battle in court and management might convince another 10 shareholders to drop out—leaving 20 shareholders. But the current bylaws do not allow 40 shareholders to submit their paperwork to management to end up with 20 qualified shareholders.

And 60 shareholders who own 9% of company stock for an unbroken 3-years might determine that they own 51% of company stock when length of unbroken stock ownership is factored out.

But how does one begin to assemble a group of 60 potential participants if potential participants cannot even be guaranteed participant status after following the tedious rules that can easily be 1500-words of legalese—because a single shareholder always takes the risk that one will be the 21st shareholder that could be eliminated after a substantial investment of time by the arbitrary ration of 20 shareholders.

Initiating proxy access could be a failure from the get-go because certain shareholders might insist on being part of the shareholder proxy access group and this could result in the group being larger than 20 and consequently the entire effort of initiating shareholder proxy access could be declared out of order.

Fights could develop among participants and with the leaders of a proxy access effort because certain participants may feel they are more qualified than others but will end up voted off the island because of the current arbitrary 20 participant limit.

As an analogy such an arbitrary maximum cap of 20 shareholders does not apply to shareholders acting by written consent or to shareholders calling for a special shareholder meeting.

Please vote yes:

Improve Our Catch-22 Proxy Access—Proposal 6

NOTE: The graphic above was submitted as part of the shareowner’s proposal.

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PROPOSAL 6: SHAREOWNER PROPOSAL TO AMEND PROXY ACCESS BYLAW

The Board of Directors Unanimously Recommends That Shareowners Vote Against This Proposal

Our Board adopted our current proxy access bylaw (the “Current Bylaw”) in 2015 after careful consideration over time, with detailed input from a wide range of shareowners. Our Board believes the Current Bylaw provides shareowners with a meaningful proxy access right that is consistent with corporate governance best practices.

The Current Bylaw allows up to 20 shareowners owning at least 3% of our outstanding stock continuously for at least three years to nominate in our proxy materials one individual or the largest whole number that does not exceed 20% of the Board, whichever is greater. In contrast, the proposal would allow an unlimited number of shareowners, none of whom may have a meaningful economic stake in the Company, to aggregate their holdings to reach the 3% ownership requirement.

We believe the Current Bylaw’s 20-shareowner limit strengthens the proxy access right by ensuring it is used only by shareowners with a financial stake in the Company sufficient to align their interests with those of our shareowners and the Company as a whole. The limit is consistent with best practice, as approximately 93% of public companies with proxy access use a 20-shareowner limit.

The proposal, if effectuated, could encourage the pursuit of special interests at the expense of a long-term strategic view that benefits all shareowners. It could also disrupt the effective functioning of our Board and be misused to lay the groundwork for effecting a change of control. Further, the proposal would allow hundreds of shareowners to act together, imposing on the Company a significant burden and expense in verifying representations and information from a multitude of shareowners to ensure their eligibility.

We believe that the Current Bylaw fully accomplishes the essential goals of proxy access and that the proponent seeks a change that has no clear benefit to the Company or our shareowners and instead could be detrimental to shareowner value and the future of our Company.

The Board of Directors unanimously recommends that shareowners vote against this proposal. Proxies solicited by the Board will be so voted unless shareowners specify otherwise in their proxies.

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Frequently Asked Questions About the Annual Meeting

Your vote is very important!	WHY AM I BEING PROVIDED WITH THESE PROXY MATERIALS?

We are providing these proxy materials to you in connection with the solicitation by the Board of Directors of Raytheon Technologies Corporation of proxies to be voted at our 2021 Annual Meeting of Shareowners and at any postponed or reconvened meeting.

WILL THE ANNUAL MEETING ALSO BE HELD IN-PERSON OR ONLY VIRTUALLY?

As noted in the Notice at the beginning of this Proxy Statement, the 2021 Annual Meeting will be in a virtual format only, due to the ongoing health concerns related to the COVID-19 pandemic. The Board and management believe that, in light of continuing uncertainties associated with the pandemic, a virtual-only meeting is in the best interests of public health and the health and safety of our shareowners.

WHO CAN ATTEND THE ANNUAL MEETING?

Shareowners holding RTX stock as of the close of business on the record date, March 2, 2021, are entitled to attend the Annual Meeting to be held virtually via www.virtualshareholdermeeting.com/RTX2021. To be admitted to the Annual Meeting via the website, shareowners must enter the 16-digit voting control number found on their proxy card, voting instruction form, notice of internet availability of proxy materials, or email notification.

WHO CAN VOTE AT THE MEETING?

Shareowners of record as of March 2, 2021 and shareowners holding a proxy for the 2021 Annual Meeting provided by their bank, broker or nominee may vote during the Annual Meeting to be held virtually by following the instructions available on the meeting website. If you vote prior to the meeting by using the internet, toll-free telephone number, proxy card or voting instruction form, you do not need to take any action during the meeting unless you wish to change your vote. A list of shareowners of record will be available at www.virtualshareholdermeeting.com/RTX2021 during the Annual Meeting for inspection by shareowners for any legally valid purpose related to the Annual Meeting.

WHEN IS THE ANNUAL MEETING?

We will hold our Annual Meeting on April 26, 2021, at 8:00 a.m. Eastern Time. If you plan to attend the Annual Meeting, you should log into the website at www.virtualshareholdermeeting.com/RTX2021 approximately fifteen minutes before the meeting is scheduled to begin.

WILL THERE BE AN OPPORTUNITY TO ASK QUESTIONS BEFORE OR DURING THE MEETING?

Time will be allotted after the adjournment of the formal meeting for a Question and Answer period. Shareowners will be able to submit questions relevant to the business of the meeting either in advance of the Annual Meeting via www.proxyvote.com or during the meeting via www.virtualshareholdermeeting.com/RTX2021 by typing the question into the indicated question box and clicking “Submit.” Time may not permit the answering of every question submitted during the Question and Answer period. Questions relevant to the business of the meeting to which a response is not provided during the Question and Answer period will be addressed on www.rtx.com/Investors within three days of the meeting. To ask questions, you will need to have your voting control number found on your proxy card, voting instruction form, notice of internet availability of proxy materials, or email notification.

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

WHAT CAN I DO IF I HAVE TROUBLE LOGGING INTO THE ANNUAL MEETING?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

DOES THE COMPANY HAVE A POLICY ABOUT DIRECTORS’ ATTENDANCE AT THE ANNUAL MEETING?

The Company does not have a formal policy requiring that directors attend the Annual Meeting, but directors are encouraged to do so unless there is an unavoidable scheduling conflict. All directors at the time attended the 2020 Annual Meeting.

WHAT IS THE QUORUM REQUIREMENT FOR THE ANNUAL MEETING?

Under the Company’s Bylaws, a quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of RTX Common Stock as of the record date, present either in person or by proxy and entitled to vote, will constitute a quorum. As of the record date, 1,516,032,927 shares of Common Stock were issued and outstanding. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

HOW DO I VOTE?

Registered Shareowners:

The Internet

Internet and telephone voting facilities will be available 24 hours a day until 11:59 p.m. Eastern Time on April 25, 2021 (except for participants in a company savings plan as described below and beneficial holders who must vote by the time specified in their voting instructions).

To authenticate your internet or telephone vote, you will need to enter your confidential voter control number as shown on the voting materials you received. If you vote online or by telephone, you do not need to return a proxy card or voting instruction form.

You can vote online at: www.proxyvote.com.

By Telephone
In the United States or Canada, you can vote by telephone. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

You can find the telephone number on your proxy card, voting instruction form or other communications.
By Mail
You can mail the proxy card or voting instruction form enclosed with your printed proxy materials. Mark, sign and date your proxy card or voting instruction form, and return it in the prepaid envelope we have provided, or in an envelope addressed to:

Vote Processing, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717

Please allow sufficient time for delivery of your proxy card or voting instruction form if you decide to vote by mail.
During the Meeting
Shareowners as of the close of business on the record date, March 2, 2021, are entitled to attend and vote during the Annual Meeting online via www.virtualshareholdermeeting.com/RTX2021.

If you have already voted online, by telephone or by mail, your vote during the Annual Meeting will supersede your earlier vote.

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Beneficial Shareowners. If you own shares in street name through an account with a bank, brokerage firm or other intermediary, then your intermediary will send you printed copies of the proxy materials or provide instructions on how to access proxy materials electronically. You are entitled to direct the intermediary how to vote your shares by following the voting instructions that the intermediary provides to you.

Shares Held in an Employee Savings Plan Sponsored by UTC. You can direct the voting of your proportionate interest in shares of RTX Common Stock held by the ESOP Fund and the Common Stock Fund under a RTX employee savings plan by returning a voting instruction card or providing voting instructions by the internet or by telephone. If you do not provide voting instructions (or if your instructions are incomplete or unclear) as to one or more of the matters to be voted on, the savings plan trustee will vote your proportionate interest in shares held by the ESOP Fund for the voting choice with respect to each applicable proposal that receives the greatest number of votes based on voting instructions received from ESOP Fund participants. Similarly, the trustee will vote your uninstructed proportionate interest in shares held by the Common Stock Fund for the voting choice with respect to each applicable proposal that receives the greatest number of votes based on voting instructions received from the Common Stock Fund participants. For shares of RTX Common Stock held in the ESOP Fund that are not allocated to participant accounts, the trustee will make the voting choice with respect to each applicable proposal that receives the greatest number of votes from those ESOP Fund participants who have submitted voting instructions.

Shares Held in the Savings and Investment Plan Sponsored by RTN. You can direct the voting of your proportionate interest in shares of the RTX Common Stock Fund by returning a proxy or providing voting instructions by the internet or by telephone. If you do not provide voting instructions (or if your instructions are incomplete or unclear) as to one or more of the matters to be voted on, the savings and investment plan trustee will vote the shares held by the RTX Common Stock Fund representing your interest with respect to each applicable proposal in the same proportion as shares for which the savings and investment plan trustee received voting instructions.

Earlier Voting Deadline for Participants in an Employee Savings Plan or the Savings and Investment Plan. Broadridge Financial Solutions must receive your voting instructions by 11:59 p.m. Eastern Time on Wednesday, April 21, 2021, so that it will have time to tabulate all voting instructions of participants and communicate those instructions to the trustees, who will vote the shares held by the savings plans. Because the trustees are designated to vote on your behalf, you will not be able to vote your shares held in a savings plan virtually at the Annual Meeting.

Changing Your Vote. If you are a registered shareowner:

•	If you voted by telephone or the internet, access the method you used and follow the instructions given for revoking a proxy.	•	If you mailed a signed proxy card, mail a new proxy card with a later date (which will override your earlier proxy card).
OR
		•	Vote virtually during the Annual Meeting.

If you are a beneficial shareowner, ask your bank, brokerage firm or other intermediary about how to revoke or change your voting instructions.

HOW WILL MY SHARES BE VOTED?

Each share of RTX Common Stock is entitled to one vote. Your shares will be voted in accordance with your instructions. In addition, if you have returned a signed proxy card or submitted voting instructions by telephone or the internet, the proxy holders will have, and intend to exercise, discretion to vote your shares (other than shares held in a RTX employee savings plan) in accordance with their best judgment on any matters not identified in this Proxy Statement that are brought to a vote at the Annual Meeting. We do not know of any such additional matters at this time.

If your shares are registered in your name and you sign and return a proxy card or vote by telephone or the internet but do not give voting instructions on a particular matter, the proxy holders will be authorized to vote your shares on that matter in accordance with the Board’s recommendation on the matter. If you hold your shares through an account with a broker and do not give voting instructions on a matter, your broker is only entitled under New York Stock Exchange rules to vote your shares in its discretion on

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Proposal 3 (appointment of the Independent Auditor) and is required to withhold a vote on each of the other Proposals, resulting in a so-called “broker non-vote.”

HOW DO ABSTENTIONS AFFECT THE VOTING RESULTS?

Matter	Vote Required for Approval	Impact of Abstentions
Election of Directors	Votes for a nominee must exceed 50% of the votes cast with respect to that nominee.	Not counted as votes cast; no impact on outcome.
Advisory Vote to Approve Executive Compensation	The affirmative vote of the holders of a majority of shares of our common stock, present at the Annual Meeting or represented by proxy and entitled to vote, is required for approval.	An abstention is treated as present and entitled to vote and therefore has the effect of a vote against approval.
Appoint PricewaterhouseCoopers LLP to serve as Independent Auditor for 2021	The affirmative vote of the holders of a majority of shares of our common stock, present at the Annual Meeting or represented by proxy and entitled to vote, is required for approval.	An abstention is treated as present and entitled to vote and therefore has the effect of a vote against approval.
Approve the Raytheon Technologies Corporation Executive Annual Incentive Plan	The affirmative vote of the holders of a majority of shares of our common stock, present at the Annual Meeting or represented by proxy and entitled to vote, is required for approval.	An abstention is treated as present and entitled to vote and therefore has the effect of a vote against approval.
Approve an Amendment to the Raytheon Technologies Corporation 2018 Long-Term Incentive Plan	The affirmative vote of the holders of a majority of shares of our common stock, present at the Annual Meeting or represented by proxy and entitled to vote, is required for approval.	An abstention is treated as present and entitled to vote and therefore has the effect of a vote against approval.
Shareowner Proposal to Amend Proxy Access Bylaw	The affirmative vote of the holders of a majority of shares of our common stock, present at the Annual Meeting or represented by proxy and entitled to vote, is required for approval.	An abstention is treated as present and entitled to vote and therefore has the effect of a vote against approval.

WHAT HAPPENS IF A DIRECTOR IN AN UNCONTESTED ELECTION RECEIVES MORE VOTES “AGAINST” THAN “FOR” HIS OR HER ELECTION?

In an uncontested election of directors, any nominee for director who is an incumbent director and who receives a greater number of votes cast “against” than votes “for” his or her election must, under RTX’s Governance Guidelines, must promptly tender his or her resignation to the Chair of the Governance and Public Policy Committee following certification of the shareowner vote. The Governance and Public Policy Committee must promptly make a recommendation to the Board about whether to accept or reject the tendered resignation. The director who tendered a resignation may not participate in the Committee’s recommendation or the Board’s consideration.

Under our Governance Guidelines, the Board must act on the Governance and Public Policy Committee’s recommendation no later than 90 days after the date of the shareowners’ meeting. Regardless of whether the Board accepts or rejects the resignation, RTX must promptly file a Report on Form 8-K with the SEC that explains the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.

If a director’s resignation is accepted, the Governance and Public Policy Committee also will recommend to the Board whether to fill the vacancy or to reduce the size of the Board. Under the RTX Bylaws, a vacancy arising in these circumstances may be filled, at the discretion of the Board, by a majority vote of the directors or at a special meeting of shareowners called by the Board in accordance with the Bylaws.

WHO COUNTS THE VOTES?

Broadridge Financial Solutions (“Broadridge”), an independent entity, will tabulate the votes. At the Annual Meeting, a representative of Broadridge will act as the independent Inspector of Election and in this capacity will supervise the voting, decide the validity of proxies and certify the results.

Broadridge has been instructed to keep the vote of each shareowner confidential and the vote may not be disclosed, except in legal proceedings or for the purpose of soliciting shareowner votes in a contested proxy solicitation.

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

HOW MAY THE COMPANY SOLICIT MY PROXY?

We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of RTX by directors, officers or employees of RTX in person or by telephone, facsimile or other electronic means. We have retained D.F. King & Co., Inc. (D.F. King) to assist in the distribution and solicitation of proxies. Based on our agreement with D.F. King, we anticipate paying fees ranging from approximately $30,000 up to approximately $100,000, plus out-of-pocket expenses, for these services, depending upon the extent of proxy solicitation efforts undertaken.

As required by the SEC and the NYSE, we also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY?

To conserve natural resources and reduce costs, we are sending most shareowners a Notice of Internet Availability of Proxy Materials (“Notice”), as permitted by SEC rules. The Notice explains how you can access RTX’s proxy materials on the internet and how to obtain printed copies if you prefer. It also explains how you can choose either electronic or print delivery of proxy materials for future annual meetings.

HOW CAN I RECEIVE MY PROXY MATERIALS ELECTRONICALLY?

To conserve resources and reduce costs, we encourage shareowners to access their proxy materials electronically.

If you are a registered shareowner, you can sign up at www.computershare-na.com/green to get electronic access to proxy materials for future meetings, rather than receiving them in the mail. Once you sign up, you will receive an email each year explaining how to access RTX’s Annual Report and Proxy Statement, and how to vote online. Your enrollment for electronic access will remain in effect unless you cancel it, which you can do up to two weeks before the record date for any future annual meeting.

If you are a beneficial shareowner, you may obtain electronic access to proxy materials by contacting your bank, brokerage firm or other intermediary, or by contacting Broadridge at http://enroll.icsdelivery.com/rtx.

WHAT IF I SHARE THE SAME ADDRESS AS ANOTHER RTX SHAREOWNER?

If you share an address with one or more other RTX shareowners, you may have received only a single copy of the Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials for your entire household. This practice, known as “householding,” is intended to reduce printing and mailing costs.

If you are a registered shareowner and you prefer to receive a separate Annual Report, Proxy Statement or Notice of Internet Availability of Proxy Materials this year or in the future, or if you are receiving multiple copies at your address and would like to enroll in “householding” and receive a single copy, please contact Computershare at 1-800-488-9281. If you are a beneficial shareowner, please contact your bank, brokerage firm or other intermediary to make your request. There is no charge for separate copies.

HOW CAN I RECEIVE A COPY OF THE COMPANY’S 2020 ANNUAL REPORT ON FORM 10-K?

RTX will provide, without charge, a copy of the Annual Report on Form 10-K to any shareowner upon a request directed to the RTX Corporate Secretary (see page 112 for contact information).

HOW DO I SUBMIT PROPOSALS AND NOMINATIONS FOR THE 2022 ANNUAL MEETING?

Shareowner Proposals. To submit a shareowner proposal to be considered for inclusion in RTX’s Proxy Statement for the 2022 Annual Meeting under SEC Rule 14a-8, you must send the proposal to our Corporate Secretary. The Corporate Secretary must receive the proposal in writing by November 12, 2021.

To introduce a proposal for vote at the 2022 Annual Meeting (other than a shareowner proposal included in the Proxy Statement in accordance with SEC Rule 14a-8), RTX’s Bylaws require that the shareowner send advance written notice to the RTX Corporate Secretary for receipt no earlier than December 27, 2021, and no later than January 26, 2022. This notice must include the information specified by Section 1.10 of the Bylaws, a copy of which is available on our website at www.rtx.com.

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Director Nominations at the 2022 Annual Meeting. RTX’s Bylaws require that a shareowner who wishes to nominate a candidate for election as a director at the 2022 Annual Meeting (other than pursuant to the “proxy access” provisions of Section 1.12 of the Bylaws) must send advance written notice to the RTX Corporate Secretary for receipt no earlier than December 27, 2021, and no later than January 26, 2022. This notice must include the information, documents and agreements specified by Section 1.10 of the Bylaws, a copy of which is available on our website at www.rtx.com.

Director Nominations by Proxy Access. RTX’s Bylaws require that an eligible shareowner who wishes to have a nominee of that shareowner included in RTX’s proxy materials for the 2022 Annual Meeting pursuant to the “proxy access” provisions of Section 1.12 of our Bylaws send advance written notice to the RTX Corporate Secretary for receipt no earlier than October 13, 2021, and no later than November 12, 2021. This notice must include the information, documents and agreements specified by Section 1.12 of the Bylaws, a copy of which is available on our website at www.rtx.com.

HOW DO I CONTACT THE CORPORATE SECRETARY’S OFFICE?

Shareowners may contact RTX’s Corporate Secretary’s Office by one of the two methods shown below:

Communication Method	Contact Information
Write a letter	RTX Corporate Secretary
Raytheon Technologies Corporation
870 Winter Street
Waltham, Massachusetts 02451
Send an email	corpsec@rtx.com

Our Bylaws and other governance documents are available under the Corporate Governance section of the Company website at www.rtx.com.

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Other Important Information

Cautionary Note Concerning Factors That May Affect Future Results. This Proxy Statement contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident,” “on track” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax rates, R&D spend, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, other anticipated benefits to RTX of the Rockwell Collins acquisition, the Merger or the Spinoffs, including estimated synergies and customer cost savings resulting from the Merger and the anticipated benefits and costs of the Spinoffs, and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation:

•	the effect of economic conditions in the industries and markets in which RTX operates in the U.S. and globally and any changes therein, including financial market conditions, fluctuations in commodity prices, interest rates and foreign currency exchange rates, levels of end market demand in both the commercial and defense segments of the aerospace industry, levels of air travel, financial condition of commercial airlines, the impact of pandemic issues (including COVID-19 and its effects, among other things, on global supply, demand and distribution capabilities as the COVID-19 outbreak continues and results in an increasingly prolonged period of disruption to air travel and commercial activities generally, and significant restrictions and limitations on businesses, particularly within the aerospace and commercial airline industries), aviation safety concerns, weather conditions and natural disasters, the financial condition of our customers and suppliers, and the risks associated with U.S. government sales (including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration or the allocation of funds to governmental responses to COVID-19, a government shutdown, or otherwise, and uncertain funding of programs);

•	challenges in the development, production, delivery, support, performance and realization of the anticipated benefits (including our expected returns under customer contracts) of advanced technologies and new products and services;

•	the scope, nature, impact or timing of acquisition and divestiture activity, including, among other things, the integration of UTC’s and RTN’s businesses and the integration of RTX with other businesses acquired before and after the Merger, and realization of synergies and opportunities for growth and innovation and incurrence of related costs and expenses, including the possibility that the anticipated benefits from the combination of UTC’s and RTN’s businesses or other acquired businesses cannot be realized in full or at all or may take longer to realize than expected, or the possibility that costs or difficulties related to the integration of UTC’s businesses with RTN’s or other acquired businesses will be greater than expected or may not result in the achievement of estimated synergies within the contemplated time frame or at all;

•	RTX’s levels of indebtedness, capital spending and research and development spending;

•	future availability of credit and factors that may affect such availability, including credit market conditions and our capital structure;

•	the timing and scope of future repurchases by RTX of its common stock, which are subject to a number of uncertainties and may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash;

•	delays and disruption in delivery of materials and services from suppliers;

•	company and customer-directed cost reduction efforts and restructuring costs and savings and other consequences thereof (including the potential termination of U.S. government contracts and performance under undefinitized contract actions and the potential inability to recover termination costs);

•	new business and investment opportunities;

•	the ability to realize the intended benefits of organizational changes;

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OTHER IMPORTANT INFORMATION

•	the anticipated benefits of diversification and balance of operations across product lines, regions and industries;

•	the outcome of legal proceedings, investigations and other contingencies;

•	pension plan assumptions and future contributions;

•	the impact of the negotiation of collective bargaining agreements and labor disputes;

•	the effect of changes in political conditions in the U.S. and other countries in which RTX and its businesses operate, including the effect of changes in U.S. trade policies on general market conditions, global trade policies and currency exchange rates in the near term and beyond;

•	changes in the U.S. administration and potential changes in U.S. Department of Defense policies or priorities;

•	the effect of changes in tax (including U.S. tax reform enacted on December 22, 2017, which is commonly referred to as the TCJA), environmental, regulatory and other laws and regulations (including, among other things, export and import requirements such as the International Traffic in Arms Regulations and the Export Administration Regulations, anti-bribery and anti-corruption requirements, including the Foreign Corrupt Practices Act, industrial cooperation agreement obligations, and procurement and other regulations) in the U.S. and other countries in which RTX and its businesses operate;

•	the ability of RTX to retain and hire key personnel and the ability of our personnel to continue to operate our facilities and businesses around the world in light of, among other factors, the COVID-19 outbreak;

•	the expected benefits to RTX of the Spinoffs; and

•	the intended qualification of (1) the Merger as a tax-free reorganization and (2) the Spinoffs and other internal restructurings as tax-free to UTC and former UTC shareowners, in each case, for U.S. federal income tax purposes.

In addition, our 2020 Annual Report on Form 10-K includes important information as to risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. See the “Notes to Consolidated Financial Statements” under the heading “Note 19: Commitments and Contingencies,” the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Business Overview,” “Results of Operations,” “Liquidity and Financial Condition,” and “Critical Accounting Estimates,” and the section titled “Risk Factors.” The Form 10-K also includes important information as to these factors in the “Business” section under the headings “General,” “Business Segments” and “Other Matters Relating to Our Business,” and in the “Legal Proceedings” section. Additional important information as to these factors is included in our 2020 Annual Report in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” under the headings “Restructuring Costs,” “Environmental Matters” and “Governmental Matters” and in our Form S-4 Registration Statements (Registration No. 333-220883 and Registration No. 333-232696) under the heading “Risk Factors.” The forward-looking statements speak only as of the date of this Proxy Statement or, in the case of any document incorporated by reference, the date of that document. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information as to factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements is disclosed from time to time in our other filings with the SEC.

Corporate Governance Information, Code of Conduct and How to Contact the Board. RTX’s Corporate Governance Guidelines (and related documents), the charters for each Board Committee and RTX’s Code of Conduct are available on RTX’s website (www.rtx.com). Printed copies will be provided, without charge, to any shareowner upon a request addressed to the Corporate Secretary through the contact information provided on page 112. The Code of Conduct applies to all directors and employees, including the principal executive, financial and accounting officers. Shareowners and other interested persons may send communications to the Board, the Lead Director or one or more independent directors by: (i) using the contact information provided on the Corporate Governance section of RTX’s website (www.rtx.com); (ii) letter addressed to the RTX Corporate Secretary (see page 112 for contact information); or (iii) contacting the RTX Ombuds at 1-800-871-9065. Communications relating to RTX’s accounting, internal controls, auditing matters or business practices will be reviewed by the Corporate Vice President, Global Ethics and Compliance and reported to the Audit Committee pursuant to the RTX Governance Guidelines. All other communications will be reviewed by the RTX Corporate Secretary and reported to the Board, as appropriate, pursuant to the Governance Guidelines.

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OTHER IMPORTANT INFORMATION

Transactions with Related Persons. RTX has a written policy that requires the Board’s Governance Committee to review and determine whether to approve or ratify transactions exceeding $120,000 in which RTX or a subsidiary is a participant and in which a related person has a direct or indirect material interest. A related person is defined as an RTX director, executive officer, or a beneficial owner of more than five percent of RTX’s outstanding shares, or an immediate family member of any of the foregoing persons. Under the policy, any potential related person transaction must be reported for review by the RTX Corporate Secretary who will, in consultation with the Corporate Vice President, Global Ethics and Compliance, assess whether the transaction may require review, approval or ratification by the Governance Committee. The Governance Committee determines whether the transaction should be approved (or, where applicable, ratified) or disapproved based on whether the transaction is determined to be in, or not inconsistent with, the best interests of RTX and its shareowners. In making this determination, the Governance Committee must take into consideration whether the transaction is on terms no less favorable to RTX than those available under similar circumstances with other parties and the extent of the related person’s interest in the transaction. The policy generally permits employment of relatives of related persons possessing qualifications consistent with RTX’s requirements for non-related persons in similar circumstances, provided the employment is approved by the Executive Vice President & Chief Human Resources Officer and the Corporate Vice President, Global Ethics and Compliance.

State Street Corporation (“State Street”), acting in various fiduciary capacities, filed a Schedule 13G with the SEC reporting that as of December 31, 2020, State Street and certain of its subsidiaries collectively were the beneficial owners of more than five percent of RTX’s outstanding shares of Common Stock. A subsidiary of State Street is the trustee for the UTC Employee Savings Plan Master Trust. Other State Street subsidiaries provide investment management services. During 2020, RTX paid State Street and its subsidiaries approximately $4.2 million for services as trustee, as investment managers and for administrative and other services.

BlackRock, Inc. (“BlackRock”) filed a Schedule 13G with the SEC reporting that as of December 31, 2020, BlackRock and certain subsidiaries collectively were the beneficial owners of more than five percent of RTX’s outstanding shares of Common Stock. During 2020, BlackRock acted as an investment manager for certain assets within RTX’s pension plans and employee savings plans. BlackRock received approximately $3.6 million for such services.

Garrett Griffiths, an employee of RTX’s Corporate Office, is the son-in-law of the former President of Pratt & Whitney, Robert F. Leduc, an executive officer of RTX prior to his retirement in January 2020. In 2020, Mr. Griffiths received approximately $326,000 in total compensation, consisting of his salary and participation in employee benefit plans and programs generally made available to employees of similar responsibility levels.

Kelly Kennedy, an employee of Collins Aerospace, is the daughter of RTX’s Executive Chairman, Thomas Kennedy. In 2020, Ms. Kennedy received approximately $142,000 in total compensation, consisting of her salary and participation in employee benefit plans and programs generally made available to employees of similar responsibility levels.

Albert Rhodes, an employee of Pratt & Whitney, is the sibling of Dantaya Williams, RTX’s Executive Vice President & Chief Human Resources Officer and an executive officer of RTX. In 2020, Mr. Rhodes received approximately $257,000 in total compensation, consisting of his salary and participation in employee benefit plans and programs generally made available to employees of similar responsibility levels.

Thomas Spiegelhalter, a former employee of Collins Aerospace, is the brother-in-law of Stephen Timm, the President of Collins Aerospace Systems and an executive officer of RTX. In 2020, Mr. Spiegelhalter received compensation consisting of salary, bonus and vacation payout of approximately $164,000 plus participation in employee benefit plans and programs generally made available to employees of similar responsibility levels.

William M. Sullivan, an employee of Collins Aerospace, who left the Company in January 2021, is the son-in-law of John V. Faraci, a non-employee director of UTC prior to the Merger in April 2020. In 2020, Mr. Sullivan received approximately $231,000 in total compensation, consisting of his salary and participation in employee benefit plans and programs generally made available to employees of similar responsibility levels.

Emiliya S. West, an employee of RTX’s Corporate Office, is the sister-in-law of RTX’s CEO, Gregory Hayes. In 2020, Ms. West received approximately $182,000 in total compensation, consisting of her salary and participation in employee benefit plans and programs generally made available to employees of similar responsibility levels.

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OTHER IMPORTANT INFORMATION

Roderick Williams, an employee of Pratt & Whitney, is the spouse of Dantaya Williams, RTX’s Executive Vice President & Chief Human Resources Officer. In 2020, Mr. Williams received approximately $233,000 in total compensation, consisting of his salary and participation in employee benefit plans and programs generally made available to employees of similar responsibility levels.

Each of the relationships described above was reviewed and approved in accordance with RTX’s Related Person Transactions Policy, which is available on our website (www.rtx.com).

Delinquent Section 16(a) Reports. Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of holdings and transactions in our common stock with the SEC and the NYSE. Based on our records and other information, we believe that, in 2020, none of our directors, executive officers or 10% shareowners failed to file a required report on time with the following exceptions. Form 4s reporting, on behalf of Tracy A. Atkinson, George R. Oliver, Dinesh C. Paliwal, Ellen M. Pawlikowski, James A. Winnefeld, Jr. and Robert O. Work, members of the Board, and on behalf of Roy Azevedo, Kevin G. DaSilva, Frank R. Jimenez, Thomas A. Kennedy, Wesley D. Kremer, Anthony F. O’Brien and Michael J. Wood, executive officers, the April 3, 2020 acquisition of shares of RTX Common Stock upon the conversion of their Raytheon Company stock ownership at the time of the Merger were filed a day late due to administrative errors and technical difficulties associated with remote working arrangements due to COVID-19. A Form 4 reporting, on behalf of Gregory J. Hayes, the April 3, 2020 acquisition of shares of RTX Common Stock in his personal and Children’s Trust brokerage accounts upon the conversion of shares of his Raytheon Company common stock in such accounts at the time of the Merger was filed late due to an administrative error. A Form 4 reporting, on behalf of Dantaya M. Williams, a June 10, 2020 grant of restricted stock units in connection with her election as an officer was filed a day late due to delays in obtaining Ms. Williams’s SEC filer codes.

Incorporation by Reference. In connection with our discussion of director and executive compensation, we have incorporated by reference in this Proxy Statement certain information from Note 11: Employee Benefit Plans, to the Consolidated Financial Statements in RTX’s 2020 Annual Report on Form 10-K filed on February 8, 2021; these are the only portions of such filings that are incorporated by reference in this Proxy Statement.

Company Names, Trademarks and Trade Names. Raytheon Technologies Corporation and its subsidiaries’ names, abbreviations thereof, logos, and product and service designators are either the registered or unregistered trademarks or trade names of Raytheon Technologies Corporation and its subsidiaries. Names of other companies and organizations, abbreviations thereof, logos of other companies and organizations, and product and service designators of other companies are either the registered or unregistered trademarks or trade names of their respective owners.

Websites. The links to our website or any third-party website provided in these proxy materials have been provided for convenience purposes only, and the content contained therein is not incorporated by reference into these proxy materials unless otherwise specified.

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Appendix A: Reconciliation of GAAP Measures to Corresponding Non-GAAP Measures

The financial information presented is on a continuing operations basis. The historical results of Otis and Carrier are presented as discontinued operations and as such, have been excluded from continuing operations. Additionally, the financial information includes the results of Raytheon Company from April 3, 2020 (date of Merger) through December 31, 2020.

RECONCILIATION OF NET SALES (GAAP) TO ADJUSTED NET SALES (NON-GAAP)

(dollars in millions)	2020
Net sales	$56,587
Adjustments to net sales:
Pratt & Whitney—Favorable impact of contract termination	($22)
Pratt & Whitney—Significant unfavorable contract adjustments	$447
Collins Aerospace—Significant unfavorable contract adjustments	$136
Adjusted net sales	$57,148

RECONCILIATION OF CASH FLOW FROM OPERATING ACTIVITIES OF CONTINUING OPERATIONS (GAAP) TO FREE CASH FLOW (NON-GAAP)

(dollars in millions)	2020
Cash flow provided by operating activities of continuing operations	$4,334
Less: Capital expenditures	$1,795
Free cash flow from continuing operations	$2,539

RECONCILIATION OF RMD OPERATING PROFIT (GAAP) TO ADJUSTED OPERATING PROFIT (NON-GAAP)

(dollars in millions)	2020
RMD operating profit	$890
Adjustments to operating profit:
Middle East contract adjustment	$516
RMD adjusted operating profit	$1,406

USE AND DEFINITIONS OF NON-GAAP FINANCIAL MEASURES

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. This non-GAAP information provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

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APPENDIX A: RECONCILIATION OF GAAP MEASURES TO CORRESPONDING NON-GAAP MEASURES

Adjusted net sales and adjusted operating profit are non-GAAP financial measures. Adjusted net sales represents consolidated net sales (a GAAP measure), excluding significant items of a non-recurring and/or non-operational nature (hereinafter referred to as “other significant items”). Adjusted operating profit represents operating profit (loss) from continuing operations (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments and other significant items. For the business segments, when applicable, adjustments of net sales and operating profit (loss) similarly reflect continuing operations, excluding restructuring, and other significant items. Management believes that these non-GAAP measures are useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operating activities of continuing operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTX’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTX’s Common Stock and distribution of earnings to shareowners.

A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables on the prior page. The tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

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Appendix B: Financial Performance Metrics Used in Incentive Compensation Plans

LEGACY UTC (PRE-MERGER) AND RTX (POST-MERGER)

All performance measures are based on results from continuing operations, unless otherwise noted.

Plan	Metric	RTX	Business Units

Annual incentive	Earnings Metric	RTX’s net income attributable to common shareowners (as reported in the 2020 Annual Report on Form 10-K), adjusted for restructuring, acquisition accounting adjustments, non-recurring and other significant, non-operational items.	Operating income less: • Restructuring costs; • Non-recurring items; • Significant, non-operational items; and • Impact of significant acquisitions/ divestitures
	Free Cash Flow Metric	Consolidated net cash flow provided by operating activities, less capital expenditures (as reported in the 2020 Annual Report on Form 10-K), adjusted for certain restructuring, non-recurring and other significant, non-operational items.	Internal measure based on consolidated net cash flow provided by operating activities, less capital expenditures (both as reported in the 2020 Annual Report on Form 10-K), and adjusted for certain restructuring, non-recurring and other significant, non-operational items.
Long-term incentives	Adjusted Earnings Per Share Growth Metric	Change in diluted earnings per share, adjusted for restructuring, acquisition accounting adjustments, non-recurring and other significant, non-operational items.
	Return on Invested Capital Metric	Quarterly average, net operating profit after tax (“NOPAT”), adjusted for noncontrolling interest, non-service pension, acquisitions and divestiture earnings, one-timers, restructuring, material one-time tax charges and the impact of foreign exchange fluctuations, divided by invested capital (total debt less cash plus equity), adjusted for accumulated other comprehensive income, cash and equivalents, acquisition and divestiture borrowings, short- term borrowings and material one-time tax charges.
	Total Shareowner Return Metric	Total investment return on Common Stock between two points in time, using a trailing 60-day average, calculated to account for changes in share price and reinvested dividends.

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APPENDIX B: FINANCIAL PERFORMANCE METRICS USED IN INCENTIVE COMPENSATION PLANS

LEGACY RTN (PRE-MERGER)

Plan	Metric	RTN
Annual incentive	Operating Income Metric	Operating income from continuing operations, excluding the FAS/CAS pension and post-retirement benefits operating adjustment and, from time to time, certain other items.
	Free Cash Flow Metric	Operating cash flow from continuing operations less capital spending and internal-use software spending, excluding the impact of changes to cash flow from pension and post-retirement benefits-related items and other similar non-operational items.
Long-term incentives	Return on Invested Capital Metric	The sum of: (i) income from continuing operations, excluding the after- tax effect of the FAS/CAS pension and post-retirement benefits operating adjustment and retirement benefits non-service expense and, from time to time, certain other items, (ii) after-tax net interest expense, and (iii) one- third of operating lease expense after-tax (estimate of interest portion of operating lease expense), divided by the sum of: (i) average invested capital after capitalizing operating leases (operating lease expense times a multiplier of 8), (ii) financial guarantees, less net investment in discontinued operations, and (iii) the liability for defined benefit pension and other post-retirement benefit plans, net of tax, less other similar non-operational items.
	Cumulative Free Cash Flow Metric	Operating cash flow from continuing operations less capital spending and internal-use software spending, excluding the impact of changes to cash flow from pension and post-retirement benefits-related items and other similar non-operational items over the performance period.
	Total Shareowner Return Metric	Total investment return on Common Stock between two points in time, using 30-trading-day average stock prices at the beginning of the performance period and immediately following the end of the performance period, calculated to account for changes in share price and reinvested dividends.

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Appendix C: Raytheon Technologies Corporation Executive Annual Incentive Plan

1. Purpose

The purpose of the Raytheon Technologies Corporation Executive Annual Incentive Plan (the “Plan”) is to reinforce corporate, organizational and other goals; to promote the achievement of those goals; to ensure a strong linkage of pay to performance; and to attract, retain and motivate eligible employees. This Plan shall be effective as of the date the Plan is approved by shareholders (the “Effective Date”).

2. Definitions

For the purposes of the Plan, the following terms shall have the following meanings:

“Affiliated Entity” means any entity controlled by, controlling or under common control with the Company.

“Award” means a cash award based on the achievement of performance goals for a Performance Period. “Board” means the Board of Directors of the Company.

“Change in Control” has the meaning set forth in the Company’s 2018 Long-Term Incentives Plan, as amended, (or any successor plan thereto).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations, and administrative guidance issued thereunder.

“Committee” means the Compensation Committee of the Board, or such other committee as the Board may from time to time designate, which committee shall be comprised of not less than two directors, and shall be appointed by and serve at the pleasure of the Board.

“Company” means Raytheon Technologies Corporation, a Delaware corporation, or its successor.

“Effective Date” has the meaning set forth in Section 1.

“Eligible Employee” means any employee who has been designated by the Company or an Affiliated Entity as an executive (e.g., employee grades E5, E4, E3, E2 and E1), selected for participation in the Plan by the Company or an Affiliated Entity, who is on the active salaried payroll of the Company or an Affiliated Entity at any time during the Performance Period to which an Award relates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto. “Executive Officer” means an officer of the Company who is subject to Section 16 of the Exchange Act.

“Performance Period” means the Company’s fiscal year, or such other period designated by the Committee. The Performance Period for the year in which the Effective Date occurs shall be the full fiscal year notwithstanding the fact that the Plan does not become effective until the Effective Date.

“Plan” has the meaning set forth in Section 1.

“Section 409A” means Section 409A of the Code.

“Stub Period” means the portion of a Performance Period that ends on the date of a Change-in-Control.

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APPENDIX C: RAYTHEON TECHNOLOGIES CORPORATION EXECUTIVE ANNUAL INCENTIVE PLAN

3. Administration

The Plan shall be administered by the Committee, who shall have the authority in its sole and absolute discretion, subject to, and consistent with, the express provisions of the Plan and applicable law, to administer the Plan (including all related Plan documents) and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to determine who should be granted Awards and the amount of the Awards; to determine the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including performance goals, relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to increase or decrease the value of an Award to differentiate the performance of individual Eligible Employees and/or business or functional units of the Company; to make adjustments in performance goals or results in recognition of unusual, unexpected, or non-recurring events, including mergers, acquisitions and dispositions, or in response to changes in applicable laws, regulations, or accounting principles, or for any other reason; to construe and interpret the Plan and any Plan document; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of any Award documents; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may delegate such duties under the Plan as it may deem advisable to any person or persons selected by it, and for all purposes of the Plan, such delegate(s) shall be treated as the Committee; provided, however, that the Committee shall administer the Plan for all Executive Officers. Provided further, that no delegate may designate himself or herself as an Award recipient under the delegated authority. All decisions, determinations and interpretations of the Committee, or its delegate(s) shall be final and binding on all persons, including the Company, Affiliated Entities, Eligible Employees (or any person claiming any rights under the Plan from or through any Eligible Employee) and any shareowner.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder. To the extent permitted by law, the Committee and all appointed delegates shall be indemnified by the Company and saved harmless against any claims and the expenses of defending against such claims, resulting from any action or conduct relating to the administration of the Plan, except claims arising from gross negligence, willful neglect or willful misconduct.

4. Eligibility

Only Eligible Employees may be granted Awards under the Plan. Unless otherwise determined by the Committee or its delegate, an Eligible Employee, who commences employment with the Company or an Affiliated Entity following the start of a Performance Period, may be eligible for a pro-rata Award for the period of time employed during such Performance Period. Unless otherwise required by local regulation or legislation, an Eligible Employee may not participate in this Plan and another annual incentive plan of the Company or an Affiliated Entity simultaneously or for the same Performance Period.

5. Performance Goals

Performance goals may consist of financial, operational and strategic performance measures for the Company, an Affiliated Entity and/or any business or functional unit thereof; individual performance goals for Eligible Employees; and/or such other goals as may be determined by the Committee. Performance goals shall be set prior to, or reasonably promptly following, the start of the Performance Period.

6. Annual Incentive Targets

The annual target incentive amount shall be expressed as a percentage of the Eligible Employee’s annual salary in effect on December 1st of the Performance Period (or, for purposes of Section 9, the first day of the month immediately preceding the month in which a Change-in-Control occurs), unless otherwise specified in the Award.

7. Determination and Payment of Awards

Payments, if any, due in respect of Awards shall be paid in a lump sum in cash. Cash payments made in respect of Awards will be paid as soon as administratively practicable following the end of the applicable Performance Period and the Committee’s determination of the achievement of the underlying performance goals, and, for Eligible Employees on a United States-based payroll or otherwise subject to taxation in the United States, no later than the 15th day of the third month following the end of the Performance Period. In order to be eligible to receive an Award, an Eligible Employee must be employed on the last day of the Performance Period, subject to Section 9 hereof and any rules established under the Plan from time to time. The Committee may, in its sole discretion, permit Eligible Employees to defer the payment of Awards in accordance with and subject to the terms of one or more deferred compensation plans sponsored by the Company or an Affiliated Entity. The Committee’s decisions regarding the amount of each Award shall be final, binding and conclusive for all purposes and need not be consistent among Eligible Employees.

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APPENDIX C: RAYTHEON TECHNOLOGIES CORPORATION EXECUTIVE ANNUAL INCENTIVE PLAN

8. Clawback

Eligible Employees shall be subject to any clawback, recoupment or other similar policy required by law or regulations or adopted by the Compensation Committee of the Board of Directors as in effect from time to time, and Awards paid to an Eligible Employee shall be subject to the terms of such policy, as in effect from time to time.

9. Change-in-Control

Notwithstanding anything to the contrary in the Plan, upon a Change-in-Control this Plan shall terminate and each Eligible Employee shall be entitled to a lump sum cash payment for the Stub Period. The payment calculated prior to any proration to account for the Stub Period shall be the Eligible Employee’s target incentive amount for the Performance Period. The proration will be determined by dividing the number of days completed in the Stub Period immediately prior to the date of the Change-in-Control by the total number of days in the Performance Period. Payments due as a result of the termination of the Plan upon a Change-in-Control shall be made within 30 days following the date of the Change-in-Control and shall be made to all Eligible Employees who were employed by the Company or an Affiliated Entity immediately prior to the date of the Change-in-Control, regardless of whether they are still employed on the payment date.

10. Amendment and Termination of the Plan

The Board or the Committee shall have the right at any time to amend, suspend, discontinue or terminate the Plan, in whole or in part; provided, however, (i) that no such amendment of the Plan shall operate to annul or diminish, without the consent of the Eligible Employee, an Award already made hereunder, except in the case of a recoupment of awards under the Plan in connection with the Company’s Clawback Policy; and (ii) no amendment adopted in connection with or in anticipation of a Change-in-Control shall adversely affect an Eligible Employee’s entitlement to an Award for the Stub Period following a Change-in-Control.

11. Personal Data

In connection with managing and administering the Plan, the Company processes certain personal information about Eligible Employees including, but not limited to, name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, shares or directorships held in the Company, and details of all Awards paid or pending payment. Some of this information is collected by the Eligible Employee’s local employer and is transferred to the Company, as needed, for the purposes of implementation, administration, and management of the Plan. This information may also be shared with third parties providing services to the Company in connection with the Plan, and the Company takes all necessary steps, in accordance with applicable data protection laws, to ensure that such personal information is adequately protected. The Company is headquartered in the United States, and some of its subsidiaries and affiliates are located outside of the United States. The Company will have in place standard contractual clauses approved by the European Commission to allow for transfer of personal data outside the European Union or European Economic Area. Likewise, the Company will take all necessary measures, in accordance with applicable data protection laws, to protect personal information relating to Eligible Employees located in countries with data privacy laws that is transferred to other countries. Applicable data privacy laws may provide Eligible Employees the right to review and, if factually inaccurate, correct any personal information relating to them.

12. Miscellaneous

12.1	Section 409A. Each Award is intended to be excluded from coverage under Section 409A as a short-term deferral unless, and only to the extent that, a deferral election for such Award is made pursuant to a deferred compensation plan sponsored by the Company or an Affiliated Entity. If an Award does not qualify as a short-term deferral or for another exemption under Section 409A, it is intended that such Award will be paid in a manner that satisfies the requirements of Section 409A, and in the event any Award is payable to a “specified employee” (as determined in accordance with the methodology established by the Company in accordance with Section 409A) that would be payable during the six-month period following the specified employee’s “separation from service” (as determined in compliance with the methodology established by the Company in accordance with Section 409A) shall instead by paid on the first business day of the seventh month following the separation from service to the extent necessary to avoid the imposition of any additional taxes or penalties under Section 409A.

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APPENDIX C: RAYTHEON TECHNOLOGIES CORPORATION EXECUTIVE ANNUAL INCENTIVE PLAN

12.2	Additional Compensation Arrangement. Nothing contained in this Plan shall prevent or limit the Company or any Affiliated Entity from adopting other or additional compensation arrangements for any employee.

12.3	Plan Participation. Participation in the Plan is voluntary and at the complete discretion of the Company. Receipt of a current Award does not give rise to a vested right or entitlement to receipt of a future Award.

12.4	No Contract of Employment. This Plan shall not constitute a contract of employment, and adoption of this Plan or the payment of Awards shall not confer upon any employee any right to continued employment or payment for future Awards, nor shall it interfere in any way with the right of the Company or any Affiliated Entity to terminate the employment of any employee at any time. This Plan shall not be deemed to constitute part of an Eligible Employee’s terms and conditions of employment.

12.5	Plan Expenses. All expenses and costs in connection with the operation of the Plan shall be borne by the Company or an Affiliated Entity and no part thereof shall be charged against Awards, or to Eligible Employees.

12.6	Withholding. The Company or an Affiliated Entity shall have the right to deduct from Awards any applicable taxes, and any other deductions, required to be withheld with respect to such payments. In addition, the Company or an Affiliated Entity also may withhold such amounts from other amounts payable by the Company or an Affiliated Entity, subject to applicable law.

12.7	No Limitation on Corporate Actions. Nothing contained in the Plan shall be construed to prevent the Company or an Affiliated Entity from taking or not taking any corporate action, whether or not such action could have an adverse effect on any Awards made under the Plan. No Eligible Employee, beneficiary or other person shall have any claim as a result of any such action.

12.8	Unfunded Plan. The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the payment of any Award, nothing contained herein shall give any rights that are greater than those of a general creditor of the Company or an Affiliated Entity.

12.9	Severability. If any provision of this Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any of the other provisions of the Plan, and this Plan shall be construed and enforced as if such provision had not been included in the Plan.

12.10	Governing Law. While the Plan is intended to be administered in compliance with local laws and regulations, to the extent there is a conflict, the Plan and all actions taken thereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect.

12.11	Nontransferability. A person’s rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan, may not be sold, assigned, pledged, transferred or otherwise alienated or hypothecated except, in the event of death, to a designated beneficiary as may be provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

12.12	Beneficiaries. To the extent the Committee permits beneficiary designations, any payment of Awards under the Plan to a deceased Eligible Employee shall be paid to the beneficiary duly designated by the Eligible Employee in accordance with the Company’s or an Affiliated Entity’s practices. If no such beneficiary has been designated or survives the Eligible Employee, payment shall be made to the Eligible Employee’s estate. A beneficiary designation, if such are permitted, may be changed or revoked by an Eligible Employee at any time, provided the change or revocation is filed with the Committee prior to the Eligible Employee’s death.

12.13	Successor. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

12.14	Relationship to Other Benefits. No payment of benefit under the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, termination programs and/or indemnities or severance payments, welfare or other benefit plan of the Company or any Affiliated Entity, except to the extent otherwise expressly provided in writing in such other plan or arrangement.

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APPENDIX C: RAYTHEON TECHNOLOGIES CORPORATION EXECUTIVE ANNUAL INCENTIVE PLAN

12.15	Replacement Plan. This Plan is intended to replace the United Technologies Corporation Annual Executive Incentive Compensation Plan (“ICP”), as amended. As allowed by local law, all reference to the ICP in individual employment agreements is hereby replaced with reference to the Raytheon Technologies Corporation Executive Annual Incentive Plan. As provided in Section 4, an Eligible Employee may not participate in this Plan and another annual incentive plan of the Company or an Affiliated Entity simultaneously or for the same Performance Period. If an Eligible Employee makes a claim for benefits under the ICP or other annual incentive plan, any award under this Plan for the same Performance Period shall be immediately forfeit.

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Appendix D: Amended and Restated Raytheon Technologies Corporation 2018 Long-Term Incentive Plan

SECTION 1: PURPOSE; DEFINITIONS

The purpose of this Plan is to enable the Corporation to implement a compensation program that correlates compensation opportunities with shareowner value, focuses Management on long-term, sustainable performance, and provides the Corporation with a competitive advantage in attracting, retaining and motivating officers, employees and directors.

For purposes of this Plan, the following terms are defined as set forth below:

a.	“Affiliate” means a company or other entity in which the Corporation has an equity or other financial interest, including joint ventures and partnerships.

b.	“Applicable Exchange” means the New York Stock Exchange or such other securities exchange as may at the applicable time be the principal market for the Common Stock.

c.	“Award” means a Stock Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Stock-Based Award or Cash Award granted pursuant to the terms of this Plan.

d.	“Award Agreement” means a written or electronic document or agreement setting forth the terms and conditions of a specific Award.

e.	“Board” means the Board of Directors of the Corporation.

f.	“Business Combination” has the meaning set forth in Section 10(e)(iii).

g.	“Cash Award” means an award granted to a Participant under Section 9 of this Plan.

h.	“Cause” means, unless otherwise provided in an Award Agreement: (i) conduct involving a felony criminal offense under U.S. federal or state law or an equivalent violation of the laws of any other country; (ii) dishonesty, fraud, self-dealing or material violations of civil law in the course of fulfilling the Participant’s employment duties; (iii) breach of the Participant’s intellectual property agreement or other written agreement with the Corporation; (iv) willful misconduct injurious to the Corporation or any of its Subsidiaries or Affiliates as shall be determined by the Committee; (v) negligent conduct injurious to the Corporation and any of its Subsidiaries and Affiliates, including negligent supervision of a subordinate who causes significant harm to the Corporation as determined by the Committee; or (vi) prior to a Change-in-Control, such other events as shall be determined by the Committee. Notwithstanding the general rule of Section 2(c), following a Change-in-Control, any determination by the Committee as to whether “Cause” exists shall be subject to de novo review.

i.	“Change-in-Control” has the meaning set forth in Section 10(e).

j.	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the Code shall be deemed to include such regulations and guidance, as well as any successor provision of the Code.

k.	“Committee” means the Committee referred to in Section 2.

l.	“Common Stock” means common stock, par value $1 per share, of the Corporation.

m.	“Corporate Transaction” has the meaning set forth in Section 3(e).

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n.	“Corporation” means Raytheon Technologies Corporation, a Delaware corporation, or its successor.

o.	“Disability” means permanent and total disability as determined under the Corporation’s long-term disability plan applicable to the Participant, or if there is no such plan applicable to the Participant, “Disability” means a determination of total disability by the Social Security Administration; provided that, in either case, the Participant’s condition also qualifies as a “disability” for purposes of Section 409A(a)(2)(C) of the Code, with respect to an Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code.

p.	“Disaffiliation” means a Subsidiary’s or an Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including as a result of a public offering, or a spinoff or sale by the Corporation, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Corporation and its Affiliates.

q.	“Effective Date” has the meaning set forth in Section 12(a).

r.	“Eligible Individuals” means directors, officers, and employees of the Corporation or any of its Subsidiaries or Affiliates, and prospective directors, officers and employees who have accepted offers of employment or consultancy from the Corporation or its Subsidiaries or Affiliates.

s.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

t.	“Fair Market Value” means, except as otherwise determined by the Committee, the closing price of a Share on the Applicable Exchange on the date of measurement or, if Shares were not traded on the Applicable Exchange on such measurement date, then on the preceding date on which Shares were traded on the Applicable Exchange, as reported by such source as the Committee may select. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith and, to the extent applicable, such determination shall be made in a manner that satisfies Sections 409A and Sections 422(c)(1) of the Code.

u.	“Forfeiture Amount” has the meaning set forth in Section 14(i).

v.	“Full-Value Award” means any Award other than a Stock Appreciation Right, Stock Option or Cash Award.

w.	“Good Reason” means, the occurrence of any of the following without a Participant’s consent: (i) a material reduction in the Participant’s annual base salary, annual bonus opportunities, long-term incentive opportunities or other compensation and benefits in the aggregate from those in effect immediately prior to the Change-in-Control; (ii) a material diminution in the Participant’s title, duties, authority, responsibilities, functions or reporting relationship from those in effect immediately prior to the Change-in-Control; or (iii) a mandatory relocation of the Participant’s principal location of employment greater than 50 miles from immediately prior to the Change-in-Control. In order to invoke a termination for Good Reason, the Participant shall provide written notice to the Corporation of the existence of one or more of the conditions described in clauses (i) through (iii) within 90 days following the Participant’s knowledge of the initial existence of such condition or conditions, and the Corporation shall have 30 days following receipt of such written notice (the “Cure Period”) during which it may cure the condition, if curable. If the Corporation fails to cure the condition constituting Good Reason during the Cure Period, the Participant must terminate employment, if at all, within one year following the end of the Cure Period in order for such termination to constitute a termination for Good Reason. The Participant’s mental or physical incapacity following the occurrence of an event described above in clauses (i) through (iii) shall not affect the Participant’s ability to terminate employment for Good Reason.

x.	“Grant Date” means (i) the date on which the Committee or its delegate, as applicable, selects an Eligible Individual to receive a grant of an Award and determines the number of Shares, or the formula for earning a number of Shares, to be subject to such Award or the cash amount subject to such Award and all other material terms applicable to such Award; or (ii) such later date as the Committee or its delegate shall provide.

y.	“Incentive Stock Option” means any Stock Option designated in the applicable Award Agreement as an “incentive stock option” within the meaning of Section 422 of the Code, and that in fact so qualifies.

z.	“Incumbent Board” has the meaning set forth in Section 10(e)(ii).

aa.	“Individual Agreement” means, after a Change-in-Control, (i) a change-in-control or severance agreement between a Participant and the Corporation or one of its Affiliates, or (ii) a change-in-control or severance plan covering a Participant that is sponsored by the Corporation or one of its Affiliates.

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bb.	“Nonqualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

cc.	“Other Stock-Based Award” means an award granted to a Participant under Section 8 of this Plan.

dd.	“Outstanding Corporation Common Stock” has the meaning set forth in Section 10(e)(i).

ee.	“Outstanding Corporation Voting Securities” has the meaning set forth in Section 10(e)(i).

ff.	“Participant” means an Eligible Individual to whom an Award is or has been granted.

gg.	“Performance Goals” means the performance goals established by the Committee in connection with the grant of an Award which may be based on attainment of specified levels of one or more of the following measures, or of any other measures determined by the Committee in its discretion: stock price, total shareholder return, earnings (whether based on earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), earnings per share, return on equity, return on sales, return on assets or operating or net assets, market share, objective customer service measures or indices, pre- or after-tax income, net income, cash flow (before or after dividends or other adjustments), free cash flow, cash flow per share (before or after dividends or other adjustments), gross margin, working capital and gross inventory turnover, risk-based capital, revenues, revenue growth, return on capital (whether based on return on total capital or return on invested capital), cost control, gross profit, operating profit, unit volume, sales, in each case with respect to the Corporation or any one or more Subsidiaries, Affiliates, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies).

hh.	“Person” has the meaning set forth in Section 10(e)(i).

ii.	“Plan” means the Raytheon Technologies Corporation 2018 Long-Term Incentive Plan, as set forth herein and as hereinafter amended from time to time.

jj.	“Prior Plan” the amended and restated United Technologies Corporation Long-Term Incentive Plan.

kk.	“Replaced Award” has the meaning set forth in Section 10(b).

ll.	“Replacement Award” has the meaning set forth in Section 10(b).

mm.	“Section 16(b)” has the meaning set forth in Section 11(a).

nn.	“Share” means a share of the Corporation’s Common Stock.

oo.	“Stock Appreciation Right” means an Award granted under Section 5(a).

pp.	“Stock Option” means an Award granted under Section 5(b).

qq.	“Subsidiary” means any corporation, partnership, joint venture, limited company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Corporation or any successor to the Corporation.

rr.	“Term” means the maximum period during which a Stock Appreciation Right or Stock Option may remain outstanding, subject to earlier termination upon Termination of Service or otherwise, as specified in the applicable Award Agreement.

ss.	“Termination of Service” means the termination of the applicable Participant’s employment with, or performance of services for, the Corporation and any of its Subsidiaries or Affiliates. Unless otherwise determined by the Committee: (i) if a Participant’s employment with the Corporation and its Affiliates terminates but such Participant continues to provide services to the Corporation and its Affiliates in a non-employee capacity, such change in status shall not be deemed a Termination of Service, (ii) a Participant employed by, or performing services for, a Subsidiary or an Affiliate or a division of the Corporation and its Affiliates shall also be deemed to incur a Termination of Service if, as a result of a Disaffiliation, such Subsidiary, Affiliate or division ceases to be a Subsidiary, Affiliate or division, as the case may be, and the Participant does not immediately thereafter become an employee of, or service provider for, the Corporation or another Subsidiary or Affiliate, and (iii) a Participant shall not be deemed to have incurred a Termination of Service solely by reason of such individual’s incurrence of a Disability. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Corporation and its Subsidiaries and Affiliates shall not be considered a Termination of Service. Absences from employment by reason of notice periods, garden leaves or similar paid leaves implemented in contemplation of a permanent termination of employment shall not be recognized as service under this Plan. Notwithstanding the foregoing provisions of this definition, with respect to any Award that constitutes

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“nonqualified deferred compensation” subject to Section 409A of the Code, a Participant shall not be considered to have experienced a “Termination of Service” unless the Participant has experienced a “separation from service” within the meaning of Section 409A of the Code (a “Separation from Service”), and a Separation from Service shall be deemed to occur where the Participant and the Corporation and its Subsidiaries and Affiliates reasonably anticipate that the bona fide level of services that the Participant will perform (whether as an employee or as an independent contractor) will be permanently reduced to a level that is less than thirty-seven and a half percent (37.5%) of the average level of bona fide services the Participant performed during the immediately preceding 36 months (or the entire period the Participant has provided services if the Participant has been providing services to the Corporation and/or any of its Subsidiaries or Affiliates for less than 36 months).

SECTION 2. ADMINISTRATION

a.	Committee. This Plan shall be administered by the Board directly, or if the Board elects, by the Compensation Committee or such other committee of the Board as the Board may from time to time designate, which committee shall be composed of not less than two directors, and shall be appointed by and serve at the pleasure of the Board. All references in this Plan to the “Committee” refer to the Board as a whole, unless a separate committee has been designated or authorized consistent with the foregoing.

Subject to the terms and conditions of this Plan, the Committee shall have absolute authority:

i.	To select the Eligible Individuals to whom Awards may from time to time be granted;

ii.	To determine whether and to what extent Stock Appreciation Rights, Incentive Stock Options, Nonqualified Stock Options, Restricted Stock Units, Restricted Stock, Other Stock-Based Awards and Cash Awards or any combination thereof are to be granted hereunder;

iii.	To determine the number of Shares to be covered by each Award granted hereunder;

iv.	To approve the form of any Award Agreement and determine the terms and conditions of any Award granted hereunder, including, but not limited to, the exercise price (subject to Section 5(c)), any vesting condition, restriction or limitation (which may be related to the performance of the Participant, the Corporation or any Subsidiary or Affiliate), treatment on Termination of Service, and any vesting acceleration or forfeiture waiver regarding any Award and the Shares relating thereto, based on such factors as the Committee shall determine;

v.	To modify, amend or adjust the terms and conditions (including, but not limited to, Performance Goals and measured results when necessary or appropriate for the purposes of preserving the validity of the goals as originally set by the Committee) of any Award (subject to Sections 5(d) and 5(e)), from time to time, including, without limitation, in order to comply with tax and securities laws, including laws of countries outside of the United States, and to comply with changes of law and accounting standards;

vi.	To establish sub-plans and to determine to what extent and under what circumstances Common Stock or cash payable with respect to an Award shall be deferred either automatically or at the election of a Participant under such sub-plans;

vii.	To determine under what circumstances an Award may be settled in cash, Shares, other property or a combination of the foregoing;

viii.	To adopt, alter and repeal such administrative rules, guidelines and practices governing this Plan as it shall, from time to time, deem advisable;

ix.	To establish any “blackout” period that the Committee in its sole discretion deems necessary or advisable;

x.	To interpret the terms and provisions of this Plan and any Award issued under this Plan (and any Award Agreement relating thereto);

xi.	To decide all other matters that must be determined in connection with an Award; and

xii.	To otherwise administer this Plan.

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b.	Procedures.

	i.	The Committee may act only by a majority of its members then in office, except that the Committee may, except to the extent prohibited by applicable law, including Section 157(c) of the Delaware General Corporation Law, or the listing standards of the Applicable Exchange, allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

	ii.	Subject to Section 11(a), any authority granted to the Committee may be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.

c.	Discretion of Committee. Subject to Section 1(i), any determination made by the Committee or pursuant to delegated authority under the provisions of this Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of this Plan, at any time thereafter. All decisions made by the Committee or any appropriately delegated person pursuant to the provisions of this Plan shall be final, binding and conclusive on all persons, including the Corporation, Participants and Eligible Individuals.

d.	Cancellation or Suspension. Subject to Section 5(d), the Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Award shall be canceled or suspended.

e.	Award Agreements. The terms and conditions of each Award, as determined by the Committee, shall be set forth in a written (or electronic) Award Agreement, which shall be delivered to the Participant receiving such Award upon, or as promptly as is reasonably practicable following, the grant of such Award. The effectiveness of an Award shall be subject to the Participant’s acceptance of the applicable Award Agreement within the time period specified in the Award Agreement, unless otherwise provided in the Award Agreement. Award Agreements may be amended only in accordance with Section 12(d) hereof.

f.	Minimum Vesting Period. Except for Awards granted with respect to a maximum of five percent of the Shares authorized in the first sentence of Section 3(a), Award Agreements shall not provide for a designated vesting period of less than one year.

g.	Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to Eligible Individuals who are foreign nationals, who are located outside the United States, who are not compensated from a payroll maintained in the United States, and/or who are otherwise subject to (or could cause the Corporation to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, and, in furtherance of such purposes, the Committee may adopt such procedures or sub-plans as may be necessary or advisable to comply with such legal or regulatory provisions.

SECTION 3. COMMON STOCK SUBJECT TO PLAN

a.	Authorized Shares. The maximum number of Shares that may be issued pursuant to Awards granted under this Plan shall be the sum of (i) 75 million, (ii) the total number of Shares remaining available for new awards under the Plan as of immediately prior to the Effective Date, and (iii) the total number of Shares subject to outstanding Awards under the Plan as of immediately prior to the Effective Date. Shares issued under this Plan may be authorized and unissued Shares, treasury Shares, or Shares purchased in the open market or otherwise, at the sole discretion of the Committee. Each Share issued pursuant to a Full-Value Award will result in a reduction of the number of Shares available for issuance under this Plan by 4.03 Shares. Each Share issued pursuant to a Stock Option or Stock Appreciation Right will result in a reduction of the number of Shares available for issuance under this Plan by one Share. To the extent that an award under this Plan is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, the Shares subject to such award not delivered as a result thereof shall again be available for Awards under this Plan on the same share counting basis as provided under this paragraph (a).

b.	Prior Plan. Awards outstanding under the Prior Plan as of the April 30, 2018 shall remain in full force and effect under the Prior Plan according to their respective terms, and to the extent that any such award is forfeited, terminates, expires or lapses without being exercised (to the extent applicable), or is settled for cash, the Shares subject to such award not delivered as a result thereof shall again be available for Awards under this Plan on the same share counting basis as provided under paragraph (a) under this Section 3 (i.e., each Share subject to a Prior Plan full-value award will be added back as 4.03 Shares and each share subject to a Prior Plan stock option or stock appreciation right will be added back as one share); provided, however, that dividend equivalents may continue to be issued under the Corporation’s Prior Plan in respect of awards granted under the Prior Plan which are outstanding as of the April 30, 2018.

c.	Individual Limits. A Participant who is not a non-employee director may not be granted: (i) Stock Appreciation Rights and Stock Options in excess of 1 million Shares during any calendar year, (ii) Full-Value Awards in excess of 500,000 Shares during any calendar year, or (iii) Cash Awards in excess of $10 million. Compensation payable by the Corporation to any non-employee

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director of the Corporation, including Awards granted under this Plan (with Awards valued based on the fair value on the Grant Date for accounting purposes) and cash fees paid or credited, in respect of such non-employee director’s service as a member of the Board during the calendar year, may not exceed $1.5 million during any single calendar year.

d.	Rules for Calculating Shares Issued. To the extent that any Award is forfeited, terminates, expires or lapses instead of being exercised, or any Award is settled for cash, the Shares subject to such Awards will not be counted as Shares issued under this Plan. If the exercise price of any Stock Appreciation Right or Stock Option and/or the tax withholding obligations relating to any Award are satisfied by delivering Shares (either actually or through a signed document affirming the Participant’s ownership and delivery of such Shares) or the Corporation withholding Shares relating to such Award, the gross number of Shares subject to the Award shall nonetheless be deemed to have been issued under this Plan. Shares reacquired by the Corporation on the open market or otherwise using cash proceeds from the exercise of Stock Appreciation Rights or Stock Options shall not be available for Awards under the Plan.

e.	Adjustment Provisions.

	i.	In the event of a merger, consolidation, acquisition of property or shares, stock rights offering, liquidation, disposition for consideration of the Corporation’s direct or indirect ownership of a Subsidiary or Affiliate (including by reason of a Disaffiliation), or similar event affecting the Corporation or any of its Subsidiaries (each, a “Corporate Transaction”), the Committee or the Board may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to: (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (B) the various maximum limitations set forth in Section 3(c) applicable to the grants to individuals of certain types of Awards; (C) the number and kind of Shares or other securities subject to outstanding Awards; (D) financial goals or measured results to preserve the validity of the original goals set by the Committee; and (E) the exercise price of outstanding Awards.

	ii.	In the event of a stock dividend, stock split, reverse stock split, reorganization, share combination, or recapitalization or similar event affecting the capital structure of the Corporation, or a Disaffiliation, separation or spinoff, in each case without consideration, or other extraordinary dividend of cash or other property to the Corporation’s shareholders, the Committee or the Board shall make such substitutions or adjustments as it deems appropriate and equitable to: (A) the aggregate number and kind of Shares or other securities reserved for issuance and delivery under this Plan; (B) the various maximum limitations set forth in Section 3(c) applicable to the grants to individuals of certain types of Awards; (C) the number and kind of Shares or other securities subject to outstanding Awards; (D) financial goals or measured results to preserve the validity of the original goals set by the Committee; and (E) the exercise price of outstanding Awards.

	iii.	In the case of Corporate Transactions, such adjustments may include: (A) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which shareholders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of a Stock Option or Stock Appreciation Right shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Corporate Transaction over the exercise price of such Stock Appreciation Right or Stock Option shall conclusively be deemed valid); (B) the substitution of other property (including cash or other securities of the Corporation and securities of entities other than the Corporation) for the Shares subject to outstanding Awards; and (C) in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including other securities of the Corporation and securities of entities other than the Corporation), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Corporation securities).

	iv.	Any adjustments made pursuant to this Section 3(e) to Awards that are considered “nonqualified deferred compensation” subject to Section 409A of the Code shall be made in compliance with the requirements of Section 409A of the Code; and any adjustments made pursuant to Section 3(e) to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner as to ensure that after such adjustments, either: (A) the Awards continue not to constitute “deferred compensation” subject to Section 409A of the Code; or (B) there does not result in the imposition of any penalty taxes under Section 409A of the Code in respect of such Awards.

	v.	Any adjustment under this Section 3(e) need not be applied uniformly to all Participants.

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SECTION 4: ELIGIBILITY

Awards may be granted under this Plan to Eligible Individuals; provided, however, that Incentive Stock Options may be granted only to employees of the Corporation and its subsidiaries or Parent Corporation (within the meaning of Section 424(f) of the Code).

SECTION 5: STOCK APPRECIATION RIGHTS AND STOCK OPTIONS

a.	Nature of Stock Appreciation Rights. Upon the exercise of a Stock Appreciation Right, the Participant shall be entitled to receive an amount in cash, or Shares with a Fair Market Value, equal to the product of (i) the excess of the Fair Market Value of one Share over the exercise price of the applicable Stock Appreciation Right, multiplied by (ii) the number of Shares in respect of which the Stock Appreciation Right has been exercised. The applicable Award Agreement shall specify whether such payment is to be made in cash or Common Stock, or shall reserve to the Committee or the Participant the right to make that determination prior to or upon the exercise of the Stock Appreciation Right.

b.	Types of Stock Options. Stock Options may be granted in the form of Incentive Stock Options or Nonqualified Stock Options. The Award Agreement for a Stock Option shall indicate whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

c.	Exercise Price. The exercise price per Share subject to a Stock Appreciation Right or Stock Option shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the applicable Grant Date. In no event may any Stock Appreciation Right or Stock Option granted under this Plan be amended, other than pursuant to Section 3(e), to decrease the exercise price thereof, be cancelled in exchange for cash (where such Stock Appreciation Right or Stock Option currently hold no value), or other Awards or in conjunction with the grant of any new Stock Appreciation Right or Stock Option with a lower exercise price, or otherwise be subject to any action that would be treated, under the Applicable Exchange listing standards or for accounting purposes, as a “repricing” of such Stock Appreciation Right or Stock Option, unless such amendment, cancellation or action is approved by the Corporation’s shareholders.

d.	Term. The Term of each Stock Appreciation Right and each Stock Option shall be fixed by the Committee, but no Stock Appreciation Right or Stock Option shall be exercisable more than 10 years after its Grant Date.

e.	Exercisability; Method of Exercise. Except as otherwise provided herein, Stock Appreciation Rights and Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. Subject to the provisions of this Section 5, Stock Appreciation Rights and Stock Options may be exercised, in whole or in part in accordance with the methods and procedures established by the Committee in the Award Agreement or otherwise.

f.	Delivery; Rights of Shareowners. A Participant shall not be entitled to delivery of Shares pursuant to the exercise of a Stock Appreciation Right or Stock Option until the exercise price therefore has been fully paid and applicable taxes have been withheld. Except as otherwise provided in Section 5(j), a Participant shall have all of the rights of a shareowner of the number of Shares deliverable pursuant to such Stock Appreciation Right or Stock Option (including, if applicable, the right to vote the applicable Shares), when the Participant: (i) has given written notice of exercise; (ii) if requested, has given the representation described in Section 14(a); and (iii) in the case of a Stock Option, has paid in full for such Shares.

g.	Nontransferability of Stock Appreciation Rights and Stock Options. No Stock Appreciation Right or Stock Option shall be transferable by a Participant other than, for no value or consideration: (i) by will or by the laws of descent and distribution; or (ii) in the case of a Stock Appreciation Right or Nonqualified Stock Option, as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to such Participant’s family members, whether directly or indirectly, or by means of a trust or partnership or otherwise (for purposes of this Plan, unless otherwise determined by the Committee, “family member” shall have the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto). Any Stock Appreciation Right or Stock Option shall be exercisable, subject to the terms of this Plan, only by the Participant, the guardian or legal representative of the Participant, or any person to whom such Stock Appreciation Rights or Stock Option is transferred pursuant to this Section 5(g), it being understood that the term “holder” and “Participant” include such guardian, legal representative and other transferee; provided, however, that the term “Termination of Service” shall continue to refer to the Termination of Service of the original Participant. No Participant may enter into any agreement for the purpose of selling, transferring or otherwise engaging in any transaction that has the effect of exchanging his or her economic interest in any Award to another person or entity for a cash payment or other consideration unless first approved by a majority of the Corporation’s shareowners.

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h.	Termination of Service. The effect of a Participant’s Termination of Service on any Stock Appreciation Right or Stock Option then held by the Participant shall be set forth in the applicable Award Agreement.

i.	Additional Rules for Incentive Stock Options. Notwithstanding any other provision of this Plan to the contrary, no Stock Option that is intended to qualify as an Incentive Stock Option may be granted to any Eligible Individual who at the time of such grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any Subsidiary, unless at the time such Stock Option is granted the exercise price is at least 110% of the Fair Market Value of a Share and such Stock Option by its terms is not exercisable after the expiration of five years from the date such Stock Option is granted. In addition, the aggregate Fair Market Value of the Common Stock (determined at the time a Stock Option for the Common Stock is granted) for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under all of the incentive stock option plans of the Corporation and of any Subsidiary, may not exceed $100,000. To the extent a Stock Option that by its terms was intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.

j.	Dividends and Dividend Equivalents. Dividends (whether paid in cash or Shares) and dividend equivalents may not be paid or accrued on Stock Appreciation Rights or Stock Options; provided that Stock Appreciation Rights and Stock Options may be adjusted under certain circumstances in accordance with the terms of Section 3(e).

SECTION 6: RESTRICTED STOCK

a.	Administration. Shares of Restricted Stock are actual Shares issued to a Participant and may be awarded either alone or in addition to other Awards granted under this Plan. The Committee shall determine the Eligible Individuals to whom and the time or times at which grants of Restricted Stock will be awarded, the number of Shares to be awarded to any Eligible Individual, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture, and any other terms and conditions of the Awards, in addition to those contained in Section 6(c).

b.	Book Entry Registration or Certificated Shares. Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates registered in the name of the Participant and bearing an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

c.	Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

	i.	The Committee shall, prior to or at the time of grant, condition: (A) the vesting of an Award of Restricted Stock upon the continued service of the applicable Participant, or (B) the grant or vesting of an Award of Restricted Stock upon the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including any applicable Performance Goals) need not be the same with respect to each recipient.

	ii.	Subject to the provisions of this Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Award for which such vesting restrictions apply, and until the expiration of such period, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Shares of Restricted Stock.

d.	Rights of a Shareowner. Except as provided in this Section 6 and the applicable Award Agreement, the applicable Participant shall have, with respect to the Shares of Restricted Stock, all of the rights of a shareowner of the Corporation holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the Shares and the right to receive any dividends (subject to Section 14(e)).

e.	Termination of Service. The effect of a Participant’s Termination of Service on his or her Restricted Stock shall be set forth in the applicable Award Agreement.

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APPENDIX D: AMENDED AND RESTATED RAYTHEON TECHNOLOGIES CORPORATION 2018 LONG-TERM INCENTIVE PLAN

SECTION 7: RESTRICTED STOCK UNITS

a.	Nature of Awards. Restricted stock units and deferred stock units (together, “Restricted Stock Units”) are Awards denominated in Shares that will be settled, subject to the terms and conditions of the Restricted Stock Units, in a specified number of Shares or an amount of cash equal to the Fair Market Value of a specified number of Shares.

b.	Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions and such other terms and conditions as are set forth in the applicable Award Agreement (including the vesting or forfeiture provisions applicable upon a Termination of Service):

	i.	The Committee shall, prior to or at the time of grant, condition: (A) the vesting of Restricted Stock Units upon the continued service of the applicable Participant, or (B) the grant or vesting of Restricted Stock Units upon the attainment of Performance Goals, or the attainment of Performance Goals and the continued service of the applicable Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including any applicable Performance Goals) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest, at a later time specified by the Committee in the applicable Award Agreement, or, if the Committee so permits, in accordance with an election of the Participant.

	ii.	The Award Agreement for Restricted Stock Units shall specify whether, to what extent and on what terms and conditions the applicable Participant shall be entitled to receive payments corresponding to the dividends payable on the Common Stock (subject to Section 14(e)).

c.	Rights of a Shareowner. A Participant to whom Restricted Stock Units are awarded shall have no rights as a shareowner with respect to the Shares represented by the Restricted Stock Units unless and until Shares are actually delivered to the Participant in settlement thereof.

d.	Termination of Service. The effect of a Participant’s Termination of Service on his or her Restricted Stock Units shall be set forth in the applicable Award Agreement.

SECTION 8: OTHER STOCK-BASED AWARDS

The Committee may grant equity-based or equity-related awards not otherwise described herein in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine. Without limiting the generality of the preceding sentence, each such Other Stock-Based Award may: (a) involve the transfer of actual Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise of amounts based on the value of Shares; (b) be subject to performance-based and/or service-based conditions; (c) be in the form of phantom stock, restricted stock, restricted stock units, performance shares, deferred share units or share-denominated performance units, or other awards denominated in, or with a value determined by reference to, a number of Shares that is specified at the time of the grant of such award; and (d) be designed to comply with applicable laws of jurisdictions other than the United States.

SECTION 9: CASH AWARDS

The Committee may grant awards that are denominated and payable in cash in such amounts and subject to such terms and conditions consistent with the terms of this Plan as the Committee shall determine.

SECTION 10: CHANGE-IN-CONTROL PROVISIONS

a.	General. The provisions of this Section 10 shall, subject to Section 3(e), apply notwithstanding any other provision of this Plan to the contrary, except to the extent the Committee specifically provides otherwise in an Award Agreement.

b.	Impact of Change-in-Control. Upon the occurrence of a Change-in-Control: (i) all then-outstanding Stock Appreciation Rights and Stock Options shall become fully vested and exercisable, all Full-Value Awards (other than performance-based Awards), and all Cash Awards (other than performance-based Awards) shall vest in full, be free of restrictions, and be deemed to be earned and payable in an amount equal to the full value of such Award, except in each case to the extent that another Award meeting the requirements of Section 10(c) (any award meeting the requirements of Section 10(c), a “Replacement Award”) is provided to the Participant pursuant to Section 3(e) to replace such Award (any award intended to be replaced by a Replacement Award, a “Replaced Award”), and (ii) any performance-based Award that is not replaced by a Replacement Award shall be deemed to be earned and payable in an amount equal to the full value of such performance-based Award (with all applicable Performance Goals deemed achieved at the greater of (x) the applicable target level; and (y) the level of achievement as determined by the

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APPENDIX D: AMENDED AND RESTATED RAYTHEON TECHNOLOGIES CORPORATION 2018 LONG-TERM INCENTIVE PLAN

Committee not later than the date of the Change-in-Control, taking into account performance through the latest date preceding the Change-in-Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period).

c.	Replacement Awards. An Award shall meet the conditions of this Section 10(c) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (except that for any Replaced Award that is performance-based, the Replacement Award shall be subject solely to time-based vesting for the remainder of the applicable performance period (or such shorter period as determined by the Committee) and the applicable Performance Goals shall be deemed to be achieved at the greater of: (x) the applicable target level; and (y) the level of achievement as determined by the Committee taking into account performance through the latest date preceding the Change-in-Control as to which performance can, as a practical matter, be determined (but not later than the end of the applicable performance period)); (ii) it has a value equal to the value of the Replaced Award as of the date of the Change-in-Control, as determined by the Committee in its sole discretion consistent with Section 3(e); (iii) the underlying Replaced Award was an equity-based award, it relates to publicly traded equity securities of the Corporation or the entity surviving the Corporation following the Change-in-Control; (iv) it contains terms relating to time-based vesting (including with respect to a Termination of Service) that are substantially identical to those of the Replaced Award; and (v) its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change-in-Control) as of the date of the Change-in-Control. Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the applicable Replaced Award if the requirements of the preceding sentence are satisfied. If a Replacement Award is granted, the Replaced Award shall not vest upon the Change-in-Control. The determination whether the conditions of this Section 10(c) are satisfied shall be made by the Committee, as constituted immediately before the Change-in-Control, in its sole discretion.

d.	Termination of Service. Notwithstanding any other provision of this Plan to the contrary, and unless otherwise determined by the Committee and set forth in the applicable Award Agreement, upon a Termination of Service of a Participant by the Corporation other than for Cause or by the Participant for Good Reason within 24 months (or such longer period as is specified in the applicable Award Agreement) following a Change-in-Control: (i) all Replacement Awards held by such Participant shall vest in full and be free of restrictions, and (ii) unless otherwise provided in the applicable Award Agreement, notwithstanding any other provision of this Plan to the contrary, any Stock Appreciation Right or Stock Option held by the Participant as of the date of the Change-in-Control that remains outstanding as of the date of such Termination of Service may thereafter be exercised until the expiration of the stated full Term of such Stock Appreciation Right or Nonqualified Stock Option.

e.	Definition of Change-in-Control. For purposes of this Plan, a “Change-in-Control” shall mean the happening of any of the following events:

	i.	An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either: (1) the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”); or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change-in-Control: (1) any acquisition directly from the Corporation, (2) any acquisition by the Corporation, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation, or (4) any acquisition by any entity pursuant to a transaction that complies with clauses (1), (2) and (3) of subsection (iii) of this Section 10(e); or

	ii.	A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that, for purposes of this Section 10(e), any individual who becomes a member of the Board subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareowners, was approved by a vote of at least two-thirds of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be considered as a member of the Incumbent Board; or

	iii.	The consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Corporation or any of its subsidiaries or sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or securities of another entity by the Corporation or any of its subsidiaries (a “Business

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APPENDIX D: AMENDED AND RESTATED RAYTHEON TECHNOLOGIES CORPORATION 2018 LONG-TERM INCENTIVE PLAN

Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or, for a noncorporate entity, equivalent securities), as the case may be, of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock (or, for a noncorporate entity, equivalent securities) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the Board of Directors (or, for a noncorporate entity, equivalent body or committee) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

	iv.	The approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

f.	Notwithstanding any other provision of this Plan, any Award Agreement or any Individual Agreement, for any Award that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code, a Change-in-Control shall not constitute a settlement or distribution event with respect to such Award, or an event that otherwise changes the timing of settlement or distribution of such Award, unless the Change-in-Control also constitutes an event described in Section 409A(a) (2) (v) of the Code and the regulations promulgated thereunder (a “Section 409A CIC”); provided, however, that whether or not a Change-in-Control is a Section 409A CIC, such Change-in-Control shall result in the accelerated vesting of such Award to the extent provided by the Award Agreement, this Plan, any Individual Agreement or otherwise by the Committee.

SECTION 11: SECTION 16(B); SECTION 409A

a.	The provisions of this Plan are intended to ensure that no transaction under this Plan is subject to (and all such transactions will be exempt from) the short-swing profit recovery rules of Section 16(b) of the Exchange Act (“Section 16(b)”). Accordingly, the composition of the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions pursuant to this Plan to be exempt (pursuant to Rule 16b-3 promulgated under the Exchange Act) from Section 16(b), and no delegation of authority by the Committee shall be permitted if such delegation would cause any such transaction to be subject to (and not exempt from) Section 16(b).

b.	This Plan and the Awards granted hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom and, with respect to amounts that are subject to Section 409A of the Code, it is intended that this Plan be administered and interpreted in all respects in accordance with Section 409A of the Code. Each payment under any Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may a Participant, directly or indirectly, designate the calendar year of any payment to be made under any Award that constitutes “nonqualified deferred compensation” subject to Section 409A of the Code. Notwithstanding any other provision of this Plan or any Award Agreement to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Corporation), amounts that constitute “nonqualified deferred compensation” subject to Section 409A of the Code that would otherwise be payable by reason of a Participant’s Separation from Service during the six-month period immediately following such Separation from Service shall instead be paid or provided on the first business day following the date that is six months following the Participant’s Separation from Service. If the Participant dies following the Separation from Service and prior to the payment of any amounts delayed on account of Section 409A of the Code, such amounts shall be paid to the personal representative of the Participant’s estate within 30 days following the date of the Participant’s death.

136    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

APPENDIX D: AMENDED AND RESTATED RAYTHEON TECHNOLOGIES CORPORATION 2018 LONG-TERM INCENTIVE PLAN

SECTION 12: TERM, AMENDMENT AND TERMINATION

a.	Effectiveness. This Plan was originally approved by the Board on February 5, 2018, subject to and contingent upon approval by the Corporation’s shareowners. This amended and restated Plan will be effective April 26, 2021, (the “Effective Date”); provided that the Corporation’s shareowners approve this Plan on such date.

b.	Termination. This Plan will terminate on the tenth anniversary of the Effective Date. Awards outstanding as of such date shall not be affected or impaired by the termination of this Plan.

c.	Amendment of Plan. The Board or the Committee may amend, alter, or discontinue this Plan, but no amendment, alteration or discontinuation shall be made that would materially impair the rights of the Participant with respect to a previously granted Award without such Participant’s consent, except such an amendment made to comply with applicable law, including Section 409A of the Code, Applicable Exchange listing standards, tax or accounting rules. In addition, no amendment shall be made without the approval of the Corporation’s shareowners to the extent such approval is required by applicable law or the listing standards of the Applicable Exchange.

d.	Amendment of Awards. Subject to Section 5(c), the Committee may unilaterally amend the terms of any Award theretofore granted, but no such amendment shall, without the Participant’s consent, materially impair the rights of any Participant with respect to an Award, except such an amendment made to cause this Plan or Award to comply with applicable law, including Section 409A of the Code, Applicable Exchange listing standards, tax or accounting rules.

SECTION 13: UNFUNDED STATUS OF PLAN

Neither the Corporation nor the Committee shall have any obligation to segregate assets or establish a trust or other arrangements to meet the obligations created under the Plan. Any liability of the Corporation to any Participant with respect to an Award shall be based solely upon contractual obligation created by the Plan and the Award Agreement. No such obligation shall be deemed to be secured by any pledge or encumbrance on the property of the Corporation.

SECTION 14: GENERAL PROVISIONS

a.	Conditions for Issuance. The Committee may require each person purchasing or receiving Shares pursuant to an Award to represent to and agree with the Corporation in writing that such person is acquiring the Shares without a view to the distribution thereof. The certificates for such Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer. Notwithstanding any other provision of this Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any Shares (whether in certificated or book-entry form) under this Plan prior to fulfillment of all of the following conditions: (i) listing or approval for listing upon notice of issuance, of such Shares on the Applicable Exchange; (ii) any registration or other qualification of such Shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification that the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable.

b.	Additional Compensation Arrangements. Nothing contained in this Plan shall prevent the Corporation or any Subsidiary or Affiliate from adopting other or additional compensation arrangements for its employees.

c.	No Contract of Employment. This Plan shall not constitute a contract of employment, and adoption of this Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Corporation or any Subsidiary or Affiliate to terminate the employment of any employee at any time.

d.	Required Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal, state, local or foreign income, or employment or other tax purposes with respect to any Award under this Plan, such Participant shall pay to the Corporation, or make arrangements satisfactory to the Corporation regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Corporation, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement, having a Fair Market Value on the date of withholding equal to the amount required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes. The

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APPENDIX D: AMENDED AND RESTATED RAYTHEON TECHNOLOGIES CORPORATION 2018 LONG-TERM INCENTIVE PLAN

obligations of the Corporation under this Plan shall be conditional on such payment or arrangements, and the Corporation and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to such Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

e.	Dividends and Dividend Equivalents. Any dividends or dividend equivalents credited with respect to any Award will be subject to the same time- and/or performance-based vesting conditions applicable to such Award and shall, if vested, be delivered or paid at the same time as such Award.

f.	Designation of Death Beneficiary. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of such Participant’s death are to be paid or by whom any rights of such Participant, after such Participant’s death, may be exercised.

g.	Governing Law and Interpretation. This Plan and all Awards made and actions taken hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Plan are not part of the provisions hereof and shall have no force or effect. Whenever the words “include,” “includes” or “including” are used in this Plan, they shall be deemed to be followed by the words “but not limited to” and the word “or” shall be understood to mean “and/or” where the context so requires.

h.	Non-Transferability. Except as otherwise provided in Section 5(g) or as determined by the Committee, Awards under this Plan are not transferable except by will or by laws of descent and distribution.

i.	Clawback Policy.

	i.	All Awards granted under the Plan prior to December 6, 2020 remain subject to the terms and conditions of Section 14(i) of the Plan as in effect immediately prior to December 6, 2020.

	ii.	All Awards granted under the Plan (whether before, on or after December 6, 2020, including any proceeds from such Awards (whether paid in Shares or cash), shall be subject to any compensation clawback, recoupment or other similar policy adopted by the Compensation Committee of the Board of Directors, as such policy may be in effect from time to time.

	iii.	Effect of Change-in-Control. Notwithstanding the foregoing and notwithstanding anything to the contrary in any Award Agreement or otherwise, this Section 14(i) shall not be applicable to any Participant following a Change-in-Control.

	iv.	Nonexclusive Remedy. This Section 14(i) shall be a nonexclusive remedy and nothing contained in this Section 14(i) shall preclude the Corporation from pursuing any other applicable remedies available to it, whether in addition to, or in lieu of, application of this Section 14(i).

138    RAYTHEON TECHNOLOGIES 2021 PROXY STATEMENT

2020 Company Awards

Among Top Management for Corporate Effectiveness(3)	Among Best Companies for Latinas to Work(3)
Drucker Institute	Latina Style 50

Among America’s Best Employers for New Graduates(3)	Among Top Employers for Female Engineers(3)
Forbes	Woman Engineer Magazine

Among America’s Most Just Companies(3)	Among America’s Most Responsible Companies(1)
Just Capital	Newsweek

Among the World’s Most Admired Aerospace and Defense Companies(2)	Among America’s Best Employers for Women(1) and Diversity(2)
Fortune	Forbes

Among the Best Places to Work for LGBTQ Equality(2)	5 Star Company in the Governance and Employment Categories(3)
Human Rights Campaign Foundation Corporate Equality Index	Hispanic Association on Corporate Responsibility’s Corporate Inclusion Index

(1) Legacy UTC (2) Both legacy UTC and RTN (3) Raytheon Technologies Corporation

870 Winter Street

Waltham, Massachusetts

02451-1449

U.S.A.

www.rtx.com

RAYTHEON TECHNOLOGIES CORPORATION
870 WINTER STREET
WALTHAM, MASSACHUSETTS 02451

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25, 2021 for shares held directly and up until 11:59 P.M. Eastern Time on April 21, 2021 for shares held in a company savings plan. Have your proxy card in hand when you access the web site listed above and follow the instructions to complete an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/RTX2021

You may attend the meeting via the Internet and vote during the meeting if you are a direct shareowner. Have the information that is printed in the box marked by the arrow available and follow the instructions.

For shares held through a company savings plan, you must vote prior to the meeting, but may still attend the meeting.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25, 2021 for shares held directly and up until 11:59 P.M. Eastern Time on April 21, 2021 for shares held in a company savings plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Raytheon Technologies, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D30971-P49822-Z79163- Z79393	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RAYTHEON TECHNOLOGIES CORPORATION

The Board of Directors recommends a vote FOR the listed nominees under Item 1.

Item 1 -	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Tracy A. Atkinson	☐	☐	☐

	1b.	Gregory J. Hayes	☐	☐	☐

	1c.	Thomas A. Kennedy	☐	☐	☐

	1d.	Marshall O. Larsen	☐	☐	☐

	1e.	George R. Oliver	☐	☐	☐

	1f.	Robert K. (Kelly) Ortberg	☐	☐	☐

	1g.	Margaret L. O’Sullivan	☐	☐	☐

	1h.	Dinesh C. Paliwal	☐	☐	☐

	1i.	Ellen M. Pawlikowski	☐	☐	☐

	1j.	Denise L. Ramos	☐	☐	☐

	1k.	Fredric G. Reynolds	☐	☐	☐

	1l.	Brian C. Rogers	☐	☐	☐

			For	Against	Abstain

	1m.	James A. Winnefeld, Jr.	☐	☐	☐

	1n.	Robert O. Work	☐	☐	☐

COMPANY PROPOSALS: The Board of Directors recommends a vote FOR Items 2, 3, 4 and 5.			For	Against	Abstain

Item 2 -		Advisory Vote to Approve Executive Compensation	☐	☐	☐

Item 3 -		Appoint PricewaterhouseCoopers LLP to Serve as Independent Auditor for 2021	☐	☐	☐

Item 4 -		Approve Raytheon Technologies Corporation Executive Annual Incentive Plan	☐	☐	☐

Item 5 -		Approve Amendment to the Raytheon Technologies Corporation 2018 Long-Term Incentive Plan	☐	☐	☐

SHAREOWNER PROPOSAL: The Board of Directors recommends a vote AGAINST Item 6.			For	Against	Abstain

Item 6 -		Shareowner Proposal to Amend Proxy Access Bylaw	☐	☐	☐

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the shareowner is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Monday, April 26, 2021, 8:00 a.m. Eastern Time
www.virtualshareholdermeeting.com/RTX2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D30972-P49822-Z79163- Z79393

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREOWNERS
MONDAY, APRIL 26, 2021

The undersigned hereby appoints Thomas A. Kennedy, Gregory J. Hayes and Frank R. Jimenez, or any of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority as to any and all other business that may properly come before the meeting), all of the shares of Common Stock of Raytheon Technologies Corporation that the Shareowner(s) is/are entitled to vote at the Annual Meeting of Shareowners to be held at 8:00 a.m. Eastern Time on Monday, April 26, 2021, virtually at www.virtualshareholdermeeting.com/RTX2021, and at any adjournment, continuation or postponement thereof.

If the undersigned is a participant in a company savings plan and has stock allocated to a plan account, the undersigned hereby instructs the trustee of the plan to vote all such shares of stock in accordance with the instructions on the reverse side of this ballot (or if no instructions are provided, then in accordance with the Board recommendations) at the Annual Meeting and at any adjournment, continuation or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREOWNER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

IF YOU ARE NOT VOTING ON THE INTERNET OR BY TELEPHONE, PLEASE MARK, SIGN, DATE
AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.